Exhibit 4.1




                               INDENTURE OF TRUST





                                 by and between





                        NELNET STUDENT LOAN TRUST 2006-2





                                       and


                           ZIONS FIRST NATIONAL BANK,
                    as Trustee and as Eligible Lender Trustee



                             Dated as of May 1, 2006

                        NELNET STUDENT LOAN TRUST 2006-2

        Reconciliation and tie between Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and Indenture of Trust, dated as of May 1, 2006.

          TRUST INDENTURE ACT SECTION                INDENTURE SECTION
Section 310(a)(1)                                           7.23
310(a)(2)                                                   7.23
310(b)                                                      7.23, 7.09
Section 311(a)                                              7.08
311(b)                                                      7.08
Section 312(b)                                              9.16
312(c)                                                      9.16
Section 313(a)                                              4.15
313(b)                                                      4.15
313(c)                                                      4.15, 8.04
Section 314(a)(1)                                           4.15
314(a)(2)                                                   4.15
314(a)(3)                                                   4.15
314(a)(4)                                                   4.16
314(c)                                                      2.02, 5.12
314(d)(1)                                                   5.12
Section 315(b)                                              8.04
Section 317(a)(1)                                           4.17, 6.10
317(a)(2)                                                   7.24
Section 318(a)                                              9.09
318(c)                                                      9.09

--------------------
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

        Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that the provisions of Sections 310 to and including 317 of the Trust Indenture Act are a part of and govern every qualified indenture, whether or not physically contained therein.

                                    ARTICLE I

DEFINITIONS AND USE OF PHRASES.................................................3


                                   ARTICLE II
                         NOTE DETAILS AND FORM OF NOTES

Section 2.01.     Note Details................................................31
Section 2.02.     Execution, Authentication and Delivery of Notes.............31
Section 2.03.     Registration, Transfer and Exchange of Notes; Persons
                  Treated as Registered Owners................................32
Section 2.04.     Lost, Stolen, Destroyed and Mutilated Notes.................33
Section 2.05.     Trustee's Authentication Certificate........................34
Section 2.06.     Cancellation and Destruction of Notes by the Trustee........34
Section 2.07.     Temporary Notes.............................................34
Section 2.08.     Issuance of Notes...........................................35
Section 2.09.     Book-Entry Notes............................................35
Section 2.10.     Notices to Clearing Agency..................................36
Section 2.11.     Definitive Notes............................................36
Section 2.12.     Payment of Principal and Interest...........................37
Section 2.13.     Redemption of the Notes.....................................39


                                   ARTICLE III
     PARITY AND PRIORITY OF LIEN; OTHER OBLIGATIONS; AND DERIVATIVE PRODUCTS

Section 3.01.     Parity and Priority of Lien.................................39
Section 3.02.     Other Obligations...........................................40
Section 3.03.     Derivative Products; Counterparty Payments; Issuer
                  Derivative Payments.........................................40


                                   ARTICLE IV
            PROVISIONS APPLICABLE TO THE NOTES; DUTIES OF THE ISSUER

Section 4.01.     Payment of Principal and Interest...........................41
Section 4.02.     Covenants as to Additional Conveyances......................41
Section 4.03.     Further Covenants of the Issuer.............................41
Section 4.04.     Enforcement of Master Servicing Agreement and
                  Subservicing Agreements.....................................42
Section 4.05.     Procedures for Transfer of Funds............................43
Section 4.06.     Additional Covenants with Respect to the Higher
                  Education Act...............................................44
Section 4.07.     Financed Eligible Loans; Collections Thereof;
                  Assignment Thereof..........................................45
Section 4.08.     Appointment of Agents, Direction to Trustee, Etc............45
Section 4.09.     Capacity to Sue.............................................46
Section 4.10.     Continued Existence; Successor to Issuer....................46
Section 4.11.     Amendment of Student Loan Purchase Agreements...............46
Section 4.12.     Representations; Negative Covenants.........................46
Section 4.13.     Additional Covenants........................................52
Section 4.14.     Providing of Notice.........................................53
Section 4.15.     Certain Reports.............................................53
Section 4.16.     Statement as to Compliance..................................54

Section 4.17.     Representations of the Issuer Regarding the Trustee's
                  Security Interest...........................................54
Section 4.18.     Further Covenants of the Issuer Regarding the Trustee's
                  Security Interest...........................................55
Section 4.19.     Borrower Incentive Programs.................................56
Section 4.20.     Statements to Noteholders...................................56


                                    ARTICLE V
                                      FUNDS

Section 5.01.     Creation and Continuation of Funds and Accounts.............56
Section 5.02.     Acquisition Fund............................................57
Section 5.03.     Capitalized Interest Fund...................................59
Section 5.04.     Collection Fund.............................................59
Section 5.05.     Reserve Fund................................................64
Section 5.06.     Remarketing Fee Fund........................................65
Section 5.07.     Supplemental Interest Fund..................................66
Section 5.08.     Accumulation Fund...........................................66
Section 5.09.     Currency Fund...............................................67
Section 5.10.     Collateral Fund.............................................68
Section 5.11.     Investment of Funds Held by Trustee.........................68
Section 5.12.     Release.....................................................69


                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

Section 6.01.     Events of Default Defined...................................70
Section 6.02.     Remedy on Default; Possession of Trust Estate...............71
Section 6.03.     Remedies on Default; Advice of Counsel......................73
Section 6.04.     Remedies on Default; Sale of Trust Estate...................73
Section 6.05.     Appointment of Receiver.....................................74
Section 6.06.     Restoration of Position.....................................74
Section 6.07.     Application of Sale Proceeds................................74
Section 6.08.     Acceleration of Maturity; Rescission and Annulment..........75
Section 6.09.     Remedies Not Exclusive......................................75
Section 6.10.     Collection of Indebtedness and Suits for Enforcement
                  by Trustee..................................................76
Section 6.11.     Direction of Trustee........................................76
Section 6.12.     Right to Enforce in Trustee.................................77
Section 6.13.     Physical Possession of Obligations Not Required.............77
Section 6.14.     Waivers of Events of Default................................77


                                   ARTICLE VII
                                   THE TRUSTEE

Section 7.01.     Acceptance of Trust.........................................78
Section 7.02.     Recitals of Others..........................................78
Section 7.03.     As to Filing of Indenture...................................79
Section 7.04.     Trustee May Act Through Agents..............................79
Section 7.05.     Indemnification of Trustee..................................79
Section 7.06.     Trustee's Right to Reliance.................................80
Section 7.07.     Compensation of Trustee.....................................81


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Section 7.08.     Creditor Relationships......................................81
Section 7.09.     Resignation of Trustee......................................81
Section 7.10.     Removal of Trustee..........................................82
Section 7.11.     Successor Trustee...........................................82
Section 7.12.     Manner of Vesting Title in Trustee..........................83
Section 7.13.     Additional Covenants by the Trustee to Conform to the
                  Higher Education Act........................................83
Section 7.14.     Right of Inspection.........................................83
Section 7.15.     Limitation with Respect to Examination of Reports...........84
Section 7.16.     Servicing Agreements........................................84
Section 7.17.     Additional Covenants of Trustee.............................84
Section 7.18.     Notices to Rating Agencies..................................84
Section 7.19.     Merger of the Trustee.......................................85
Section 7.20.     Receipt of Funds from Master Servicer or a Subservicer......85
Section 7.21.     Special Circumstances Leading to Resignation of Trustee.....85
Section 7.22.     Survival of Trustee's Rights to Receive Compensation,
                  Reimbursement and Indemnification...........................85
Section 7.23.     Corporate Trustee Required; Eligibility;
                  Conflicting Interests.......................................85
Section 7.24.     Trustee May File Proofs of Claim............................86
Section 7.25.     No Petition.................................................87


                                  ARTICLE VIII
                             SUPPLEMENTAL INDENTURES

Section 8.01.     Supplemental Indentures Not Requiring Consent of
                  Registered Owners...........................................87
Section 8.02.     Supplemental Indentures Requiring Consent of
                  Registered Owners...........................................88
Section 8.03.     Additional Limitation on Modification of Indenture..........89
Section 8.04.     Notice of Defaults..........................................89
Section 8.05.     Conformity with the Trust Indenture Act.....................89
Section 8.06.     Consent of Currency Swap Providers..........................89


                                   ARTICLE IX
                               GENERAL PROVISIONS

Section 9.01.     Notices.....................................................90
Section 9.02.     Covenants Bind Issuer.......................................91
Section 9.03.     Lien Created................................................91
Section 9.04.     Severability of Lien........................................92
Section 9.05.     Consent of Registered Owners Binds Successors...............92
Section 9.06.     Nonliability of Persons; No General Obligation..............92
Section 9.07.     Nonpresentment of Notes or Interest Checks..................92
Section 9.08.     Security Agreement..........................................92
Section 9.09.     Laws Governing..............................................92
Section 9.10.     Severability................................................93
Section 9.11.     Exhibits....................................................93
Section 9.12.     Non-Business Days...........................................93
Section 9.13.     Parties Interested Herein...................................93
Section 9.14.     Obligations Are Limited Obligations.........................93

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

Section 9.15.     Limitations on Counterparty Rights..........................93
Section 9.16.     Disclosure of Names and Addresses of Registered Owners......93
Section 9.17.     Aggregate Principal Amount of Obligations...................94
Section 9.18.     Financed Eligible Loans.....................................94
Section 9.19.     Concerning the Delaware Trustee.............................94
Section 9.20.     Subordination of Currency Swap Counterparties...............94
Section 9.21.     Force Majeure...............................................95


                                    ARTICLE X
         PAYMENT AND CANCELLATION OF NOTES AND SATISFACTION OF INDENTURE

Section 10.01.    Trust Irrevocable...........................................95
Section 10.02.    Satisfaction of Indenture...................................95
Section 10.03.    Optional Purchase of All Financed Eligible Loans............97
Section 10.04.    Auction of Financed Eligible Loans..........................97
Section 10.05.    Cancellation of Paid Notes..................................98


APPENDIX A CERTAIN TERMS AND PROVISIONS OF THE RESET RATE NOTES.................


EXHIBIT A ELIGIBLE LOAN ACQUISITION CERTIFICATE.................................


EXHIBIT B-1 FORM OF CLASS A-1 NOTE..............................................


EXHIBIT B-2 FORM OF CLASS A-2 NOTE..............................................


EXHIBIT B-3 FORM OF CLASS A-3 NOTE..............................................


EXHIBIT B-4 FORM OF CLASS A-4 NOTE..............................................


EXHIBIT B-5 FORM OF CLASS A-5 NOTE..............................................


EXHIBIT B-6 FORM OF CLASS A-6 NOTE..............................................


EXHIBIT B-7 FORM OF CLASS A-7 NOTE..............................................

EXHIBIT B-8 FORM OF CLASS B NOTE................................................


EXHIBIT C FORM OF ADMINISTRATOR'S MONTHLY SERVICING PAYMENT DATE CERTIFICATE....


EXHIBIT D FORM OF ADMINISTRATOR'S QUARTERLY DISTRIBUTION DATE CERTIFICATE.......


EXHIBIT E QUARTERLY REPORT TO REGISTERED OWNERS.................................

                               INDENTURE OF TRUST


        THIS INDENTURE OF TRUST, dated as of May 1, 2006 (this "Indenture"), is by and between NELNET STUDENT LOAN TRUST 2006-2 (the "Issuer"), a statutory trust duly organized and existing under the laws of the State of Delaware (the "State"), and ZIONS FIRST NATIONAL BANK, a national banking association duly organized and operating under the laws of the United States of America, as trustee hereunder (together with its successors, the "Trustee") and as eligible lender trustee (together with its successors, the "Eligible Lender Trustee") under the Eligible Lender Trust Agreement (all capitalized terms used in these preambles, recitals and granting clauses shall have the same meanings assigned thereto in Article I hereof);

                              W I T N E S S E T H :

        WHEREAS, the Issuer represents that it is duly created as a statutory trust under the laws of the State and that by proper action has duly authorized the execution and delivery of this Indenture, which Indenture provides for the payment of student loan asset-backed notes (the "Notes") and the payments to any Counterparty (as defined herein); and

        WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions; and

        WHEREAS, the Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

        WHEREAS, it is hereby agreed between the parties hereto, the Registered Owners of the Notes (the Registered Owners evidencing their consent by their acceptance of the Notes) and any Counterparty (the Counterparty evidencing its consent by its execution and delivery of a Derivative Product (as defined herein)) that in the performance of any of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be general debt on its part, but shall be secured by and payable solely from the Trust Estate, payable in such order of preference and priority as provided herein;

        NOW, THEREFORE, the Issuer, and as applicable the Eligible Lender Trustee, in consideration of the premises and acceptance by the Trustee of the trusts herein created, of the purchase and acceptance of the Notes by the Registered Owners thereof, of the execution and delivery of any Derivative Product by a Counterparty and the Issuer and the acknowledgement thereof by the Trustee, of the acknowledgement by the Trustee of the Granting Clauses set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby GRANT, CONVEY, PLEDGE, TRANSFER, ASSIGN AND DELIVER to the Trustee, for the benefit of the Registered Owners of the Notes and, subject to Section 9.20 hereof, any Counterparty (to secure the payment of any and all amounts which may from time to time become due and owing to a Counterparty pursuant to any Derivative Product), all of the moneys, rights and properties described in the granting clauses A through F below (the "Trust Estate"), as follows:

                                GRANTING CLAUSE A

        The Available Funds (other than moneys released from the lien of the Trust Estate as provided herein);

                                GRANTING CLAUSE B

        All moneys and investments held in the Funds and Accounts created under
Section 5.01 hereof, including all proceeds thereof and all income thereon;

                                GRANTING CLAUSE C

        The Financed Eligible Loans (other than Financed Eligible Loans released from the lien of the Trust Estate as provided herein) and all obligations of the obligors thereunder including all moneys accrued and paid thereunder on or after the Cutoff Date;

                                GRANTING CLAUSE D

        The rights of the Issuer and/or the Eligible Lender Trustee, as applicable, in and to the Eligible Lender Trust Agreement, the Master Servicing Agreement, any Subservicing Agreement, the Student Loan Purchase Agreements, the Administration Agreement, the Custodian Agreements and the Guarantee Agreements as the same relate to the Financed Eligible Loans;

                                GRANTING CLAUSE E

        The rights of the Issuer in and to any Derivative Product (including the Initial Currency Swap Agreement); provided, however, that this Granting Clause E shall not be for the benefit of a Counterparty with respect to its Derivative Product; and

                                GRANTING CLAUSE F

        All proceeds from any property described in these Granting Clauses and any and all other property, rights and interests of every kind or description that from time to time hereafter is granted, conveyed, pledged, transferred, assigned or delivered to the Trustee as additional security hereunder.

        TO HAVE AND TO HOLD the Trust Estate, whether now owned or held or hereafter acquired, unto the Trustee and its successors or assigns;

        IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit and security of all present and future Registered Owners of the Notes, without preference of any Note over any other, except as provided herein, and for enforcement of the payment of the Notes in accordance with their terms, and all other sums payable hereunder (including, subject to Section 9.20 hereof, payments due and payable to any Counterparty) or on the Notes, and for the performance of and compliance with the obligations, covenants and conditions of this Indenture, as if all the Notes and other Obligations (as defined herein) at any time Outstanding had been executed and delivered simultaneously with the execution and delivery of this Indenture;

        PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of the Notes and the interest due and to become due thereon, or provide fully for payment thereof as herein provided, at the times and in the manner mentioned in the Notes according to the true intent and meaning thereof, and shall make all required payments into the Funds as required under Article V hereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee sums sufficient to pay or to provide for payment of the entire amount due and to become so due as herein provided (including payments due and payable to any Counterparty), then this Indenture (other than Sections 4.12, 4.13 (in the case of Section 4.13, only for a period of 90 days after the Issuer has paid or provided for the payments of the amounts described herein) and 7.05 hereof) and the rights hereby granted shall cease, terminate and be void; otherwise, this Indenture shall be and remain in full force and effect;

        NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

                         DEFINITIONS AND USE OF PHRASES

        Capitalized terms used herein and not otherwise defined shall have the meanings set forth below or in Appendix A, as applicable, unless the context clearly requires otherwise:

        "ACCOUNT" shall mean any of the accounts created and established within any Fund pursuant to this Indenture.

        "ACCUMULATION ACCOUNT" shall mean an Account established within the Accumulation Fund for a Class of the Reset Rate Notes and further described in
Section 5.08 hereof, including any Subaccounts created therein.

        "ACCUMULATION FUND" shall mean the Fund by that name created in Section 5.01(g) hereof and further described in Section 5.08 hereof, including any Accounts and Subaccounts created therein.

        "ACQUISITION FUND" shall mean the Fund by that name created in Section 5.01(a) hereof and further described in Section 5.02 hereof, including any Accounts and Subaccounts created therein.

        "ADJUSTED POOL BALANCE" shall mean, for any Quarterly Distribution Date as determined by the Administrator, (a) if the Pool Balance as of the last day of the related Collection Period is greater than 40% of the Initial Pool Balance, the sum of such Pool Balance and the Specified Reserve Fund Balance for that Quarterly Distribution Date; or (b) if the Pool Balance as of the last day of the related Collection Period is less than or equal to 40% of the Initial Pool Balance, that Pool Balance.

        "ADMINISTRATION AGREEMENT" shall mean the Administration Agreement, dated as of May 1, 2006, among the Issuer, the Administrator, the Trustee and the Delaware Trustee, as supplemented and amended.

        "ADMINISTRATION FEE" shall mean an amount equal to 0.18% per annum, based on the aggregate principal amount of the Pool Balance at any time, as determined by the Administrator; provided, however, that if (a) on and after the Stepdown Date, a Trigger Event is in effect or (b) the spread between the quarterly average of Three-Month LIBOR and the quarterly average of Commercial Paper Rate, each for the preceding quarter, is 0.25% or greater, the Administration Fee shall be reduced to an amount equal to 0.05% per annum, based on the aggregate principal amount of the Pool Balance at any time, as determined by the Administrator.

        "ADMINISTRATOR" shall mean National Education Loan Network, Inc. in its capacity as administrator of the Issuer and the Financed Eligible Loans, or any successor thereto in accordance with the Administration Agreement.

        "ADMINISTRATOR'S QUARTERLY DISTRIBUTION DATE CERTIFICATE" shall have the meaning set forth in Section 4.15(c) hereof.

        "AFFILIATE" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "AUTHORIZED DENOMINATIONS" shall have the meaning specified in Section
2.02 hereof.

        "AUTHORIZED REPRESENTATIVE" shall mean, when used with reference to the Issuer, the Administrator and any Person duly authorized by the Trust Agreement to act on the Issuer's behalf.

        "AVAILABLE FUNDS" shall mean, with respect to a Quarterly Distribution Date or any related Monthly Servicing Payment Date, the sum of the following amounts received to the extent not previously distributed: (a) all collections received by the Master Servicer or any Subservicer on the Financed Eligible Loans (including late fees received by the Master Servicer or any Subservicer with respect to the Financed Eligible Loans and payments from any Guaranty Agency received with respect to the Financed Eligible Loans but net of (i) any collections in respect of principal on the Financed Eligible Loans applied by the Issuer to repurchase guaranteed loans from the Guaranty Agencies or the Master Servicer or any Subservicer in accordance with its Guarantee Agreement, the Master Servicing Agreement or the related Subservicing Agreement, as applicable; (ii) amounts required by the Higher Education Act to be paid to the Department (including, but not limited to, rebate fees owed with respect to consolidation loans) or to be repaid to borrowers (whether or not in the form of a principal reduction of the applicable Financed Eligible Loan), with respect to the Financed Eligible Loans; and (iii) any proceeds used to purchase Eligible Loans which constitute "add-on consolidation loans" to the extent funds are not available therefore in the Prefunding Account of the Acquisition Fund); (b) any


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

Interest Benefit Payments and Special Allowance Payments received by the Trustee or the Eligible Lender Trustee with respect to Financed Eligible Loans; (c) all Liquidation Proceeds from any Financed Eligible Loans which became Liquidated Financed Eligible Loans in accordance with the related Master Servicer or Subservicer's customary servicing procedures, and all other moneys collected with respect to any Liquidated Financed Eligible Loan which was written off, net of the sum of any amounts expended by the Master Servicer or related Subservicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Financed Eligible Loan; (d) the aggregate Purchase Amounts received for Financed Eligible Loans repurchased by the Seller or purchased by the Master Servicer or a Subservicer or for serial loans sold to another eligible lender pursuant to the Master Servicing Agreement or the related Subservicing Agreement; (e) the aggregate amounts, if any, received from the Seller, the Master Servicer or any Subservicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Benefit Payments and Special Allowance Payments, with respect to the Financed Eligible Loans pursuant to a Student Loan Purchase Agreement, the Master Servicing Agreement or a Subservicing Agreement, respectively; (f) other amounts received by the Master Servicer or a Subservicer pursuant to its role as Master Servicer or Subservicer under the Master Servicing Agreement or the related Subservicing Agreement, respectively, and payable to the Issuer in connection therewith; (g) all interest earned or gain realized from the investment of amounts in any Fund or Account (other than the Collateral Fund); (h) any payments received under the Derivative Products from the Counterparties in respect of such Quarterly Distribution Date and (i) any other amounts deposited to the Collection Fund. "Available Funds" shall be determined pursuant to the terms of this definition by the Administrator and reported to the Trustee. Amounts described in clause (a)(i), (ii) and (iii) hereof shall be paid by the Trustee upon receipt of a written direction from the Administrator. The Trustee may conclusively rely on such determinations without further duty to review or examine such information.

        "BASIC DOCUMENTS" shall mean the Trust Agreement, this Indenture, the Master Servicing Agreement, any Subservicing Agreement, the Administration Agreement, the Student Loan Purchase Agreements, the Custodian Agreements, the Guarantee Agreements, the Eligible Lender Trust Agreement, the Derivative Products (including the Initial Currency Swap Agreement), the Disclosure Agreement, the Note Depository Agreements, the Remarketing Agreement and other documents and certificates delivered in connection with any thereof.

        "BENEFIT PLAN" shall mean (i) an employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code, whether or not subject to Section 4975 of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

        "BOOK-ENTRY NOTE" shall mean a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.09 hereof.

        "BROKER" shall mean a broker, which may be an Affiliate of the Administrator, that is engaged in the business of procuring or writing derivative instruments.

        "BUSINESS DAY" shall mean (a) with respect to calculating LIBOR of a specified maturity or GBP-LIBOR of a specified maturity, any day on which banks in New York, New York and London, England are open for the transaction of international business; (b) with respect to calculating EURIBOR of a specified maturity, any day on which TARGET, and banks in New York, New York and London, England, are open for the transaction of international business; and (c) for all other purposes, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or in the city in which the principal office of the Trustee is located are authorized or permitted by law, regulation or executive order to remain closed.

        "CAPITALIZED INTEREST FUND" shall mean the Fund by that name created in
Section 5.01(b) hereof and further described in Section 5.03 hereof.

        "CARRYOVER SERVICING FEES" shall have the meaning assigned to such term in the Master Servicing Agreement.

        "CERTIFICATE OF INSURANCE" shall mean any Certificate evidencing that a Financed Eligible Loan is Insured pursuant to a Contract of Insurance.

        "CLASS" shall mean, as appropriate, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class A-6 Notes, the Class A-7 Notes or the Class B Notes.

        "CERTIFICATE OF TRUST" shall mean the certificate filed with the Secretary of State of the State establishing the Issuer under Delaware law.

        "CLASS A NOTEHOLDER" shall mean the Person in whose name a Class A Note is registered in the Note registration books of the Trustee.

        "CLASS A NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" shall mean, for any Quarterly Distribution Date for any Class of the Class A Notes, the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount, the Class A-3 Noteholders' Interest Distribution Amount, the Class A-4 Noteholders' Interest Distribution Amount, the Class A-5 Noteholders' Interest Distribution Amount, the Class A-6 Noteholders' Interest Distribution Amount or the Class A-7 Noteholders' Interest Distribution Amount, as applicable, in each case to the extent payable on such Quarterly Distribution Date.

        "CLASS A NOTES" shall mean, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class A-6 Notes and the Class A-7 Notes secured on a senior priority to the Class B Obligations.

        "CLASS A OBLIGATIONS" shall mean Class A Notes and any Derivative Product the priority of payment of which is equal with that of the Class A Notes.

        "CLASS A PERCENTAGE" shall mean, for any Quarterly Distribution Date, 100% less the Class B Percentage.

        "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" shall mean, for any Quarterly Distribution Date, the product of the Principal Distribution Amount and the Class A Percentage.

        "CLASS A-1 MATURITY DATE" shall mean the October 2014 Quarterly Distribution Date.

        "CLASS A-1 NOTE INTEREST SHORTFALL" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-1 Noteholders' Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-1 Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-1 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-1 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Administrator.

        "CLASS A-1 NOTEHOLDER" shall mean the Person in whose name a Class A-1
Note is registered in the Note registration books maintained by the Trustee.

        "CLASS A-1 NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-1 Rate for the related Interest Accrual Period on the Outstanding Amount of the Class A-1 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-1 Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Administrator.

        "CLASS A-1 NOTES" shall mean the $149,000,000 Student Loan Asset-Backed Notes, Senior Class A-1 issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-1 hereto.

        "CLASS A-1 RATE" shall mean, for any Interest Accrual Period, other than the first Interest Accrual Period, the applicable Three-Month LIBOR, minus 0.03%, as determined by the Administrator. For the first Interest Accrual Period, the Class A-1 Rate shall be determined by reference to the following formula:

        x + [6/33* (y-x)] minus 0.03%, as determined by the Administrator.

        where:

        x =  Five-Month LIBOR, and

        y = Six-Month LIBOR.

        "CLASS A-2 MATURITY DATE" shall mean the April 2020 Quarterly Distribution Date.

        "CLASS A-2 NOTE INTEREST SHORTFALL" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-2 Noteholders' Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-2 Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-2 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-2 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Administrator.

        "CLASS A-2 NOTEHOLDER" shall mean the Person in whose name a Class A-2
Note is registered in the Note registration books maintained by the Trustee.

        "CLASS A-2 NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-2 Rate for the related Interest Accrual Period on the Outstanding Amount of the Class A-2 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-2 Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Administrator.

        "CLASS A-2 Notes" shall mean the $352,000,000 Student Loan Asset-Backed Notes, Senior Class A-2 issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-2 hereto.

        "CLASS A-2 RATE" shall mean, for any Interest Accrual Period, other than the first Interest Accrual Period, the applicable Three-Month LIBOR, minus 0.01%, as determined by the Administrator. For the first Interest Accrual Period, the Class A-2 Rate shall be determined by reference to the following formula:

        x + [6/33* (y-x)] minus 0.01%, as determined by the Administrator.

        where:

        x =  Five-Month LIBOR, and

        y = Six-Month LIBOR.

        "CLASS A-3 MATURITY DATE" shall mean the July 2022 Quarterly Distribution Date.

        "CLASS A-3 NOTE INTEREST SHORTFALL" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-3 Noteholders' Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-3 Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-3 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-3 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Administrator.

        "CLASS A-3 NOTEHOLDER" shall mean the Person in whose name a Class A-3
Note is registered in the Note registration books maintained by the Trustee.

        "CLASS A-3 NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-3 Rate for the related Interest Accrual Period on the Outstanding Amount of the Class A-3 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-3 Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Administrator.

        "CLASS A-3 NOTES" shall mean $191,000,000 Student Loan Asset-Backed Notes, Senior Class A-3 issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-3 hereto.

        "CLASS A-3 RATE" shall mean, for any Interest Accrual Period, other than the first Interest Accrual Period, the applicable Three-Month LIBOR, plus 0.04%, as determined by the Administrator. For the first Interest Accrual Period, the Class A-3 Rate shall be determined by reference to the following formula:

        x + [6/33* (y-x)] plus 0.04%, as determined by the Administrator.
        where:

        x =  Five-Month LIBOR, and

        y = Six-Month LIBOR.

        "CLASS A-4 MATURITY DATE" shall mean the October 2026 Quarterly Distribution Date.

        "CLASS A-4 NOTE INTEREST SHORTFALL" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-4 Noteholders' Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-4 Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-4 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-4 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Administrator.

        "CLASS A-4 NOTEHOLDER" shall mean the Person in whose name a Class A-4
Note is registered in the Note registration books maintained by the Trustee.

        "CLASS A-4 NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-4 Rate for the related Interest Accrual Period on the Outstanding Amount of the Class A-4 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-4 Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Administrator.

        "CLASS A-4 NOTES" shall mean $386,500,000 Student Loan Asset-Backed Notes, Senior Class A-4 issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-4 hereto.

        "CLASS A-4 RATE" shall mean, for any Interest Accrual Period, other than the first Interest Accrual Period, the applicable Three-Month LIBOR, plus 0.08%, as determined by the Administrator. For the first Interest Accrual Period, the Class A-4 Rate shall be determined by reference to the following formula:

        x + [6/33* (y-x)] plus 0.08%, as determined by the Administrator.

        where:

        x =  Five-Month LIBOR, and

        y = Six-Month LIBOR.

        "CLASS A-5 MATURITY DATE" shall mean the January 2030 Quarterly Distribution Date.

        "CLASS A-5 NOTE INTEREST SHORTFALL" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-5 Noteholders' Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-5 Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-5 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-5 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Administrator.

        "CLASS A-5 NOTEHOLDER" shall mean the Person in whose name a Class A-5
Note is registered in the Note registration books maintained by the Trustee.

        "CLASS A-5 NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-5 Rate for the related Interest Accrual Period on the Outstanding Amount of the Class A-5 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-5 Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Administrator.

        "CLASS A-5 NOTES" shall mean $345,000,000 Student Loan Asset-Backed Notes, Senior Class A-5 issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-5 hereto.

        "CLASS A-5 RATE" shall mean, for any Interest Accrual Period, other than the first Interest Accrual Period, the applicable Three-Month LIBOR, plus 0.10%, as determined by the Administrator. For the first Interest Accrual Period, the Class A-5 Rate shall be determined by reference to the following formula:

        x + [6/33* (y-x)] plus 0.10%, as determined by the Administrator.

        where:

        x =  Five-Month LIBOR, and

        y = Six-Month LIBOR.

        "CLASS A-6 ACCUMULATION ACCOUNT" shall mean the Account by that name created by Section 5.01(g) hereof within the Accumulation Fund and further described in Section 5.08 hereof, including any Subaccounts created therein.

        "CLASS A-6 MATURITY DATE" shall mean the April 2031 Quarterly Distribution Date.

        "CLASS A-6 NOTE INTEREST SHORTFALL" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-6 Noteholders' Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-6 Noteholders or any related Currency Swap Counterparty, as applicable, on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-6 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-6 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Administrator.

        "CLASS A-6 NOTEHOLDER" shall mean the Person in whose name a Class A-6
Note is registered in the Note registration books maintained by the Trustee or the London Paying Agent, as agent of the Trustee.

        "CLASS A-6 NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-6 Rate for the related Interest Accrual Period on the Outstanding Amount of the Class A-6 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-6 Note Interest Shortfall for such Quarterly Distribution Date, as based on the appropriate Day Count Basis and rounding the resultant figure to the appropriate decimal place, as determined by the Administrator.

        "CLASS A-6 NOTES" shall mean the $115,000,000 Student Loan Asset-Backed Notes, Senior Class A-6 issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-6 hereto.

        "CLASS A-6 RATE" shall have the meaning ascribed to such term in Appendix A hereto.

        "CLASS A-7 ACCUMULATION ACCOUNT" shall mean the Account by that name created by Section 5.01(g) hereof within the Accumulation Fund and further described in Section 5.08 hereof, including any Subaccounts created therein.

        "CLASS A-7 MATURITY DATE" shall mean the January 2037 Quarterly Distribution Date.

        "CLASS A-7 NOTE INTEREST SHORTFALL" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class A-7 Noteholders' Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class A-7 Noteholders or any related Currency Swap Counterparty, as applicable, on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class A-7 Noteholders, to the extent permitted by law, at the interest rate borne by the Class A-7 Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Administrator.

        "CLASS A-7 NOTEHOLDER" shall mean the Person in whose name a Class A-7
Note is registered in the Note registration books maintained by the Trustee or the London Paying Agent, as agent of the Trustee.

        "CLASS A-7 NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" shall mean, for each Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class A-7 Rate for the related Interest Accrual Period on the Outstanding Amount of the Class A-7 Notes immediately prior to such Quarterly Distribution Date; and (b) the Class A-7 Note Interest Shortfall for such Quarterly Distribution Date, as based on the appropriate Day Count Basis and rounding the resultant figure to the appropriate decimal place, as determined by the Administrator.

        "CLASS A-7 NOTES" shall mean the (euro)352,665,000 Student Loan Asset-Backed Notes, Senior Class A-7 issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-7 hereto.

        "CLASS A-7 RATE" shall have the meaning ascribed to such term in Appendix A hereto.

        "CLASS B MATURITY DATE" shall mean the January 2038 Quarterly Distribution Date.

        "CLASS B NOTE INTEREST SHORTFALL" shall mean, with respect to any Quarterly Distribution Date, the excess, if any, of (a) the Class B Noteholders' Interest Distribution Amount on the immediately preceding Quarterly Distribution Date over (b) the amount of interest actually distributed to the Class B Noteholders on such preceding Quarterly Distribution Date, plus interest on the amount of such excess interest due to the Class B Noteholders, to the extent permitted by law, at the interest rate borne by the Class B Notes from such immediately preceding Quarterly Distribution Date to the current Quarterly Distribution Date, as determined by the Administrator.

        "CLASS B NOTEHOLDER" shall mean the Person in whose name a Class B Note is registered in the Note registration books maintained by the Trustee.

        "CLASS B NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" shall mean, with respect to any Quarterly Distribution Date, the sum of (a) the amount of interest accrued at the Class B Rate for the related Interest Accrual Period on the Outstanding Amount of the Class B Notes immediately prior to such Quarterly Distribution Date; and (b) the Class B Note Interest Shortfall for such Quarterly Distribution Date, as based on the actual number of days in such Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal place, as determined by the Administrator.

        "CLASS B NOTES" shall mean the $61,500,000 Student Loan Asset-Backed Notes, Subordinate Class B issued by the Issuer pursuant to this Indenture, substantially in the form of Exhibit B-8 hereto.

        "CLASS B OBLIGATIONS" shall mean Class B Notes.

        "CLASS B PERCENTAGE" shall mean, with respect to any Quarterly Distribution Date, (a) prior to the Stepdown Date or with respect to any Quarterly Distribution Date on which a Trigger Event is in effect, zero; or (b) on and after the Stepdown Date and provided that no Trigger Event is in effect, a fraction expressed as a percentage, the numerator of which is the aggregate Outstanding Amount of the Class B Notes and the denominator of which is the aggregate Outstanding Amount of all Notes, less any amounts on deposit in any Accumulation Account (other than investment earnings), in each case determined on the Determination Date by the Administrator for that Quarterly Distribution Date.

        "CLASS B PRINCIPAL DISTRIBUTION AMOUNT" shall mean, for any Quarterly Distribution Date, the product of the Principal Distribution Amount and the Class B Percentage.

        "CLASS B RATE" shall mean, for any Interest Accrual Period, other than the first Interest Accrual Period, the applicable Three-Month LIBOR, plus 0.20%, as determined by the Administrator. For the first Interest Accrual Period, the Class B Rate shall be determined by reference to the following formula:

        x + [6/33* (y-x)] plus 0.20%, as determined by the Administrator.

        where:
        x =  Five-Month LIBOR, and

        y = Six-Month LIBOR.

        "CLEARING AGENCY" shall mean DTC, Euroclear or Clearstream, as applicable, or another organization registered as a "clearing agency" pursuant to applicable law. The initial Clearing Agency for the Notes, other than the Reset Rate Notes, shall be DTC and the nominee for such Clearing Agency shall be "Cede & Co." The initial Clearing Agencies for the Reset Rate Notes (a) for any Reset Period (including the initial Reset Period) when it is denominated in a currency other than U.S. Dollars shall be Euroclear and Clearstream registered into the name of "HSBC Issuer Services Common Depositary Nominee (UK) Limited" being the nominee name for HSBC Bank plc, as Common Depositary, and (b) for any Reset Period when it is denominated in U.S. Dollars shall be DTC and the initial nominee for such Clearing Agency shall be "Cede & Co."

        "CLEARING AGENCY PARTICIPANT" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

        "CLEARSTREAM" shall mean Clearstream Banking, societe anonyme, Luxembourg.

        "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including applicable temporary and proposed regulations, relating to such section which are applicable to the Notes or the use of the proceeds thereof. A reference to any specific section of the Code shall be deemed also to be a reference to the comparable provisions of any enactment which supersedes or replaces the Code thereunder from time to time.

        "COLLATERAL FUND" shall mean the Fund by that name created in Section 5.01(i) hereof and further described in Section 5.10 hereof, including any Accounts and Subaccounts created therein.

        "COLLECTION FUND" shall mean the Fund by that name created in Section 5.01(c) hereof and further described in Section 5.04 hereof.

        "COLLECTION PERIOD" shall mean, with respect to the first Quarterly Distribution Date, the period beginning on May 1, 2006 and ending on September 30, 2006, and with respect to each subsequent Quarterly Distribution Date, the Collection Period shall mean the three calendar months immediately following the end of the previous Collection Period, beginning October 1, 2006.

        "COMMISSION" shall mean the Securities and Exchange Commission.

        "CONTRACT OF INSURANCE" shall mean the contract of insurance between the Eligible Lender and the Secretary.

        "COSTS OF ISSUANCE ACCOUNT" shall mean the Account by that name created in Section 5.01(a) hereof within the Acquisition Fund and further described in
Section 5.02 hereof, including any Subaccounts created therein.

        "COUNTERPARTY" shall mean the counterparties to any Derivative Product entered into pursuant to Section 3.03 hereof, including any Currency Swap Counterparty.

        "COUNTERPARTY PAYMENTS" shall mean any payment to be made to, or for the benefit of, the Issuer under a Derivative Product.

        "CURRENCY ACCOUNT" shall mean an Account established within the Currency Fund for the Reset Rate Notes and further described in Section 5.09 hereof, including any Subaccounts created therein.

        "CURRENCY FUND" shall mean the Fund by that name created in Section 5.01(h) hereof and further described in Section 5.09 hereof, including any Accounts and Subaccounts created therein.

        "CUSTODIAN" shall mean the DTC Custodian and/or the Non-U.S. Note Certificate Common Depositary, which have the meanings specified in Section 2.02 hereof.

        "CUSTODIAN AGREEMENT" shall mean, collectively, the custodian agreements with each Subservicer or other custodian or bailee related to Financed Eligible Loans.

        "CUTOFF DATE" shall mean (i) with respect to the initial pool of Financed Eligible Loans, April 30, 2006; and (ii) with respect to subsequently acquired Eligible Loans, the date on which such loans are transferred to the Issuer.

        "DATE OF ISSUANCE" shall mean May 18, 2006.

        "DELAWARE TRUSTEE" shall mean Wells Fargo Delaware Trust Company, a Delaware banking corporation, solely in its capacity as the trustee of the Issuer under the Trust Agreement.

        "DELAWARE TRUSTEE FEE" shall mean (a) the Delaware Trustee's initial setup fee plus the initial $2,500 annual fee and (b) an annual fee equal to $2,500, payable on each April Quarterly Distribution Date, beginning on the April 2007 Quarterly Distribution Date.

        "DEPARTMENT" shall mean the United States Department of Education, an agency of the Federal government.

        "DEPOSITOR" shall mean Nelnet Student Loan Funding, LLC, and its successors and assigns and any other Person or Persons as may become a Depositor pursuant to the terms of the Trust Agreement.

        "DERIVATIVE PRODUCT" shall mean the Initial Currency Swap Agreement and any Derivative Product entered into subsequent to the Date of Issuance subject to the provisions of Section 3.03 hereof, including any Currency Swap Agreement and/or Interest Rate Swap Agreement.

        "DERIVATIVE VALUE" shall mean the value of a Derivative Product, if any, to the Counterparty, provided that such value is defined and calculated in substantially the same manner as amounts are defined and calculated pursuant to the applicable provisions of an ISDA Master Agreement.

        "DETERMINATION DATE" shall mean, with respect to any Quarterly Distribution Date or the Monthly Servicing Payment Date, as applicable, the second Business Day (or the fifth Business Day with respect to amounts required to paid by the Issuer pursuant to a Currency Swap Agreement) preceding such Quarterly Distribution Date or Monthly Servicing Payment Date.

        "DEFINITIVE NOTES" shall mean any definitive Notes issued pursuant to
Section 2.11 hereof.

        "DISCLOSURE AGREEMENT" shall mean the Disclosure Agreement, dated May 12, 2006, among the Issuer, the Depositor, Nelnet, Inc. and J.P. Morgan Securities Inc., Morgan Stanley & Co., for themselves and as representatives of certain of the underwriters and the other underwriters a party thereto, and Deutsche Bank AG, acting through its New York Branch, as amended and supplemented pursuant to the terms thereof.

        "ELIGIBLE LENDER" shall mean (i) Zions First National Bank, in its capacity as eligible lender trustee hereunder and under the terms of the Eligible Lender Trust Agreement, and (ii) any "eligible lender," as defined in the Higher Education Act, and which has received an eligible lender designation from the Secretary with respect to Eligible Loans made under the Higher Education Act.

        "ELIGIBLE LENDER TRUST AGREEMENT" shall mean the Eligible Lender Trust Agreement, dated as of May 1, 2006, between the Issuer and Zions First National Bank, as eligible lender trustee, as amended from time to time.

        "ELIGIBLE LOAN" shall mean any loan made to finance post-secondary education that is made under the Higher Education Act; provided that if, after any reauthorization or amendment of the Higher Education Act, loans authorized thereunder, including, without limitation, their benefits, any provisions, or the servicing thereof, are materially different from loans so authorized prior to such reauthorization or amendment, such loans authorized after such reauthorization or amendment shall not constitute Eligible Loans unless a Rating Confirmation is obtained.

        "ELIGIBLE LOAN ACQUISITION CERTIFICATE" shall mean a certificate signed by an Authorized Representative of the Issuer in substantially the form attached as Exhibit A hereto.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "EUROCLEAR" shall mean the Euroclear System operated by Euroclear Bank S.A./N.V., or any successor thereto.

        "EUROPEAN CLEARING SYSTEMS" shall mean Euroclear or Clearstream.

        "EVENT OF BANKRUPTCY" shall mean (a) the Issuer shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall have been commenced against the Issuer seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

        "EVENT OF DEFAULT" shall have the meaning specified in Article VI hereof.

        "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

        "FINANCED" or "FINANCING" when used with respect to Eligible Loans, shall mean or refer to Eligible Loans (a) acquired by the Issuer with balances in the Acquisition Fund or otherwise deposited in or accounted for in the Acquisition Fund or otherwise constituting a part of the Trust Estate and (b) Eligible Loans substituted or exchanged for Financed Eligible Loans, but does not include Eligible Loans released from the lien of this Indenture and sold or transferred, to the extent permitted by this Indenture.

        "FISCAL YEAR" shall mean the fiscal year of the Issuer (initially January 1 to December 31) as otherwise established from time to time.

        "FITCH" shall mean Fitch Inc., its successors and assigns.

        "FIVE-MONTH LIBOR" shall have the meaning ascribed to such term under the definition of "Three-Month LIBOR".

        "FUNDS" shall mean each of the Funds created pursuant to Section 5.01 hereof.

        "GUARANTEE" or "GUARANTEED" shall mean, with respect to an Eligible Loan, the insurance or guarantee by a Guaranty Agency pursuant to such Guaranty Agency's Guarantee Agreement of the maximum percentage of the principal of and accrued interest on such Eligible Loan allowed by the terms of the Higher Education Act with respect to such Eligible Loan at the time it was originated and the coverage of such Eligible Loan by the federal reimbursement contracts, providing, among other things, for reimbursement to such Guaranty Agency for payments made by it on defaulted Eligible Loans insured or guaranteed by such Guaranty Agency of at least the minimum reimbursement allowed by the Higher Education Act with respect to a particular Eligible Loan.

        "GUARANTEE AGREEMENTS" shall mean a guaranty or lender agreement between the Trustee or the Eligible Lender Trustee and any Guaranty Agency, and any amendments thereto.

        "GUARANTY AGENCY" shall mean any entity authorized to guarantee student loans under the Higher Education Act and with which the Trustee or the Eligible Lender Trustee maintains a Guarantee Agreement.

        "HIGHER EDUCATION ACT" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins and guidelines promulgated from time to time thereunder.

        "HIGHEST PRIORITY OBLIGATIONS" shall mean at any time when Class A Obligations are Outstanding, the Class A Obligations, and at any time when no Class A Obligations are Outstanding, the Class B Obligations.

        "INDENTURE" shall mean this Indenture of Trust, including all supplements and amendments hereto.

        "INDEPENDENT" shall mean, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons; (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons; and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, placement agent, trustee, partner, director or person performing similar functions.

        "INDEPENDENT CERTIFICATE" shall mean a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of this Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

        "INDEX MATURITY" shall mean (i) for Three-Month LIBOR, three months,
(ii) for Five-Month LIBOR, five months and (iii) for Six-Month LIBOR, six months.

        "INITIAL PARITY RATIO" shall mean 99.75%.

        "INITIAL POOL BALANCE" shall mean the Pool Balance as of the Cutoff Date, which is $2,037,124,020.

        "INSURANCE" or "INSURED" or "INSURING" shall mean, with respect to an Eligible Loan, the insuring by the Secretary (as evidenced by a Certificate of Insurance or other document or certification issued under the provisions of the Higher Education Act) under the Higher Education Act of all or a portion of the principal of and accrued interest on such Eligible Loan.

        "INTEREST ACCRUAL PERIOD" shall mean, with respect to a Quarterly Distribution Date and (a) the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class B Notes and any Class of Reset Rate Notes that bears interest at a floating rate of interest, the period from and including the immediately preceding Quarterly Distribution Date for such Class of the Notes, or in the case of the initial such period the Date of Issuance, to but excluding such current Quarterly Distribution Date; provided that, if more than one Interest Rate Change Date occurs for any Class of the Reset Rate Notes within any given Interest Accrual Period, the related rate of interest for the entire Interest Accrual Period shall be as specified in the relevant Remarketing Terms Notice; and (b) a Class of the Reset Rate Notes bearing a fixed rate of interest (i) the period from and including the 25th day of the month of the month containing the immediately preceding Quarterly Distribution Date, to and including the 24th day of the month containing the current Quarterly Distribution Date for such Class of the Reset Rate Notes, or
(ii) as otherwise specified in this Appendix A for the Reset Rate Notes.

        "INTEREST BENEFIT PAYMENT" shall mean an interest payment on Eligible Loans received pursuant to the Higher Education Act and an agreement with the federal government, or any similar payments.

        "INVESTMENT AGREEMENT" shall mean, collectively, (i) the Investment Agreement dated May 18, 2006, between the Trustee and AIG Matched Funding Corp.,
(ii) the Investment Agreement, dated May 18, 2006, between the Trustee and Trinity Plus Funding Company, LLC and (iii) any other investment agreement approved by the Rating Agencies. The Trustee shall provide notice to each Rating Agency of any amendment to or transfer of an Investment Agreement. The issuance by the Rating Agencies of the ratings on the Notes on the Date of Issuance shall serve as the Rating Confirmation required with respect to the Investment Agreements set forth in clauses (i) and (ii) above.

        "INVESTMENT SECURITIES" shall mean:

                (a) direct obligations of, or obligations on which the timely payment of the principal of and interest on which are unconditionally and fully guaranteed by, the United States of America;

                (b) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with a maturity of 12 months or less with any bank, trust company, national banking association or other depository institution, including those of the Trustee, provided that, at the time of deposit or purchase such depository institution has commercial paper which is rated "A-1+" by S&P and "F1+" by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below;

                (c) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with a maturity of 24 months or less, but more than 12 months, with any bank, trust company, national banking association or other depository institution, including those of the Trustee and any of its affiliates, provided that, at the time of deposit or purchase such depository institution has senior debt rated "A" or higher by S&P and "AA-" or higher by Fitch, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F1+" by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below;

                (d) interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with a maturity of more than 24 months with any bank, trust company, national banking association or other depository institution, including those of the Trustee and any of its affiliates, provided that, at the time of deposit or purchase such depository institution has senior debt rated "AA" or higher by S&P and "AA" or higher by Fitch, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below;

                (e) bonds, debentures, notes or other evidences of indebtedness issued or guaranteed by any of the following agencies: Federal Farm Credit Banks, Federal Home Loan Mortgage Corporation; the Export-Import Bank of the United States; the Federal National Mortgage Association; the Farmers Home Administration; Federal Home Loan Banks provided such obligation is rated "AAA" by S&P, "Aaa" by Moody's and "AAA" by Fitch; or any agency or instrumentality of the United States of America which shall be established for the purposes of acquiring the obligations of any of the foregoing or otherwise providing financing therefor;

                (f) repurchase agreements and reverse repurchase agreements, other than overnight repurchase agreements and overnight reverse repurchase agreements, with banks, including the Trustee and any of its affiliates, which are members of the Federal Deposit Insurance Corporation or firms which are members of the Securities Investors Protection Corporation, in each case whose outstanding, unsecured debt securities are rated no lower than two subcategories below the highest rating on any Class of Outstanding Notes by S&P and Fitch, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F1+" by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below;

                (g) overnight repurchase agreements and overnight reverse repurchase agreements at least 101% collateralized by securities described in subparagraph (a) of this definition and with a counterparty, including the Trustee and any of its affiliates, that has senior debt rated "AA" or higher by S&P and "AA-" or higher by Fitch, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F1+" by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below, or a counterparty approved in writing by S&P, Moody's and Fitch, respectively;

                (h) investment agreements or guaranteed investment contracts, which may be entered into by and among the Issuer and/or the Trustee and any bank, bank holding company, corporation or any other financial institution, including the Trustee and any of its affiliates, whose outstanding (i) commercial paper is rated "A-1+" by S&P and "F1+" by Fitch for agreements or contracts with a maturity of 12 months or less and has the required ratings from Moody's corresponding to the duration of such investment set forth below; (ii) unsecured long-term debt is rated no lower than two subcategories below the highest rating on any Class of Outstanding Notes by S&P and Fitch and, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F1+" by Fitch for agreements or contracts with a maturity of 24 months or less, but more than 12 months and has the required ratings from Moody's corresponding to the duration of such investment set forth below, or
        (iii) unsecured long-term debt which is rated no lower than two subcategories below the highest rating on any Class of Outstanding Notes by S&P and Fitch and, if commercial paper is outstanding, commercial paper which is rated "A-1+" by S&P and "F1+" by Fitch for agreements or contracts with a maturity of more than 24 months and has the required ratings from Moody's corresponding to the duration of such investment set forth below, or, in each case, by an insurance company whose claims-paying ability is so rated;

                (i) "tax exempt bonds" as defined in Section 150(a)(6) of the Code, other than "specified private activity bonds" as defined in
        Section 57(a)(5)(C) of the Code, that are rated in the highest category by S&P and Fitch for long-term or short-term debt or shares of a so-called money market or mutual fund rated "AAAm/AAAm-G" or higher by S&P, and "AAA/F1+" by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below, that do not constitute "investment property" within the meaning of Section 148(b)(2) of the Code, provided that the fund has all of its assets invested in obligations of such rating quality;

                (j) commercial paper, including that of the Trustee and any of its affiliates, which is rated in the single highest classification, "A-1+" by S&P and "F1+" by Fitch and has the required ratings from Moody's corresponding to the duration of such investment set forth below, and which matures not more than 270 days after the date of purchase;

                (k) investments in a money market fund rated at least "AAAm" or "AAAm-G" by S&P, "Aaa" by Moody's and "AAA/V1+" by Fitch, including funds for which the Trustee or an affiliate thereof acts as investment advisor or provides other similar services for a fee;

                (l) any Investment Agreement; and

                (m) any other investment with a Rating Confirmation from each Rating Agency.

        Each Investment Security or the provider of such Investment Security (other than those described in paragraphs (a), (e) and (k) of this definition) shall have the following Moody's long-term and or short-term ratings corresponding to the duration of such investment:

                   MAXIMUM MATURITY                MINIMUM RATINGS

                 One Month                         "A2" or "Prime-1"
                 Three Months                      "A1" and "Prime-1"
                 Six Months                        "Aa3" and "Prime-1"
                 Greater than Six Months           "Aaa" and "Prime-1"

        "ISDA MASTER AGREEMENT" shall mean the ISDA Master Agreement, copyright 1992, as amended from time to time, and as in effect with respect to any Derivative Product.

        "ISSUER" shall mean Nelnet Student Loan Trust 2006-2, a statutory trust organized and existing under the laws of the State, and any successor thereto.

        "ISSUER DERIVATIVE PAYMENT" shall mean any payment required to be made by or on behalf of the Issuer due to a Counterparty pursuant to a Derivative Product.

        "ISSUER ORDER" shall mean a written order signed in the name of the Issuer by an Authorized Representative.

        "LIBOR" shall mean Three-Month LIBOR, Five-Month LIBOR or Six-Month LIBOR, as applicable.

        "LIBOR DETERMINATION DATE" shall mean, for each Interest Accrual Period, the second Business Day before the beginning of that Interest Accrual Period.

        "LIQUIDATED FINANCED ELIGIBLE LOAN" shall mean any defaulted Financed Eligible Loan liquidated by the Master Servicer or a Subservicer (which shall not include any Financed Eligible Loan on which payments are received from a Guaranty Agency) or which such Master Servicer's or Subservicer has, after using all reasonable efforts to realize upon such Financed Eligible Loan, determined to charge off.

        "LIQUIDATION PROCEEDS" shall mean, with respect to any Liquidated Financed Eligible Loan which became a Liquidated Financed Eligible Loan during the current Collection Period in accordance with the Master Servicer's or a Subservicer's customary servicing procedures, the moneys collected in respect of the liquidation thereof from whatever source, other than moneys collected with respect to any Liquidated Financed Eligible Loan which was written off in prior Collection Periods or during the current Collection Period, net of the sum of any amounts expended by such Master Servicer or Subservicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Financed Eligible Loan.

        "LONDON PAYING AGENT" shall mean, with respect to any Class of the Reset Rate Notes while in a Foreign Exchange Mode, the Trustee or any other Person that meets the capital requirements for the Trustee specified in Section 7.11 hereof and is authorized by the Trustee on behalf of the Issuer to make the payments to and distributions from any Currency Account, which authorized Person shall initially be HSBC Bank plc pursuant to the London Paying Agency Agreement.

        "LONDON PAYING AGENCY AGREEMENT" shall mean the London Paying Agency Agreement, dated as of May 17, 2006, between the Trustee and HSBC Bank plc, as the London Paying Agent, as amended and supplemented pursuant to the terms thereof.

        "MASTER PROMISSORY NOTE" shall mean a Master Promissory Note in the form mandated by Section 432(m)(1) of the Higher Education Act, as added by Public Law No: 105-244 ss. 427, 112 Stat. 1702 (1998), as amended by Public Law No:
106-554 (enacted December 21, 2000) and as codified in 20 U.S.C. ss. 1082(m)(1).

        "MASTER SERVICER" shall mean National Education Loan Network, Inc. and any other master servicer or successor master servicer selected by the Issuer, including an affiliate of the Issuer, so long as the Issuer obtains a Rating Confirmation as to each such other master servicer.

        "MASTER SERVICING AGREEMENT" shall mean (a) the Master Servicing Agreement, dated as of May 1, 2006, among the Issuer, the Depositor, the Administrator and the Master Servicer, as amended from time to time, and (b) any replacement master servicing agreement among the Issuer, the Administrator and any other Master Servicer.

        "MATURITY" when used with respect to any Note, shall mean the date on which the principal thereof becomes due and payable as therein or herein provided, whether at its Note Final Maturity Date, by earlier prepayment or purchase, by declaration of acceleration, or otherwise.

        "MINIMUM PURCHASE AMOUNT" shall mean, on any Quarterly Distribution Date, an amount that would be sufficient to (a) reduce the Outstanding Amount of each Class of the Notes on such Quarterly Distribution Date to zero; (b) pay to the respective Registered Owners the Class A Noteholders' Interest Distribution Amount and the Class B Noteholders' Interest Distribution Amount payable on such Quarterly Distribution Date; (c) pay any Servicing Fees and Carryover Servicing Fees, Administration Fees, Trustee Fees and Delaware Trustee Fees due and owing; and (d) pay any Issuer Derivative Payments due and owing. For purposes of this definition of Minimum Purchase Amount, if any Class of the Reset Rate Notes (i) is then structured not to receive a payment of principal until the end of the related Reset Period, the Outstanding Amount of that Class of the Reset Rate Notes will be deemed to have been reduced by any amounts on deposit, exclusive of any investment earnings, in the related Accumulation Account and/or (ii) is then denominated in a non-U.S. Dollar currency, the U.S. Dollar Equivalent Principal Amount of that Class of the Reset Rate Notes will be determined based upon the exchange rate provided for in the related Currency Swap Agreement or Currency Swap Agreements.

        "MONTHLY SERVICING PAYMENT DATE" shall mean the twenty-fifth (25th) day of each calendar month or, if such day is not a Business Day, the immediately succeeding Business Day, commencing on June 25, 2006.

        "MOODY'S" shall mean Moody's Investors Service, Inc., its successors and assigns.

        "MPN LOAN" shall mean a loan originated pursuant to the Federal Family Education Loan Program and the Higher Education Act and evidenced by a Master Promissory Note.

        "NON-AMORTIZING RESET RATE NOTES" shall mean Reset Rate Notes for which principal payments are only made at the end of the current Reset Period.

        "NOTE DEPOSITORY AGREEMENTS" shall mean with respect to the Notes, the Blanket Letter of Representations, dated May 11, 2006, from the Issuer to DTC, and with respect to the Reset Rate Notes, any agreement, if any, between the Issuer and the Non-U.S. Note Certificate Common Depositary.

        "NOTE FINAL MATURITY DATE" for a Class of the Notes shall mean the Class A-1 Maturity Date, the Class A-2 Maturity Date, the Class A-3 Maturity Date, the Class A-4 Maturity Date, the Class A-5 Maturity Date, the Class A-6 Maturity Date, the Class A-7 Maturity Date or the Class B Maturity Date, as applicable.

        "NOTEHOLDER" shall mean, (a) with respect to a book-entry Note, the Person who is the owner of such book-entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency); and (b) with respect to Notes held in definitive form pursuant to
Section 2.11 hereof, the Person in whose name a Note is registered in the Note registration books of the Trustee.

        "NOTES" shall mean, collectively, the Class A Notes and the Class B
Notes.

        "OBLIGATIONS" shall mean, collectively, the Class A Obligations and the Class B Obligations.

        "OPINION OF COUNSEL" shall mean (a) with respect to the Issuer one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Delaware Trustee, the Issuer the Seller or an Affiliate of the Seller and who shall be satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee, as trustee, shall comply with any applicable requirements of the Trust Indenture Act and shall be in form and substance satisfactory to the Trustee; and (b) with respect to the Seller, the Administrator, the Master Servicer or a Subservicer, one or more written opinions of counsel who may be an employee of or counsel to the Seller, the Administrator, the Master Servicer or a Subservicer, which counsel shall be acceptable to the Trustee and the Delaware Trustee.

        "OPTIONAL PURCHASE DATE" shall have the meaning set forth in Section
10.03 hereof.

        "OUTSTANDING" shall mean, when used in connection with any Note, a Note which has been executed and delivered pursuant to this Indenture which at such time remains unpaid as to principal or interest, excluding Notes which have been replaced pursuant to Section 2.03 or 2.04 hereof and when used in connection with a Derivative Product, a Derivative Product which has not expired or been terminated, unless provision has been made for such payment pursuant to Section
10.02 hereof.

        "OUTSTANDING AMOUNT" shall mean, as of any date of determination, the aggregate principal balance of all the Notes or the applicable Class or Classes of Notes, as the case may be, Outstanding at such date of determination; provided, however, that if any Class of Reset Rate Notes is then denominated in a non-U.S. Dollar currency, the Outstanding Amount shall be based on the U.S. Dollar Equivalent Principal Amount of that Class of Reset Rate Notes determined based upon the exchange rate provided for in the related Currency Swap Agreement or Currency Swap Agreements.

        "PARITY RATIO" shall mean, on any Quarterly Distribution Date, (a) Pool Balance (including all accrued interest on the Financed Eligible Loans) plus the amounts on deposit in the Acquisition Fund, the Capitalized Interest Fund and the Reserve Fund as of the end of the related Collection Period divided by (b) the Outstanding Amount of the Notes, after giving effect to distributions to be made on that Quarterly Distribution Date. For purposes of this definition of Parity Ratio, if any Class of the Reset Rate Notes (i) is then structured not to receive a payment of principal until the end of the related Reset Period, the Outstanding Amount of that Class of the Reset Rate Notes will be deemed to have been reduced by any amounts on deposit, exclusive of any investment earnings, in the related Accumulation Account and/or (ii) is then denominated in a non-U.S. Dollar currency, the U.S. Dollar Equivalent Principal Amount of that Class of the Reset Rate Notes will be determined based upon the exchange rate provided for in the related Currency Swap Agreement or Currency Swap Agreements. The Parity Ratio shall be calculated by the Administrator and certified to the Trustee upon which the Trustee may conclusively rely with no duty to further examine or determine such information.

        "PAYING AGENT" shall mean, with respect to the Notes (other than any Class of the Reset Rate Notes denominated in a currency other than U.S. Dollars), the Trustee or any other Person that meets the eligibility standards for the Trustee specified in Section 7.11 hereof and is authorized by the Trustee, on behalf of the Issuer, to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Issuer. With respect to any Class of the Reset Rate Notes denominated in a currency other than U.S. Dollars, Paying Agent shall mean the London Paying Agent.

        "PERSON" shall mean an individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or agency, or political subdivision thereof.

        "POOL BALANCE" shall mean as of any date (a) the aggregate principal balance of the Financed Eligible Loans on such date (including accrued interest thereon to the extent such interest is expected to be capitalized), after giving effect to the following, without duplication: (i) all payments received by the Issuer through such date from or on behalf of obligors on such Financed Eligible Loans; (ii) all Purchase Amounts on Financed Eligible Loans received by the Issuer through such date from the Seller, the Master Servicer or a Subservicer;
(iii) all Liquidation Proceeds and Realized Losses on Financed Eligible Loans liquidated through such date; (iv) the aggregate amount of adjustments to balances of Financed Eligible Loans permitted to be effected by the Master Servicer or a Subservicer under the Master Servicing Agreement or its related Subservicing Agreement, if any, recorded through such date; and (v) the aggregate amount by which reimbursements by Guarantee Agencies of the unpaid principal balance of defaulted Financed Eligible Loans through such date are reduced from 100%, to the applicable percentage required by the risk sharing provisions of the Higher Education Act; plus (b) moneys on deposit in the Capitalized Interest Fund and the Prefunding Account of the Acquisition Fund (excluding amounts that will become Available Funds on the next Quarterly Distribution Date). The Pool Balance shall be calculated by the Administrator and certified to the Trustee, upon which the Trustee may conclusively rely with no duty to further examine or determine such information.

        "PREFUNDING ACCOUNT" shall mean the Account by that name created in
Section 5.01(a) hereof within the Acquisition Fund and further described in
Section 5.02 hereof, including any Subaccounts created therein.

        "PRINCIPAL DISTRIBUTION AMOUNT" shall mean, as determined by the Administrator, (a) with respect to the initial Quarterly Distribution Date, the amount by which the sum of the Outstanding Amount of the Notes exceeds the Adjusted Pool Balance as of the last day of the initial Collection Period; and
(b) with respect to each subsequent Quarterly Distribution Date, the excess of
(i) the Adjusted Pool Balance as of the last day of the Collection Period preceding the related Collection Period, less (ii) the Adjusted Pool Balance as of the last day of the related Collection Period, plus the amount, if any, of the Principal Distribution Amount due on the prior Quarterly Distribution Date that was not paid. Further, on the Note Final Maturity Date for a Class of the Notes, the Principal Distribution Amount on that date also shall include the amount needed to reduce the Outstanding Amount of such Class of the Notes to zero.

        "PRINCIPAL OFFICE" shall mean the principal office of the party indicated, as set forth in Section 9.01 hereof or elsewhere in this Indenture.

        "PRIORITY TERMINATION PAYMENT" shall mean, with respect to a Derivative Product, any termination payment payable by the Issuer under such Derivative Product relating to an early termination of such Derivative Product by the Counterparty, as the non-defaulting party, following (i) a payment default by the Issuer thereunder, (ii) the occurrence of an Event of Default specified in
Section 6.01(d) hereof or (iii) the Trustee's taking any action hereunder to liquidate the Trust Estate following an Event of Default and acceleration of the Notes pursuant to Section 6.04 hereof.

        "PROGRAM" shall mean the Depositor's program for the origination and the purchase of Eligible Loans, as the same may be modified from time to time.

        "PURCHASE AMOUNT" with respect to any Financed Eligible Loan shall mean the amount required to prepay in full such Financed Eligible Loan under the terms thereof including all accrued interest thereon and any unamortized premium, it being acknowledged that any accrued and unpaid Interest Subsidy Payments or Special Allowance Payments will continue to be payable to the Trustee and constitute part of the Trust Estate.

        "QUARTERLY DISTRIBUTION DATE" shall mean the twenty-fifth (25th) day of January, April, July and October or, if such day is not a Business Day, the immediately succeeding Business Day, commencing on October 25, 2006.

        "QUARTERLY FUNDING AMOUNT" shall mean, for each Class of the Reset Rate Notes, for any Quarterly Distribution Date that is (a) more than one year before the next related Reset Date, zero and (b) one year or less before the next related Reset Date, an amount to be deposited into the Remarketing Fee Fund in respect of such Class of the Reset Rate Notes so that the amount therein in respect of that Class of the Reset Rate Notes equals the Quarterly Required Amount for that Class of the Reset Rate Notes; provided, however, that if on any Quarterly Distribution Date that is not a Reset Date, the amount on deposit in the Remarketing Fee Fund in respect of that Class of the Reset Rate Notes is greater than the Reset Period Target Amount for that Class of the Reset Rate Notes, such excess will be transferred to the Collection Fund and included in Available Funds for that Quarterly Distribution Date.

        "QUARTERLY REQUIRED AMOUNT" shall mean, for each Class of the Reset Rate Notes, (a) on any related Reset Date, the Reset Period Target Amount for that Class of the Reset Rate Notes or (b) on a Quarterly Distribution Date that is one year or less before the next related Reset Date (i) the Reset Period Target Amount for that Class of the Reset Rate Notes multiplied by (ii) five (5) minus the number of Quarterly Distribution Dates remaining until the next Reset Date for that Class of the Reset Rate Notes (excluding the current Quarterly Distribution Date and including the next Reset Date), divided by (iii) five (5).

        "RATING" shall mean one of the rating categories of Fitch, Moody's and S&P or any other Rating Agency, provided Fitch, Moody's and S&P or any other Rating Agency, as the case may be, is currently rating the Notes.

        "RATING AGENCY" shall mean each of Fitch, Moody's and S&P and their successors and assigns or any other rating agency requested by the Issuer to maintain a Rating on any of the Notes.

        "RATING CONFIRMATION" shall mean a letter from each Rating Agency then providing a Rating for any of the Notes, confirming that a proposed action, failure to act, or other event specified therein will not, in and of itself, result in a downgrade of any of the Ratings then applicable to the Notes, or cause any Rating Agency to suspend, withdraw or qualify the Ratings then applicable to the Notes.

        "REALIZED LOSS" shall mean the excess of the principal balance (including any interest that had been or had been expected to be capitalized) of any Liquidated Financed Eligible Loan over Liquidation Proceeds with respect to such Financed Eligible Loan to the extent allocable to principal (including any interest that had been or had been expected to be capitalized).

        "RECORD DATE" shall mean, with respect to a Quarterly Distribution Date, the close of business on the day preceding such Quarterly Distribution Date.

        "REFERENCE BANKS" shall mean, with respect to a determination of LIBOR for any Interest Accrual Period by the Administrator, four major banks in the London interbank market selected by the Administrator.

        "REGISTERED OWNER" shall mean any Noteholder, and, with respect to a Derivative Product, any Counterparty, unless the context otherwise requires.

        "REGULATIONS" shall mean the Regulations promulgated from time to time by the Secretary or any Guaranty Agency guaranteeing Financed Eligible Loans.

        "REMARKETING FEE FUND" shall mean the Fund by that name created in
Section 5.01(e) hereof and further described in Section 5.06 hereof, including any Accounts and Subaccounts created therein.

        "REPLACEMENT TRANSACTION" shall mean a transaction with a replacement Currency Swap Counterparty who assumes the existing Currency Swap Counterparty's position under the Currency Swap Agreement on substantially the same terms or with those other amendments to the terms of the Currency Swap Agreement as may be approved by the parties and each of the Rating Agencies, together with a Rating Confirmation.

        "RESERVE FUND" shall mean the Fund by that name created in Section 5.01(d) hereof and further described in Section 5.05 hereof, including any Accounts and Subaccounts created therein.

        "RESET PERIOD TARGET AMOUNT" for each Class of the Reset Rate Notes shall mean, for any Quarterly Distribution Date that is (a) more than one year before the next related Reset Date, zero, and (b) one year or less before the next related Reset Date, the highest remarketing fee payable to the Remarketing Agents for that Class of the Reset Rate Notes (not to exceed 0.20% per annum of the maximum Outstanding Amount of such Class of the Reset Rate Notes that could be remarketed) on the next related Reset Date, as determined by the Administrator based on the assumed weighted average life of the such Class and the maximum remarketing fee set forth in a schedule to the Remarketing Agreement, as such schedule may be amended from time to time.

        "RESET RATE NOTES" shall mean, collectively, the Class A-6 Notes and the Class A-7 Notes.

        "S&P" shall mean Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies, Inc., its successors and assigns.

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

        "SECRETARY" shall mean the Secretary of the United States Department of Education or any successor to the pertinent functions thereof under the Higher Education Act.

        "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

        "SELLER" shall mean Nelnet Student Loan Funding, LLC, and its successors and assigns.

        "SERVICER'S REPORT" shall mean the servicer reports to be furnished to the Issuer by the Master Servicer or a Subservicer pursuant to the Master Servicing Agreement or its related Subservicing Agreement.

        "SERVICING FEE" shall mean the fees and expenses due to the Master Servicer and any Subservicer under the terms of the Master Servicing Agreement or its related Subservicing Agreement and the fees and expenses due to any custodian under the terms of a Custodian Agreement.

        "SIX-MONTH LIBOR" shall have the meaning ascribed to such term under the definition of "Three-Month LIBOR".

        "SPECIAL ALLOWANCE PAYMENTS" shall mean the special allowance payments authorized to be made by the Secretary by Section 438 of the Higher Education Act, or similar allowances, if any, authorized from time to time by federal law or regulation.

        "SPECIFIED RESERVE FUND BALANCE" shall mean, with respect to any Quarterly Distribution Date, the greater of (a) 0.25% of the Pool Balance as of the close of business on the last day of the related Collection Period; and (b) 0.15% of the Initial Pool Balance, provided that in no event will such balance exceed the sum of the Outstanding Amount of the Notes and provided further, that such Specified Reserve Fund Balance may be reduced with a Rating Confirmation. The Specified Reserve Fund Balance shall be calculated by the Administrator and certified to the Trustee, upon which certification the Trustee may conclusively rely with no duty to further examine or determine such information.

        "STATE" shall mean the State of Delaware.

        "STEPDOWN DATE" shall mean the earlier to occur of (a) the Quarterly Distribution Date in January of 2012 and (b) the first date on which all of the Class A Notes are no longer Outstanding.

        "STUDENT LOAN PURCHASE AGREEMENT" shall mean, collectively, (a) the Loan Purchase Agreement, dated as of May 1, 2006, between the Issuer and the Seller and (b) each additional student loan purchase agreement entered into between the Issuer and the Seller for the purchase of Eligible Loans which constitute "add-on consolidation loans."

        "SUBACCOUNT" shall mean any of the subaccounts which may be created and established within any Account by this Indenture.

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

        "SUBSERVICER" shall mean Nelnet, Inc., and any other additional subservicer or successor subservicer selected by the Issuer, including an affiliate of the Issuer, so long as the Issuer obtains a Rating Confirmation as to each such other subservicer.

        "SUBSERVICING AGREEMENT" shall mean (a) the Nelnet, Inc. Subservicing Agreement, dated as of May 1, 2006, between the Master Servicer and Nelnet, Inc., as subservicer; and (b) any subservicing agreement between the Master Servicer and any other Subservicer.

        "SUPPLEMENTAL INTEREST DEPOSIT AMOUNT" shall mean, with respect to any Quarterly Distribution Date when a Class of the Reset Rate Notes is then structured not to receive a payment of principal until the end of the related Reset Period, the product of: (a) the difference between (i) the weighted average of the LIBOR-based rates (as determined on the LIBOR Determination Date immediately preceding that Quarterly Distribution Date) that will be payable by the Issuer to any related Counterparties on the next Quarterly Distribution Date, or the LIBOR-based rate (as determined on the LIBOR Determination Date immediately preceding that Quarterly Distribution Date) that will be payable by the Issuer to the related Registered Owners on the next Quarterly Distribution Date, as applicable, and (ii) an assumed rate of investment earnings that satisfies the Rating Agency Condition, (b) the amount on deposit in the Accumulation Account for such Class of the Reset Rate Notes immediately after that Quarterly Distribution Date, and (c) the actual number of days from that Quarterly Distribution Date to the next Reset Date for that Class of the Reset Rate Notes, divided by 360.

        "SUPPLEMENTAL INTEREST FUND" shall mean the Fund by that name created in
Section 5.01(f) hereof and further described in Section 5.07 hereof, including any Account and Subaccounts created therein.

        "SUPPLEMENTAL INDENTURE" shall mean an agreement supplemental hereto executed pursuant to Article VIII hereof.

        "TELERATE PAGE 3750" shall mean the display page so designated on the Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

        "TERMINATION PAYMENT" shall mean, with respect to a Derivative Product, any termination payment payable by the Issuer under such Derivative Product relating to an early termination of such Derivative Product by the Counterparty, as the non-affected party or non-defaulting party, after the occurrence of a termination event or event of default specified in such Derivative Product, including any Priority Termination Payment.

        "THREE-MONTH LIBOR," "FIVE-MONTH LIBOR" and "SIX-MONTH LIBOR" shall mean, with respect to any Interest Accrual Period, the London interbank offered rate for deposits in U.S. dollars having the applicable Index Maturity as it appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date as determined by the Administrator. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the applicable Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Administrator or the Trustee, as applicable, will request the principal London office of each Reference Bank to provide a quotation of its rate. If the

Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator or the Trustee, as applicable, at approximately 11:00 a.m., New York time, on that LIBOR Determination Date, for loans in U.S. dollars to leading European banks having the applicable Index Maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, Three-Month LIBOR, Five-Month LIBOR or Six-Month LIBOR, as the case may be, in effect for the applicable Interest Accrual Period will be Three-Month LIBOR, Five-Month LIBOR or Six-Month LIBOR, as the case may be, in effect for the previous Interest Accrual Period.

        "TRIGGER EVENT" shall mean, on any Quarterly Distribution Date while any of the Class A Notes are Outstanding, that (a) the Outstanding Amount of the Notes, less any amounts on deposit in any Accumulation Account (other than investment earnings), and after giving effect to distributions to be made on that Quarterly Distribution Date, would exceed the Pool Balance plus amounts on deposit in the Reserve Fund as of the end of the related Collection Period or
(b) the Financed Eligible Loans have not been sold pursuant to Section 10.03 or
10.04 hereof when permitted or required therein.

        "TRUST AGREEMENT" shall mean the Trust Agreement, dated as of May 1, 2006, by and between the Depositor and the Delaware Trustee, as may be amended pursuant to the terms thereof.

        "TRUST AUCTION DATE" shall have the meaning set forth in Section 10.04 hereof.

        "TRUST ESTATE" shall mean the property described as such in the granting clauses hereto.

        "TRUST INDENTURE ACT" shall mean the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this Indenture was executed, except as provided in Section 8.05 hereof.

        "TRUSTEE" shall mean Zions First National Bank, acting in its capacity as Trustee under this Indenture, or any successor trustee designated pursuant to this Indenture.

        "TRUSTEE FEE" shall mean an amount equal to the annual amount set forth in the Trustee Fee Letter, dated May 1, 2006. Such fee shall be in satisfaction of the Trustee's compensation as trustee under this Indenture and as eligible lender trustee under the Eligible Lender Trust Agreement.

        "VALUE" on any calculation date when required under this Indenture shall mean the value of the Trust Estate calculated by the Issuer with respect to clause (a) and by the Trustee with respect to clauses (b) and (c) as follows:

               (a) with respect to any Eligible Loan owned by the Issuer as of the calculation date, the unpaid principal amount thereof plus any accrued but unpaid interest, Interest Benefit Payments and Special Allowance Payments;

               (b) with respect to any funds of the Issuer held under this Indenture and on deposit in any commercial bank or as to any banker's acceptance or repurchase agreement or investment contract, the amount thereof plus accrued but unpaid interest; and

               (c) with respect to any Investment Securities, the par value thereof, plus accrued but unpaid interest.

        Words importing the masculine gender include the feminine gender, and words importing the feminine gender include the masculine gender. Words importing persons include firms, associations and corporations. Words importing the singular number include the plural number and vice versa. Additional terms are defined in the body of this Indenture.

                                   ARTICLE II

                         NOTE DETAILS AND FORM OF NOTES

        SECTION 2.01. NOTE DETAILS. The Notes, together with the certificate of authentication, shall be in substantially the forms set forth in Exhibit B hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

        The definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Representatives executing such Notes, as evidenced by their execution of such Notes.

        Each Note shall be dated the Date of Issuance. The terms of the Notes set forth in Exhibit B hereto are part of the terms of this Indenture.

        SECTION 2.02. EXECUTION, AUTHENTICATION AND DELIVERY OF NOTES. The Notes shall be executed in the name and on behalf of the Issuer by the manual or facsimile signature of an Authorized Representative. Any Note may be signed (manually or by facsimile) or attested on behalf of the Issuer by any person who, at the date of such act, shall hold the proper office or position, notwithstanding that at the date of authentication, issuance or delivery, such person may have ceased to hold such office or position.

        The Trustee shall upon Issuer Order authenticate and deliver the U.S. Dollar denominated Notes in an aggregate principal amount of $1,600,000,000 and the London Paying Agent, which is hereby appointed as authenticating agent, shall upon Issuer order authenticate and deliver the Non-U.S. Dollar denominated Notes in the aggregate principal amount of (euro)352,665,000. The aggregate principal amount of Notes Outstanding at any time may not exceed such amount except as provided in Section 2.04 hereof. On each Spread Determination Date, upon receipt of an Issuer Order, the Trustee shall deliver a revised Schedule A for the Reset Rate Notes to the Custodians.

        Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered notes in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof, except that during any Reset Period when a Class of the Reset Rate Notes is denominated in a currency other than U.S. Dollars, such Class of the Reset Rate Notes shall be issued in minimum denominations of the applicable currency equivalent (approximately) of $100,000 and additional increments of the applicable currency equivalent of $1,000 (which shall be determined by reference to the exchange rate to be set forth in the related Currency Swap Agreement); provided, that during any Reset Period when a Class of Reset Rate Notes is denominated in Pounds Sterling, such Class of the Reset Rate Notes shall be issued in minimum denominations of (pound)100,000 and additional increments of (pound)1,000, and, provided further, that during any Reset Period when a Class of the Reset Rate Notes is denominated in Euros, such Class of the Reset Rate Notes shall be issued in minimum denominations of
(euro)50,000 and additional increments of (euro)1,000 (the "Authorized Denominations").

        No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for in Section
2.05 hereof.

        Each Class of Notes (other than any Reset Rate Notes not denominated in U.S. Dollars) will be represented by a book-entry note certificate ("U.S. Note Certificate") deposited on the Date of Issuance with Zions First National Bank, as custodian for DTC (the "DTC Custodian"), and registered in the name of "Cede & Co." as initial nominee for DTC.

        Each Class of Reset Rate Notes not denominated in U.S. Dollars will be represented by a book-entry note certificate ("Non-U.S. Note Certificate") deposited on the Date of Issuance with HSBC Bank plc, as common depositary for Euroclear and Clearstream ("Non-U.S. Note Certificate Common Depositary"), and registered in the name of "HSBC Issuer Services Common Depositary Nominee (UK) Limited" being the nominee name of HSBC Bank plc when acting as the Non-U.S. Note Certificate Common Depositary.

        SECTION 2.03. REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; PERSONS TREATED AS REGISTERED OWNERS. The Issuer shall cause books for the registration and for the transfer of the Notes as provided in this Indenture to be kept by the Trustee which is hereby appointed the transfer agent of the Issuer for the Notes. Notwithstanding such appointment and with the prior written consent of the Issuer, the Trustee is hereby authorized to make any arrangements with other institutions which it deems necessary or desirable in order that such institutions may perform the duties of transfer agent for the Notes, including any Paying Agent. Upon surrender for transfer of any Note at the Principal Office of the Trustee (or the London Paying Agent with respect to a Class of the Reset Rate Notes which is denominated in Non-U.S. Dollars), duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, the Issuer shall execute and the Trustee (or the London Paying Agent with respect to a Class of the Reset Rate Notes which is denominated in Non-U.S. Dollars) shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like Class and aggregate principal amount of the same Note Final Maturity Date.

        Notes may be exchanged at the Principal Office of the Trustee (or the London Paying Agent with respect to a Class of the Reset Rate Notes which is denominated in Non-U.S. Dollars) for a like aggregate principal amount of fully registered Notes of the same Class, interest rate and Note Final Maturity Date in Authorized Denominations. The Issuer shall execute and the Trustee (or the London Paying Agent with respect to a Class of the Reset Rate Notes which is denominated in Non-U.S. Dollars) shall authenticate and deliver Notes which the Registered Owner making the exchange is entitled to receive, bearing numbers not contemporaneously outstanding. The execution by the Issuer of any fully registered Note of any Authorized Denomination shall constitute full and due authorization of such denomination and the Trustee (or the London Paying Agent with respect to a Class of the Reset Rate Notes which is denominated in Non-U.S. Dollars) shall thereby be authorized to authenticate and deliver such fully registered Note.

        As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as hereinabove provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

        Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b)(i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. ss. 2510.3-101, it will promptly dispose of the Notes.

        The Trustee (or the London Paying Agent with respect to a Class of the Reset Rate Notes which is denominated in Non-U.S. Dollars) shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to Section 2.07 hereof.

        On any Reset Date when a Class of the Reset Rate Notes is to be denominated in U.S. Dollars during the immediately following Reset Period, the Outstanding Amount of such Class of the Reset Rate Notes shall be allocated to the U.S. Note Certificate. On any Reset Date when a Class of the Reset Rate Notes is to be denominated in a currency other than U.S. Dollars during the immediately following Reset Period, the Outstanding Amount of such Class of the Reset Rate Notes shall be allocated entirely to the Non-U.S. Note Certificate.

        SECTION 2.04. LOST, STOLEN, DESTROYED AND MUTILATED NOTES. Upon receipt by the Trustee of evidence satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and, in the case of a lost, stolen or destroyed Note, of indemnity satisfactory to it, and upon surrender and cancellation of the Note, if mutilated, (a) the Issuer shall execute, and the Trustee (or the London Paying Agent with respect to a Class of the Reset Rate Notes which is denominated in Non-U.S. Dollars) shall authenticate and deliver, a replacement Note of the same Class, interest rate, Stated Final Maturity Date and denomination in lieu of such lost, stolen, destroyed or mutilated Note or
(b) if such lost, stolen, destroyed or mutilated Note shall have matured or within 15 days shall be due and payable, in lieu of executing and delivering a new Note as aforesaid, the Issuer may pay such Note. Any such new Note shall bear a number not contemporaneously outstanding. The applicant for any such new Note may be required to pay all taxes and governmental charges and all expenses and charges of the Issuer and of the Trustee in connection with the issuance of such Note. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing conditions are exclusive with respect to the replacement and payment of mutilated, destroyed, lost or stolen Notes, negotiable instruments or other securities.

        SECTION 2.05. TRUSTEE'S AUTHENTICATION CERTIFICATE. The Trustee's (or the London Paying Agent's with respect to a Class of the Reset Rate Notes which is denominated in Non-U.S. Dollars) authentication certificate upon any Notes shall be substantially in the form attached to the Notes. No Note shall be secured hereby or entitled to the benefit hereof, or shall be valid or obligatory for any purpose, unless a certificate of authentication, substantially in such form, has been duly executed by the Trustee (or the London Paying Agent with respect to a Class of the Reset Rate Notes which is denominated in Non-U.S. Dollars); and such certificate of the Trustee (or the London Paying Agent with respect to a Class of the Reset Rate Notes which is denominated in Non-U.S. Dollars) upon any Note shall be conclusive evidence and the only competent evidence that such Note has been authenticated and delivered hereunder. The Trustee's (or the London Paying Agent's with respect to a Class of the Reset Rate Notes which is denominated in Non-U.S. Dollars) certificate of authentication shall be deemed to have been duly executed by it if manually signed by an authorized officer or signatory of the Trustee (or the London Paying Agent with respect to a Class of the Reset Rate Notes which is denominated in Non-U.S. Dollars), but it shall not be necessary that the same person sign the certificate of authentication on all of the Notes issued hereunder.

        SECTION 2.06. CANCELLATION AND DESTRUCTION OF NOTES BY THE TRUSTEE. Whenever any Outstanding Notes shall be delivered to the Trustee (or the London Paying Agent with respect to a Class of the Reset Rate Notes which is denominated in Non-U.S. Dollars) for the cancellation thereof pursuant to this Indenture, upon payment of the principal amount and interest represented thereby, or for replacement pursuant to Section 2.03 hereof, such Notes shall be promptly cancelled and, within a reasonable time, cremated or otherwise destroyed by the Trustee (or the London Paying Agent with respect to a Class of the Reset Rate Notes which is denominated in Non-U.S. Dollars) and counterparts of a certificate of destruction evidencing such cremation or other destruction shall be furnished by the Trustee (or the London Paying Agent with respect to a Class of the Reset Rate Notes which is denominated in Non-U.S. Dollars) to the Issuer.

        SECTION 2.07. TEMPORARY NOTES. Pending the preparation of definitive Notes, the Issuer may execute and the Trustee (or the London Paying Agent with respect to a Class of the Reset Rate Notes which is denominated in Non-U.S. Dollars) shall authenticate and deliver temporary Notes. Temporary Notes shall be issuable as fully registered Notes without coupons, of any denomination, and substantially in the form of the definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every temporary Note shall be executed by the Issuer and be authenticated by the Trustee (or the London Paying Agent with respect to a Class of the Reset Rate Notes which is denominated in Non-U.S. Dollars) upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes. As promptly as practicable the Issuer shall execute and shall furnish definitive Notes and thereupon temporary Notes may be surrendered in exchange therefor without charge at the principal office of the Trustee (or the London Paying Agent with respect to a Class of the Reset Rate Notes which is denominated in Non-U.S. Dollars), and the Trustee (or the London Paying Agent with respect to a Class of the Reset Rate Notes which is denominated in Non-U.S. Dollars) shall authenticate and deliver in exchange for such temporary Notes a like aggregate principal amount of definitive Notes. Until so exchanged the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

        SECTION 2.08. ISSUANCE OF NOTES. The Issuer shall have the authority, upon complying with the provisions of this Article, to issue and deliver the Notes which shall be secured by the Trust Estate. In addition, the Issuer may enter into any Derivative Products it deems necessary or desirable with respect to any or all of the Notes.

        SECTION 2.09. BOOK-ENTRY NOTES. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to applicable initial Clearing Agency, by the Issuer, or on behalf of the Issuer. Such Notes shall initially be registered on the Note Register in the name of the nominee of each initial Clearing Agency, and no Noteholder shall receive a definitive, fully registered note representing such Noteholder's interest in such Note, except as provided in Section 2.11 hereof. Unless and until Definitive Notes have been issued to Noteholders pursuant to Section 2.11 hereof:

                (a) the provisions of this Section shall be in full force and effect;

                (b) the Trustee (or the London Paying Agent with respect to a Class of the Reset Rate Notes which is denominated in Non-U.S. Dollars), as registrar, and its respective directors, officers, employees and agents, may deal with the applicable Clearing Agency for all purposes (including the payment of principal of and interest and other amounts on the Notes) as the authorized representative of the Noteholders;

                (c) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

                (d) the rights of Noteholders shall be exercised only through the applicable Clearing Agency and shall be limited to those established by law and agreements between such Noteholders and the applicable Clearing Agency and/or the applicable Clearing Agency Participants pursuant to the Note Depository Agreements; and unless and until Definitive Notes are issued pursuant to Section 2.11 hereof, the initial Clearing Agencies will make book-entry transfers among the applicable Clearing Agency Participants and receive and transmit payments of principal of and interest and other amounts on the Notes to such applicable Clearing Agency Participants;

                (e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Noteholders and/or applicable Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Trustee; and

                (f) upon acquisition or transfer of a beneficial interest in any Book-Entry Note by, for or with the assets of, a Benefit Plan, such Noteholder shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in: (i) in the case of a Benefit Plan subject to Title I of ERISA or Section 4975 of the Code, a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Benefit Plan subject to a substantially similar federal, state, local or foreign law, a non-exempt violation of such substantially similar law. Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

        SECTION 2.10. NOTICES TO CLEARING AGENCY. Whenever a notice or other communication is required under this Indenture to be given to Noteholders, unless and until Definitive Notes shall have been issued to Noteholders pursuant to Section 2.11 hereof, the Trustee shall give all such notices and communications specified herein to the applicable Clearing Agency.

        SECTION 2.11. DEFINITIVE NOTES. If (a) the Administrator advises the Trustee in writing that a Clearing Agency (i) is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise), (ii) announces an intention to cease business permanently (or does so and no alternative clearing system acceptable to the Trustee is then available), or (iii) at any time, is unwilling or unable to continue as, or ceases to be, a clearing agency registered under all applicable laws, and a successor clearing agency which is registered as a clearing agency under all applicable laws is not appointed by the Administrator within 90 days of such event, (b) the Administrator at its option advises the Trustee in writing that it elects to terminate the book-entry system through that Clearing Agency or (c) after the occurrence of an Event of Default, Noteholders representing beneficial interests aggregating at least a majority of the Outstanding Amount of the applicable Notes advise the applicable Clearing Agency (which shall then notify the Trustee) in writing that the continuation of a book-entry system through such Clearing Agency is no longer in the best interests of such Noteholders, then the Trustee shall cause such Clearing Agency to notify all Noteholders cleared through such Clearing Agency of the occurrence of any such event and of the availability of Definitive Notes to Noteholders requesting the same. Upon surrender to the Trustee of the typewritten Notes representing the Book-Entry Notes by a Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Trustee (or the London Paying Agent with respect to a Class of the Reset Rate Notes which is denominated in Non-U.S. Dollars) shall authenticate the Definitive Notes in accordance with the instructions of such Clearing Agency, which shall include, without limitation, the identity and payment instructions for all Noteholders of the applicable Notes. Neither the Issuer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Trustee shall recognize the holders of the Definitive Notes as Noteholders.

        Upon acquisition or transfer of a Definitive Note by, for or with the assets of, a Benefit Plan, such Noteholder shall be deemed to have represented that such acquisition or purchase will not constitute or otherwise result in:
(a) in the case of a Benefit Plan subject to Title I of ERISA or Section 4975 of the Code, a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption and (ii) in the case of a Benefit Plan subject to a substantially similar law, a non-exempt violation of such substantially similar law. Any transfer found to have been made in violation of such deemed representation shall be null and void and of no effect.

        SECTION 2.12. PAYMENT OF PRINCIPAL AND INTEREST.

                (a) The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Class B Notes shall accrue interest as provided in the forms of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Class B Notes set forth in Exhibits B-1, B-2, B-3, B-4, B-5 and B-8, respectively, hereto. Each Class of Reset Rate Notes shall accrue interest as provided in Appendix A hereto. Such interest shall be payable with respect to each Class of the Notes on each Quarterly Distribution Date as specified in Section 5.04(c) hereof, subject to
        Section 4.01 hereof. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the Quarterly Distribution Date shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to Section 2.11 hereof, with respect to Notes registered on the Record Date in the names of the nominees of the Clearing Agencies, payment shall be made by wire transfer in immediately available funds to the account designated by such nominees and except for the final installment of principal payable with respect to such Note on a Quarterly Distribution Date or on the Note Final Maturity Date for such Note which shall be payable as provided below. The amount of interest distributable to Noteholders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Class B Notes for each $1,000 in principal amount will be calculated by applying the applicable interest rate for the Interest Accrual Period to the principal amount of $1,000, multiplying that product by the actual number of days in the Interest Accrual Period divided by 360, and rounding the resulting percentage figure to the fifth decimal point. Interest on the Reset Rate Notes shall be computed at the applicable rate of interest on the Reset Rate Notes multiplied by the Outstanding Amount of the Reset Rate Notes and multiplied by a fraction determined by the number of days in the applicable Interest Accrual Period and the applicable Day Count Basis and rounding the resultant figure to the appropriate decimal place, as determined by the Administrator. The terms of and definitions related to the Reset Rate Notes are found in Article I hereof and Appendix A hereto.

                (b) The principal of each Note shall be payable in installments on each Quarterly Distribution Date as provided in Section 5.04(c) hereof. Notwithstanding the foregoing, the entire unpaid principal amount of each Class of the Notes shall be due and payable, if not previously paid, on the Note Final Maturity Date for such Class of Notes and on the date on which an Event of Default shall have occurred and be continuing if the Trustee or the Registered Owners of the Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 6.02 hereof. The Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Quarterly Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Quarterly Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

                (c) The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

                        (i) hold all sums held by it for the payment of amounts
                due with respect to the Notes or any Derivative Product in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                        (ii) give the Trustee notice of any default by the
                Issuer of which it has actual knowledge (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes or any Derivative Product;

                        (iii) at any time during the continuance of any such
                default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

                        (iv) immediately resign as a Paying Agent and forthwith
                pay to the Trustee all sums held by it in trust for the payments due under the Notes or any Derivative Product if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

                        (v) comply with all requirements of the Code with
                respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

        The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        SECTION 2.13. REDEMPTION OF THE NOTES.

                (a) MANDATORY REDEMPTION OF THE NOTES FROM SALE OF FINANCED ELIGIBLE LOANS. The Notes shall be subject to redemption from the proceeds of a sale of Financed Eligible Loans in accordance with Section
        10.03 or 10.04 hereof on any Quarterly Distribution Date, in whole only, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, due and payable on the Notes to such Quarterly Distribution Date.

                (b) MANDATORY REDEMPTION OF RESET RATE NOTES AND THE CLASS B NOTES. If there are no Class A Notes, other than the Reset Rate Notes, Outstanding, upon a sale of the Financed Eligible Loans as provided in
        Section 2.13(a) of Appendix A hereto, the Reset Rate Notes and the Class B Notes are subject to redemption, in whole only, on any Reset Date for the applicable Class of Reset Rate Notes occurring on or after the date on which the Pool Balance is less than 25% of the Initial Pool Balance, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, due and payable on the Reset Rate Notes (as described in Appendix A hereto) and the Class B Notes to such Reset Date.

                (c) NOTICE OF REDEMPTION. Preferably five, but not less than two Business Days prior to the Quarterly Distribution Date on which the Notes are to be redeemed, the Trustee shall cause notice of any redemption pursuant to subsections (a) or (b) of this Section to be given by mailing a copy of the notice by first-class mail to the Administrator and Registered Owners of the Notes at their address as the same shall last appear upon the registration books on such date; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the reduction or redemption of such Notes; and, further provided, that if the redemption is on a Reset Date pursuant to a sale of the Financed Eligible Loans pursuant to the Purchase Option described in Section 2.13(a) of Appendix A hereto, no prior notice shall be required for such redemption.

                                  ARTICLE III

                 PARITY AND PRIORITY OF LIEN; OTHER OBLIGATIONS;
                             AND DERIVATIVE PRODUCTS

        SECTION 3.01. PARITY AND PRIORITY OF LIEN. The provisions, covenants and agreements herein set forth to be performed by or on behalf of the Issuer shall be for the equal benefit, protection and security of the Registered Owners of any and all of the Obligations, all of which, shall be of equal rank without preference, priority or distinction of any of the Obligations over any other thereof, except as expressly provided in this Indenture with respect to certain payment and other priorities.

        SECTION 3.02. OTHER OBLIGATIONS. The Available Funds and other moneys, Financed Eligible Loans, securities, evidences of indebtedness, interests, rights and properties pledged under this Indenture are and will be owned by the Issuer free and clear of any pledge, lien, charge or encumbrance thereon or with respect thereto prior to, of equal rank with or subordinate to the respective pledges created by this Indenture, except as otherwise expressly provided herein, and all action on the part of the Issuer to that end has been duly and validly taken. If any Financed Eligible Loan is found to have been subject to a lien at the time such Financed Eligible Loan was acquired, the Issuer shall cause such lien to be released, shall purchase such Financed Eligible Loan from the Trust Estate for a purchase price equal to its principal amount plus any unamortized premium, if any, and interest accrued thereon or shall replace such Financed Eligible Loan with another Eligible Loan with substantially identical characteristics which replacement Eligible Loan shall be free and clear of liens at the time of such replacement. Except as otherwise provided herein, the Issuer shall not create or voluntarily permit to be created any debt, lien or charge on the Financed Eligible Loans which would be on a parity with, subordinate to, or prior to the lien of this Indenture; shall not do or omit to do or suffer to be done or omitted to be done any matter or things whatsoever whereby the lien of this Indenture or the priority of such lien for the Obligations hereby secured might or could be lost or impaired; and will pay or cause to be paid or will make adequate provisions for the satisfaction and discharge of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with this Indenture as a lien or charge upon the Financed Eligible Loans; provided, however, that nothing in this Section shall require the Issuer to pay, discharge or make provision for any such lien, charge, claim or demand so long as the validity thereof shall be by it in good faith contested, unless thereby, in the opinion of the Trustee, the same will endanger the security for the Obligations; and provided further that any subordinate lien hereon (i.e., subordinate to the lien securing the Class A Obligations and the Class B Obligations) shall be entitled to no payment from the Trust Estate, nor may any remedy be exercised with respect to such subordinate lien against the Trust Estate until all Obligations have been paid or deemed paid hereunder.

        SECTION 3.03. DERIVATIVE PRODUCTS; COUNTERPARTY PAYMENTS; ISSUER DERIVATIVE PAYMENTS. The Issuer hereby authorizes and directs the Trustee to acknowledge and agree to any Derivative Product hereafter entered into by the Issuer and a Counterparty under which (a) the Issuer may be required to make, from time to time, payments to a Counterparty and (b) the Trustee may receive, from time to time, Counterparty Payments for the account of the Issuer. No Derivative Product shall be entered into subsequent to the Date of Issuance unless the Trustee shall have received a Rating Confirmation from each Rating Agency that such Derivative Product will not adversely affect the Rating on any of the Notes. With respect to any Derivative Products, the Issuer shall cause all Counterparty Payments and all other amounts payable to the Issuer from each Counterparty to be deposited into the Collection Fund (with respect to all Counterparty Payments received in U.S. Dollars) or the applicable Currency Account (with respect to all Counterparty Payments received in any currency other than U.S. Dollars). As promptly as possible upon the occurrence of an Event of Default or Termination Event under any Derivative Product, the Issuer shall hire or appoint a Broker in order to obtain a Replacement Transaction according to the terms of the related Derivative Product, and such Broker shall accept its appointment by a written assumption in a form acceptable to the Issuer. In connection with any such appointment, the Issuer may make such arrangements for the compensation of such Broker as it and such Broker shall agree.

                                   ARTICLE IV

                       PROVISIONS APPLICABLE TO THE NOTES;
                              DUTIES OF THE ISSUER

        SECTION 4.01. PAYMENT OF PRINCIPAL AND INTEREST. The Issuer covenants that it will promptly pay, but solely from the Trust Estate, the principal of and interest, if any, on each and every Obligation issued under the provisions of this Indenture at the places, on the dates and in the manner specified herein and in said Obligations according to the true intent and meaning thereof. The Obligations shall be and are hereby declared to be payable from and equally secured, except as specifically provided in this Indenture with respect to certain payment and other priorities, by an irrevocable first lien on and pledge of the properties constituting the Trust Estate, subject to the application thereof as permitted by this Indenture, but in no event shall the Registered Owners or any Counterparty have any right to possession or control of any Financed Eligible Loans, which shall be held only by the Trustee or its agent or bailee.

        SECTION 4.02. COVENANTS AS TO ADDITIONAL CONVEYANCES. At any and all times, the Issuer will duly execute, acknowledge and deliver, or will cause to be done, executed and delivered, all and every such further acts, conveyances, transfers and assurances in law as the Trustee shall reasonably require for the better conveying, transferring and pledging and confirming unto the Trustee, all and singular, the properties constituting the Trust Estate hereby transferred and pledged, or intended so to be transferred and pledged.

        SECTION 4.03. FURTHER COVENANTS OF THE ISSUER.

                (a) The Issuer will cause financing statements and continuation statements with respect thereto at all times to be filed in the office of the Secretary of State of the State and any other jurisdiction necessary to perfect and maintain the security interest granted by the Issuer hereunder.

                (b) The Issuer will duly and punctually keep, observe and perform each and every term, covenant and condition on its part to be kept, observed and performed, contained in this Indenture and the other agreements to which the Issuer is a party pursuant to the transactions contemplated herein, including but not limited to the Basic Documents to which it is a party, the Guarantee Agreements and the Certificate of Insurance, and will punctually perform all duties required by the Trust Agreement and the laws of the State.

                (c) The Issuer shall be operated on the basis of its Fiscal
        Year.

                (d) The Issuer shall cause to be kept full and proper books of records and accounts, in which full, true and proper entries will be made of all dealings, business and affairs of the Issuer which relate to the Notes and any Derivative Product.

                (e) The Issuer, upon written request of the Trustee, will permit at all reasonable times the Trustee or its agents, accountants and attorneys, to examine and inspect the property, books of account, records, reports and other data relating to the Financed Eligible Loans, and will furnish the Trustee such other information as it may reasonably request. The Trustee shall be under no duty to make any such examination unless requested in writing to do so by the Registered Owners of 66-2/3% in collective aggregate principal amount of the Notes at the time Outstanding, and unless such Registered Owners shall have offered the Trustee security and indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred thereby.

                (f) The Issuer shall cause an annual audit to be made by an independent auditing firm of national reputation and file one copy thereof with the Trustee and each Rating Agency within 150 days of the close of each Fiscal Year. The Trustee shall be under no obligation to review or otherwise analyze such audit.

                (g) The Issuer covenants that all Financed Eligible Loans upon receipt thereof shall be delivered to the Trustee or its agent or bailee to be held pursuant to this Indenture and pursuant to the Master Servicing Agreement, a Subservicing Agreement or a Custodian Agreement.

                (h) Notwithstanding anything to the contrary contained herein, except upon the occurrence and during the continuance of an Event of Default hereunder, the Issuer hereby expressly reserves and retains the privilege to receive and, subject to the terms and provisions of this Indenture, to keep or dispose of, claim, bring suits upon or otherwise exercise, enforce or realize upon its rights and interest in and to the Financed Eligible Loans and the proceeds and collections therefrom, and neither the Trustee nor any Registered Owner shall in any manner be or be deemed to be an indispensable party to the exercise of any such privilege, claim or suit and the Trustee shall be under no obligation whatsoever to exercise any such privilege, claim or suit; provided, however, that the Trustee shall have and retain possession or control of the Financed Eligible Loans pursuant to Section 5.02 hereof (which Financed Eligible Loans may be held by the Trustee's agent or bailee) so long as such loans are subject to the lien of this Indenture.

                (i) The Issuer shall notify the Trustee and each Rating Agency in writing prior to entering into any Derivative Product.

        SECTION 4.04. ENFORCEMENT OF MASTER SERVICING AGREEMENT AND SUBSERVICING AGREEMENTS. The Issuer shall comply with, shall require the Master Servicer to comply with and shall cause the Master Servicer to require the Subservicers to comply with the following whether or not the Issuer is otherwise in default under this Indenture:

                (a) cause to be diligently enforced and taken all reasonable steps, actions and proceedings necessary for the enforcement of all terms, covenants and conditions of the Master Servicing Agreement and all Subservicing Agreements, including the prompt payment of all amounts due the Issuer thereunder, including, without limitation, all principal and interest payments, and Guarantee payments which relate to any Financed Eligible Loans and cause the Master Servicer and each Subservicer to specify whether payments received by it represent principal or interest;

                (b) not permit the release of the obligations of the Master Servicer and any Subservicer under the Master Servicing Agreement and any Subservicing Agreement except in conjunction with amendments or modifications permitted by paragraph (h) below;

                (c) at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Issuer, the Trustee and the Registered Owners under or with respect to the Master Servicing Agreement and each Subservicing Agreement;

                (d) at its own expense, the Issuer shall duly and punctually perform and observe each of its obligations to the Master Servicer or a Subservicer under the Master Servicing Agreement or its related Subservicing Agreement in accordance with the terms thereof;

                (e) the Issuer agrees to give the Trustee and each Rating Agency prompt written notice of each default on the part of the Master Servicer or a Subservicer of its obligations under the Master Servicing Agreement or its related Subservicing Agreement coming to the Issuer's attention;

                (f) the Issuer shall not waive any default by the Master Servicer or a Subservicer under the Master Servicing Agreement or its related Subservicing Agreement without the written consent of the Trustee and the giving of written notice to each Rating Agency;

                (g) the Issuer shall cause the Master Servicer and each Subservicer to deliver to the Trustee and the Issuer, on or before March 30 of each year, beginning with March 30, 2007, a certificate stating that (i) a review of the activities of the Master Servicer and each Subservicer during the preceding calendar year and of its performance under the Master Servicing Agreement and its related Subservicing Agreement has been made under the supervision of the officer signing such certificate and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer and such Subservicer has fulfilled all its obligations under the Master Servicing Agreement and its related Subservicing Agreement throughout such year, or, there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and stature thereof. The Issuer shall send copies of such annual certificate of the Master Servicer and each Subservicer to each Rating Agency; and

                (h) not consent or agree to or permit any amendment or modification of the Master Servicing Agreement or any Subservicing Agreement which will in any manner materially adversely affect the rights or security of the Registered Owners. The Issuer and the Trustee shall be entitled to receive and rely upon an opinion of counsel that any such amendment or modification will not materially adversely affect the rights or security of the Registered Owners.

        SECTION 4.05. PROCEDURES FOR TRANSFER OF FUNDS. In any instance where this Indenture requires a transfer of funds or money from one Fund to another, a transfer of ownership in investments or an undivided interest therein may be made in any manner agreeable to the Issuer and the Trustee, and in the calculation of the amount transferred, interest on the investment which has or will accrue before the date the money is needed in the fund to which the transfer is made shall not be taken into account or considered as money on hand at the time of such transfer.

        SECTION 4.06. ADDITIONAL COVENANTS WITH RESPECT TO THE HIGHER EDUCATION ACT. The Issuer covenants that it will cause the Trustee to be, or replace the Trustee with, an Eligible Lender under the Higher Education Act, that it will acquire or cause to be acquired Eligible Loans originated and held only by an Eligible Lender and that it will not dispose of or deliver any Financed Eligible Loans or any security interest in any such Financed Eligible Loans to any party who is not an Eligible Lender so long as the Higher Education Act or Regulations adopted thereunder require an Eligible Lender to be the owner or holder of Guaranteed Eligible Loans; provided, however, that nothing above shall prevent the Issuer from delivering the Eligible Loans to the Master Servicer, a Subservicer or a Guaranty Agency. The Registered Owners of the Notes shall not in any circumstances be deemed to be the owner or holder of the Guaranteed Eligible Loans.

        The Issuer, or the Administrator on behalf of the Issuer, shall be responsible for each of the following actions with respect to the Higher Education Act:

                (a) the Issuer, or the Administrator on behalf of the Issuer, shall be responsible for dealing with the Secretary with respect to the rights, benefits and obligations, under the Certificates of Insurance, including but not limited to the payment of all of the fees owed with respect the Financed Eligible Loans, and the Issuer, or the Administrator on behalf of the Issuer, shall be responsible for dealing with the Guaranty Agencies with respect to the rights, benefits and obligations under the Guarantee Agreements with respect to the Financed Eligible Loans;

                (b) the Issuer, or the Administrator on behalf of the Issuer, shall cause to be diligently enforced, and shall cause to be taken all reasonable steps, actions and proceedings necessary or appropriate for the enforcement of all terms, covenants and conditions of all Financed Eligible Loans and agreements in connection therewith, including the prompt payment of all principal and interest payments and all other amounts due thereunder;

                (c) the Issuer, or the Administrator on behalf of the Issuer, shall cause the Financed Eligible Loans to be serviced by entering into the Master Servicing Agreement or other agreement with the Master Servicer for the collection of payments made for, and the administration of the accounts of, the Financed Eligible Loans;

                (d) the Issuer, or the Administrator on behalf of the Issuer, shall comply, and shall cause all of its officers, directors, employees and agents to comply, with the provisions of the Higher Education Act and any regulations or rulings thereunder, with respect to the Financed Eligible Loans;

                (e) the Issuer, or the Administrator on behalf of the Issuer, shall cause all Available Funds, including the benefits of the Guarantee Agreements, the Interest Benefit Payments and the Special Allowance Payments, to flow to the Trustee. The Trustee shall have no liability for actions taken at the direction of the Issuer or the Administrator, except for negligence or willful misconduct in the performance of its express duties hereunder. The Trustee shall have no obligation to administer, service or collect the loans in the Trust Estate or to maintain or monitor the administration, servicing or collection of such loans; and

                (f) the Issuer, or the Administrator on behalf of the Issuer, shall cause each Financed Eligible Loan evidenced by a Master Promissory
        Note in the form mandated by Section 432(m)(1) of the Higher Education Act to be acquired pursuant to a Student Loan Purchase Agreement with the Seller containing language similar to the following:

                      "The Seller hereby represents and warrants that the Seller is transferring all of its right title and interest in the MPN Loan to the Trustee, that it has not assigned any interest in such MPN Loan (other than security interests that have been released or ownership interests that the Seller has reacquired) to any person other than the Trustee, and that no prior holder of the MPN Loan has assigned any interest in such MPN Loan (other than security interests that have been released or ownership interests that such prior holder has reacquired) to any Person other than a predecessor in title to the Seller. The Seller hereby covenants that the Seller shall not attempt to transfer to any other Person any interest in any MPN Loan assigned hereunder. The Seller hereby authorizes the Trustee to file a UCC-1 financing statement identifying the Seller as debtor and the Trustee as secured party and describing the MPN Loan sold pursuant to this Agreement. The preparation or filing of such UCC-1 financing statement is solely for additional protection of the Trustee's interest in the MPN Loans and shall not be deemed to contradict the express intent of the Seller and the Trustee that the transfer of MPN Loans under this Agreement is an absolute assignment of such MPN Loans and is not a transfer of such MPN Loans as security for a debt."

        The Trustee shall not be deemed to be the designated agent for the purposes of this Section unless it has agreed in writing to be such agent.

        SECTION 4.07. FINANCED ELIGIBLE LOANS; COLLECTIONS THEREOF; ASSIGNMENT THEREOF. The Issuer, through the Master Servicer and one or more Subservicers, shall diligently collect all principal and interest payments on all Financed Eligible Loans, and all Interest Benefit Payments, insurance, guarantee and default claims and Special Allowance Payments which relate to such Financed Eligible Loans; provided, however, the Issuer may offer interest rate reductions with respect to the Financed Eligible Loans which result in rates of interest not less than those shown in the cash flow analyses provided to each Rating Agency on the Date of Issuance, and provided further that such rates of interest may be further reduced if a Rating Confirmation is obtained, based on new cash flow analyses containing such assumptions as the Issuer shall reasonably determine. The Issuer shall cause the filing and assignment of such claims (prior to the timely filing deadline for such claims under the Regulations) by the Master Servicer or the appropriate Subservicer. The Issuer will comply with the Higher Education Act and Regulations which apply to the Program and to such Financed Eligible Loans.

        SECTION 4.08. APPOINTMENT OF AGENTS, DIRECTION TO TRUSTEE, ETC. The Issuer shall employ and appoint all employees, agents, consultants and attorneys which it may consider necessary. No member of the board of directors or officer of the Administrator, either singly or collectively, shall be personally liable for any act or omission not willfully fraudulent or mala fide. The Issuer hereby directs the Trustee to enter into this Indenture, the Administration Agreement, the London Paying Agency Agreement, the Custodian Agreement and the Investment Agreement. The Issuer hereby directs the Eligible Lender Trustee to enter into this Indenture, the Guarantee Agreements, the Custodian Agreement and the Eligible Lender Trust Agreement.

        SECTION 4.09. CAPACITY TO SUE. The Issuer shall have the power and capacity to sue and to be sued on matters arising out of or relating to the financing of the Financed Eligible Loans.

        SECTION 4.10. CONTINUED EXISTENCE; SUCCESSOR TO ISSUER. The Issuer agrees that it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises as a Delaware statutory trust, except as otherwise permitted by this Section. The Issuer further agrees that it will not (a) sell, transfer or otherwise dispose of all or substantially all, of its assets (except Financed Eligible Loans if such sale, transfer or disposition will discharge this Indenture in accordance with
Article X hereof); (b) consolidate with or merge into another entity; or (c) permit one or more other entities to consolidate with or merge into it. The preceding restrictions in clauses (a), (b) and (c) above shall not apply to a transaction if the transferee or the surviving or resulting entity, if other than the Issuer, by proper written instrument for the benefit of the Trustee, irrevocably and unconditionally assumes the obligation to perform and observe the agreements and obligations of the Issuer under this Indenture.

        If a transfer is made as provided in this Section, the provisions of this Section shall continue in full force and effect and no further transfer shall be made except in compliance with the provisions of this Section.

        SECTION 4.11. AMENDMENT OF STUDENT LOAN PURCHASE AGREEMENTS. The Issuer shall notify the Trustee in writing of any proposed amendments to any existing Student Loan Purchase Agreement. No such amendment shall become effective unless and until the Trustee consents thereto in writing. The consent of the Trustee shall not be unreasonably withheld and shall not be withheld if the Trustee receives an opinion of counsel acceptable to it that such an amendment is required by the Higher Education Act and is not materially prejudicial to the Registered Owners.

        SECTION 4.12. REPRESENTATIONS; NEGATIVE COVENANTS.

                (a) The Issuer hereby makes the following representations and warranties to the Trustee on which the Trustee relies in authenticating the Notes and on which the Registered Owners have relied in purchasing the Notes. Such representations and warranties shall survive the transfer and assignment of the Trust Estate to the Trustee.

                        (i) ORGANIZATION AND GOOD STANDING. The Issuer is duly
                organized and validly existing under the laws of the State, and has the power to own its assets and to transact the business in which it presently engages.

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                        (ii) DUE QUALIFICATION. The Issuer is duly qualified to
                do business and is in good standing, and has obtained all material necessary licenses and approvals, in all jurisdictions where the failure to be so qualified, have such good standing or have such licenses or approvals would have a material adverse effect on the Issuer's business and operations or in which the actions as required by this Indenture require or will require such qualification.

(iii) AUTHORIZATION. The Issuer has the power, authority and legal right to create and issue the Notes, to execute, deliver and perform this Indenture and to grant the Trust Estate to the Trustee and the creation and issuance of the Notes, execution, delivery and performance of this Indenture and grant of the Trust Estate to the Trustee have been duly authorized by the Issuer by all necessary statutory trust action.

                        (iv) BINDING OBLIGATION. This Indenture, assuming due
                authorization, execution and delivery by the Trustee, the Notes in the hands of the Registered Owners thereof and the Issuer Derivative Payments constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity.

                        (v) NO VIOLATION. The consummation of the transactions
                contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the organizational documents of the Issuer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Indenture, nor violate any law or any order, rule or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or any of its properties.

                        (vi) NO PROCEEDINGS. There are no proceedings,
                injunctions, writs, restraining orders or investigations to which the Issuer or any of its affiliates is a party pending, or, to the best of its knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Indenture, (B) seeking to prevent the issuance of any Notes or the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of this Indenture.

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                        (vii) APPROVALS. All approvals, authorizations,
                consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required on the part of the Issuer in connection with the execution and delivery of this Indenture have been taken or obtained on or prior to the Date of Issuance.

                        (viii) PLACE OF BUSINESS. The Issuer's place of business
                and chief executive office is located in Wilmington, Delaware and the Issuer has had no other chief executive office.

                        (ix) TAX AND ACCOUNTING TREATMENT. The Issuer intends to
                treat the transactions contemplated by the Student Loan Purchase Agreements as an absolute transfer rather than as a pledge of the Financed Eligible Loans from the Seller for federal income tax and financial accounting purposes and the Issuer (through the Eligible Lender Trustee) will be treated as the owner of the Financed Eligible Loans for all purposes. The Issuer further intends to treat the Notes as its indebtedness for federal income tax and financial accounting purposes.

                        (x) TAXES. The Issuer has filed (or caused to be filed)
                all federal, state, county, local and foreign income, franchise and other tax returns required to be filed by it through the date hereof, and has paid all taxes reflected as due thereon. There is no pending dispute with any taxing authority that, if determined adversely to the Issuer, would result in the assertion by any taxing authority of any material tax deficiency, and the Issuer has no knowledge of a proposed liability for any tax year to be imposed upon such entity's properties or assets for which there is not an adequate reserve reflected in such entity's current financial statements.

                        (xi) LEGAL NAME. The legal name of the Issuer is "Nelnet
                Student Loan Trust 2006-2" and has not changed since its inception. The Issuer has no trade names, fictitious names, assumed names or "dba's" under which it conducts its business and has made no filing in respect of any such name.

                        (xii) BUSINESS PURPOSE. The Issuer has acquired the
                Financed Eligible Loans conveyed to it under a Student Loan Purchase Agreement for a bona fide business purpose and has undertaken the transactions contemplated herein as principal rather than as an agent of any other Person. The Issuer has no subsidiaries, has adopted and operated consistently with all requirements for statutory trusts under the laws of the State with respect to its operations and has engaged in no other activities other than those specified in this Indenture and the Student Loan Purchase Agreements and in accordance with the transactions contemplated herein and therein.

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                        (xiii) COMPLIANCE WITH LAWS. The Issuer is in compliance
                with all applicable laws and regulations with respect to the conduct of its business and has obtained and maintains all permits, licenses and other approvals as are necessary for the conduct of its operations.

                        (xiv) VALID BUSINESS REASONS; NO FRAUDULENT TRANSFERS.
                The transactions contemplated by this Indenture are in the ordinary course of the Issuer's business and the Issuer has valid business reasons for granting the Trust Estate pursuant to this Indenture. At the time of each such grant: (A) the Issuer granted the Trust Estate to the Trustee without any intent to hinder, delay or defraud any current or future creditor of the Issuer; (B) the Issuer was not insolvent and did not become insolvent as a result of any such grant; (C) the Issuer was not engaged and was not about to engage in any business or transaction for which any property remaining with such entity was an unreasonably small capital or for which the remaining assets of such entity are unreasonably small in relation to the business of such entity or the transaction; (D) the Issuer did not intend to incur, and did not believe or should not have reasonably believed, that it would incur, debts beyond its ability to pay as they become due; and (E) the consideration received by the Issuer for the grant of the Trust Estate was reasonably equivalent to the value of the related grant.

                        (xv) NO MANAGEMENT OF AFFAIRS OF SELLER. The Issuer is
                not and will not be involved in the day-to-day management of the Seller, the Administrator, the Depositor or any affiliate.

                        (xvi) NO TRANSFERS WITH SELLER OR AFFILIATES. Other than
                the acquisition of assets and the transfer of any Notes pursuant to this Indenture, the Issuer does not engage in and will not engage in any transactions with the Seller and affiliates, except as provided herein with respect to the Administration Agreement or the payment of distributions to the Depositor.

                        (xvii) ABILITY TO PERFORM. There has been no material
                impairment in the ability of the Issuer to perform its obligations under this Indenture.

                        (xviii) FINANCIAL CONDITION. No material adverse change
                has occurred in the Issuer's financial status since the date of its formation.

                        (xix) EVENT OF DEFAULT. No Event of Default has occurred
                and no event has occurred that, with the giving of notice, the passage of time, or both, would become an Event of Default.

                        (xx) ACQUISITION OF FINANCED ELIGIBLE LOANS LEGAL. The
                Issuer has complied with all applicable federal, state and local laws and regulations in connection with its acquisition of the Financed Eligible Loans from the Seller.

                        (xxi) NO MATERIAL MISSTATEMENTS OR OMISSIONS. No
                information, certificate of an officer, statement furnished in writing or report delivered to the Trustee, the Master Servicer, a Subservicer or any Registered Owner by the Issuer contains any untrue statement of a material fact or omits a material fact necessary to make such information, certificate, statement or report not misleading.

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                (b) The Issuer will not:

                        (i) sell, transfer, exchange or otherwise dispose of any
                portion of the Trust Estate except as expressly permitted by this Indenture;

                        (ii) claim any credit on, or make any deduction from,
                the principal amount of any of the Notes by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;

                        (iii) except as otherwise provided herein, dissolve or
                liquidate in whole or in part, except with the prior written consent of the Trustee, and to the extent Notes remain Outstanding, approval of the Registered Owners and a Rating Confirmation;

                        (iv) permit the validity or effectiveness of this
                Indenture, any Supplement or any grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby;

                        (v) except as otherwise provided herein, permit any
                lien, charge, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof; (vi) permit the lien of this Indenture not to constitute a valid first priority, perfected security interest in the Trust Estate;

                        (vii) incur or assume any indebtedness or guarantee any
                indebtedness of any Person whether secured by any Financed Eligible Loans under this Indenture or otherwise, except for such obligations as may be incurred by the Issuer in connection with the issuance of the Notes pursuant to this Indenture and unsecured trade payables in the ordinary course of its business;

                        (viii) operate such that it would be consolidated with
                its Depositor or any other affiliate and its separate existence disregarded in any federal or state proceeding;

                        (ix) act as agent of the Seller or, except as provided
                in its Student Loan Purchase Agreement, allow the Seller to act as its agent;

                        (x) allow the Seller or the Depositor or any other
                affiliate to pay its expenses, guarantee its obligations or advance funds to it for payment of expenses; or

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

                        (xi) consent to the appointment of a conservator or
                receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Issuer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Issuer; or the Issuer shall not consent to the appointment of a receiver, conservator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Issuer or of or relating to all or substantially all of its property; or admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

                (c) The Issuer makes the following representations and warranties as to the Trust Estate which is granted to the Trustee hereunder on such date, on which the Trustee relies in accepting the Trust Estate. Such representations and warranties shall survive the grant of the Trust Estate to the Trustee pursuant to this Indenture:

                        (i) FINANCED ELIGIBLE LOANS. Each Financed Eligible Loan
                acquired by the Issuer shall constitute an Eligible Loan and contain the characteristics found in a Student Loan Purchase Agreement. Notwithstanding the definition of "Eligible Loans" herein, the Issuer covenants that no more than 20% of each purchase of Eligible Loans will be made up of Eligible Loans delinquent by more than 30 days.

                        (ii) GRANT. It is the intention of the Issuer that the
                transfer herein contemplated constitutes a grant of the Financed Eligible Loans to the Trustee.

                        (iii) ALL FILINGS MADE. All filings (including, without
                limitation, UCC filings) necessary in any jurisdiction to give the Trustee a first priority perfected ownership and security interest in the Trust Estate, including the Financed Eligible Loans, have been made no later than the Date of Issuance and copies of the file-stamped financing statements shall be delivered to the Trustee within five Business Days of receipt by the Issuer or its agent from the appropriate secretary of state. The Issuer has not caused, suffered or permitted any lien, pledges, offsets, defenses, claims, counterclaims, charges or security interest with respect to the Financed Eligible Loans (other than the security interest created in favor of the Trustee) to be created.

                        (iv) TRANSFER NOT SUBJECT TO BULK TRANSFER ACT. Each
                grant of the Financed Eligible Loans by the Issuer pursuant to this Indenture is not subject to the bulk transfer act or any similar statutory provisions in effect in any applicable jurisdiction.

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                        (v) NO TRANSFER TAXES DUE. Each grant of the Financed
                Eligible Loans (including all payments due or to become due thereunder) by the Issuer pursuant to this Indenture is not subject to and will not result in any tax, fee or governmental charge payable by the Issuer or the Seller to any federal, state or local government.

        SECTION 4.13. ADDITIONAL COVENANTS. So long as any of the Notes are
Outstanding:

                (a) The Issuer shall not engage in any business or activity other than in connection with the activities contemplated hereby and in the Student Loan Purchase Agreements, and in connection with the issuance of Notes.

                (b) The Issuer shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity except as otherwise provided herein.

                (c) The funds and other assets of the Issuer shall not be commingled with those of any other individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

                (d) The Issuer shall not be, become or hold itself out as being liable for the debts of any other party.

                (e) The Issuer shall not form, or cause to be formed, any subsidiaries.

                (f) The Issuer shall act solely in its own name and through its duly authorized officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

                (g) The Issuer shall maintain its records and books of account and shall not commingle its records and books of account with the records and books of account of any other Person. The books of the Issuer may be kept (subject to any provision contained in the statutes) inside or outside the State at such place or places as may be designated from time to time by the provisions of the Trust Agreement.

                (h) All actions of the Issuer shall be taken by an Authorized Representative.

                (i) The Issuer shall not amend, alter, change or repeal any provision contained in this Section without (i) the prior written consent of the Trustee and (ii) a Rating Confirmation from each Rating Agency rating any Notes Outstanding (a copy of which shall be provided to the Trustee) that such amendment, alteration, change or repeal will have no adverse effect on the rating assigned to the Notes.

                (j) The Issuer shall not amend its Certificate of Trust or its Trust Agreement without first obtaining the prior written consent of each Rating Agency.

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                (k) All audited financial statements of the Issuer that are consolidated with those of any affiliate thereof will contain detailed notes clearly stating that (i) all of the Issuer's assets are owned by the Issuer, and (ii) the Issuer is a separate entity with creditors who have received ownership and/or security interests in the Issuer's assets.

                (l) The Issuer will strictly observe legal formalities in its dealings with the Seller, the Depositor or any affiliate thereof, and funds or other assets of the Issuer will not be commingled with those of the Seller, the Depositor or any other affiliate thereof. The Issuer shall not maintain joint bank accounts or other depository accounts to which the Seller, the Depositor or any other affiliate has independent access. None of the Issuer's funds will at any time be pooled with any funds of the Seller, the Depositor or any other affiliate.

                (m) The Issuer will maintain an arm's length relationship with the Seller (and any affiliate). Any Person that renders or otherwise furnishes services to the Issuer will be compensated by the Issuer at market rates for such services it renders or otherwise furnishes to the Issuer except as otherwise provided in this Indenture. Except as contemplated in this Indenture, a Student Loan Purchase Agreement, the Master Servicing Agreement or a Subservicing Agreement, the Issuer will not hold itself out to be responsible for the debts of the Seller, the Depositor or the decisions or actions respecting the daily business and affairs of the Seller or the Depositor.

        SECTION 4.14. PROVIDING OF NOTICE. The Issuer, upon learning of any failure on its part to observe or perform in any material respect any covenant, representation or warranty of the Issuer set forth in this Indenture or the Student Loan Purchase Agreements, or of any failure on the part of the Seller to observe or perform in any material respect any covenant, representation or warranty of the Seller set forth in its Student Loan Purchase Agreement, shall promptly notify the Trustee, the Master Servicer, the appropriate Subservicer and each Rating Agency of such failure.

        SECTION 4.15. CERTAIN REPORTS.

                (a) The Issuer will:

                        (i) file with the Trustee, within 15 days after the
                Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act;

                        (ii) file with the Trustee and the Commission, in
                accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                                       53
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                        (iii) cause the Trustee to transmit by mail to the
                Registered Owners of Notes, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to subsections (i) and (ii) of this subsection (a) as may be required by rules and regulations prescribed from time to time by the Commission.

                (b) The Trustee shall mail to each Registered Owner, within 60 days after each December 31 beginning with the December 31 following the date of this Indenture, a brief report as of such December 31 that complies with Section 313(a) of the Trust Indenture Act if required by said section. The Trustee shall also comply with Section 313(b) of the Trust Indenture Act. A copy of each such report required pursuant to
        Section 313(a) or (b) of the Trust Indenture Act shall, at the time of such transaction to Registered Owners, be filed by the Trustee with the Commission and with each securities exchange, if any, upon which the Notes are listed, provided that the Issuer has previously notified the Trustee of such listing.

                (c) Not later than the second Business Day preceding each Quarterly Distribution Date, the Administrator will prepare and provide a certificate in the form of Exhibit D hereto (the "Administrator's Quarterly Distribution Date Certificate"), or containing such information as the Commission may from time to time by rules or regulations prescribe, to the Trustee. The Trustee shall provide a copy of any Administrator's Quarterly Distribution Date Certificate to any Noteholder who requests such in writing.

                (d) The Trustee may conclusively rely and accept such reports from the Issuer as fulfilling the requirements of this Section, with no further duty to know, determine or examine such reports or comply with the prescribed timing, rules and regulations of the Commission.

        SECTION 4.16. STATEMENT AS TO COMPLIANCE. The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from an Authorized Representative including (a) a current list of the Authorized Representatives, and (b) a statement indicating whether or not to the knowledge of the signers thereof the Issuer is in compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

        SECTION 4.17. REPRESENTATIONS OF THE ISSUER REGARDING THE TRUSTEE'S SECURITY INTEREST. The Issuer hereby represents and warrants for the benefit of the Trustee and the Registered Owners as follows:

                (a) This Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code in effect in the States of Colorado, Delaware, Nebraska and Utah) in the Financed Eligible Loans in favor of the Trustee, which security interest is prior to all other liens, charges, security interests, mortgages or other encumbrances, and is enforceable as such as against creditors of and purchasers from Issuer.

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                (b) Pursuant to the Higher Education Act, a security interest in student loans is perfected in the same manner as "accounts" within the meaning of the applicable UCC, which applicable UCCs are the UCC as in effect in the States of Delaware and Utah for the purposes of perfecting a security interest in the Financed Eligible Loans.

                (c) The Issuer (or the Eligible Lender Trustee on behalf of the Issuer) owns and has good and marketable title to the Financed Eligible Loans free and clear of any lien, charge, security interest, mortgage or other encumbrance, claim or encumbrance of any Person, other that those granted pursuant to this Indenture.

                (d) For sale of loan participations, swaps and other "payment intangibles" (within the meaning of the applicable UCC), the Issuer has received all consents and approvals required by the terms of the Financed Eligible Loans to the sale of the Financed Eligible Loans hereunder to the Trustee.

                (e) The Issuer has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Financed Eligible Loans granted to the Trustee hereunder.

                (f) The Issuer has received a written acknowledgment from the Master Servicer and each Subservicer (as custodian for the Trustee) that the Master Servicer or such Subservicer is holding executed copies of the promissory notes and master promissory notes that constitute or evidence the Financed Eligible Loans for which it is acting as Master Servicer or Subservicer, and that the Master Servicer or such Subservicer is holding such solely on behalf and for the benefit of the Trustee.

                (g) Other than the security interest granted to the Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Financed Eligible Loans. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Financed Eligible Loans other than any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

        SECTION 4.18. FURTHER COVENANTS OF THE ISSUER REGARDING THE TRUSTEE'S SECURITY INTEREST. The Issuer hereby covenants for the benefit of the Trustee and the Registered Owners as follows:

                (a) The representations and warranties set forth in Section 4.17 hereof shall survive the termination of this Indenture.

                (b) The Trustee shall not waive any of the representations and warranties set forth in Section 4.17 hereof.

                (c) The Issuer shall take all steps necessary, and shall cause the Master Servicer and each Subservicer, if any, to take all steps necessary and appropriate, to maintain the perfection and priority of the Trustee's security interest in the Financed Eligible Loans.

        SECTION 4.19. BORROWER INCENTIVE PROGRAMS. The Issuer presently offers borrower incentive programs on the Financed Eligible Loans. If any such incentive programs, or any other borrower incentive programs offered by the Issuer in the future which are not required by the Higher Education Act, are in effect for any Financed Eligible Loans on any Quarterly Distribution Date on which the Parity Ratio falls below the Initial Parity Ratio, the Issuer shall either (i) contribute funds to the Collection Fund in an amount equal to the principal or interest that otherwise would have been paid on such Financed Eligible Loans in the absence of the borrower incentive programs since the preceding Quarterly Distribution Date or (ii) notify the Master Servicer to instruct the Subservicers to notify the borrowers that the borrower incentive programs for those Financed Eligible Loans have been terminated. If the Master Servicer or a Subservicer is notified to provide notice of the termination of the borrower incentive programs for the Financed Eligible Loans being serviced by such Master Servicer or the Subservicer, such Master Servicer or Subservicer may choose to contribute funds to the Collection Fund in an amount equal to the principal or interest that otherwise would have been paid on such Financed Eligible Loans in the absence of the borrower incentive programs on the Financed Eligible Loans being serviced by such Master Servicer or Subservicer in lieu of providing notice of the termination of the borrower incentive programs for those Financed Eligible Loans. The Issuer shall notify the Rating Agencies if the Issuer, the Master Servicer or a Subservicer contributes any additional amounts pursuant to this Section or if any of the borrower incentive programs are terminated.

        SECTION 4.20. STATEMENTS TO NOTEHOLDERS. Two days preceding a Quarterly Distribution Date, the Issuer shall cause the Administrator to provide to the Trustee (with a copy to the Rating Agencies) solely for the purpose of having the Trustee, and in the case of the Reset Rate Notes, shall cause the London Paying Agent, to forward on such Quarterly Distribution Date to Registered Owners setting forth the information described in Item 1122 of Regulation AB promulgated by the Securities and Exchange Commission substantially in the form of Exhibit E hereto, with such additional information as the Administrator shall determine.

                                    ARTICLE V

                                      FUNDS

        SECTION 5.01. CREATION AND CONTINUATION OF FUNDS AND ACCOUNTS. There are hereby created and established the following Funds to be held and maintained by the Trustee (or with respect to any Currency Account, the London Paying Agent) for the benefit of the Registered Owners (and the Remarketing Agents with respect to the Remarketing Fee Fund):

                (a) Acquisition Fund, including a Prefunding Account and a Costs of Issuance Account therein;

                (b) Capitalized Interest Fund;

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                (c) Collection Fund;

                (d) Reserve Fund;

                (e) Remarketing Fee Fund;

                (f) Supplemental Interest Fund;

                (g) Accumulation Fund, including, when necessary, a Class A-6 Accumulation Account and a Class A-7 Accumulation Account established therein;

                (h) Currency Fund, including any Currency Accounts established therein; and

                (i) Collateral Fund, including any Currency Swap Agreement Collateral Account established therein.

        The Trustee is hereby authorized for the purpose of facilitating the administration of the Trust Estate and for the administration of any Notes issued hereunder to create further Accounts or Subaccounts in any of the various Funds and Accounts established hereunder which are deemed necessary or desirable.

        SECTION 5.02. ACQUISITION FUND. There shall be deposited into the Acquisition Fund from proceeds of the Notes an amount equal to $2,021,807,190. There shall be deposited into the Prefunding Account of the Acquisition Fund from the proceeds of the Notes deposited to the Acquisition Fund an amount equal to $999,754,582 and any amounts transferred to the Acquisition Fund from the Capitalized Interest Fund pursuant to Section 5.03 hereof. There shall be deposited into the Costs of Issuance Account of the Acquisition Fund from the proceeds of the Notes deposited to the Acquisition Fund, an amount equal to $1,000,000. Financed Eligible Loans shall be held by the Trustee or its agent or bailee (including the Master Servicer or a Subservicer) and shall be pledged to the Trust Estate and held as a part of the Acquisition Fund.

        Moneys on deposit in the Costs of Issuance Account of the Acquisition Fund shall be used, upon Issuer Order, to pay costs of issuance of the Notes, including the costs related to the purchase of one or more Derivative Products, if any. Moneys on deposit in the Acquisition Fund, including the Prefunding Account of the Acquisition Fund, shall be used, upon receipt by the Trustee of an Eligible Loan Acquisition Certificate, to acquire Eligible Loans (including any "add-on consolidation loans") at a price not in excess of 100% of the outstanding principal balance of such Eligible Loans, plus accrued interest. Any such Issuer Order or Eligible Loan Acquisition Certificate shall state that such proposed use of moneys in the Prefunding Account of the Acquisition Fund is in compliance with the provisions of this Indenture. In addition, on each Monthly Servicing Payment Date or Quarterly Distribution Date, to the extent there are insufficient Available Funds in the Collection Fund to make one or more of the transfers required by Section 5.04(b) (other than transfers to fund "add-on consolidation loans" or repurchase student loans from the Master Servicer, any Subservicer or any Guaranty Agency as described in clause (a)(i) and (iii) of the definition of Available Funds) and 5.04(c)(i) through (v) and (x) hereof (other than Termination Payments), then the Administrator shall instruct the Trustee in writing to withdraw from the Acquisition Fund (first from the Prefunding Account and second from the Costs of Issuance Account therein) on


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such Monthly Servicing Payment Date or Quarterly Distribution Date, as the case may be, an amount of money (but not Eligible Loans) equal to such deficiency and to deposit such amount in the Collection Fund to the extent moneys are not available to make such transfers from the Capitalized Interest Fund pursuant to
Section 5.03 hereof. Notwithstanding the foregoing, if any funds or moneys remain in the Costs of Issuance Account of the Acquisition Fund on the Quarterly Distribution Date in October of 2006, then the Trustee shall, without direction from or notice to the Issuer, transfer all such remaining moneys or funds to the Prefunding Account of the Acquisition Fund on the Quarterly Distribution Date in October of 2006. Notwithstanding the foregoing, if any funds or moneys remain in the Prefunding Account of the Acquisition Fund on April 30, 2007, then the Trustee shall, without direction from or notice to the Issuer, transfer all such remaining moneys or funds to the Collection Fund on April 30, 2007.

        While the Issuer will be the beneficial owner of the Financed Eligible Loans, it is understood and agreed that the Eligible Lender Trustee will be the legal owner thereof and the Trustee will have a security interest in the Financed Eligible Loans for and on behalf of the Registered Owners. In the case of a single Financed Eligible Loan evidenced by a separate note, each such note will be held in the name of the Trustee for the account of the Issuer, for the benefit of the Registered Owners. In the case of a Financed Eligible Loan evidenced by a Master Promissory Note, the Issuer shall cause the holder of the original Master Promissory Note to indicate by book entry on its books and records that the Issuer is the beneficial owner of the Financed Eligible Loan and that the Eligible Lender Trustee is the legal owner thereof and the Trustee has a security interest in the Financed Eligible Loan for the benefit of the Registered Owners.

        Except (i) as provided in Sections 5.12, 10.03 and 10.04 hereof, (ii) for consolidation or serialization purposes, (iii) for transfers to a Guaranty Agency, (iv) for transfers to the Master Servicer or a Subservicer pursuant to its repurchase obligation under the applicable Master Servicing Agreement or Subservicing Agreement, (v) for transfers to a Seller pursuant to its repurchase obligation under its Student Loan Purchase Agreement or (vi) when the Issuer does not have sufficient moneys in the Collection Fund to fund any required "add-on consolidation loan" (in which case the Issuer may sell the Financed Eligible Loan to which such required "add-on consolidation loan" relates), Financed Eligible Loans shall not be sold, transferred or otherwise disposed of by the Issuer through the Trustee free from the lien of this Indenture while any of the Class A Notes are Outstanding. In addition, if necessary for administrative purposes or if requested by the borrower corresponding to such Financed Eligible Loan, the Issuer may substitute another Eligible Loan for an existing Financed Eligible Loan if the substituted Eligible Loan has characteristics (including principal amount, maturity date and interest rate) which are substantially similar to the characteristics of the substituted Financed Eligible Loan, and the collective amount of all such substitutions does not exceed $10,000,000. The Issuer hereby certifies, upon which the Trustee may conclusively rely, that any Financed Eligible Loan sold pursuant to this Indenture shall not be sold for a price less than the Purchase Amount of such Financed Eligible Loan. The Issuer hereby certifies, upon which the Trustee may conclusively rely, that any Financed Eligible Loan substituted pursuant to this Indenture shall have characteristics (including principal amount, maturity date and interest rate) which are substantially similar to the characteristics of the substituted Financed Eligible Loan, and the collective amount of all such substitutions does not exceed $10,000,000. The Issuer shall provide notice to Moody's, if the principal amount of Financed Eligible Loans sold pursuant to this Indenture exceeds 10% of the Initial Pool Balance.

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        SECTION 5.03. CAPITALIZED INTEREST FUND. There shall be deposited into the Capitalized Interest Fund moneys from proceeds of the Notes in an amount equal to $19,000,000.

        On each Monthly Servicing Payment Date or Quarterly Distribution Date, to the extent there are insufficient Available Funds in the Collection Fund to make one or more of the transfers required by Sections 5.04(b) (other than transfers to fund "add-on consolidation loans" or repurchase student loans from the Master Servicer, any Subservicer or any Guaranty Agency as described in clause (a)(i) and (iii) of the definition of Available Funds) and 5.04(c)(i) through (v) and (x) hereof (other than Termination Payments), then the Administrator shall instruct the Trustee in writing to withdraw from the Capitalized Interest Fund on such Monthly Servicing Payment Date or Quarterly Distribution Date, as the case may be, an amount equal to such deficiency and to deposit such amount in the Collection Fund. On the Quarterly Distribution Date in October of 2006, the Trustee shall transfer any amounts in excess of $6,000,000 on deposit in the Capitalized Interest Fund to the Prefunding Account of the Acquisition Fund. On the Quarterly Distribution Date in January of 2007, the Trustee shall transfer any amounts in excess of $4,500,000 on deposit in the Capitalized Interest Fund to the Prefunding Account of the Acquisition Fund. On the Quarterly Distribution Date in April of 2007, the Trustee shall transfer any remaining amounts on deposit in the Capitalized Interest Fund to the Prefunding Account of the Acquisition Fund.

        SECTION 5.04. COLLECTION FUND.

                (a) DEPOSITS TO COLLECTION FUND. There shall be deposited to the Collection Fund (i) all Available Funds, and all other moneys and investments derived from assets on deposit in and transfers from the Capitalized Interest Fund (as described in Section 5.03 hereof), the Acquisition Fund (as described in Section 5.02 hereof), the Remarketing Fee Fund (as described in Section 5.06 hereof), the Reserve Fund (as described in Section 5.05 hereof) and the Supplemental Interest Fund (as described in Section 5.07 hereof), (ii) all Counterparty Payments (except those required to be deposited to the Currency Fund), (iii) amounts deposited pursuant to Sections 10.03 and 10.04 hereof and (iv) any other amounts deposited thereto upon receipt of an Issuer Order. Moneys on deposit in the Collection Fund shall be used to make the payments described below. The Trustee may conclusively rely on all written instructions of the Administrator described in this Indenture with no further duty to examine or determine the information contained in any Administrator's Quarterly Distribution Date Certificate or Issuer Order.

                (b) PAYMENTS ON MONTHLY SERVICING PAYMENT DATES. The Administrator shall instruct the Trustee in writing no later than the second Business Day preceding each Monthly Servicing Payment Date that is not a Quarterly Distribution Date (based on the information contained in a certificate of the Administrator (in the form set forth as Exhibit C hereto) and the related Servicer's Report, if applicable) to distribute to the Master Servicer, on such Monthly Servicing Payment Date, from and to the extent of the Available Funds on deposit in the Collection Fund (including any amounts transferred from the Capitalized Interest Fund pursuant to Section 5.03 hereof, the Acquisition Fund


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        pursuant to Section 5.02 hereof and the Reserve Fund pursuant to Section
        5.05(b) and (c) hereof), the Servicing Fees due with respect to the preceding calendar month, and the Trustee shall comply with such instructions. Upon written direction from the Administrator to the Trustee, moneys in the Collection Fund shall be used on any date to pay, when due, fees and expenses insofar as the same relate to Financed Eligible Loans and other fees and expenses with respect to the Trust Estate the payment of which is not otherwise provided for in subsection
        (c) of this Section, but including amounts described in clause (a)(i),
        (ii) and (iii) of the definition of Available Funds.

                (c) PAYMENTS ON QUARTERLY DISTRIBUTION DATES. The Administrator shall instruct the Trustee in writing no later than the second Business Day preceding each Quarterly Distribution Date (or the fifth Business Day with respect amounts required to paid by the Issuer pursuant to a Currency Swap Agreement) (based on the information contained in a certificate of the Administrator (in the form set forth as Exhibit D hereto or, with respect to amounts required to paid by the Issuer pursuant to a Currency Swap Agreement, by an Issuer Order) and the related Servicer's Report, if applicable) to make the following deposits and distributions from the Available Funds in the Collection Fund received during the immediately preceding Collection Period (including any amounts transferred from the Capitalized Interest Fund pursuant to
        Section 5.03 hereof, the Acquisition Fund pursuant to Section 5.02 hereof and the Reserve Fund pursuant to Section 5.05(b) and (c) hereof, to the Persons or to the account specified below on such Quarterly Distribution Date, in the following order of priority, and the Trustee shall comply with such instructions, provided, however, that if the Available Funds received during the immediately preceding Collection Period are not sufficient to make the payments or deposits required pursuant to clauses (i) through (v) of this subsection (c), then, after any required transfers from the Acquisition Fund, the Capitalized Interest Fund and the Reserve Fund, any other Available Funds on deposit in the Collection Fund, which the Administrator would have deemed Available Funds for the current Collection Period, may be used to make the payments or deposits required pursuant to clauses (i) through (v) of this subsection (c):

                        (i) to pay to the Master Servicer, the Trustee and the
                Delaware Trustee, pro rata, based on amounts owed to each such party, without preference or priority of any kind, the Servicing Fee (to the extent remaining unpaid following the Monthly Servicing Payment Date), the Trustee Fee and the Delaware Trustee Fee, respectively, due on such Quarterly Distribution Date, in each case, together with such fees remaining unpaid from prior Quarterly Distribution Dates (and, in the case of the Servicing Fees, prior Monthly Servicing Payment Dates);

                        (ii) to deposit to the Remarketing Fee Fund as provided
                in Section 5.06 hereof, the Quarterly Funding Amount due on such Quarterly Distribution Date;

                        (iii) to pay to the Administrator, the Administration
                Fee due on such Quarterly Distribution Date and all unpaid Administration Fees from prior Quarterly Distribution Dates;

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                        (iv) to (A) pay to the Class A Noteholders of each
                Class, the portion of the Class A Noteholders' Interest Distribution Amount payable to such Class on such Quarterly Distribution Date (other than to the Noteholders of any Class of the Reset Rate Notes if a Currency Swap Agreement with respect to interest payments to be made to the Noteholders of any Class of the Reset Rate Notes is then in effect) and (B) to pay the Counterparty under a Derivative Product (including any Currency Swap Agreement with respect to any Class of the Reset Rate Notes), any Issuer Derivative Payments owed to such Counterparty on such Quarterly Distribution Date (excluding Termination Payments other than Priority Termination Payments), pro rata, based on amounts owed to each such party, without preference or priority of any kind;

                        (v) to pay to the Class B Noteholders, the portion of
                the Class B Noteholders' Interest Distribution Amount payable on such Quarterly Distribution Date, pro rata, based on amounts owed to each such party, without preference or priority of any kind;

                        (vi) to the Depositor, an amount equal to the unpaid
                interest accrued on the Financed Eligible Loans subsequent to the Cutoff Date but prior to the Date of Issuance, until such amount has been paid in full;

                        (vii) to the Class A Noteholders, the Class A Principal
                Distribution Amount in the following order:

                                (A) to pay to the Class A-1 Noteholders until
                        the Class A-1 Notes have been paid in full;

                                (B) to pay to the Class A-2 Noteholders until
                        the Class A-2 Notes have been paid in full;

                                (C) to pay to the Class A-3 Noteholders until
                        the Class A-3 Notes have been paid in full;

                                (D) to pay to the Class A-4 Noteholders until
                        the Class A-4 Notes have been paid in full;

                                (E) to pay to the Class A-5 Noteholders until
                        the Class A-5 Notes have been paid in full;

                                (F) to pay to the Class A-6 Noteholders until
                        the Class A-6 Notes have been paid in full; provided, however, (I) if the Class A-6 Notes are then denominated in U.S. Dollars and are then structured not to receive a payment of principal until the end of the related Reset Period, principal payments will be allocated to the Class A-6 Accumulation Account, until amounts on deposit therein are sufficient to reduce the Outstanding Amount of the Class A-6 Notes to zero, and (II) if the Class A-6 Notes are in a Foreign Exchange Mode, such principal payments either (x) will be made to the related Currency Swap Counterparty or Counterparties or (y) if the Class


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                        A-6 Notes are then structured not to receive a payment
                        of principal until the end of the related Reset Period, such payments will be allocated to the Class A-6 Accumulation Account, until the U.S. Dollar Equivalent Principal Amount of such Class A-6 Notes has been distributed to the related Currency Swap Counterparty or Counterparties or allocated to the Class A-6 Accumulation Account; and provided further that for purposes of this clause (F), the Outstanding Amount of the Class A-6 Notes will be deemed to have been reduced by any amounts (less any investment earnings) on deposit in the Class A-6 Accumulation Account; and

                                (G) to pay to the Class A-7 Noteholders until
                        the Class A-7 Notes have been paid in full; provided, however, (I) if the Class A-7 Notes are then denominated in U.S. Dollars and are then structured not to receive a payment of principal until the end of the related Reset Period, principal payments will be allocated to the Class A-7 Accumulation Account, until amounts on deposit therein are sufficient to reduce the Outstanding Amount of the Class A-7 Notes to zero, and (II) if the Class A-7 Notes are in a Foreign Exchange Mode, such principal payments either (x) will be made to the related Currency Swap Counterparty or Counterparties or (y) if the Class A-7 Notes are then structured not to receive a payment of principal until the end of the related Reset Period, such payments will be allocated to the Class A-7 Accumulation Account, until the U.S. Dollar Equivalent Principal Amount of such Class A-7 Notes has been distributed to the related Currency Swap Counterparty or Counterparties or allocated to the Class A-7 Accumulation Account; and provided further that for purposes of this clause (G), the Outstanding Amount of the Class A-7 Notes will be deemed to have been reduced by any amounts (less any investment earnings) on deposit in the Class A-7 Accumulation Account;

                        (viii) to deposit to the Supplemental Interest Fund, an
                amount equal to the Supplemental Interest Deposit Amount;

                        (ix) on and after the Stepdown Date, and provided that
                no Trigger Event is in effect on such Quarterly Distribution Date, to the Class B Noteholders, the Class B Principal Distribution Amount;

                        (x) to deposit to the Reserve Fund, the amount, if any,
                necessary to reinstate the balance of the Reserve Fund up to the Specified Reserve Fund Balance;

                        (xi) to pay to the Master Servicer, the aggregate unpaid
                amount of any Carryover Servicing Fee, if any;

                        (xii) to pay to the Counterparties, pro rata, without
                preference or priority of any kind, any accrued and unpaid Termination Payments due to each such Counterparty under the applicable Derivative Product;

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                        (xiii) to the Administrator to reimburse it for any
                payments made by it to the Remarketing Agents pursuant to the Remarketing Agreement;

                        (xiv) in the event the Financed Eligible Loans are not
                sold pursuant to Sections 10.03 or 10.04 hereof, to pay as an accelerated payment of principal balance of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class A-6 Notes, the Class A-7 Notes and the Class B Notes then Outstanding, to the Noteholders in the same order and priority as is set forth in clauses (vii)(A) through (G) and (ix) of this subsection (c) until the principal amount of the Notes is paid in full; and

                        (xv) subject to the remaining provisions of this
                Section, to pay to the Depositor any remaining funds.

               Amounts that would be paid to each Currency Swap Counterparty pursuant to clauses (iv), (vii)(F), (vii)(G) or (xii) of this subsection
        (c), with respect to payments of interest on any Class of the Reset Rate Notes if that Class of the Reset Rate Notes bears a fixed rate of interest or with respect to payments of principal on any Class of the Reset Rate Notes then in a Foreign Exchange Mode, will be determined on or before the fifth Business Day preceding each Quarterly Distribution Date and will be paid by the Issuer as set forth in the applicable Swap Agreement (or, with respect to a Quarterly Distribution Date that coincides with a Reset Date resulting in a successful remarketing of the Reset Rate Notes if that Class of the Reset Rate Notes is then in a Foreign Exchange Mode, payments under the related Swap Agreement will be made on such Quarterly Distribution Date).

               Amounts properly distributed to the Depositor pursuant to clause
        (vi) or (xv) of this subsection (c) shall be deemed released from the Trust Estate and the security interest therein granted to the Trustee, and the Depositor shall in no event thereafter be required to refund any such distributed amounts.

               The Administrator shall, or shall direct the Trustee to, notify the Rating Agencies, by forwarding a copy of Exhibit D hereto, if the Available Funds received during the immediately preceding Collection Period are not sufficient to make the payments or deposits required pursuant to clauses (i) through (v) of this subsection (c), after any required transfers from the Acquisition Fund, the Capitalized Interest Fund and the Reserve Fund, and such payments or deposits were made with other Available Funds on deposit in the Collection Fund.

               Subject to the provisions of Section 7.05 and 7.07 hereof, the Issuer hereby certifies that the amounts paid to the Trustee and the Delaware Trustee (but not the Master Servicer) pursuant to clause (i) above and the Administration Fee pursuant to clause (ii) above, shall not in any one Fiscal Year exceed the amount or percentage designated therefor in the cash flows provided to each Rating Agency on each Date of Issuance, unless the Issuer, after furnishing each Rating Agency with revised cash flows, shall have received a Rating Confirmation.

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

               In the event that a Termination Payment is owed by the Issuer to any Counterparty and a Replacement Transaction is procured by the Issuer under which the replacement Counterparty makes a payment to the Issuer, the Issuer will pay that amount directly to the original Counterparty to the extent that a Termination Payment is owed by the Issuer to that Swap Counterparty. If after making that payment, the original Counterparty is still owed a payment, then the remaining amount will be paid as set forth in clause (xii) of this subsection (c).

               If a Currency Swap Agreement terminates, amounts that would have otherwise been paid to the related Currency Swap Counterparty under the related Currency Swap Agreement will be used to make payments to the Noteholders of the related Class of Reset Rate Notes in an amount in Euros, Pounds Sterling or any other applicable non-U.S. Dollar currency equal to the payment that would have been made by the related Currency Swap Counterparty to the Issuer. If this occurs, the Administrator, on behalf of the Issuer, will exchange, or will instruct the Trustee to exchange, U.S. Dollars for Euros, Pounds Sterling or any other applicable non-U.S. Dollar currency in order to make distributions to the Noteholders of the related Class of Reset Rate Notes.

        SECTION 5.05. RESERVE FUND.

                (a) On the Date of Issuance, the Trustee shall deposit $5,092,810 into the Reserve Fund. Thereafter, the Trustee shall transfer to the Reserve Fund from the Collection Fund all amounts designated for transfer thereto pursuant to Section 5.04(c)(x) hereof.

                (b) On each Monthly Servicing Payment Date or Quarterly Distribution Date, to the extent there are insufficient Available Funds in the Collection Fund to make one or more of the transfers required by Sections 5.04(b) (other than transfers to fund "add-on consolidation loans" or repurchase student loans from the Master Servicer, any Subservicer or any Guaranty Agency as described in clause (a)(i) and
        (iii) of the definition of Available Funds) and 5.04(c)(i) through
        (c)(v) hereof (other than Termination Payments), then the Administrator shall instruct the Trustee in writing to withdraw from the Reserve Fund on such Monthly Servicing Payment Date or Quarterly Distribution Date, as the case may be, an amount equal to such deficiency and to deposit such amount in the Collection Fund to the extent moneys are not available to make such transfers from the Capitalized Interest Fund pursuant to Section 5.03 hereof or the Acquisition Fund pursuant to
        Section 5.02 hereof. Additionally, if on the Note Final Maturity Date for a Class of Notes, and after giving effect to the distribution of the Available Funds on such Note Final Maturity Date, the principal amount of such Class of Notes will not be reduced to zero, the Administrator shall instruct the Trustee in writing to withdraw from the Reserve Fund on such Note Final Maturity Date an amount equal to the amount needed to reduce the principal amount of such Class of Notes to zero and to deposit such amount in the Collection Fund for application to payment of the Outstanding Amount of such Class of Notes.

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                (c) After giving effect to subsection (b) of this Section, if the amount on deposit in the Reserve Fund on any Quarterly Distribution Date is greater than the Specified Reserve Fund Balance for such Quarterly Distribution Date, the Administrator shall instruct the Trustee in writing to withdraw from the Reserve Fund on such Quarterly Distribution Date an amount equal to such excess and to deposit such amount in the Collection Fund.

                (d) On the final Quarterly Distribution Date upon termination of the trust and following the payment in full of the Outstanding Amount of the Notes and of all other amounts (other than unpaid Issuer Derivative Payments and Carryover Servicing Fees) owing or to be distributed hereunder to Noteholders, the Trustee, the Master Servicer, the Administrator, the Delaware Trustee or the Counterparties (excluding Termination Payments other than Priority Termination Payments), to the extent that Available Funds on such date are insufficient to make the following payments, amounts remaining in the Reserve Fund shall be used first to pay any unpaid Issuer Derivative Payments and second to pay any Carryover Servicing Fees. Any amount remaining on deposit in the Reserve Fund after such payments have been made shall be distributed to the Depositor. The Depositor shall in no event be required to refund any amounts properly distributed pursuant to this subsection (d).

                (e) Anything in this Section to the contrary notwithstanding, if the market value of securities and cash in the Reserve Fund is on any Quarterly Distribution Date sufficient to pay the remaining principal amount of and interest accrued on the Notes, and to pay any unpaid Issuer Derivative Payments and Carryover Servicing Fees, such amount will be so applied on such Quarterly Distribution Date and the Administrator shall instruct the Trustee in writing to make such payments.

        SECTION 5.06. REMARKETING FEE FUND.

                (a) DEPOSITS TO THE REMARKETING FEE FUND. On each Quarterly Distribution Date, an amount up to the Quarterly Funding Amount shall be deposited to the Remarketing Fee Fund pursuant to Section 5.04(c)(ii) hereof.

                (b) USE OF MONEYS IN THE REMARKETING FEE FUND. Amounts on deposit in the Remarketing Fee Fund shall be used to pay the Remarketing Fees due on any Class of the Reset Rate Notes on its corresponding Reset Date. If the amount on deposit in the Remarketing Fee Fund on any Quarterly Distribution Date, after the payment of any Remarketing Fees due on such Quarterly Distribution Date, exceeds the sum of the Reset Period Target Amounts for the Reset Rate Notes, the Issuer may direct the Trustee to transfer such excess to the Collection Fund on such Quarterly Distribution Date. In the event that the fees owed to any Remarketing Agent on a Reset Date exceed the amount then on deposit for such purposes in the Remarketing Fee Fund, such shortfall shall be paid on future Quarterly Distribution Dates. The Issuer shall also be responsible for certain costs and expenses to the extent set forth in
        Section 3 of the Remarketing Agreement, which shall be paid on each Quarterly Distribution Date from the Collection Fund pursuant to Section 5.04(c)(ii) hereof to the extent funds are available therefor. If on any Quarterly Distribution Date a Class A-1 Note Interest Shortfall, a Class A-2 Note Interest Shortfall, a Class A-3 Note Interest Shortfall, a Class A-4 Note Interest Shortfall, a Class A-5 Note Interest Shortfall, a Class A-6 Note Interest Shortfall or a Class A-7 Note Interest Shortfall would exist, or if on the Note Final Maturity Date for any


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        Class of the Class A Notes, Available Funds would not be sufficient to reduce the principal balance of that Class of the Class A Notes to zero, the amount of such Class A-1 Note Interest Shortfall, Class A-2 Note Interest Shortfall, Class A-3 Note Interest Shortfall, Class A-4 Note Interest Shortfall, Class A-5 Note Interest Shortfall, Class A-6 Note Interest Shortfall, Class A-7 Note Interest Shortfall or principal deficiency, as applicable, to the extent sums are on deposit in the Remarketing Fee Fund, shall be withdrawn from the Remarketing Fee Fund and used for payment of interest or principal on the Class A Notes if sufficient funds are not available from the Collection Fund, the Capitalized Interest Fund, the Acquisition Fund and the Reserve Fund.

        SECTION 5.07. SUPPLEMENTAL INTEREST FUND.

                (a) DEPOSITS TO THE SUPPLEMENTAL INTEREST FUND. Amounts transferred from the Collection Fund pursuant to Section 5.04(c)(viii) hereof representing a Supplemental Interest Deposit Amount shall be deposited to the Supplemental Interest Fund.

                (b) USE OF MONEYS IN THE SUPPLEMENTAL INTEREST FUND. All amounts deposited to the Supplemental Interest Fund shall be transferred to the Collection Fund on the next succeeding Quarterly Distribution Date.

        SECTION 5.08. ACCUMULATION FUND.

                (a) If a Class of the Reset Rate Notes is structured to receive a payment of principal only at the end of the related Reset Period, amounts transferred pursuant to subsection (c)(vii) of Section 5.04 hereof to pay principal on such Class of the Reset Rate Notes shall be deposited to an Accumulation Account with respect to such Class of the Reset Rate Notes within the Accumulation Fund.

                (b) If any Class of the Reset Rate Notes is denominated in U.S. Dollars and is structured during the then-current Reset Period not to receive a payment of principal until the end of the related Reset Period, the Administrator shall instruct the Trustee in writing no later than one Business Day preceding each Quarterly Distribution Date that is also a Reset Date, to withdraw from the related Accumulation Account on such Quarterly Distribution Date (after any additional allocations of principal are made to that Accumulation Account on such Quarterly Distribution Date) the amount (less any investment earnings) on deposit in such Accumulation Account and distribute (by 1:00 p.m. (New York time) on the related Quarterly Distribution Date) such amounts to the Noteholders of the related Reset Rate Notes as of the immediately current Record Date, pro rata, as a payment of principal as set forth in
        Section 5.04(c)(vii) hereof. If any Class of Reset Rate Notes is in a Foreign Exchange Mode and is structured during the then-current Reset Period not to receive a payment of principal until the end of the related Reset Period and a Currency Swap Agreement is in effect for those Reset Rate Notes, the Administrator shall instruct the Trustee in writing no later than five Business Days preceding each Quarterly Distribution Date that is also a Reset Date, to withdraw from the related Accumulation Account on such Quarterly Distribution Date (after any additional allocations of principal are made to that account on such Quarterly Distribution Date) the amount (less any investment earnings)

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        on deposit in the such Accumulation Account and deliver such amounts to the related Currency Swap Counterparty or Counterparties in exchange for the amount of the applicable non-U.S. Dollar currency, determined using the exchange rate set forth in the related Currency Swap Agreement, for payment to the related Noteholders of the Reset Rate Notes as of the immediately preceding Record Date, pro rata, as a payment of principal as set forth in Section 5.04(c)(vii) hereof. Amounts (less any investment earnings) on deposit in an Accumulation Account may be used only to pay principal on the related Class of Reset Rate Notes (or to the related Currency Swap Counterparty or Counterparties) and for no other purpose. If no Currency Swap Agreement is in effect for those Reset Rate Notes, such payment shall be made as set forth in Section
        5.04 hereof.

                (c) In the event that on any Quarterly Distribution Date the amount (less any Investment Earnings) on deposit for any Class of Reset Rate Notes in the related Accumulation Account, including amounts deposited on that Quarterly Distribution Date, would equal the Outstanding Amount of that Class of Reset Rate Notes, then no additional amounts will be deposited into the related Accumulation Account and all amounts therein, less any investment earnings, will be distributed on the next related Reset Date, pursuant to subsection (b) of this Section, and the Outstanding Amount of that Class of Reset Rate Notes will be reduced to zero.

        SECTION 5.09. CURRENCY FUND.

                (a) On the Date of Issuance, with respect to the Class A-7 Notes for the initial Reset Period, and on each Reset Date when any Class of Reset Rate Notes is reset to be denominated in a currency other than U.S. Dollars during the next Reset Period, the Issuer shall establish and maintain a Currency Account for the related Class of Reset Rate Notes.

                (b) Any payments in the related currency received from any Currency Swap Counterparty will be deposited into the related Currency Account for the benefit of the Noteholders of the related Class of the Reset Rate Notes.

                (c) The Administrator shall instruct the Trustee to direct the London Paying Agent in writing no later than the Business Day preceding each Quarterly Distribution Date to distribute all amounts on deposit in the applicable Currency Account to the Noteholders of the related Class of the Reset Rate Notes by 10:00 a.m. (London time) on the related Quarterly Distribution Date; provided, however, that with respect to any Quarterly Distribution Date that coincides with a Reset Date when any Class of the Reset Rate Notes is then in a Foreign Exchange Mode, the Administrator will instruct the London Paying Agent to distribute the amounts in the applicable Currency Account to the Noteholders of the related Class of the Reset Rate Notes by 3:30 p.m. (London time) on the date the London Paying Agent receives such amounts (unless the amounts are not received prior to 10:00 a.m. (London time), then such distribution shall be on the next Business Day). If the related Currency Swap Agreement is not in effect, the Administrator shall cause U.S. Dollars to be converted into such other applicable non-U.S. Dollar currency in amounts sufficient to make the distributions specified in this Indenture.

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        SECTION 5.10. COLLATERAL FUND. In the event that pursuant to the terms of any applicable Currency Swap Agreement, a related Currency Swap Counterparty (or its credit support provider) is required to deposit cash or securities as collateral to secure its obligations ("Swap Collateral"), the Trustee shall establish and maintain one or more Accounts within the Collateral Fund in the name of the Trustee for the benefit of the Issuer and the Noteholders (each a "Currency Swap Agreement Collateral Account") upon written notice from the Issuer. All sums on deposit and securities held in any Currency Swap Agreement Collateral Account shall be used only for the purposes set forth in the related credit support agreement to be entered into between the Issuer and the related Currency Swap Counterparty (a "Credit Support Agreement"). Amounts on deposit in any Currency Swap Agreement Collateral Account may be invested in Investment Securities at the written direction of the related Swap Counterparty and on each Quarterly Distribution Date, all investment earnings actually received by the Trustee on amounts on deposit in a Currency Swap Agreement Collateral Account or on securities held by the Trustee as Swap Collateral shall be paid directly to the related Swap Counterparty and not become part of Available Funds in accordance with the terms of the Credit Support Agreement. All amounts deposited in a Currency Swap Agreement Collateral Account shall be paid to the Issuer (and become part of Available Funds on the related Quarterly Distribution Date) or returned to the related Swap Counterparty, from time to time, in accordance with the provisions set forth in the related Credit Support Agreement. The Trustee shall be entitled to conclusively rely on the written instructions of the Issuer or the Administrator with respect to sums on deposit in the Collateral Fund and any Currency Swap Agreement Collateral Account without responsibility to know or determine the purpose or provisions set forth in the related Collateral Support Agreement.

        SECTION 5.11. INVESTMENT OF FUNDS HELD BY TRUSTEE. The Trustee is hereby directed to enter into the Investment Agreement. In addition, the Trustee shall invest money held for the credit of any Fund or Account or Subaccount held by the Trustee hereunder (other than any Currency Account) as directed in writing (or orally, confirmed in writing) by an Authorized Representative of the Issuer, to the fullest extent practicable and reasonable, in Investment Securities which shall mature or be redeemed at the option of the holder prior to the respective dates when the money held for the credit of such Fund or Account will be required for the purposes intended. In the absence of any such direction and to the extent practicable, the Trustee shall invest amounts held hereunder in those Investment Securities described in clause (k) of the definition of the Investment Securities. All such investments shall be held by (or by any custodian on behalf of) the Trustee for the benefit of the Issuer; provided that on the Business Day preceding each Quarterly Distribution Date all interest and other investment income collected (net of losses and investment expenses) on funds on deposit therein (other than in any Currency Account) shall be deposited into the Collection Fund and shall be deemed to constitute a portion of the Available Funds. The Trustee and the Issuer hereby agree that unless an Event of Default shall have occurred hereunder, the Issuer acting by and through an Authorized Representative shall be entitled to, and shall, provide written direction or oral direction confirmed in writing to the Trustee with respect to any discretionary acts required or permitted of the Trustee under any Investment Securities and the Trustee shall not take such discretionary acts without such written direction.

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        The Investment Securities purchased shall be held by the Trustee and shall be deemed at all times to be part of such Fund or Account or Subaccounts or combination thereof, and the Trustee shall inform the Issuer of the details of all such investments. Upon direction in writing (or orally, confirmed in writing) from an Authorized Representative of the Issuer, the Trustee shall use its best efforts to sell at the best price obtainable, or present for redemption, any Investment Securities purchased by it as an investment whenever it shall be necessary to provide money to meet any payment from the applicable Fund. The Trustee shall advise the Issuer in writing, on or before the fifteenth day of each calendar month (or such later date as reasonably consented to by the Issuer), of all investments held for the credit of each Fund in its custody under the provisions of this Indenture as of the end of the preceding month and the value thereof, and shall list any investments which were sold or liquidated for less than the par value thereof, plus accrued but unpaid interest at the time thereof.

        Money in any Fund constituting a part of the Trust Estate may be pooled for the purpose of making investments and may be used to pay accrued interest on Investment Securities purchased. The Trustee and its affiliates may act as principal or agent in the acquisition or disposition of any Investment Securities.

        Notwithstanding the foregoing, the Trustee shall not be responsible or liable for any losses on investments made by it hereunder or for keeping all Funds held by it, fully invested at all times, its only responsibility being to comply with the investment instructions of the Issuer or its designee in a non-negligent manner.

        The Issuer acknowledges that to the extent the regulations of the Comptroller of the Currency or other applicable regulatory agency grant the Issuer the right to receive brokerage confirmations of security transactions, the Issuer waives receipt of such confirmations.

        SECTION 5.12. RELEASE.

                (a) The Trustee shall, upon Issuer Order and subject to the provisions of this Indenture, take all actions reasonably necessary to effect the release of any Financed Eligible Loans from the lien of this Indenture to the extent the terms hereof permit the sale, disposition or transfer of such Financed Eligible Loans.

                (b) Subject to the payment of its fees and expenses pursuant to Sections 7.05 and 7.07 hereof, the Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this Article shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

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                (c) The Trustee shall, at such time as there are no Notes
        Outstanding and all sums due the Trustee pursuant to Sections 7.05 and
        7.07 hereof and all amounts payable to the Master Servicer, each Subservicer, each Remarketing Agent, the Administrator, the Delaware Trustee and the Counterparties have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Funds and Accounts. The Trustee shall release property from the lien of this Indenture pursuant to this subsection (c) only upon receipt of an Issuer Order, an Opinion of Counsel and (if required by the Trust Indenture Act) Independent Certificates in accordance with Sections 314(c) and 314(d)(1) of the Trust Indenture Act.

                (d) Subject to the provisions of this Indenture, the Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Order, an Opinion of Counsel and Independent Certificates in accordance with Sections 314(c) and 314(d)(1) of the Trust Indenture Act or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the Trust Indenture Act does not require any such Independent Certificates.

                (e) Each Registered Owner, by the acceptance of a Note, acknowledges that from time to time the Trustee shall release the lien of this Indenture on any Financed Eligible Loan to be sold to (i) the Seller in accordance with the Student Loan Purchase Agreement; (ii) the Master Servicer or a Subservicer in accordance with the Master Servicing Agreement or the applicable Subservicing Agreement; and (iii) another eligible lender holding one or more serial loans with respect to such Financed Eligible Loan, and each Registered Owner, by the acceptance of a Note, consents to any such release.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

        SECTION 6.01. EVENTS OF DEFAULT DEFINED. For the purpose of this Indenture, the following events are hereby defined as, and are declared to be, "Events of Default":

                (a) default in the due and punctual payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five (5) days; provided, however, that a default in the due and punctual payment of any interest on any Class B Note shall not be an Event of Default if any Class A Notes are Outstanding;

                (b) default in the due and punctual payment of the principal of any Note when the same becomes due and payable on the related Note Final Maturity Date; provided, however, that a default in the due and punctual payment of principal on any Class B Note shall not be an Event of Default if any Class A Notes are Outstanding;

                (c) default in the performance or observance of any other of the covenants, agreements or conditions on the part of the Issuer to be kept, observed and performed contained in this Indenture or in the Notes, and continuation of such default for a period of 90 days after written notice thereof by the Trustee to the Issuer; and

                (d) the occurrence of an Event of Bankruptcy.

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        Any notice herein provided to be given to the Issuer with respect to any default shall be deemed sufficiently given if sent by registered mail with postage prepaid to the Person to be notified, addressed to such Person at the post office address as shown in Section 9.01 hereof or such other address as may hereafter be given as the principal office of the Issuer in writing to the Trustee by an Authorized Representative of the Issuer. The Trustee may give any such notice in its discretion and shall give such notice if requested to do so in writing by the Registered Owners of at least 51% of the collective aggregate principal amount of the Highest Priority Obligations at the time Outstanding.

        SECTION 6.02. REMEDY ON DEFAULT; POSSESSION OF TRUST ESTATE. Subject to Sections 6.08, 7.05 and 7.07 hereof, upon the happening and continuance of any Event of Default, the Trustee or by its attorneys or agents may enter into and upon and take possession of such portion of the Trust Estate as shall be in the custody of others, and all property comprising the Trust Estate, and each and every part thereof, and exclude the Issuer and its agents, servants and employees wholly therefrom, and have, hold, use, operate, manage, and control the same and each and every part thereof, and in the name of the Issuer or otherwise, as they shall deem best, conduct the business thereof and exercise the privileges pertaining thereto and all the rights and powers of the Issuer and use all of the then existing Trust Estate for that purpose, and collect and receive all charges, income and Available Funds of the same and of every part thereof, and after deducting therefrom all expenses incurred hereunder and all other proper outlays herein authorized, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the Trustee shall apply the rest and residue of the money received by the Trustee as follows: FIRST, (a) to the applicable Registered Owners of each Class of the Reset Rate Notes then denominated in U.S. Dollars and then structured not to receive a payment of principal until the end of its related Reset Period, the amount, if any, on deposit in the related Accumulation Account for such Class of the Reset Rate Notes (excluding any investment earnings thereon) in reduction of the Outstanding Amount of such Reset Rate Notes until they are paid in full; and/or
(b) to the related Currency Swap Counterparty if any Class of the Reset Rate Notes is then in a Foreign Exchange Mode and is then structured not to receive a payment of principal until the end of its related Reset Period, the amount, if any, on deposit in the related Accumulation Account for such Class of the Reset Rate Notes (excluding any investment earnings thereon) in reduction of the Outstanding Amount of such Class of the Reset Rate Notes until they are paid in full;

               SECOND, to the Trustee and the Delaware Trustee, any Trustee Fee and any Delaware Trustee Fee, respectively due and owing;

               THIRD, to the Master Servicer, any Servicing Fees, due to such party and remaining unpaid;

               FOURTH, pro rata, based on amounts due and owing, (i) to the Counterparties, pro rata, without preference or priority of any kind, in proportion to their respective entitlements under the applicable Derivative Products (excluding all Termination Payments other than


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        Priority Termination Payments), (ii) to the Class A Noteholders (other than any Noteholders of any Class of the Notes if a Derivative Product with respect to interest payments to be made to the Noteholders of such Class of the Notes is then in effect) of each Class for amounts due and unpaid on each such Class of the Class A Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on each such Class of the Class A Notes for such interest,
        (iii) if a Derivative Product is then in effect with respect to interest payments to be made to the Noteholders of a Class of the Notes, to the Counterparty for such Derivative Product, the amount of any Issuer Derivative Payments due and payable (other than as paid to that Counterparty under clause FIRST above); and (iv) if any Derivative Product with respect to a Class of the Reset Rate Notes has been terminated, to the related Counterparty, the amount of any Priority Termination Payments due to such Counterparty;

               FIFTH, (a) if any Class of the Reset Rate Notes is in a Foreign Exchange Mode, pro rata (i) to Class A Noteholders (other than the Noteholders of a Class of the Reset Rate Notes in a Foreign Exchange
        Mode) for amounts due and unpaid on the Class A Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for principal, and (ii) to the applicable Currency Swap Counterparties an amount sufficient to reduce the U.S. Dollar Equivalent Principal Amount of each Class of the Reset Rate Notes in a Foreign Exchange Mode to zero; or (b) if each Class of the Reset Rate Notes is then denominated in U.S. Dollars, pro rata to the Class A Noteholders for amounts due and unpaid on the Class A Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for principal;

               SIXTH, to the Class B Noteholders for amounts due and unpaid for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for such interest

               SEVENTH, to the Class B Noteholders for amounts due and unpaid on the Class B Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for principal;

               EIGHTH, to the Counterparties, in proportion to the respective entitlements under the applicable Derivative Product Agreement, ratably, without preference or priority of any kind, for any Termination Payments due and any other unpaid Issuer Derivative Payments;

               NINTH, to the Remarketing Agents, any due and unpaid Remarketing Fees payable by the Issuer to the extent not previously paid from amounts on deposit in the Remarketing Fee Fund;

               TENTH, sequentially, first to the Remarketing Agents, and second to the Administrator for any advances made on behalf of the Issuer, in each case, for payment of certain costs and expenses as set forth in
        Section 3 of the Remarketing Agreement in connection with the remarketing of any Class of the Reset Rate Notes not previously reimbursed by the Issuer;

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                ELEVENTH, to the Master Servicer, for any unpaid Carryover
        Servicing Fees; and

               TWELFTH, to the Issuer.

        If the Issuer has entered into a Currency Swap Agreement and such Currency Swap Agreement terminates, amounts that would have otherwise been paid to the related Currency Swap Counterparty (other than amounts payable as a Termination Payment thereunder) will be used to make payments to the related Class of the Reset Rate Noteholders in an amount in the applicable non-U.S. Dollar currency, equal to the payment that the related Currency Swap Counterparty would have made. If this occurs, the Issuer will exchange U.S. Dollars for the applicable non-U.S. Dollar currency in order to make distributions on the applicable Class of the Reset Rate Notes.

        The Trustee may fix a record date and payment date for any payment to Registered Owners pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Registered Owner and the Issuer a notice that states the record date, the payment date and the amount to be paid.

        SECTION 6.03. REMEDIES ON DEFAULT; ADVICE OF COUNSEL. Upon the happening of any Event of Default, the Trustee may proceed to protect and enforce the rights of the Trustee and the Registered Owners in such manner as counsel for the Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other appropriate legal or equitable remedies as, in the opinion of such counsel, may be more effectual to protect and enforce the rights aforesaid.

        SECTION 6.04. REMEDIES ON DEFAULT; SALE OF TRUST ESTATE. Upon the happening of any Event of Default and if the principal of all of the Outstanding Obligations shall have been declared due and payable, then and in every such case, and irrespective of whether other remedies authorized shall have been pursued in whole or in part, the Trustee may sell, with or without entry, to the highest bidder the Trust Estate, and all right, title, interest, claim and demand thereto and the right of redemption thereof, at any such place or places, and at such time or times and upon such notice and terms as may be required by law. Upon such sale the Trustee may make and deliver to the purchaser or purchasers a good and sufficient assignment or conveyance for the same, which sale shall be a perpetual bar both at law and in equity against the Issuer and all Persons claiming such properties. No purchaser at any sale shall be bound to see to the application of the purchase money or to inquire as to the authorization, necessity, expediency or regularity of any such sale. The Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of the Issuer, in its name and stead, to make and execute all bills of sale, instruments of assignment and transfer and such other documents of transfer as may be necessary or advisable in connection with a sale of all or part of the Trust Estate, but the Issuer, if so requested by the Trustee, shall ratify and confirm any sale or sales by executing and delivering to the Trustee or to such purchaser or purchasers all such instruments as may be necessary, or in the

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judgment of the Trustee, proper for the purpose which may be designated in such request. In addition, the Trustee may proceed to protect and enforce the rights of the Trustee and the Registered Owners of the Obligations in such manner as counsel for the Trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid. The Trustee shall take any such action or actions if requested to do so in writing by the Registered Owners of at least a majority of the principal amount of the Highest Priority Obligations at the time Outstanding.

        Notwithstanding the foregoing, the Trustee is prohibited from selling the Financed Eligible Loans following an Event of Default, other than a default in the payment of any principal or interest on any Note, unless:

                (a) The Registered Owners of all of the Highest Priority Obligations at the time Outstanding consent to such a sale;

                (b) The proceeds of such a sale will be sufficient to discharge all the Outstanding Obligations pursuant to Article X hereof at the date of such a sale; or

                (c) The Issuer, or the Administrator on behalf of the Issuer, determines that the collections on the Financed Eligible Loans would not be sufficient on an ongoing basis to make all payments on such Obligations as such payments would have become due if such Obligations had not been declared due and payable, and the Trustee obtains the consent of the Registered Owners of at least 66-2/3% of the aggregate principal amount of the Highest Priority Obligations at the time Outstanding.

Such a sale shall also require the consent of all the Registered Owners of the Class B Notes unless the proceeds of such a sale would be sufficient to discharge the Class B Notes pursuant to Article X hereof at the date of such a sale.

        SECTION 6.05. APPOINTMENT OF RECEIVER. In case an Event of Default occurs, and if all of the Outstanding Obligations shall have been declared due and payable and in case any judicial proceedings are commenced to enforce any right of the Trustee or of the Registered Owners under this Indenture or otherwise, then as a matter of right, the Trustee shall be entitled to the appointment of a receiver of the Trust Estate and of the earnings, income or revenue, rents, issues and profits thereof with such powers as the court making such appointments may confer.

        SECTION 6.06. RESTORATION OF POSITION. In case the Trustee shall have proceeded to enforce any rights under this Indenture by sale or otherwise, and such proceedings shall have been discontinued, or shall have been determined adversely to the Trustee, then and in every such case to the extent not inconsistent with such adverse decree, the Issuer, the Trustee and the Registered Owners shall be restored to their former respective positions and the rights hereunder in respect to the Trust Estate, and all rights, remedies and powers of the Trustee and of the Registered Owners shall continue as though no such proceeding had been taken.

        SECTION 6.07. APPLICATION OF SALE PROCEEDS. The proceeds of any sale of the Trust Estate, together with any funds at the time held by the Trustee and not otherwise appropriated, shall be applied by the Trustee as set forth in
Section 6.02 hereof, and then to the Issuer or whomsoever shall be lawfully entitled thereto.

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        SECTION 6.08. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an
Event of Default should occur and be continuing, then and in every such case the Trustee or the Registered Owners of Obligations representing not less than a majority of the Outstanding Amount of the Highest Priority Obligations may declare all the Outstanding Obligations to be immediately due and payable, by a notice in writing to the Issuer (and to the Trustee if given by the Registered Owners), and upon any such declaration the unpaid principal amount of such Outstanding Obligations, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable, subject, however, to Section 6.04 hereof.

        At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Registered Owners of Obligations representing a majority of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

                (a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

                        (i) all payments of principal of and interest on all
                Obligations and all other amounts that would then be due hereunder or upon such Obligations if the Event of Default giving rise to such acceleration had not occurred; and

                        (ii) all sums paid or advanced by the Trustee hereunder
                and the reasonable compensation, expenses, disbursements and advances of the Trustee, the Master Servicer, any Subservicer, the Delaware Trustee, any Remarketing Agent and their agents and counsel; and

                (b) all Events of Default, other than the nonpayment of the principal of the Obligations that has become due solely by such acceleration, have been cured or waived as provided in Section 6.14 hereof.

        No such rescission shall affect any subsequent default or impair any right consequent thereto.

        SECTION 6.09. REMEDIES NOT EXCLUSIVE. The remedies herein conferred upon or reserved to the Trustee or the Registered Owners of Obligations are not intended to be exclusive of any other remedy, but each remedy herein provided shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing, and every power and remedy hereby given to the Trustee or to the Registered Owners of Obligations, or any supplement hereto, may be exercised from time to time as often as may be deemed expedient. No delay or omission of the Trustee or of any Registered Owner of Obligations to exercise any power or right arising from any default hereunder shall impair any such right or power or shall be construed to be a waiver of any such default or to be acquiescence therein.

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        SECTION 6.10. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
TRUSTEE. The Issuer covenants that if:

                (a) default is made in the payment of any installment of interest, if any, on any Notes when such interest becomes due and payable and such default continues for a period of five (5) days; or

                (b) default is made in the payment of the principal of (or premium, if any, on) any Notes at their Note Final Maturity Date,

then the Issuer will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Registered Owners, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, with interest upon any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest, if any, at the rate or rates borne by or provided for in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, fees, expenses, disbursements and advances of the Trustee and its agents and counsel.

        If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, may upon receiving indemnification satisfactory to the Trustee institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon such Notes of such Class and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Notes, wherever situated.

        If an Event of Default with respect to Notes occurs and is continuing, the Trustee may, after being indemnified to its satisfaction and in its discretion, proceed to protect and enforce its rights and the rights of the Registered Owners of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

        SECTION 6.11. DIRECTION OF TRUSTEE. Upon the happening of any Event of Default, the Registered Owners of at least 51% of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding, shall have the right by an instrument or instruments in writing delivered to the Trustee to direct and control the Trustee as to the method of taking any and all proceedings for any sale of any or all of the Trust Estate, or for the appointment of a receiver, if permitted by law, and may at any time cause any proceedings authorized by the terms hereof to be so taken or to be discontinued or delayed; provided, however, that such Registered Owners shall not be entitled to cause the Trustee to take any proceedings which in the Trustee's opinion would be unjustly prejudicial to non-assenting Registered Owners of Obligations, but the Trustee shall be entitled to assume that the action requested by the Registered Owners of at least 51% of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding will not be prejudicial to any non-assenting Registered Owners unless the Registered Owners of more than 50% of the collective aggregate principal amount of the non-assenting Registered Owners of such Obligations, in writing, show the Trustee how they will be prejudiced. Provided, however, that anything in this Indenture to the contrary


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notwithstanding, the Registered Owners of a majority of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding together with the Registered Owners of a majority of the collective aggregate principal amount of all other Obligations then Outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceedings hereunder, provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture. The provisions of this Section shall be expressly subject to the provisions of Sections 7.01(c),
7.05 and 7.07 hereof.

        SECTION 6.12. RIGHT TO ENFORCE IN TRUSTEE. No Registered Owner of any Obligation shall have any right as such Registered Owner to institute any suit, action or proceedings for the enforcement of the provisions of this Indenture or for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, all rights of action hereunder being vested exclusively in the Trustee, unless and until such Registered Owner shall have previously given to the Trustee written notice of a default hereunder, and of the continuance thereof, and also unless the Registered Owners of the requisite principal amount of the Obligations then Outstanding shall have made written request upon the Trustee and the Trustee shall have been afforded reasonable opportunity to institute such action, suit or proceeding in its own name, and unless the Trustee shall have been offered indemnity and security satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, which offer of indemnity shall be an express condition precedent hereunder to any obligation of the Trustee to take any such action hereunder, and the Trustee for 30 days after receipt of such notification, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding. It is understood and intended that no one or more Registered Owners of the Obligations shall have the right in any manner whatever by his or their action to affect, disturb or prejudice the lien of this Indenture or to enforce any right hereunder except in the manner herein provided and for the equal benefit of the Registered Owners of not less than a majority of the collective aggregate principal amount of the Obligations then Outstanding.

        SECTION 6.13. PHYSICAL POSSESSION OF OBLIGATIONS NOT REQUIRED. In any suit or action by the Trustee arising under this Indenture or on all or any of the Obligations issued hereunder, or any supplement hereto, the Trustee shall not be required to produce such Obligations, but shall be entitled in all things to maintain such suit or action without their production.

        SECTION 6.14. WAIVERS OF EVENTS OF DEFAULT. The Trustee may in its discretion waive any Event of Default hereunder and its consequences and rescind any declaration of acceleration of Obligations, and shall do so upon the written request of the Registered Owners of at least a majority of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding; provided, however, that there shall not be waived (a) any Event of Default in the payment of the principal of or premium on any Outstanding Obligations at the date of maturity thereof, or any default in the payment when due of the interest on any such Obligations, unless prior to such waiver or rescission, all arrears of interest or all arrears of payments of principal and all expenses of the


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Trustee, in connection with such default shall have been paid or provided for;
or (b) any default in the payment of amounts set forth in Sections 7.05 and 7.07 hereof. In case of any such waiver or rescission, or in case any proceedings taken by the Trustee on account of any such default shall have been discontinued or abandoned or determined adversely to the Trustee, then and in every such case the Issuer, the Trustee and the Registered Owners of Obligations shall be restored to their former positions and rights hereunder respectively, but no such waiver or rescission shall extend to or affect any subsequent or other default, or impair any rights or remedies consequent thereon. The Trustee shall give written notice to each Rating Agency of any waiver of an Event of Default pursuant to this Section.

                                   ARTICLE VII

                                   THE TRUSTEE

        SECTION 7.01. ACCEPTANCE OF TRUST. The Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts, but only upon and subject to the following terms and conditions:

                (a) Except during the continuance of an Event of Default,

                        (i) the Trustee undertakes to perform such duties and
                only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                        (ii) in the absence of bad faith on its part, the
                Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform as to form with the requirements of this Indenture and whether or not they contain the statements required under this Indenture.

                (b) In case an Event of Default has occurred and is continuing, the Trustee, in exercising the rights and powers vested in it by this Indenture, shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                (c) Before taking any action hereunder requested by Registered Owners, the Trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the Registered Owners, as applicable, for the reimbursement of all expenses to which it may be put and to protect it against all liability.

        SECTION 7.02. RECITALS OF OTHERS. The recitals, statements and representations set forth herein and in the Notes shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the title of the Issuer in the Trust Estate or as to the security afforded thereby and hereby, or as to the validity or sufficiency of this Indenture or of the Notes issued hereunder, and the Trustee shall incur no responsibility in respect of such matters.

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        SECTION 7.03. AS TO FILING OF INDENTURE. The Trustee shall be under no duty (a) to file or record, or cause to be filed or recorded, this Indenture or any instrument supplemental hereto, (b) to procure any further order or additional instruments of further assurance, (c) to see to the delivery to it of any personal property intended to be mortgaged or pledged hereunder or thereunder, (d) to do any act which may be suitable to be done for the better maintenance of the lien or security hereof (other than the filing of any continuation (but not initial) statements), or (e) to give notice of the existence of such lien, or for extending or supplementing the same or to see that any rights to the Trust Estate and Funds intended now or hereafter to be transferred in trust hereunder are subject to the lien hereof. The Trustee shall not be liable for failure of the Issuer to pay any tax or taxes in respect of such property, or any part thereof, or the income therefrom or otherwise, nor shall the Trustee be under any duty in respect of any tax which may be assessed against it or the Registered Owners in respect of such property or pledged to the Trust Estate. The Trustee agrees to prepare, request that the Issuer execute (if such execution is necessary for any such filing) and file in a timely manner (if received from the Issuer in a timely manner) with any necessary execution by the Issuer, the continuation statements referred to herein; provided, that the Trustee shall have no responsibility for the sufficiency, adequacy or priority of any initial filing and in the absence of written notice to the contrary by the Issuer or other Authorized Representative, may rely and shall be protected in relying on all information and exhibits in such initial filings for the purposes of any continuation statements.

        SECTION 7.04. TRUSTEE MAY ACT THROUGH AGENTS. The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder, either itself or by or through its attorneys, agents or employees, and it shall not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment, supervision and monitoring of the work performed. All reasonable costs incurred by the Trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with the trusts hereof shall be paid by the Issuer.

        SECTION 7.05. INDEMNIFICATION OF TRUSTEE. Other than with respect to its duties to make payment on the Obligations when due, and its duty to pursue the remedy of acceleration as provided in Sections 6.02 and 6.08 hereof, for each of which no additional security or indemnity may be required, the Trustee shall be under no obligation or duty to perform any act at the request of Registered Owners or to institute or defend any suit in respect thereof unless properly indemnified and provided with security to its satisfaction as provided in
Section 7.01(c) hereof. The Trustee shall not be required to take notice, or be deemed to have knowledge, of any default or Event of Default of the Issuer hereunder and may conclusively assume that there has been no such default or Event of Default (other than an Event of Default described in Section 6.01(a) or (b) hereof) unless and until it shall have been specifically notified in writing at the address in Section 9.01 hereof of such default or Event of Default by (a) the Registered Owners of the required percentages in principal amount of the Obligations then Outstanding hereinabove specified or (b) an Authorized Representative of the Issuer. However, the Trustee may begin suit, or appear in and defend suit, execute any of the trusts hereby created, enforce any of its rights or powers hereunder, or do anything else in its judgment proper to be done by it as Trustee, without assurance of reimbursement or indemnity, and in such case the Trustee shall be reimbursed or indemnified by the Registered Owners requesting such action, if any, or the Issuer in all other cases, for all fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements properly incurred in connection therewith, unless such costs and expenses, liabilities, outlays and attorneys' fees and other reasonable disbursements properly incurred in connection therewith are


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adjudicated to have resulted from the negligence or willful misconduct of the
Trustee. In furtherance and not in limitation of this Section, the Trustee shall not be liable for, and shall be held harmless by the Issuer from, following any Issuer Orders, instructions or other directions upon which the Trustee is authorized to rely pursuant to this Indenture or any other agreement to which it is a party. If the Issuer or the Registered Owners, as appropriate, shall fail to make such reimbursement or indemnification, the Trustee may reimburse itself from any money in its possession under the provisions of this Indenture, subject only to the prior lien of the Notes for the payment of the principal thereof, premium, if any, and interest thereon from the Collection Fund. None of the provisions contained in this Indenture or any other agreement to which it is a party shall require the Trustee to act or to expend or risk its own funds or otherwise incur individual financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if the Registered Owners shall not have offered security and indemnity acceptable to it or if it shall have reasonable grounds for believing that prompt repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        The Issuer agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expenses incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder arising from the Trust Estate. The Issuer agrees to indemnify and hold harmless the Trustee against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in any offering document distributed in connection with the issuance of the Notes or caused by any omission or alleged omission from such offering document of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading.

        SECTION 7.06. TRUSTEE'S RIGHT TO RELIANCE. The Trustee shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, appraisal, opinion, report or document of the Issuer, the Administrator, the Master Servicer or a Subservicer or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee may consult with experts and with counsel (who may but need not be counsel for the Issuer, the Trustee, or for a Registered Owner), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered, and in respect of any determination made by it hereunder in good faith and in accordance with the opinion of such counsel.

        Whenever in the administration hereof the Trustee shall reasonably deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate signed by an Authorized Representative of the Issuer or an authorized officer of the Administrator, the Master Servicer or a Subservicer.

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        The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it hereby; provided, however, that the Trustee shall be liable for its negligence or willful misconduct in taking such action.

        The Trustee is authorized to enter into agreements with other Persons, in its capacity as Trustee, in order to carry out or implement the terms and provisions of this Indenture. The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with this Indenture or any other transaction document or at the direction of the Registered Owners evidencing the appropriate percentage of the aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or any other transaction document.

        SECTION 7.07. COMPENSATION OF TRUSTEE. Except as otherwise expressly provided herein, all advances, counsel fees (including without limitation allocated fees of in-house counsel) and other expenses reasonably made or incurred by the Trustee in and about the execution and administration of the trust hereby created and reasonable compensation to the Trustee for its services in the premises shall be paid by the Issuer. The compensation of the Trustee shall not be limited to or by any provision of law in regard to the compensation of trustees of an express trust. The Trustee shall not change the Trustee Fee without giving the Issuer and each Rating Agency at least 90 days' written notice prior to the beginning of a Fiscal Year. If not paid by the Issuer, the Trustee shall have a lien against all money held pursuant to this Indenture, subject only to the prior lien of the Obligations against the money and investments in the Collection Fund for the payment of the principal thereof, premium, if any, and interest thereon, for such reasonable compensation, expenses, advances and counsel fees incurred in and about the execution of the trusts hereby created and the exercise and performance of the powers and duties of the Trustee hereunder and the cost and expense incurred in defending against any liability in the premises of any character whatsoever (unless such liability is adjudicated to have resulted from the negligence or willful misconduct of the Trustee).

        SECTION 7.08. CREDITOR RELATIONSHIPS. The Trustee shall comply with
Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein. The Trustee may act as depository for, and permit any of its officers or directors to act as a member of, or act in any other capacity in respect to, any committee formed to protect the rights of the Registered Owners or to effect or aid in any reorganization growing out of the enforcement of the Notes or of this Indenture, whether or not any such committee shall represent the Registered Owners of more than 60% of the collective aggregate principal amount of the Outstanding Obligations.

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        SECTION 7.09. RESIGNATION OF TRUSTEE. The Trustee and any successor to the Trustee may resign and be discharged from the trust created by this Indenture by giving to the Issuer notice in writing which notice shall specify the date on which such resignation is to take effect; provided, however, that such resignation shall only take effect on the day specified in such notice if a successor Trustee shall have been appointed pursuant to Section 7.11 hereof (and is qualified to be the Trustee under the requirements of Section 7.11 hereof). If no successor Trustee has been appointed by the date specified or within a period of 90 days from the receipt of the notice by the Issuer, whichever period is the longer, the Trustee may (a) appoint a temporary successor Trustee having the qualifications provided in Section 7.11 hereof or (b) request a court of competent jurisdiction to (i) require the Issuer to appoint a successor, as provided in Section 7.11 hereof, within three days of the receipt of citation or notice by the court, or (ii) appoint a Trustee having the qualifications provided in Section 7.11 hereof. In no event may the resignation of the Trustee be effective until a qualified successor Trustee shall have been selected and appointed. In the event a temporary successor Trustee is appointed pursuant to clause (a) above, the Issuer may remove such temporary successor Trustee and appoint a successor thereto pursuant to Section 7.11 hereof.

        SECTION 7.10. REMOVAL OF TRUSTEE. The Trustee or any successor Trustee may be removed (a) at any time by the Registered Owners of a majority of the collective aggregate principal amount of the Highest Priority Obligations then Outstanding, (b) by the Issuer for cause or upon the sale or other disposition of the Trustee or its corporate trust functions or (c) by the Issuer without cause so long as no Event of Default exists or has existed within the last 30 days, upon payment to the Trustee so removed of all money then due to it hereunder and appointment of a successor thereto by the Issuer and acceptance thereof by said successor. One copy of any such order of removal shall be filed with the Delaware Trustee and the other with the Trustee so removed.

        In the event a Trustee (or successor Trustee) is removed, by any person or for any reason permitted hereunder, such removal shall not become effective until (a) in the case of removal by the Registered Owners, such Registered Owners by instrument or concurrent instruments in writing (signed and acknowledged by such Registered Owners or their attorneys-in-fact) filed with the Trustee removed have appointed a successor Trustee or otherwise the Issuer shall have appointed a successor, and (b) the successor Trustee has accepted appointment as such.

        SECTION 7.11. SUCCESSOR TRUSTEE. In case at any time the Trustee or any successor Trustee shall resign, be dissolved, or otherwise shall be disqualified to act or be incapable of acting, or in case control of the Trustee or of any successor Trustee or of its officers shall be taken over by any public officer or officers, a successor Trustee may be appointed by the Issuer by an instrument in writing duly authorized by the Issuer. In the case of any such appointment by the Issuer of a successor to the Trustee, the Issuer shall forthwith cause notice thereof to be mailed to the Registered Owners of the Notes at the address of each Registered Owner appearing on the note registration books maintained by the Trustee, as registrar.

        Every successor Trustee appointed by the Registered Owners, by a court of competent jurisdiction, or by the Issuer shall be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein, which has a reported capital and surplus of not less than $50,000,000, be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority, and be an Eligible Lender so long as such designation is necessary to maintain guarantees and federal benefits under the Higher Education Act with respect to the Financed Eligible Loans originated under the Higher Education Act.

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        SECTION 7.12. MANNER OF VESTING TITLE IN TRUSTEE. Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor Trustee, and also to the Issuer, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance shall become fully vested with all the estate, properties, rights, powers, trusts, duties and obligations of its predecessors in trust hereunder (except that the predecessor Trustee shall continue to have the benefits to indemnification hereunder together with the successor Trustee), with like effect as if originally named as Trustee herein; but the Trustee ceasing to act shall nevertheless, on the written request of an Authorized Representative of the Issuer, or an authorized officer of the successor Trustee, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Trustee all the right, title and interest of the Trustee which it succeeds, in and to the Trust Estate and such rights, powers, trusts, duties and obligations, and the Trustee ceasing to act also, upon like request, pay over, assign and deliver to the successor Trustee any money or other property or rights subject to the lien of this Indenture, including any pledged securities which may then be in its possession. Should any deed or instrument in writing from the Issuer be required by the successor Trustee for more fully and certainly vesting in and confirming to such new Trustee such estate, properties, rights, powers and duties, any and all such deeds and instruments in writing shall on request be executed, acknowledged and delivered by the Issuer.

        In case any of the Notes to be issued hereunder shall have been authenticated but not delivered, any successor Trustee may adopt the certificate of authentication of the Trustee or of any successor to the Trustee; and in case any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes in its own name; and in all such cases such certificate shall have the full force which it has anywhere in the Notes or in this Indenture.

        SECTION 7.13. ADDITIONAL COVENANTS BY THE TRUSTEE TO CONFORM TO THE HIGHER EDUCATION ACT. The Trustee covenants that it will at all times be an Eligible Lender under the Higher Education Act so long as such designation is necessary, as determined by the Issuer, to maintain the guarantees and federal benefits under the Higher Education Act with respect to the Financed Eligible Loans, that it will acquire Eligible Loans originated under the Higher Education Act in its capacity as an Eligible Lender and that it will not knowingly dispose of or deliver any Financed Eligible Loans originated under the Higher Education Act or any security interest in any such Financed Eligible Loans to any party who is not an Eligible Lender so long as the Higher Education Act or Regulations adopted thereunder require an Eligible Lender to be the owner or holder of such Financed Eligible Loans; provided, however, that nothing above shall prevent the Trustee from delivering the Eligible Loans to the Master Servicer, a Subservicer or a Guaranty Agency.

        SECTION 7.14. RIGHT OF INSPECTION. A Registered Owner shall be permitted at reasonable times during regular business hours and in accordance with reasonable regulations prescribed by the Trustee to examine at the principal office of the Trustee a copy of any report or instrument theretofore filed with the Trustee relating to the condition of the Trust Estate.

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        SECTION 7.15. LIMITATION WITH RESPECT TO EXAMINATION OF REPORTS. Except
as provided in this Indenture, the Trustee shall be under no duty to examine any report or statement or other document required or permitted to be filed with it by the Issuer.

        SECTION 7.16. SERVICING AGREEMENTS. The Trustee acknowledges the receipt of copies of the Master Servicing Agreement and Subservicing Agreements described in Section 4.04 hereof.

        SECTION 7.17. ADDITIONAL COVENANTS OF TRUSTEE. The Trustee, by the execution hereof, covenants, represents and agrees that:

                (a) it will not exercise any of the rights, duties or privileges under this Indenture in such manner as would cause the Eligible Loans held or acquired under the terms hereof to be transferred, assigned or pledged as security to any person or entity other than as permitted by this Indenture; and

                (b) it will comply with the Higher Education Act and the Regulations and will, upon written notice from an Authorized Representative of the Issuer, the Secretary or a Guaranty Agency, use its reasonable efforts to cause this Indenture to be amended (in accordance with Section 8.01 hereof) if the Higher Education Act or Regulations are hereafter amended so as to be contrary to the terms of this Indenture.

        SECTION 7.18. NOTICES TO RATING AGENCIES. It shall be the duty of the Issuer to notify each Rating Agency then rating any of the Notes of (a) any amendment, change, expiration, extension or renewal of this Indenture, (b) prepayment or defeasance of all the Notes, (c) any change in the Trustee, (d) any other information reasonably required to be reported to each Rating Agency under any Supplemental Indenture or (e) any amendment to or transfer of an Investment Agreement; provided, however, the provisions of this Section do not apply when such documents have been previously supplied to such Rating Agency and the Trustee has received written evidence to such effect, all as may be required by this Indenture. All notices required to be forwarded to the Rating Agencies under this Section shall be sent in writing at the following addresses:

        Via electronic delivery to Servicer_reports@sandp.com
        For any information not available in electronic format:
        Standard & Poor's Ratings Services
        a Division of the McGraw-Hill Companies, Inc.
        55 Water Street, 41st Floor
        New York, New York  10041-0003
        Attention:  ABS Surveillance Group

        Via electronic delivery to surveillance-abs-consumer@fitchratings.com
         For any information not available in electronic format:
        Fitch, Inc.
        One State Street Plaza
        New York, New York  10004
        Attention:  ABS Surveillance

        Via electronic delivery to servicerreports@moodys.com
        For any information not available in electronic format:
        Moody's Investors Service
        99 Church Street
        New York, New York  10007
        Attention:  ABS Monitoring Group

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        The Trustee also acknowledges that each Rating Agency's periodic review for maintenance of a Rating on any Class of the Notes may involve discussions and/or meetings with representatives of the Trustee at mutually agreeable times and places.

        SECTION 7.19. MERGER OF THE TRUSTEE. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Indenture, without the execution or filing of any paper of any further act on the part of any other parties hereto.

        SECTION 7.20. RECEIPT OF FUNDS FROM MASTER SERVICER OR A SUBSERVICER. The Trustee shall not be accountable or responsible in any manner whatsoever for any action of the Issuer, the Administrator, the depository bank of any funds of the Issuer, or the Master Servicer or a Subservicer while such Master Servicer or Subservicer is acting as bailee or agent of the Trustee with respect to the Eligible Loans for actions taken in compliance with any instruction or direction given to the Trustee, or for the application of funds or moneys by the Master Servicer or a Subservicer until such time as funds are received by the Trustee.

        SECTION 7.21. SPECIAL CIRCUMSTANCES LEADING TO RESIGNATION OF TRUSTEE. Because the Trustee serves as trustee hereunder for Obligations of different priorities, it is possible that circumstances may arise which will cause the Trustee to resign from its position as trustee for one or more of the Obligations. In the event that the Trustee makes a determination that it should so resign, due to the occurrence of an Event of Default or potential default hereunder, or otherwise, the Issuer may permit such resignation as to one or more of the Obligations or request the Trustee's resignation as to all Obligations, as the Issuer may elect. If the Issuer should determine that a conflict of interest has arisen as to the trusteeship of any of the Obligations, it may authorize and execute a Supplemental Indenture with one or more successor Trustees, under which the administration of certain of the Obligations would be separated from the administration of the other Obligations.

        SECTION 7.22. SURVIVAL OF TRUSTEE'S RIGHTS TO RECEIVE COMPENSATION, REIMBURSEMENT AND INDEMNIFICATION. The Trustee's rights to receive compensation, reimbursement and indemnification of money due and owing hereunder at the time of the Trustee's resignation or removal shall survive the Trustee's resignation or removal.

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        SECTION 7.23. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY; CONFLICTING
INTERESTS. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Section 310(a)(1) of the Trust Indenture Act and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Issuer nor any Person directly or indirectly controlling or controlled by, or under common control with, the Issuer shall serve as Trustee.

        SECTION 7.24. TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes of any Class shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                (a) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Notes, of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable fees, compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and of the Registered Owners allowed in such judicial proceeding; and

                (b) to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Registered Owner of Notes to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Registered Owners, to pay to the Trustee any amount due to it for the reasonable fees, compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Registered Owner of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Registered Owner thereof, or to authorize the Trustee to vote in respect of the claim of any Registered Owner of a Note in any such proceeding.

        In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Registered Owners of the Notes, and it shall not be necessary to make any Registered Owners of the Notes parties to any such proceedings.

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        SECTION 7.25. NO PETITION. The Trustee will not at any time institute against the Issuer any bankruptcy proceeding under any United States federal or State bankruptcy or similar law in connection with any obligations of the Issuer under this Indenture.

                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURES

        SECTION 8.01. SUPPLEMENTAL INDENTURES NOT REQUIRING CONSENT OF REGISTERED OWNERS. The Issuer and the Trustee may, without the consent of or notice to any of the Registered Owners of any Obligations enter into any indenture or indentures supplemental to this Indenture for any one or more of the following purposes:

                (a) to cure any ambiguity or formal defect or omission in this Indenture;

                (b) to grant to or confer upon the Trustee for the benefit of the Registered Owners any additional benefits, rights, remedies, powers or authorities that may lawfully be granted to or conferred upon the Registered Owners or the Trustee;

                (c) to subject to this Indenture additional revenues, properties or collateral;

                (d) to modify, amend or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect or to permit the qualification of the Notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to this Indenture or any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

                (e) to evidence the appointment of a separate or co-Trustee or a co-registrar or transfer agent or the succession of a new Trustee hereunder, or any additional or substitute Guaranty Agency, Master Servicer or Subservicer;

                (f) to add such provisions to or to amend such provisions of this Indenture as may be necessary or desirable to assure implementation of the Program in conformance with the Higher Education Act if along with such Supplemental Indenture there is filed an opinion of counsel to the effect that the addition or amendment of such provisions will in no way impair the existing security of the Registered Owners of any Outstanding Obligations;

                (g) to make any change as shall be necessary in order to obtain and maintain for any of the Notes an investment grade Rating from a nationally recognized rating service, which changes, in the opinion of the Trustee are not to the prejudice of the Registered Owner of any of the Obligations;

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                (h) to make any changes necessary to comply with or obtain more favorable treatment under any current or future law, rule or regulation, including the Higher Education Act, the Regulations or the Code and the regulations promulgated thereunder;

                (i) to make the terms and provisions of this Indenture, including the lien and security interest granted herein, applicable to a Derivative Product, and to modify this Indenture with respect to any particular Derivative Product;

                (j) to create any additional Funds or Accounts or Subaccounts under this Indenture deemed by the Trustee to be necessary or desirable;

                (k) to make any other change with a Rating Confirmation; or

                (l) to make any other change which, in the judgment of the Trustee is not to the material prejudice of the Registered Owners of any Obligations;

provided, however, that nothing in this Section shall permit, or be construed as permitting, any modification of the trusts, powers, rights, duties, remedies, immunities and privileges of the Trustee without the prior written approval of the Trustee, which approval shall be evidenced by execution of a Supplemental Indenture.

        SECTION 8.02. SUPPLEMENTAL INDENTURES REQUIRING CONSENT OF REGISTERED OWNERS. Exclusive of Supplemental Indentures covered by Section 8.01 hereof and subject to the terms and provisions contained in this Section, and not otherwise, the Registered Owners of not less than a majority of the collective aggregate principal amount of the Obligations then Outstanding shall have the right, from time to time, to consent to and approve the execution by the Issuer and the Trustee of such other indenture or indentures supplemental hereto as shall be deemed necessary and desirable by the Trustee for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any Supplemental Indenture; provided, however, that nothing in this Section shall permit, or be construed as permitting (a) without the consent of the Registered Owners of all then Outstanding Obligations, (i) an extension of the maturity date of the principal of or the interest on any Obligation, or (ii) a reduction in the principal amount of any Obligation or the rate of interest thereon, or (iii) a privilege or priority of any Obligation or Obligations over any other Obligation or Obligations except as otherwise provided herein, or (iv) a reduction in the aggregate principal amount of the Obligations required for consent to such Supplemental Indenture, or (v) the creation of any lien other than a lien ratably securing all of the Obligations at any time Outstanding hereunder except as otherwise provided herein; or (b) any modification of the trusts, powers, rights, obligations, duties, remedies, immunities and privileges of the Trustee without the prior written approval of the Trustee.

        If at any time the Issuer shall request the Trustee to enter into any such Supplemental Indenture for any of the purposes of this Section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such Supplemental Indenture to be mailed by registered or certified mail to each Registered Owner of an Obligation at the address shown on the registration books or listed in any Derivative Product.


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Such notice (which shall be prepared by the Issuer) shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that copies thereof are on file at the principal corporate trust office of the Trustee for inspection by all Registered Owners. If, within 60 days, or such longer period as shall be prescribed by the Issuer, following the mailing of such notice, the Registered Owners of not less than a majority of the collective aggregate principal amount of the Obligations Outstanding at the time of the execution of any such Supplemental Indenture shall have consented in writing to and approved the execution thereof as herein provided, no Registered Owner of any Obligation shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such Supplemental Indenture as in this Section permitted and provided, this Indenture shall be and be deemed to be modified and amended in accordance therewith.

        SECTION 8.03. ADDITIONAL LIMITATION ON MODIFICATION OF INDENTURE. None of the provisions of this Indenture (including Sections 8.01 and 8.02 hereof) shall permit an amendment to the provisions of the Indenture which permits the transfer of all or part of the Financed Eligible Loans originated under the Higher Education Act or granting of a security interest therein to any Person other than an Eligible Lender, the Master Servicer or a Subservicer, unless the Higher Education Act or Regulations are hereafter modified so as to permit the same. The Trustee may request an opinion of counsel to the effect that an amendment or supplement to this Indenture was adopted in conformance with this Indenture.

        SECTION 8.04. NOTICE OF DEFAULTS. Within 90 days after the occurrence of any default hereunder with respect to the Notes, the Trustee shall transmit in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest with respect to any Note, or in the payment of any sinking fund installment with respect to the Notes, the Trustee shall be protected in withholding such notice if and so long as an authorized officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Registered Owners of the Notes. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.

        SECTION 8.05. CONFORMITY WITH THE TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

        SECTION 8.06. CONSENT OF CURRENCY SWAP PROVIDERS. The parties to this Indenture acknowledge and agree that, if any Class of Reset Rate Notes is denominated in a currency other than U.S. Dollars during any related Reset Period, and the Issuer enters in a Currency Swap Agreement, pursuant to such Currency Swap Agreement, the Issuer has agreed or will agree (a) to notify the related Currency Swap Counterparty of any amendment, modification or supplement to this Indenture or any other Basic Document that would materially adversely affect (i) the related Currency Swap Counterparty's ability to enforce or


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protect its rights or remedies under the related Currency Swap Agreement, (ii)
the ability of the Issuer to timely and fully perform its obligations under the related Currency Swap Agreement, or (iii) any of the terms of this Indenture which relates to payments to or rights of the related Currency Swap Counterparty under either such agreement, and (b) to obtain the written consent of the related Currency Swap Counterparty to any such amendment, modification or supplement. Any such amendment, modification or supplement without the written consent of the related Swap Counterparty shall be void and unenforceable.

        Accordingly, the parties to this Indenture acknowledge and agree that each Currency Swap Counterparty will be a third-party beneficiary of this Indenture to the extent of its rights under the related Currency Swap Agreement in respect of this Indenture and shall be entitled to enforce such rights under this Indenture. Notices to a Currency Swap Counterparty under this Section shall be addressed to the applicable Currency Swap Counterparty at the address listed in the related swap confirmation for that Currency Swap Agreement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

        SECTION 9.01. NOTICES. Any notice, request or other instrument required by this Indenture to be signed or executed by the Registered Owners of Obligations may be executed by the execution of any number of concurrent instruments of similar tenor, and may be signed or executed by such Registered Owners of Obligations in person or by agent appointed in writing. As a condition for acting thereunder the Trustee may demand proof of the execution of any such instrument and of the fact that any person claiming to be the owner of any of said Obligations is such owner and may further require the actual deposit of such Obligation or Obligations with the Trustee. The fact and date of the execution of such instrument may be proved by the certificate of any officer in any jurisdiction who by the laws thereof is authorized to take acknowledgments of deeds within such jurisdiction, that the person signing such instrument acknowledged before him the execution thereof, or may be proved by any affidavit of a witness to such execution sworn to before such officer.

        The amount of Notes held by any person executing such instrument as a Registered Owner of Notes and the fact, amount and numbers of the Notes held by such person and the date of his holding the same may be proved by a certificate executed by any responsible trust company, bank, banker or other depository in a form approved by the Trustee, showing that at the date therein mentioned such person had on deposit with such depository the Notes described in such certificate; provided, however, that at all times the Trustee may require the actual deposit of such Note or Notes with the Trustee.

        All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy, electronic communication, facsimile or similar writing) at the following addresses, and each address shall constitute each party's respective "Principal Office" for purposes of this Indenture:

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        If intended for the Issuer:

               Nelnet Student Loan Trust 2006-2
               c/o Wells Fargo Delaware Trust Company, Delaware Trustee 919 North Market Street, Suite 700
               Wilmington, DE  19890
               Attention: Ann Roberts Dukart
               Telephone:  (302) 575-2000
               Facsimile:  (302) 575-2006

               With a copy to the Administrator:

               National Education Loan Network, Inc.
               121 South 13th Street, Suite 201
               Lincoln, NE  68505
               Attention:  Terry J. Heimes
               Telephone:  (402) 458-2303
               Facsimile:  (402) 458-2399

        If intended for the Trustee or the Eligible Lender Trustee:

               Zions First National Bank
               717 Seventeenth Street, Suite 301
               Denver, CO  80202
               Attention: Corporate Trust Department
               Telephone:  (720) 947-7475
               Facsimile:  (720) 947-7480

        Any party may change the address to which subsequent notices to such party are to be sent, or of its Principal Office, by notice to the others, delivered by hand or received by telex or facsimile or registered first-class mail, postage prepaid. Each such notice, request or other communication shall be effective when delivered by hand or received by facsimile or registered first-class mail, postage prepaid.

        SECTION 9.02. COVENANTS BIND ISSUER. The covenants, agreements, conditions, promises, and undertakings in this Indenture shall extend to and be binding upon the successors and assigns of the Issuer, and all of the covenants hereof shall bind such successors and assigns, and each of them, jointly and severally. All the covenants, conditions and provisions hereof shall be held to be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Owners from time to time of the Obligations.

        No extension of time of payment of any of the Obligations shall operate to release or discharge the Issuer, it being agreed that the liability of the Issuer, to the extent permitted by law, shall continue until all of the Obligations are paid in full, notwithstanding any transfer of Financed Eligible Loans or extension of time for payment.

        SECTION 9.03. LIEN CREATED. This Indenture shall operate effectually as
(a) a grant of lien on and security interest in, and (b) an assignment of, the Trust Estate.

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        SECTION 9.04. SEVERABILITY OF LIEN. If the lien of this Indenture shall be or shall ever become ineffectual, invalid or unenforceable against any part of the Trust Estate, which is not subject to the lien, because of want of power or title in the Issuer, the inclusion of any such part shall not in any way affect or invalidate the pledge and lien hereof against such part of the Trust Estate as to which the Issuer in fact had the right to pledge.

        SECTION 9.05. CONSENT OF REGISTERED OWNERS BINDS SUCCESSORS. Any request or consent of the Registered Owner of any Obligations given for any of the purposes of this Indenture shall bind all future Registered Owners of the same Obligation or any Obligations issued in exchange therefor or in substitution thereof in respect of anything done or suffered by the Issuer or the Trustee in pursuance of such request or consent.

        SECTION 9.06. NONLIABILITY OF PERSONS; NO GENERAL OBLIGATION. It is hereby expressly made a condition of this Indenture that any agreements, covenants or representations herein contained or contained in the Notes do not and shall never constitute or give rise to a personal or pecuniary liability or charge against the organizers, officers, employees, agents or trustees or the Administrator of the Issuer, or against the general credit of the Issuer, and in the event of a breach of any such agreement, covenant or representation, no personal or pecuniary liability or charge payable directly or indirectly from the general revenues of the Issuer shall arise therefrom. Nothing contained in this Section, however, shall relieve the Issuer from the observance and performance of the several covenants and agreements on its part herein contained.

        SECTION 9.07. NONPRESENTMENT OF NOTES OR INTEREST CHECKS. Should any of the Notes or interest checks not be presented for payment when due, the Trustee shall retain from any money transferred to it for the purpose of paying the Notes or interest checks so due, for the benefit of the Registered Owners thereof, a sum of money sufficient to pay such Notes or interest checks when the same are presented by the Registered Owners thereof for payment. Such money shall not be required to be invested. All liability of the Issuer to the Registered Owners of such Notes or interest checks and all rights of such Registered Owners against the Issuer under the Notes or interest checks or under this Indenture shall thereupon cease and determine, and the sole right of such Registered Owners shall thereafter be against such deposit. If any Note or interest check shall not be presented for payment within the period of two years following its payment or prepayment date, the Trustee shall return to the Issuer the money theretofore held by it for payment of such Note or interest check, and such Note or interest check shall (subject to the defense of any applicable statute of limitation) thereafter be an unsecured obligation of the Issuer. The Trustee's responsibility for any such money shall cease upon remittance thereof to the Issuer.

        SECTION 9.08. SECURITY AGREEMENT. This Indenture constitutes a Financing Statement and a Security Agreement under the Delaware Uniform Commercial Code and the Utah Uniform Commercial Code.

        SECTION 9.09. LAWS GOVERNING. It is the intent of the parties hereto that this Indenture shall in all respects be governed by the laws of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

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        SECTION 9.10. SEVERABILITY. If any covenant, agreement, waiver, or part thereof in this Indenture contained be forbidden by any pertinent law or under any pertinent law be effective to render this Indenture invalid or unenforceable or to impair the lien hereof, then each such covenant, agreement, waiver, or part thereof shall itself be and is hereby declared to be wholly ineffective, and this Indenture shall be construed as if the same were not included herein.

        SECTION 9.11. EXHIBITS. The terms of the Schedules and Exhibits, if any, attached to this Indenture are incorporated herein in all particulars.

        SECTION 9.12. NON-BUSINESS DAYS. Except as may otherwise be provided herein, if the date for making payment of any amount hereunder or on any Note, or if the date for taking any action hereunder, is not a Business Day, then such payment can be made without accruing further interest or action can be taken on the next succeeding Business Day, with the same force and effect as if such payment were made when due or action taken on such required date.

        SECTION 9.13. PARTIES INTERESTED HEREIN. Nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give to, any person or entity, other than the Trustee, the Delaware Trustee, the Paying Agent, if any, and the Registered Owners of the Obligations, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Issuer shall be for the sole and exclusive benefit of the Trustee, the Paying Agent, if any, and the Registered Owners of the Obligations.

        SECTION 9.14. OBLIGATIONS ARE LIMITED OBLIGATIONS. The Notes and the obligations of the Issuer contained in this Indenture are special, limited obligations of the Issuer, secured by and payable solely from the Trust Estate herein provided. The Issuer shall not be obligated to pay the Notes, the interest thereon, or any other obligation created by or arising from this Indenture from any other source.

        SECTION 9.15. LIMITATIONS ON COUNTERPARTY RIGHTS. No Counterparty which shall be in default under any Derivative Product with the Issuer shall have any of the rights granted to a Counterparty or as the Registered Owner of an Obligation hereunder. A Counterparty which is in default under any Derivative Product shall however, continue to maintain all obligations undertaken by it under the terms of its Derivative Product. No Counterparty shall have any consent or voting rights under this Indenture, or any rights to instruct the Trustee to take, or refrain from taking, any action hereunder except upon satisfaction of a Rating Confirmation.

        SECTION 9.16. DISCLOSURE OF NAMES AND ADDRESSES OF REGISTERED OWNERS.

                (a) Registered Owners may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Registered Owners with respect to their rights under this Indenture or under the Notes. Upon receipt by the Trustee of any request by three or more Registered Owners or by one or more holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes to receive a copy of the current list of Registered Owners (whether or not made pursuant to Section 312(b) of the Trust Indenture Act), the Trustee shall promptly notify the Issuer thereof by providing to the Issuer a copy of such request and a copy of the list of Registered Owners produced in response thereto.

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                (b) Registered Owners of Notes, by receiving and holding the same, agree with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any Clearing Agency shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Registered Owners of Notes in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

        SECTION 9.17. AGGREGATE PRINCIPAL AMOUNT OF OBLIGATIONS. Whenever in this Indenture reference is made to the aggregate principal amount of any Obligations, such phrase shall mean, at any time, the principal amount of any Notes and the Derivative Value of any Derivative Product.

        SECTION 9.18. FINANCED ELIGIBLE LOANS. The Issuer expects to acquire Eligible Loans and to transfer Eligible Loans to the Trustee, in accordance with this Indenture, which Eligible Loans, upon becoming subject to the lien of this Indenture, constitute Financed Eligible Loans, as defined herein. If for any reason a Financed Eligible Loan does not constitute an Eligible Loan, or ceases to constitute an Eligible Loan, such loan shall continue to be subject to the lien of this Indenture as a Financed Eligible Loan.

        SECTION 9.19. CONCERNING THE DELAWARE TRUSTEE. It is expressly understood and agreed by the parties to this Indenture and the Registered Owners that (a) this Indenture is executed and delivered by the Delaware Trustee not in its individual or personal capacity but solely in its capacity as Delaware Trustee under the Trust Agreement on behalf of the Issuer, in the exercise of the powers and authority conferred and vested in it as Delaware Trustee under the Trust Agreement, subject to the protections, indemnities and limitations from liability afforded to the Delaware Trustee thereunder; (b) the representations, warranties, covenants, undertakings, agreements and obligations by the Delaware Trustee are made and intended not as personal representations, warranties, covenants, undertakings, agreements and obligations by Wells Fargo Delaware Trust Company, but are made and intended for the purpose of only binding the Trust Estate, as defined in the Trust Agreement, and the Issuer; (c) nothing contained herein shall be construed as creating any liability on Wells Fargo Delaware Trust Company, individually or personally, to perform any expressed or implied covenant, duty or obligation of any kind whatsoever contained herein; and (d) under no circumstances shall Wells Fargo Delaware Trust Company, be personally liable for the payment of any fees, costs, indebtedness or expenses of any kind whatsoever or be personally liable for the breach or failure of any obligation, representation, agreement, warranty or covenant whatsoever made or undertaken by the Delaware Trustee or Issuer hereunder.

        SECTION 9.20. SUBORDINATION OF CURRENCY SWAP COUNTERPARTIES. All rights and interest of any Currency Swap Counterparty in the security interest granted to the Trustee under this Indenture with respect to any Termination Payments (other than Priority Termination Payments) shall be fully subordinated to the interests of the Registered Owners of the Notes. No Currency Swap Counterparty shall have any rights, implied or otherwise, in the Trust Estate with respect to any Termination Payments (other than Priority Termination Payments) until after


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the Outstanding Amount of the Notes has been reduced to zero and the Registered
Owners have been paid all amounts owed to them under this Indenture. Notwithstanding the foregoing, the provisions of this Section shall not modify or otherwise affect the contractual priority of payments set forth in Section 5.04(c) hereof. More specifically, no Currency Swap Counterparty shall have any voting rights or rights to exercise any remedies under this Indenture until after the Outstanding Amount of the Notes has been reduced to zero and the Registered Owners have been paid all amounts owed to them under this Indenture. After the Outstanding Amount of the Notes has been reduced to zero and the Registered Owners have been paid all amounts owed to them under this Indenture, each Currency Swap Counterparty shall have all of the rights and obligations, including all voting rights, of the Registered Owners set forth in this Indenture.

        SECTION 9.21. FORCE MAJEURE. In no event shall any party hereto be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

                                   ARTICLE X

                        PAYMENT AND CANCELLATION OF NOTES
                          AND SATISFACTION OF INDENTURE

        SECTION 10.01. TRUST IRREVOCABLE. The trust created by the terms and provisions of this Indenture is irrevocable until the indebtedness secured hereby (the Notes and interest thereon) and all Issuer Derivative Payments are fully paid or provision made for its payment as provided in this Article.

        SECTION 10.02. SATISFACTION OF INDENTURE.

                (a) If the Issuer shall pay, or cause to be paid, or there shall otherwise be paid (i) to the Registered Owners of the Notes, the principal of and interest on the Notes, at the times and in the manner stipulated in this Indenture; and (ii) to each Counterparty, all Issuer Derivative Payments then due, then the pledge of the Trust Estate, and all covenants, agreements and other obligations of the Issuer to the Registered Owners of Notes shall thereupon cease, terminate and become void and be discharged and satisfied. In such event, the Trustee shall execute and deliver to the Issuer all such instruments as may be desirable to evidence such discharge and satisfaction, and the Trustee shall pay over or deliver all money held by it under this Indenture to the party entitled to receive the same under this Indenture. If the Issuer shall pay or cause to be paid, or there shall otherwise be paid, to the Registered Owners of any Outstanding Notes the principal of and interest on such Notes and to each Counterparty all Issuer Derivative Payments then due, at the times and in the manner stipulated in this Indenture and in the respective Derivative Product, such Notes and each Counterparty shall cease to be entitled to any lien, benefit or security under this Indenture, and all covenants, agreements and obligations of the Issuer to the Registered Owners thereof and each Counterparty shall thereupon cease, terminate and become void and be discharged and satisfied.

                (b) Notes or interest installments shall be deemed to have been paid within the meaning of Section 10.02(a) hereof if money for the payment thereof has been set aside and is being held in trust by the Trustee at the Note Final Maturity Date or earlier prepayment date thereof. Any Outstanding Note shall, prior to the Note Final Maturity Date or earlier prepayment thereof, be deemed to have been paid within the meaning and with the effect expressed in Section 10.02(a) hereof if
        (i) such Note is to be prepaid on any date prior to its Note Final Maturity Date and (ii) the Issuer shall have given notice of prepayment as provided herein on said date, there shall have been deposited with the Trustee either money (fully insured by the Federal Deposit Insurance Corporation or fully collateralized by Governmental Obligations) in an amount which shall be sufficient, or Governmental Obligations (including any Governmental Obligations issued or held in book-entry form on the books of the Department of Treasury of the United States of America) the principal of and the interest on which when due will provide money which, together with the money, if any, deposited with the Trustee at the same time, shall be sufficient, to pay when due the principal of and interest to become due on such Note on and prior to the prepayment date or Note Final Maturity Date thereof, as the case may be. Notwithstanding anything herein to the contrary, however, no such deposit shall have the effect specified in this subsection (b) if made during the existence of an Event of Default, unless made with respect to all of the Notes then Outstanding. Neither Governmental Obligations nor money deposited with the Trustee pursuant to this subsection (b) nor principal or interest payments on any such Governmental Obligations shall be withdrawn or used for any purpose other than, and shall be held irrevocably in trust in an escrow account for, the payment of the principal of and interest on such Notes. Any cash received from such principal of and interest on such Governmental Obligations deposited with the Trustee, if not needed for such purpose, shall, to the extent practicable, be reinvested in Governmental Obligations maturing at times and in amounts sufficient to pay when due the principal of and interest on such Notes on and prior to such prepayment date or Note Final Maturity Date thereof, as the case may be, and interest earned from such reinvestments shall be paid over to the Issuer, as received by the Trustee, free and clear of any trust, lien or pledge. Any payment for Governmental Obligations purchased for the purpose of reinvesting cash as aforesaid shall be made only against delivery of such Governmental Obligations. For the purposes of this Section, "Governmental Obligations" shall mean and include only non-callable direct obligations of the Department of the Treasury of the United States of America or portions thereof (including interest or principal portions thereof), and such Governmental Obligations shall be of such amounts, maturities and interest payment dates and bear such interest as will, without further investment or reinvestment of either the principal amount thereof or the interest earnings therefrom, be sufficient to make the payments required herein, and which obligations have been deposited in an escrow account which is irrevocably pledged as security for the Notes. Such term shall not include mutual funds and unit investment trusts.

                (c) Any Issuer Derivative Payments are deemed to have been paid and the applicable Derivative Product terminated when payment of all Issuer Derivative Payments due and payable to each Counterparty under its respective Derivative Product have been made or duly provided for to the satisfaction of each Counterparty and the respective Derivative Product has been terminated.

                (d) In no event shall the Trustee deliver over to the Issuer any Financed Eligible Loans originated under the Higher Education Act unless the Issuer is an Eligible Lender, if the Higher Education Act or Regulations then in effect require the owner or holder of such Financed Eligible Loans to be an Eligible Lender.

                (e) The provisions of this Section are applicable to the Notes and the Issuer Derivative Payments.

        SECTION 10.03. OPTIONAL PURCHASE OF ALL FINANCED ELIGIBLE LOANS. The Administrator shall certify to and notify the Depositor, or any assignee of its rights hereunder, and the Trustee in writing, within 15 days after the last Business Day of each Collection Period in which the then outstanding Pool Balance is 12% or less of the Initial Pool Balance, of the percentage that the then outstanding Pool Balance bears to the Initial Pool Balance. The Depositor or its assignee shall have the option to purchase all of the Financed Eligible Loans on the earlier of (a) the January 2023 Quarterly Distribution Date and (b) date that is the tenth (10th) Business Day preceding the Quarterly Distribution Date next succeeding the date on which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance (each, an "Optional Purchase Date"). To exercise the option described in this Section, the Depositor or its assignee shall deposit in the Collection Fund on the Optional Purchase Date, an amount equal to the aggregate Purchase Amount for the Financed Eligible Loans and the related rights with respect thereto, plus the appraised value of any such other property held in the Trust Estate other than the Funds and Accounts, such value to be determined by an appraiser mutually agreed upon by the Depositor or its assignee and the Trustee; provided, however, that the Depositor or its assignee may not effect such purchase if such aggregate Purchase Amounts and the appraised value of such other property do not equal or exceed the Minimum Purchase Amount, less any amounts on deposit in the Funds and Accounts.

        SECTION 10.04. AUCTION OF FINANCED ELIGIBLE LOANS. If the Depositor, or any assignee of its rights under Section 10.03 hereof, does not exercise its option to purchase Financed Eligible Loans pursuant to Section 10.03 hereof, the Trustee (or its designated agent) shall, promptly after the Business Day next succeeding the Optional Purchase Date, offer for sale Financed Eligible Loans in an amount sufficient to redeem all Notes Outstanding on such Quarterly Distribution Date, and any such sale shall be consummated on or before such Quarterly Distribution Date (the "Trust Auction Date"). Nelnet, Inc. or its Affiliates and unrelated third parties may bid to purchase the Financed Eligible Loans. The Trustee shall provide written notice to the Depositor of any such offer for sale at least three Business Days in advance of the Trust Auction Date. If at least two independent bids are received, the Trustee (or its designated agent) shall solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Trustee shall accept the highest of the remaining bids if it is equal to or in excess of both (i) the Minimum Purchase Amount, less any amounts on deposit in the Funds and Accounts and (ii) the fair market value of such Financed Eligible Loans as of the end of the Collection Period immediately preceding the Trust Auction Date. If at least two bids are not received or the highest bid after the resolicitation process is completed is not equal to or in excess of the higher of the amounts described in the preceding sentences, the Trustee shall not consummate such sale. The Trustee may consult, and, at the direction of the Depositor, shall consult, with a financial advisor, including an underwriter of the Notes or the Administrator, to determine if the fair market value of the Financed Eligible Loans has been offered. The proceeds of any such sale shall be deposited to the Collection Fund and applied to the redemption of all Notes Outstanding in accordance with Section 2.13(a) hereof. Unless requested by the Administrator, if the sale is not completed, the Trustee may, but will not be obligated to, solicit bids for sale of the Financed Eligible Loans with respect to future Quarterly Distribution Dates upon terms similar to those described above. The Trustee shall be obligated to make such solicitations, however, if requested to do so by the Administrator. Notice of the prepayment of any Obligations resulting from a purchase of the Financed Eligible Loans on the Optional Purchase Date or the auction of the Financed Eligible Loans on the Trust Auction Date, shall be given by the Trustee to the Registered Owners by first-class mail within five Business Days of such Optional Purchase Date or Trust Auction Date.

        SECTION 10.05. CANCELLATION OF PAID NOTES. Any Notes which have been paid or purchased by the Issuer, mutilated Notes replaced by new Notes, and any temporary Note for which definitive Notes have been delivered shall (unless otherwise directed by the Issuer by Issuer Order) forthwith be cancelled by the Trustee and, except for temporary Notes, returned to the Issuer.

        IN WITNESS WHEREOF, the Issuer has caused this Indenture to be executed in its organizational name and behalf by its Delaware Trustee, and the Trustee, to evidence its acceptance of the trusts hereby created, has caused this Indenture to be executed in its organizational name and behalf, all in multiple counterparts, each of which shall be deemed an original, and the Issuer and the Trustee have caused this Indenture to be dated as of the date herein above first shown.

                                         NELNET STUDENT LOAN TRUST 2006-2,
                                         a Delaware statutory trust

                                         By: WELLS FARGO DELAWARE TRUST COMPANY,
                                             not in its individual capacity or
                                             personal capacity but solely in its
                                             capacity as Delaware Trustee



                                         By  /s/ Ann Roberts Dukart
                                            ------------------------------------
                                         Name    Ann Roberts Dukart
                                              ----------------------------------
                                         Title   Vice President
                                               ---------------------------------


                                         ZIONS FIRST NATIONAL BANK, as Trustee



                                         By  /s/ David W. Bata
                                            ------------------------------------
                                             David W. Bata, Vice President


                                         Acknowledged and accepted as to
                                         clause "C" of the Granting
                                         Clauses as of the day and year
                                         first written above:



                                         ZIONS FIRST NATIONAL BANK, as Eligible
                                         Lender Trustee



                                         By  /s/ David W. Bata
                                            ------------------------------------
                                             David W. Bata, Vice President

                                   APPENDIX A

                         CERTAIN TERMS AND PROVISIONS OF
                              THE RESET RATE NOTES


                                    ARTICLE I

                                   DEFINITIONS

        Except as provided below in this Section, all terms which are defined in
Article I of the Indenture shall have the same meanings, respectively, in this Appendix A as such terms are given in Article I of the Indenture. In addition, the following terms shall have the following respective meanings:

        "30/360" shall mean that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months

        "91-DAY TREASURY BILL RATE" shall mean for any relevant Interest Rate Determination Date, prior to each related Interest Rate Change Date, the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be. The 91-day Treasury Bill Rate will be subject to a Lock-In Period of six Business Days.

        "ACTUAL/360" shall mean that interest is calculated on the basis of the actual number of days elapsed in a year of 360 days.

        "ACTUAL/365 (FIXED)" shall mean that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year.

        "ACTUAL/ACTUAL (ACCRUAL BASIS)" shall mean that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year.

        "ACTUAL/ACTUAL (ISMA)" shall mean a calculation in accordance with the definition of "Actual/Actual" adopted by the International Securities Market Association ("ISMA"), which shall mean that interest is calculated on the following basis:

                (a) where the number of days in the relevant Interest Accrual Period is equal to or shorter than the Determination Period during which such Interest Accrual Period ends, the number of days in such Interest Accrual Period divided by the product of (i) the number of days in such Determination Period and (ii) the number of Distribution Dates that would occur in one calendar year; or

                (b) where the Interest Accrual Period is longer than the Determination Period during which the Interest Accrual Period ends, the sum of:

                        (i) the number of days in such Interest Accrual Period
                falling in the Determination Period in which the Interest Accrual Period begins divided by the product of (A) the number of days in such Determination Period and (B) the number of Distribution Dates that would occur in one calendar year; and

                        (ii) the number of days in such Interest Accrual Period
                falling in the next Determination Period divided by the product of (A) the number of days in such Determination Period and (B) the number of Distribution Dates that would occur in one calendar year;

where "Determination Period" shall mean the period from and including one Calculation Date to but excluding the next Calculation Date, "Distribution Date" shall mean the date of any distribution on the Reset Rate Notes and "Calculation Date" shall mean, in each year, each of those days in the calendar year that are specified herein as being the scheduled Distribution Dates.

        "ACTUAL/ACTUAL (PAYMENT BASIS)" shall mean that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be.

        "ALL HOLD RATE" shall mean, for a Class of the Reset Rate Notes, the applicable Index plus or minus the related Spread (with respect to a Class of Reset Rate Notes that will bear interest at a floating rate) or the applicable fixed rate, which may be expressed as the fixed rate pricing benchmark plus or minus a spread (with respect to a Class of the Reset Rate Notes that will bear interest at a fixed rate), that the Remarketing Agents, in consultation with the Administrator, determine will be in effect, unless the related Call Option is exercised, in the event that 100% of the holders of that Class of the Reset Rate Notes choose to hold their Reset Rate Notes for the upcoming Reset Period. The All Hold Rate shall be a rate that the Remarketing Agents, in consultation with the Administrator, determine based upon then-existing market conditions.

        "CALL OPTION" shall mean, the option described in Section 2.06 of this Appendix A owned by Nelnet, Inc. or one of its subsidiaries as a permitted transferee (provided, that no such subsidiary shall possess the Call Option if it at any time shall have owned an interest in any of the Financed Eligible Loans) to purchase 100% of a Class of the Reset Rate Notes on each related Reset Date, exercisable at a price equal to 100% of the Outstanding Amount of such Class of the Reset Rate Notes, less all amounts distributed to the Noteholders of the related Class of the Reset Rate Notes as a payment of principal on the related Quarterly Distribution Date, plus any accrued and unpaid interest not paid by the Issuer on the related Quarterly Distribution Date, and pursuant to the terms and conditions set forth in the Reset Rate Note Procedures.

        "CALL OPTION NOTICE" shall mean a written notice from the holder of the Call Option stating its desire to exercise the Call Option on the related Reset Date, delivered to each Clearing Agency, the Trustee, the Remarketing Agents and the Rating Agencies.

        "CALL RATE" shall mean, for a Class of the Reset Rate Notes for which a Call Option has been exercised, the rate of interest that is either: (a) if that Class of the Reset Rate Notes did not have at least one related Derivative Product in effect during the previous Reset Period, the rate applicable for the most recent Reset Period during which the Failed Remarketing Rate was not in effect; or (b) if that Class of the Reset Rate Notes had one or more related Derivative Products in effect during the previous Reset Period, the weighted average of the floating rates of interest that were due to the related Counterparties from the Issuer during the previous Reset Period for that Class of the Reset Rate Notes. This rate will continue to apply for each Reset Period while the holder of the Call Option retains that Class of the Reset Rate Notes.

        "CLASS A-6 RATE" shall mean, for any Interest Accrual Period after the initial Interest Accrual Period, until and including the Initial Reset Date for the Class A-6 Notes, Three-Month LIBOR as determined on the related LIBOR Determination Date, plus 0.12% based on an Actual/360 accrual method. The "Class A-6 Rate" for the first Interest Accrual Period shall be determined by reference to the following formula:

        x + [6/33* (y-x)] plus 0.12%, as determined by the Administrator.

        where:

        x =  Five-Month LIBOR, and

        y = Six-Month LIBOR.

The Class A-6 Rate shall be changed on each related Reset Date to the interest rate (which shall not exceed the Failed Remarketing Rate) and Day Count Basis that will be set forth in the notice required to be delivered by the Administrator and/or the Remarketing Agents on each related Remarketing Terms Determination Date and Spread Determination Date, as applicable, pursuant to the procedures set forth in the Reset Rate Note Procedures.

        "CLASS A-7 RATE" shall mean, for any Interest Accrual Period after the initial Interest Accrual Period, until and including the Initial Reset Date for the Class A-7 Notes, Three-Month EURIBOR as determined on the related EURIBOR Determination Date, plus 0.10% based on an Actual/360 accrual method. The "Class A-7 Rate" for the first Interest Accrual Period shall be determined by reference to the following formula:

        x + [6/33* (y-x)] plus 0.10%, as determined by the Administrator.

        where:

        x =  Five-Month EURIBOR, and

        y = Six-Month EURIBOR.

The Class A-7 Rate shall be changed on each related Reset Date to the interest rate (which shall not exceed the Failed Remarketing Rate) and Day Count Basis that will be set forth in the notice required to be delivered by the Administrator and/or the Remarketing Agents on each related Remarketing Terms Determination Date and Spread Determination Date, as applicable, pursuant to the procedures set forth in the Reset Rate Note Procedures.

        "CMT RATE" shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the rate displayed on the applicable Designated CMT Moneyline Telerate Page shown below by 3:00 p.m., New York City time, on that Interest Rate Determination Date under the caption ". . .. Treasury Constant Maturities . . . Federal Reserve Board Release H.15. . . ..Mondays Approximately 3:45 p.m.," under the column for: (a) if the Designated CMT Moneyline Telerate Page is 7051, the rate on that Interest Rate Determination Date; or (b) if the Designated CMT Moneyline Telerate Page is 7052, the average for the week, the month or the quarter, as specified on the Remarketing Terms Determination Date, ended immediately before the week in which the related Interest Rate Determination Date occurs. The following procedures will apply if the CMT Rate cannot be determined as described above: (i) if the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that Interest Rate Determination Date, unless the calculation is made earlier and the rate is available from that source at that time on that Interest Rate Determination Date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate; (ii) if the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that Interest Rate Determination Date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant Interest Rate Determination Date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the Administrator determines to be comparable to the rate formerly displayed on the Designated CMT Moneyline Telerate Page shown above and published in H.15(519); (iii) if the rate described in the prior paragraph cannot be determined, then the Administrator will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant Interest Rate Determination Date reported, according to their written records, by leading primary United States government securities dealers in New York City. The Administrator will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct noncallable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount; (iv) if the Administrator cannot obtain three Treasury Note quotations of the kind described in clause (iii) above, the Administrator will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant Interest Rate Determination Date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the Administrator will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the Administrator will obtain quotations for the Treasury Note with the shorter remaining term to maturity; (v) if three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant Interest Rate Determination Date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated; or (vi) if fewer than three leading primary United States government securities dealers selected by the Administrator are quoting as described in clause (v) above, the CMT Rate will remain the CMT Rate then in effect on that Interest Rate Determination Date.

        "COMMERCIAL PAPER RATE" shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the Bond Equivalent Yield (as defined below) of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that Interest Rate Determination Date under the heading "Commercial Paper--Financial." If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that Interest Rate Determination Date, unless the calculation is made earlier and the rate was available from that source at that time, then the Commercial Paper Rate will be the Bond Equivalent Yield of the rate on the relevant Interest Rate Determination Date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in
H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper--Financial." For purposes of this definition of "Commercial Paper Rate," the "Bond Equivalent Yield" equals [(NxD)/[360(Dx90)] times 100], where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and "N" refers to 365 or 366, as the case may be. If the rate described above cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that Interest Rate Determination Date. Unless otherwise specified on the Remarketing Terms Determination Date, the Commercial Paper Rate will be subject to a Lock-In Period of six Business Days.

        "CURRENCY SWAP AGREEMENT" shall mean with respect to any Class of the Reset Rate Notes in a Foreign Exchange Mode, each Derivative Product between the Issuer and the related Currency Swap Counterparty which (a) converts the secondary market trade proceeds into U.S. Dollars received on the effective date of such Currency Swap Agreement (or, with respect to the Initial Currency Swap Agreement, converts all proceeds (net of underwriting discount) on the Date of Issuance from the sale of the Class A-7 Notes to U.S. Dollars); (b) converts all principal payments in U.S. Dollars by the Issuer to the Noteholders of the related Class of the Reset Rate Notes into the applicable currency; (c) converts the interest rate on any Class of the Reset Rate Notes from a LIBOR-based rate to a fixed or floating rate payable in the applicable currency; (d) converts the U.S. Dollar equivalent of all secondary market trade proceeds received on the related Reset Date resulting in the successful remarketing of the Reset Rate Notes or the exercise of a Call Option into the applicable currency for the payment of principal to the tendering Noteholders of the related Class of the Reset Rate Notes; and (e) pays to the Paying Agent, on behalf of the Issuer, for the benefit of the tendering Noteholders of the Reset Rate Notes, the required amount of additional interest at the interest rate applicable to the tendered Reset Rate Notes resulting from any required delay in Reset Date payments through Euroclear and Clearstream.

        "CURRENCY SWAP COUNTERPARTY" shall mean each Eligible Counterparty that is a party, in its capacity as swap counterparty, to the related Currency Swap Agreement.

        "DAY COUNT BASIS" shall mean 30/360, Actual/360, Actual/365 (fixed), Actual/Actual (accrual basis), Actual/Actual (ISMA) or Actual/Actual (payment basis), as applicable, or any other day count basis set forth in the Remarketing Terms Notice.

        "ELIGIBLE COUNTERPARTY" shall mean any entity, which may be an affiliate of a Remarketing Agent, engaged in the business of entering into derivative instrument contracts that satisfies the Rating Agency Condition.

        "EURIBOR" shall mean Three-Month EURIBOR, Five-Month EURIBOR or Six-Month EURIBOR, as applicable.

        "EURIBOR DETERMINATION DATE" shall mean, for each Interest Accrual Period, the day that is two EURIBOR Settlement Days before the beginning of that Interest Accrual Period.

        "EURIBOR SETTLEMENT DAY" shall mean any day on which TARGET is open which is also a day on which banks in New York, New York are open for business.

        "EXTENSION RATE" shall mean, for each Quarterly Distribution Date following a Failed Remarketing if a Class of the Reset Rate Notes is then in a Foreign Exchange Mode, the rate of interest payable to each related Currency Swap Counterparty, not to exceed Three-Month LIBOR plus 0.75%, unless the Remarketing Agents, in consultation with the Administrator, determine that market conditions or some other benefit to the Issuer requires a higher rate; provided that in such case the Rating Agency Condition is satisfied. The initial Extension Rate for the Class A-7 Notes under the related Initial Currency Swap Agreement is Three-Month LIBOR plus 0.75%.

        "FAILED REMARKETING" shall mean, with respect to a Class of the Reset Rate Notes and each related Reset Date, the situation where (a) the Remarketing Agents, in consultation with the Administrator, cannot establish one or more of the terms required to be set on the Remarketing Terms Determination Date (other than the related Spread or fixed rate of interest), (b) the Remarketing Agents are unable to establish the related Spread or fixed rate of interest on the Spread Determination Date or the interest rate resulting from the required Spread will exceed the Failed Remarketing Rate, (c) either the Remarketing Agents are unable to remarket some or all of the tendered Reset Rate Notes at the Spread or fixed rate of interest established on the Spread Determination Date or any committed purchaser defaults on their purchase obligations and, in their sole discretion, the Remarketing Agents elect not to purchase those Reset Rate Notes themselves, (d) any failure of Nelnet, Inc., or one of its designated affiliates, to purchase a Class of the Reset Rate Notes on a Reset Date following the delivery of the related Call Option Notice, (e) the Remarketing Agents, in consultation with the Administrator, are unable to obtain one or more Derivative Products meeting the required criteria, if applicable (f) any of the conditions specified in Section 8 of the Remarketing Agreement have not been satisfied or (g) any applicable Rating Agency Condition has not been satisfied.

        "FAILED REMARKETING RATE" shall mean, for any Reset Period and a Class of the Reset Rate Notes denominated in U.S. Dollars, Three-Month LIBOR plus 0.75%; and for any Reset Period and a Class of the Reset Rate Notes then in a Foreign Exchange Mode, as will be determined on the related Spread Determination Date pursuant to the terms of the related Currency Swap Agreement. For the initial Reset Period, the Failed Remarketing Rate for the Class A-7 Notes will be Three-Month EURIBOR plus 0.55%.

        "FEDERAL FUNDS RATE" shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the rate set forth for such day opposite the caption "Federal Funds (effective)" in the weekly statistical release designated H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. If such rate is not published in the relevant H.15(519) for any day, the rate for such day shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m., New York City time, on that day by each of four leading brokers in such transactions located in New York City selected by the Administrator. The Federal Funds Rate for each Saturday and Sunday and for any other that is not a Business Day shall be the Federal Funds Rate for the preceding Business Day as determined above.

        "FOREIGN EXCHANGE MODE" shall mean that a Class of the Reset Rate Notes is then denominated in a currency other than U.S. Dollars during the related Reset Period.

        "FIVE-MONTH EURIBOR" shall have the meaning ascribed to such term under the definition of "Three-Month EURIBOR".

        "GBP-LIBOR" shall mean, with respect to any Interest Accrual Period, the London interbank offered rate for deposits in Pounds Sterling having a maturity of three months, commencing on the first day of the Interest Accrual Period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related GBP-LIBOR Determination Date. If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in Pounds Sterling, having the specified maturity and in a principal amount of not less than (pound)1,000,000, are offered at approximately 11:00 a.m., London time, on that GBP-LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by prime banks in London, selected by the Administrator, at approximately 11:00 a.m. London time, on that GBP-LIBOR Determination Date, for loans in Pounds Sterling to leading European banks having the specified maturity and in a principal amount of not less than (pound)1,000,000. If the banks selected as described above are not providing quotations, GBP-LIBOR in effect for the applicable Interest Accrual Period will be GBP-LIBOR for the specified maturity in effect for the previous Interest Accrual Period. For any GBP-LIBOR-based notes, interest due for any Interest Accrual Period always will be determined based on the actual number of days elapsed in the Interest Accrual Period over a 365-day year.

        "GBP-LIBOR DETERMINATION DATE" shall mean, for each Interest Accrual Period, the day that is two GBP-LIBOR Settlement Days before the beginning of that Interest Accrual Period.

        "GBP-LIBOR SETTLEMENT DAY" shall mean any day on which banks in both London and New York City are open for business.

        "GLB REGULATIONS" shall mean the Joint Banking Agencies' Privacy of Consumer Financial Information, Final Rule (12 CFR Parts 40, 216, 332 and 573) or the Federal Trade Commission's Privacy of Consumer Financial Information, Final Rule (16 CFR Part 313), as applicable, implementing Title V of the Gramm-Leach-Bliley Act, Public Law 106-102, as amended.

        "H.15(519)" shall mean the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

        "H.15 DAILY UPDATE" shall mean the daily update for H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publications.

        "HOLD NOTICE" shall mean a written statement (or an oral statement confirmed in writing, which may be by e-mail) by a Noteholder or beneficial owner of a Reset Rate Note denominated in U.S. Dollars during the then-current and immediately following Reset Periods, delivered to a Remarketing Agent that such Noteholder or beneficial owner desires to hold its Reset Rate Notes for the upcoming Reset Period and affirmatively agrees to receive a rate of interest of not less than the applicable All Hold Rate during that Reset Period.

        "INDEX" or "INDICES" shall mean LIBOR, EURIBOR, GBP-LIBOR, a Commercial Paper Rate, the CMT Rate, the Federal Funds Rate, the 91-day Treasury Bill Rate, the Prime Rate or any other interest rate index specified in Schedule A to the Reset Rate Notes.

        "INDEX MATURITY" shall mean, with respect to any Interest Accrual Period, the interval between Interest Rate Change Dates for each applicable Index during such Interest Accrual Period, commencing on the first day of that Interest Accrual Period.

        "INITIAL CURRENCY SWAP AGREEMENT" shall mean the ISDA Master Agreement (Multicurrency--Cross Border), dated May 18, 2006, including the Schedule, the Confirmation, and Credit Support Annex, each between the Issuer and the Initial Currency Swap Counterparty.

        "INITIAL CURRENCY SWAP COUNTERPARTY" shall mean Deutsche Bank AG, acting through its New York Branch.

        "INITIAL EURO EXCHANGE RATE" shall mean an exchange rate of $1.276 equal to (euro)1.00.

        "INITIAL REMARKETING AGENCY AGREEMENT" shall mean each agreement, substantially in the form of Appendix A to the Remarketing Agreement to be entered into on each Remarketing Terms Determination Date (unless the Call Option has been exercised) among the Remarketing Agents, the Administrator and the Issuer.

        "INITIAL RESET DATE" shall mean, for the Class A-6 Notes, the Quarterly Distribution Date in April of 2018 and, for the Class A-7 Notes, the Quarterly Distribution Date in April of 2016.

        "INITIAL RESET DATE NOTICE" shall mean the written notice delivered pursuant to Section 2.02(a) of this Appendix A.

        "INTEREST RATE CHANGE DATE" shall mean for each Interest Accrual Period, the date or dates, based on the applicable Index, on which the rate of interest for a Class of the Reset Rate Notes bearing interest at a floating rate is to be reset.

        "INTEREST RATE DETERMINATION DATE" shall mean, for each Interest Accrual Period, and (a) for the Reset Rate Notes that bear interest at a LIBOR-, GBP-LIBOR- or EURIBOR-based rate, the related LIBOR, GBP-LIBOR Determination Date or EURIBOR Determination Date, as applicable, or (b) for the Reset Rate Notes that bear interest at a floating rate that is not LIBOR-, GBP-LIBOR- or EURIBOR-based, the applicable date or dates set forth in the Remarketing Terms Notice, on which the applicable rate of interest to be in effect as of the next Interest Rate Change Date will be determined by the Administrator.

        "INTEREST RATE SWAP AGREEMENT" shall mean, with respect to any Class of the Reset Rate Notes during any Reset Period when it is denominated in U.S. Dollars and (a) bears a fixed rate of interest (or bears interest based on LIBOR or a U.S. Commercial Paper Rate, if a Swap Agreement is to be entered into pursuant to the Reset Rate Note Procedures), or (b) bears interest based on an index other than LIBOR or a U.S. Commercial Paper Rate, any Derivative Product between the Issuer and an Eligible Counterparty, to hedge the basis risk during the related Reset Period.

        "LOCK-IN PERIOD" shall mean a period from the first day of such Lock-In Period (which may be expressed as a number of Business Days prior to a Quarterly Distribution Date) to the immediately succeeding Quarterly Distribution Date during which the interest rate, Index or other calculation in effect on the first day of such Lock-In Period shall remain in effect for every day in such Lock-In Period.

        "NELNET ELIGIBLE PURCHASER" shall mean Nelnet, Inc. or any of its affiliates; provided that any such affiliate has at no time owned an interest in any of the Financed Eligible Loans.

        "NOTICE DATE" shall mean, for each Class of the Reset Rate Notes, 12:00 noon, New York City time, on the tenth day prior to the Reset Date for that Class of the Reset Rate Notes.

        "PRIME RATE" shall mean, for any relevant Interest Rate Determination Date prior to each related Interest Rate Change Date, the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that Interest Rate Determination Date under the heading "Bank Prime Loan." The Administrator will observe the following procedures if the Prime Rate cannot be determined as described above: (a) if the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant Interest Rate Determination Date unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that Interest Rate Determination Date, as published in
H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan"; (b) if the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant Interest Rate Determination Date, then the Administrator will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that Interest Rate Determination Date; (c) if fewer than four rates appear on the

Reuters screen USPRIME1 page on the relevant Interest Rate Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that Interest Rate Determination Date by three major banks in New York City selected by the Administrator; or (d) if the banks selected by the Administrator are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that Interest Rate Determination Date.

        "PURCHASE OPTION" shall mean the options described in Section 2.13(a) of this Appendix A owned by Nelnet, Inc. or one of its subsidiaries as a permitted transferee (provided, that no such subsidiary shall possess the Purchase Option if it at any time owned an interest in any of the Financed Eligible Loans) to purchase Financed Eligible Loans.

        "RATING AGENCY CONDITION" means, with respect to any intended action, that each Rating Agency then rating the Notes shall have been given 10 days' prior written notice thereof and that each such Rating Agency shall have notified the Administrator, the Trustee and the Remarketing Agents, if applicable, in writing that such proposed action will not result in and of itself in the reduction or withdrawal of its then-current rating of the Notes.

        "REFERENCE BANKS" shall mean, with respect to (a) LIBOR, four major banks in the London interbank market for deposits in U.S. Dollars selected by the Administrator, (b) EURIBOR, four major banks in the Euro-zone interbank market for deposits in Euros selected by the Administrator and (c) GBP-LIBOR, four major banks in the London interbank market for deposits in Pounds Sterling selected by the Administrator.

        "REMARKETING AGENCY AGREEMENT" shall mean the collective reference to an Initial Remarketing Agency Agreement and the related Supplemental Remarketing Agency Agreement.

        "REMARKETING AGENTS" shall mean, initially, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated. The Administrator, in its sole discretion, may change any Remarketing Agent for the Reset Rate Notes for any Reset Period at any time on or before a related Remarketing Terms Determination Date.

        "REMARKETING AGREEMENT" shall mean the Remarketing Agreement, dated as of May 1, 2006, among the Issuer, the Administrator and the Remarketing Agents, as amended and supplemented pursuant to the terms thereof.

        "REMARKETING PROSPECTUS" as described in Section 7(f)(i) of the Remarketing Agreement.

        "REMARKETING TERMS DETERMINATION DATE" shall mean, for a Class of the Reset Rate Notes, not later than 3:00 p.m., New York City time, on the twelfth Business Day prior to the applicable Reset Date.

        "REMARKETING TERMS NOTICE" shall mean the notice delivered by the Remarketing Agents to the Noteholders of a Class of the Reset Rate Notes, the Trustee and the Rating Agencies on each Remarketing Terms Determination Date containing the information set forth in the Reset Rate Note Procedures.

        "RESET DATE" shall mean a Quarterly Distribution Date on which certain terms for a Class of the Reset Rate Notes may be changed in accordance with the Reset Rate Note Procedures.

        "RESET PERIOD" shall mean, with respect to a Class of the Reset Rate Notes, a period of at least three months (or any other longer duration that is a multiple of three months) that will always end on the day before a Quarterly Distribution Date, which will be the next Reset Date for such Class of the Reset Rate Notes; provided, that no Reset Period may end after the day before the Note Final Maturity Date for such Class of the Reset Rate Notes.

        "RESET RATE NOTE PROCEDURES" shall mean Article II of this Appendix A.

        "SCHEDULE REPLACEMENT ORDER" shall mean an Issuer Order replacing Schedule A to the Reset Rate Notes to be delivered with respect to the related Reset Date.

        "SIX-MONTH EURIBOR" shall have the meaning ascribed to such term under the definition of "Three-Month EURIBOR".

        "SPREAD" shall mean the percentage determined by the Remarketing Agents on the related Spread Determination Date, with respect to a Class of the Reset Rate Notes that is to bear a floating rate of interest, in excess of or below the applicable Index that will be in effect with respect to such Class of the Reset Rate Notes during any Reset Period after the initial Reset Period so as to result in an interest rate that, in the reasonable opinion of the Remarketing Agents, will enable all of the tendered Reset Rate Notes of the applicable Class to be remarketed by the Remarketing Agents at 100% of the Outstanding Amount of such Reset Rate Notes.

        "SPREAD DETERMINATION DATE" shall mean, for each Class of the Reset Rate Notes, 3:00 p.m., New York City time, on the third Business Day prior to the related Reset Date.

        "SPREAD DETERMINATION NOTICE" shall mean the notice delivered by the Remarketing Agents to the Noteholders or beneficial owners of a Class of the Reset Rate Notes, the Trustee and the Rating Agencies on each related Spread Determination Date containing the information set forth in the Reset Rate Note Procedures.

        "SUPPLEMENTAL REMARKETING AGENCY AGREEMENT" shall mean each agreement, substantially in the form of Appendix B to the Remarketing Agreement to be entered into on each Spread Determination Date (unless the Call Option has been exercised or a Failed Remarketing has been declared) among the Remarketing Agents, the Administrator and the Issuer.

        "TARGET" shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer System.

        "TELERATE PAGE 248" shall mean the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

        "TELERATE PAGE 7051" shall mean the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

        "TELERATE PAGE 7052" shall mean the display page so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

        "THREE-MONTH EURIBOR," "FIVE-MONTH EURIBOR" and "SIX-MONTH EURIBOR" shall mean, with respect to any Interest Accrual Period, the Euro-zone interbank offered rate for deposits in Euros having the specified maturity commencing on the first day of the Interest Accrual Period, which appears on Telerate Page 248 as of 11:00 a.m. Brussels time, on the related EURIBOR Determination Date. If an applicable rate does not appear on Telerate Page 248, the rate for that day will be determined on the basis of the rates at which deposits in Euros having the specified maturity and in a principal amount of not less than (euro)1,000,000, are offered at approximately 11:00 a.m., Brussels time, on that EURIBOR Determination Date, to prime banks in the Euro-zone interbank market by the Reference Banks. The Administrator will request the principal Euro-zone office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the Administrator, at approximately 11:00 a.m. Brussels time, on that EURIBOR Determination Date, for loans in Euros to leading European banks having the specified maturity and in a principal amount of not less than (euro)1,000,000. If the banks selected as described above are not providing quotations, EURIBOR in effect for the applicable Interest Accrual Period will be EURIBOR for the specified maturity in effect for the previous Interest Accrual Period.

        "U.S. DOLLAR EQUIVALENT PRINCIPAL AMOUNT" shall mean, with respect to a Class of the Reset Rate Notes while in a Foreign Exchange Mode, the U.S. Dollar equivalent of the Outstanding Amount of such Class of the Reset Rate Notes in a Foreign Exchange Mode as of the date of determination based on the exchange rate provided in the related Currency Swap Agreement.

                                   ARTICLE II

                           RESET RATE NOTE PROCEDURES

        SECTION 2.01. INTEREST RATES; PRINCIPAL PAYMENTS.

               (a) The Class A-6 Notes will bear interest from the Date of Issuance through and including the day before its Initial Reset Date, payable on each Quarterly Distribution Date, at the rate set forth in the definitions of Class A-6 Rate. The Class A-7 Notes will bear interest from the Date of Issuance through and including the day before its Initial Reset Date, payable on each Quarterly Distribution Date, at the rate set forth in the definitions of Class A-7 Rate. The applicable interest rate for each subsequent Reset Period will be set forth on Schedule A to the applicable Reset Rate Note and determined as set forth below. Interest on each Class of the Reset Rate Notes shall be paid on each Quarterly Distribution Date at the priority level set forth in
        Section 5.04(c) of the Indenture; provided that if interest due to a Class of the Reset Rate Notes is payable through a Derivative Product, the related Issuer Derivative Payments will be payable by the Issuer to the related Counterparty, and the Counterparty Swap Payment payable by the Counterparty to the Issuer (for payment to the Noteholders of the related Reset Rate Notes), as described in Section 2.09 of this Appendix A.

               (b) Interest on any Class of the Reset Rate Notes after the initial Reset Period may be reset to bear either a fixed or floating rate of interest at the option of the Remarketing Agents, in consultation with the Administrator. The interest rate, or the mechanism for calculating the interest rate, on the Reset Rate Notes will be reset as of each Reset Date as determined by (i) the Remarketing Agents, in consultation with the Administrator, with respect to (A) the length of the Reset Period, (B) whether the rate is fixed or floating and (I) if floating, the applicable Index, or (II) if fixed, the applicable pricing benchmark, (C) the applicable Day Count Basis, (D) the applicable currency denomination, i.e., U.S. Dollars, Euros, Pounds Sterling or another non-U.S. Dollar currency, (E) if in a Foreign Exchange Mode, the applicable distribution dates on which interest will be paid to the Noteholders of the Reset Rate Notes, if other than quarterly, (F) the applicable Interest Rate Determination Dates within each Interest Accrual Period, (G) the interval between Interest Rate Change Dates during each Interest Accrual Period, (H) whether the applicable Class of the Reset Rate Notes will be structured to amortize periodically or to receive a payment of principal only at the end of the related Reset Period and (I) if applicable, the related All Hold Rate; and (ii) the Remarketing Agents, in their sole determination, with respect to the setting of the applicable (A) fixed rate of interest, or (B) Spread to the chosen Index, as applicable.

               (c) In the event that any Class of the Reset Rate Notes is reset
        (i) to bear (or continue to bear) interest at a floating rate, (ii) to bear (or continue to bear) a fixed rate of interest and/or (iii) to be denominated (or continue to be denominated) in a currency other than U.S. Dollars, and the Remarketing Agents, in consultation with the Administrator determine that it would be in the best interest of the Issuer based on existing market conditions to enter into one or more Derivative Products, the Administrator will be responsible for arranging, on behalf of the Issuer, one or more Derivative Products to hedge the basis risk and/or currency exchange risk (as applicable) and, together with the Remarketing Agents, for selecting the Counterparties thereto in accordance with the procedures set forth in Section 2.09(c) of this Appendix A. No Class of the Reset Rate Notes will be reset (or continue) (A) to bear interest at a floating rate that is not based on LIBOR or a Commercial Paper Rate, or at a fixed rate or (B) to be denominated in a currency other than U.S. Dollars unless one or more Derivative Products are entered into as of the related Reset Date that results in the Rating Agency Condition being satisfied. In connection with each Derivative Product, the Remarketing Agents shall solicit bids from Eligible Counterparties in accordance with the procedures set forth in Section 2.09(c) of this Appendix A.

               (d) Each Class of the Reset Rate Notes shall be entitled either
        (i) to receive payments of principal in reduction of its Outstanding Amount on each Quarterly Distribution Date at the priority level set forth in Section 5.04(c) of the Indenture or (ii) if such Class of the Reset Rate Notes is then structured not to receive a payment of principal until the end of the related Reset Period, to receive allocations of principal at the priority level set forth in Section 5.04(c) of the Indenture on each Quarterly Distribution Date; provided, however, that such amounts referred to in this clause (ii) shall not be paid in reduction of the Outstanding Amount of such Class of the Reset Rate Notes, and instead all such amounts shall be deposited into the related Accumulation Account for payment to the Noteholders of the related Reset Rate Notes or the related Currency Swap Counterparty, as applicable, on or about the next related Reset Date as set forth in
        Section 2.10(a) of this Appendix A.

        SECTION 2.02. END OF RESET PERIOD NOTICE.

               (a) Unless the holder of the related Call Option has delivered the related Call Option Notice or the Reset Rate Notes are to be redeemed pursuant to Section 2.13 of the Indenture, the Administrator, not less than 15 nor more than 30 calendar days prior to any Remarketing Terms Determination Date, will (i) give written notice (including facsimile or other electronic transmission, if permitted pursuant to the recipient's standard procedures) to the applicable Clearing Agencies, with a copy to the Trustee, notifying them of the upcoming Reset Date and the identities of the related Remarketing Agents and stating whether tender is deemed mandatory or optional for the applicable Class of Reset Rate Notes on the related Reset Date (the "Initial Reset Date Notice") and (ii) request that each Clearing Agency notify its participants of
        (1) the contents of the Initial Reset Date Notice, (2) the Remarketing Terms Notice to be given on the Remarketing Terms Determination Date pursuant to Section 2.03(d) of this Appendix A, (3) the Spread Determination Notice to be given on the Spread Determination Date pursuant to Section 2.08(e) of this Appendix A, and (4) if applicable, the procedures concerning the timely delivery of a Hold Notice pursuant to Section 2.07 of this Appendix A that must be followed if any beneficial owner of a Class of the Reset Rate Notes wishes to retain its Reset Rate Notes.

               (b) The Administrator will also include in each Initial Reset Date Notice the names and contact information of any Remarketing Agents confirmed or appointed by the Administrator, or if no Remarketing Agents have then been so chosen, the Administrator will provide adequate contact information for Noteholders of the related Reset Rate Notes to receive information regarding the upcoming Reset Date.

               (c) If the related Clearing Agency or its respective nominee, as applicable, is no longer the holder of record of the related Class of the Reset Rate Notes, the Administrator, or the Remarketing Agents on its behalf, will send the Noteholders of those Reset Rate Notes, with a copy to the Trustee, the required notices setting forth the information in subsections (a) and (b) of this Section not less than 15 nor more than 30 calendar days prior to any Remarketing Terms Determination Date. In addition, in the event that Definitive Notes evidencing an interest in a Class of the Reset Rate Notes are issued, the Administrator shall cause the Trustee to provide to the relevant Noteholders of such Class of the Reset Rate Notes any additional procedures applicable to such Class of the Reset Rate Notes while in definitive form.

        SECTION 2.03. REMARKETING TERMS DETERMINATION DATE.

               (a) Subject to the provisions of the Remarketing Agreement, prior to a Remarketing Terms Determination Date for a Class of the Reset Rate Notes, and unless the holder of the related Call Option has delivered the Call Option Notice or the Reset Rate Notes are to be redeemed pursuant to Section 2.13 of the Indenture, the Administrator shall re-affirm the capability of the initial Remarketing Agents to perform under the Remarketing Agreement, and/or enter into new remarketing agreements with other or additional remarketing agents, who shall function as the Remarketing Agents with respect to the related Reset Date. On each Remarketing Terms Determination Date, the Issuer, the Administrator and the Remarketing Agents will enter into a Remarketing Agency Agreement for the remarketing of the related Class of the Reset Rate Notes.

               (b) If the Remarketing Agents, in consultation with the Administrator, determine prior to the Remarketing Terms Determination Date that any Currency Swap Agreements required pursuant to Section 2.01(c)(iii) of this Appendix A will not be obtainable on the related Reset Date, the related Class of the Reset Rate Notes must be denominated in U.S. Dollars during the next related Reset Period.

               (c) Unless the holder of the related Call Option has delivered the related Call Option Notice or the Reset Rate Notes are to be redeemed pursuant to Section 2.13 of the Indenture, on or prior to a Remarketing Terms Determination Date the Remarketing Agents will notify the Noteholders of the related Reset Rate Notes whether tender is deemed mandatory or optional and, in consultation with the Administrator, will establish the following terms for the related Class of the Reset Rate Notes to be applicable during the immediately following related Reset
        Period:

                      (i) the expected weighted average life of that Class of
               the Reset Rate Notes, based on prepayment and other assumptions customary for comparable securities;

                      (ii) the name and contact information of the Remarketing
               Agents;

                      (iii) the next Reset Date and length of such Reset Period;

                      (iv) the interest rate mode (i.e., fixed rate or floating
               rate);

                      (v) the currency denomination;

                      (vi) the applicable minimum denominations and additional
               increments for such Class of the Reset Rate Notes;

                      (vii) if in a Foreign Exchange Mode, the identities of the
               Eligible Counterparties from which bids will be solicited;

                      (viii) if in a Foreign Exchange Mode, the applicable
               distribution dates on which interest and principal will be paid to the Noteholders of the related Reset Rate Notes, if other than quarterly;

                      (ix) whether the applicable Class of the Reset Rate Notes
               will be structured to amortize periodically or to receive a payment of principal only at the end of the related Reset Period;

                      (x) if in floating rate mode, the applicable Index;

                      (xi) if in floating rate mode, the interval between
               Interest Rate Change Dates;

                      (xii) if in floating rate mode, the applicable Interest
               Rate Determination Date;

                      (xiii) if in fixed rate mode, the applicable fixed rate
               pricing benchmark;

                      (xiv) if in fixed rate mode, the identities of the
               Eligible Counterparties from which bids will be solicited;

                      (xv) if in floating rate mode, whether there will be a
               related Derivate Product and, if so, the identities of the Eligible Counterparties from which bids will be solicited;

                      (xvi) the applicable Day Count Basis;

                      (xvii) the related All Hold Rate, if applicable;

                      (xviii)if Definitive Notes are to be issued, the
               procedures for delivery and exchange of Definitive Notes and for dealing with lost or mutilated notes; and

                      (xix) any other relevant terms incidental to the foregoing
               (other than the related Spread or fixed rate of interest, as applicable) for the next Reset Period;

        provided, that any interest rate mode, other than a floating rate based on LIBOR or the Commercial Paper Rate, will require that the Rating Agency Condition be satisfied prior to the delivery of the related Remarketing Terms Notice.

               (d) The Remarketing Agents will communicate all of the information established in subsection (c) of this Section in the Remarketing Terms Notice required to be given in writing (which may include facsimile or other electronic transmission if in accordance with each Clearing Agency's standard procedures) to the each Clearing Agency or the Noteholders of the applicable Class of the Reset Rate Notes if Definitive Notes have been issued, as applicable, the Trustee and the Rating Agencies on the related Remarketing Terms Determination Date.

               (e) In addition, prior to a Remarketing Terms Determination Date for a Class of the Reset Rate Notes, the Administrator shall cause the Schedule Replacement Order with respect to such Class of the Reset Rate Notes to be delivered to the Trustee and the Clearing Agencies. Furthermore, the Administrator shall also prepare, on behalf of the Issuer, a preliminary Remarketing Prospectus, dated as of the Remarketing Terms Determination Date, setting forth the relevant terms for the next Reset Period in addition to current information regarding the pool of Financed Eligible Loans.

        SECTION 2.04. ALL HOLD RATE.

        (a) On each Remarketing Terms Determination Date for a Class of the Reset Rate Notes which is denominated in U.S. Dollars during both the then-current Reset Period and the immediately following Reset Period, the Remarketing Agents, in consultation with the Administrator, will establish the related All Hold Rate for that Class of the Reset Rate Notes. With respect to any Class of Reset Rate Notes that is either in a Foreign Exchange Mode during the then-current Reset Period or will be reset into a Foreign Exchange Mode on the immediately following Reset Date, all Noteholders of the related Reset Rate Notes will be deemed to have tendered their related Reset Rate Notes on the related Reset Date, regardless of any desire by such Noteholder of the related Reset Rate Notes to retain their ownership thereof, and no All Hold Rate will be applicable.

        (b) The All Hold Rate will only be applicable if 100% of the Noteholders of a Class of the Reset Rate Notes deliver timely Hold Notices wherein they elect to hold their Reset Rate Notes for the next related Reset Period. If applicable, the related interest rate for that Class of the Reset Rate Notes during the immediately following Reset Period will not be less than the All Hold Rate. If the rate of interest using the Spread or fixed rate of interest established on the Spread Determination Date is higher than the All Hold Rate, then upon a successful remarketing of the related Class of the Reset Rate Notes, all Noteholders of the related Reset Rate Notes who delivered a Hold Notice agreeing to be subject to the All Hold Rate instead will be entitled to the higher rate of interest during the immediately following Reset Period.

        SECTION 2.05. FAILED REMARKETING.

               (a) With respect to each Reset Date for a Class of the Reset Rate Notes for which the holder of the Call Option does not deliver the related Call Option Notice and the Reset Rate Notes are not redeemed pursuant to Section 2.13 of the Indenture, a Failed Remarketing will be declared by the Remarketing Agents for such Class of the Reset Rate Notes and the provisions of this Section will apply if any of the conditions set forth in the definition of "Failed Remarketing" are applicable. In order to prevent the declaration of a Failed Remarketing, the Remarketing Agents will have the option, but not the obligation, to purchase any Reset Rate Notes tendered that they are not otherwise able to remarket or with respect to which a committed purchaser defaults on their purchase obligations.

               (b) At any time a Failed Remarketing is declared on a Class of the Reset Rate Notes when denominated in U.S. Dollars, (i) all Reset Rate Notes of such Class will be deemed to have been retained by the applicable Noteholders on the related Reset Date, regardless of any deemed mandatory or voluntary tenders made to Remarketing Agents; (ii) the Failed Remarketing Rate for such Class of the Reset Rate Notes will apply for the related Reset Period; and (iii) a Reset Period of three months will be established for such Class of the Reset Rate Notes.

               (c) At any time a Failed Remarketing is declared on a Class of the Reset Rate Notes when in a Foreign Exchange Mode, (i) all Reset Rate Notes of such Class will be deemed to have been retained by the applicable Noteholders on the related Reset Date, regardless of any deemed mandatory tenders made to Remarketing Agents, (ii) such Class will remain denominated in such foreign currency, (iii) each related Currency Swap Counterparty will be entitled to receive quarterly payments from the Issuer at the Extension Rate, (iv) the Issuer will be entitled to receive from each Currency Swap Counterparty, for payment to the applicable Noteholders, quarterly index rate payments at the Failed Remarketing Rate and (v) a Reset Period of three months will be established for such Class of the Reset Rate Notes. In addition, if a Class of the Reset Rate Notes is in a Foreign Exchange Mode at the time a Failed Remarketing is declared, the provisions of Sections 2.09(a)(i) and (ii) shall also apply.

               (d) If there is a Failed Remarketing of a Class of the Reset Rate Notes, Noteholders of that Class shall not be entitled to exercise any remedies as a result of the failure of their Class of the Reset Rate Notes to be remarketed on the related Reset Date.

        SECTION 2.06. CALL OPTION.

               (a) With respect to each Reset Date, Nelnet, Inc. is hereby granted a Call Option for the purchase of not less than 100% of the Class of the Reset Rate Notes being reset on such Reset Date, exercisable at a price equal to 100% of the Outstanding Amount of that Class of the Reset Rate Notes, less all amounts distributed to the related Noteholders of the Reset Rate Notes as a payment of principal on the related Quarterly Distribution Date, plus any accrued and unpaid interest not paid by the Issuer on the applicable Reset Date.

               (b) Nelnet, Inc. may transfer ownership of the Call Option at any time to any Nelnet Eligible Purchaser.

               (c) A Call Option may be exercised with respect to the related Class of the Reset Rate Notes being reset on such Reset Date at any time on or prior to the determination of the related Spread or fixed rate or the declaration of a Failed Remarketing, as applicable, on the related Spread Determination Date by delivery of a Call Option Notice; provided that such Call Option Notice may not be delivered before the day following the last Quarterly Distribution Date immediately preceding the next applicable Reset Date. Once written notice of the exercise of a Call Option is given, such exercise may not be rescinded.

               (d) All amounts due and owing to the Noteholders of the related Class of the Reset Rate Notes shall be remitted on or before the related Reset Date by the holder of the related Call Option in accordance with the standard procedures established by the Clearing Agencies for transfer of securities to ensure timely payment of principal to the Noteholders of the related Class of the Reset Rate Notes on the related Reset Date.

               (e) In the event that a Call Option is exercised with respect to a Class of the Reset Rate Notes then in a Foreign Exchange Mode, the holder of such Call Option shall deliver the U.S. Dollar Equivalent Principal Amount remaining after all payments of principal are made with respect to the related Quarterly Distribution Date, and interest (if applicable) owing to the Noteholders of the Reset Rate Notes to the Remarketing Agents for delivery to the Counterparties to the related Currency Swap Agreements, who shall exchange such amount into the applicable currency for delivery to the London Paying Agent for delivery to the Noteholders of the related Reset Rate Notes; provided, however, that if there are no such Currency Swap Agreements then in effect, the holder of such Call Option shall remit all amounts due and owing to the Remarketing Agents for delivery to the London Paying Agent for delivery to the Noteholders of the related Reset Rate Notes in the applicable currency on or before the Reset Date in accordance with the standard procedures established by the related Clearing Agencies for transfer of securities to ensure timely payment of principal to the Noteholders of the related Reset Rate Notes on the related Reset Date.

               (f) If a Call Option is exercised with respect to any Class of the Reset Rate Notes, (i) the interest rate on that Class of the Reset Rate Notes will be the Call Rate, (ii) that Class of the Reset Rate Notes will be denominated in U.S. Dollars and (iii) a Reset Period of three months will be established. At the end of such three month Reset Period, the holder of the related Call Option may either remarket the related Class of the Reset Rate Notes pursuant to the remarketing procedures set forth in this Appendix A and in the Remarketing Agreement, or retain that Class of the Reset Rate Notes for one or more successive three-month Reset Periods at the then-current Call Rate. In the event the holder of the related Call Option chooses to remarket that Class of the Reset Rate Notes, such holder shall be solely responsible for all costs and expenses relating to the preparation of any new offering document and any other related costs and expenses associated with such remarketing, other than the fees of the Remarketing Agents, as more fully set forth in Section 3 of the Remarketing Agreement.

               (g) Other than in connection with the exercise of a Call Option, none of Nelnet, Inc., the Issuer or any of their affiliates shall have the ability to purchase any Reset Rate Notes tendered to the Remarketing Agents.

        SECTION 2.07. HOLD NOTICE. For a Class of the Reset Rate Notes that is denominated in U.S. Dollars during both the then-current Reset Period and the immediately following Reset Period, the Noteholders of the related Reset Rate Notes will have the option to deliver a Hold Notice to any Remarketing Agent setting forth their desire to hold their Reset Rate Notes for the next Reset Period at a rate of interest not less than the All Hold Rate and on the terms set forth in the related Remarketing Terms Notice, at any time on or after the Remarketing Terms Determination Date until the Notice Date. Such Hold Notice may be delivered as an oral statement to a Remarketing Agent, if subsequently confirmed in writing within 24 hours, which confirmation may be in the form of an e-mail if timely received by the Remarketing Agent. If a Noteholder of the related Reset Rate Notes does not timely deliver a Hold Notice to a Remarketing Agent (such Hold Notice not to be considered delivered until actually received by such Remarketing Agent), that Noteholder of the related Reset Rate Notes will be deemed to have tendered for remarketing 100% of the Outstanding Amount of its related Reset Rate Notes. Any duly applicable delivered Hold Notice will be irrevocable, but will be subject to a mandatory tender of the applicable Reset Rate Notes pursuant to any exercise of the related Call Option. All of the Reset Rate Notes of an applicable Class, whether tendered or not, will bear interest during any related Reset Period on the same terms.

        SECTION 2.08. SPREAD DETERMINATION DATE.

               (a) On each Spread Determination Date, unless a Failed Remarketing has been declared or the holder of the related Call Option has delivered the related Call Option Notice or the Reset Rate Notes are to be redeemed pursuant to Section 2.13 of the Indenture, the Administrator, the Issuer and the Remarketing Agents will enter into a Supplemental Remarketing Agency Agreement.

               (b) If pursuant to the Remarketing Terms Notice, the Remarketing Agents, in consultation with the Administrator, have determined that a Class of the Reset Rate Notes is to be reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding Reset Period will be determined on the Spread Determination Date by adding (i) the applicable spread as determined by the Remarketing Agents on the Spread Determination Date; and (ii) the yield to maturity on the Spread Determination Date of the applicable fixed rate pricing benchmark, selected by the Remarketing Agents, as having an expected weighted average life based on a scheduled maturity at the next Reset Date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life; provided that such fixed rate of interest will in no event be lower than the related All Hold Rate, if applicable. The Remarketing Agents shall determine the applicable fixed rate of interest for such Class of the Reset Rate Notes (by reference to the applicable fixed rate pricing benchmark plus or minus the spread determined on the Remarketing Terms Determination Date) on each Spread Determination Date irrespective of whether no remarketing will occur as the result of the application of the All Hold Rate. In addition, on the related Spread Determination Date, the Remarketing Agents, in consultation with the Administrator, shall determine the Supplemental Interest Deposit Amount, if any, for that Class of the Reset Rate Notes.

               (c) If pursuant to the Remarketing Terms Notice, the Remarketing Agents, in consultation with the Administrator, have determined that a Class of the Reset Rate Notes are to be reset to bear a floating rate of interest, then, on the related Spread Determination Date, the Remarketing Agents will establish the applicable Spread to be added or subtracted from the applicable Index; provided that such floating rate of interest will in no event be lower than the related All Hold Rate, if applicable. In addition, on the related Spread Determination Date, the Remarketing Agents, in consultation with the Administrator, shall determine the Supplemental Interest Deposit Amount, if any, for that Class of the Reset Rate Notes.

               (d) If required pursuant to Section 2.01(c) of this Appendix A, on the related Reset Date the Issuer shall enter into either (i) one or more Currency Swap Agreements, if the related Class of Reset Rate Notes are to be reset into a Foreign Exchange Mode, or (ii) one or more Derivative Products if the related Class of Reset Rate Notes are to be reset in U.S. Dollars and to bear interest at a fixed rate or at a floating rate other than one based on LIBOR or a Commercial Paper Rate, with an Eligible Counterparty.

               (e) On or immediately following the Spread Determination Date, the Remarketing Agents will communicate in writing (including facsimile or other electronic transmission if in accordance with each Clearing Agency's standard procedures) the contents of the Spread Determination Notice to each Clearing Agency or the Noteholders of the Reset Rate Notes if Definitive Notes have been issued, as applicable, with instructions to distribute such notices to its related participants, or to the Noteholders of the Reset Rate Notes, as applicable, the Trustee and the Rating Agencies. The Spread Determination Date Notice will contain: (i) the determined Spread or fixed rate of interest, as the case may be, or, if applicable, a statement that the All Hold Rate or the Failed Remarketing Rate will be in effect for the immediately following Reset Period, (ii) any applicable currency exchange rate,
        (iii) the identity of any selected Counterparty or Counterparties, if applicable, (iv) if applicable, the floating rate (or rates) of interest to be due to each selected Counterparty with respect to each Quarterly Distribution Date during the immediately following Reset Period and (v) any other information that the Administrator or the Remarketing Agents deem applicable. Furthermore, for each Class of the Reset Rate Notes to be reset in a Foreign Exchange Mode, the currency exchange rate, the Extension Rate due to each related Currency Swap Counterparty and the Failed Remarketing Rate applicable to such Class of the Reset Rate Notes for the immediately following Reset Period will be determined pursuant to the terms of the related Currency Swap Agreement and contained in the Spread Determination Notice. In addition, if required for the immediately following Reset Period, on or before the related Spread Determination Date the Administrator will arrange for new or additional securities identification codes to be obtained as required. Furthermore, the Administrator, on behalf of the Issuer, will prepare the final Remarketing Prospectus, dated the Spread Determination Date, setting forth the terms of the Reset Rate Notes for the upcoming Reset Period.

        SECTION 2.09. CURRENCY SWAP AGREEMENTS AND INTEREST RATE SWAP
AGREEMENTS.

               (a) If a Class of the Reset Rate Notes is to be reset in a Foreign Exchange Mode, on the related Reset Date, the Issuer will enter into, or will instruct the Trustee to enter into (not in its individual capacity, but solely as Trustee), one or more Currency Swap Agreements for the related Reset Period.

                      (i) Each Currency Swap Counterparty which is party to a
               related Currency Swap Agreement will be entitled to receive: (A) on the effective date of such Currency Swap Agreement, all secondary market trade proceeds received from purchasers of the related Class of the Reset Rate Notes in the applicable currency,
               (B) with respect to each applicable Quarterly Distribution Date,
               (x) an interest rate of Three-Month LIBOR, plus or minus a spread, as determined from the bidding process described in subsection (c) of this Section (other than as may be interpolated for an initial or final calculation period under that Currency Swap Agreement), multiplied by the U.S. Dollar Equivalent Principal Amount of the related Class of the Reset Rate Notes, and multiplied by a fraction determined by the number of days in the applicable Interest Accrual Period and the applicable Day Count Basis and (y) all payments of principal in U.S. Dollars that are allocated to the related Class of the Reset Rate Notes;

               provided that if the related Class of the Reset Rate Notes is then structured not to receive a payment of principal until the end of the related Reset Period, all principal payments allocated to the Reset Rate Notes on any Quarterly Distribution Date will be deposited into the related Accumulation Account and paid to the related Currency Swap Counterparties on or about the next Reset Date as set forth in the related Currency Swap Agreements (including all sums required to be deposited therein on the Reset
               Date), but excluding all investment earnings thereon, and (C) on a Reset Date corresponding to a successful remarketing or an exercise of the related Call Option, all U.S. Dollar currency equivalent of all secondary market trade proceeds or proceeds from the exercise of the related Call Option or the mandatory redemption of the Notes pursuant to Section 2.13 of the Indenture, as applicable, received from the Remarketing Agents directly from purchasers of the related Class of the Reset Rate Notes (if in U.S. Dollars), from the new Currency Swap Counterparty or Counterparties, as applicable (if in non-U.S. Dollar currency) or from the holder of the related Call Option or the sale of the Financed Eligible Loans pursuant to Section 10.03 or 10.04 of the Indenture or Section 2.13(a) of this Appendix A, as applicable. With respect to the Initial Currency Swap Agreements, each applicable Initial Currency Swap Counterparty shall be entitled to receive on the Date of Issuance in lieu of secondary market proceeds described in clause (A) above, all applicable non-U.S. Dollar currency proceeds received by the Issuer from purchasers of the related Class of the Reset Rate Notes (which shall be net of any applicable underwriting commission).

                      (ii) In addition, each related Currency Swap Counterparty
               will be obligated to pay to the London Paying Agent, on behalf of the Issuer (for payment to the Noteholders of the related Class of the Reset Rate Notes, if applicable): (A) on the effective date of such Currency Swap Agreement, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the related Class of the Reset Rate Notes, (B) with respect to each applicable Quarterly Distribution Date, (x) their applicable percentage of the applicable rate of interest on the related Class of the Reset Rate Notes multiplied by the Outstanding Amount of the related Class of the Reset Rate Notes and multiplied by a fraction determined by the number of days in the applicable Interest Accrual Period and the applicable Day Count Basis, and (y) the applicable non-U.S. Dollar currency equivalent of the U.S. Dollars such Swap Counterparty concurrently receives from the Issuer as a payment of principal allocated to the Noteholders of the related Class of Reset Rate Notes (including, on the related Maturity Date for such Class of Reset Rate Notes, if a Currency Swap Agreement is then in effect, the remaining Outstanding Amount of such Class of the Reset Rate Notes) but only to the extent that the required U.S. Dollar Equivalent Principal Amount is received from the Issuer on such date, at an exchange rate to be set on the effective date of and set forth in the related Currency Swap Agreement, (C) on the date subsequent to any Reset Date (other than for any Reset Date following a Reset Date upon which a Failed Remarketing has occurred, up to and including the Reset Date resulting in a successful remarketing or an exercise of the related Call Option) on which the principal amount is actually paid to the Class A-6

               Noteholders, their applicable percentage of any required amount of additional interest, at the interest rate applicable to the tendered Reset Rate Notes resulting from any required delay in Reset Date payments through Euroclear and Clearstream, on the principal amount to be paid to the Class A-6 Noteholders on such date, and (D) on a related Reset Date corresponding to a successful remarketing or an exercise of the related Call Option or the mandatory redemption of the Notes pursuant to Section 2.13 of the Indenture, the applicable currency equivalent of all U.S. Dollar secondary market trade proceeds received by the Issuer from the purchasers of the related Reset Rate Notes or proceeds received by the Issuer from the exercise of the related Call Option or the sale of the Financed Eligible Loans pursuant to
               Section 10.03 or 10.04 of the Indenture or Section 2.13(a) of this Appendix A, as applicable, at an exchange rate to be set on the effective date of and set forth in the related Currency Swap Agreement. With respect to each Initial Currency Swap Agreement, the related Initial Currency Swap Counterparty shall be obligated to pay to the Issuer on the Date of Issuance, in lieu of the payments described in clause (A) above, the U.S. Dollar Equivalent Principal Amount of the applicable non-U.S. Dollar currency received by the Issuer from the sale of the applicable Class of the Reset Rate Notes. For any Reset Period following a Reset Date upon which a Failed Remarketing has occurred, up to any including the Reset Date resulting in a successful remarketing or an exercise of the related Call Option or redemption for that Class of the Reset Rate Notes, payments of interest and principal to Noteholders of that Class of the Reset Rate Notes will be made no later than the second Business Day following the related Reset Date without the payment of any additional interest.

               (b) On each Reset Date if a Class of the Reset Rate Notes is to be reset in U.S. Dollars, and a Derivative Product is required pursuant to Sections 2.01(c) of this Appendix A and subsection (d) of this Section, then the Issuer will enter into, or will instruct the Trustee to enter into (not in its individual capacity, but solely as Trustee), one or more Interest Rate Swap Agreements for the next Reset Period to facilitate the Issuer's ability to pay applicable interest at the related interest rate.

                      (i) Each Counterparty which is party to a related Interest
               Rate Swap Agreements will be entitled to receive on each Quarterly Distribution Date an interest rate of Three-Month LIBOR, plus or minus a spread, as determined from the bidding process described in subsection (c) of this Section, multiplied by the Outstanding Amount of the related Class of the Reset Rate Notes and multiplied by a fraction determined by the number of days in the applicable Interest Accrual Period and the applicable Day Count Basis.

                      (ii) In addition, each related Counterparty which is a
               party to a related Interest Rate Swap Agreements will be obligated to pay to the Issuer on each Quarterly Distribution Date, the applicable rate of interest on the related Class of the Reset Rate Notes multiplied by the Outstanding Amount of the related Class of the Reset Rate Notes and multiplied by a fraction determined by the number of days in the applicable Interest Accrual Period and the applicable Day Count Basis and rounding the resultant figure to the fifth decimal place.

               (c) Other than with respect to the Initial Currency Swap Agreement, the Remarketing Agents, in consultation with the Administrator, in determining the Counterparty to each required Derivative Product, will solicit bids from at least three Eligible Counterparties and will select the lowest of these bids to provide the interest rate swap and/or currency exchange swap(s). If the lowest bidder specifies a notional amount that is less than the Outstanding Amount of the related Class of the Reset Rate Notes, the Remarketing Agents, in consultation with the Administrator, may select more than one Eligible Counterparty, but only to the extent that such additional Eligible Counterparties have provided the next lowest received bid or bids, and enter into more than one Swap Agreement that results in the Rating Agency Condition being satisfied.

               (d) Other than with respect to the Initial Currency Swap Agreement, it is a condition precedent to the entering into of any Derivative Product and the setting of the amount to be paid to the related Counterparty that the Rating Agency Condition is satisfied. No Derivative Product will be entered into or caused to be entered into by the Issuer, the Administrator on its behalf or the Remarketing Agents, for any Reset Period where the related Call Option has been exercised, the Notes are to be redeemed pursuant to Section 2.13 of the Indenture or a Failed Remarketing has been declared.

               (e) Each Currency Swap Agreement will terminate at the earliest to occur of (i) the next succeeding Reset Date for which there is a successful remarketing, (ii) the Reset Date for which the related Call Option is exercised, (iii) the Quarterly Distribution Date on which the Outstanding Amount of the related Class of the Reset Rate Notes is reduced to zero (including as the result of a redemption of the Reset Rate Notes pursuant to Section 2.13 of the Indenture) or (iv) the Note Final Maturity Date of the related Class of the Reset Rate Notes. No Currency Swap Agreement will terminate solely due to the declaration of a Failed Remarketing. Each Interest Rate Swap Agreement will terminate on the earliest to occur of the next Reset Date, or the occurrence of an event specified in clause (iii) or (iv) above.

               (f) With respect to each Currency Swap Agreement, and in the event that a Failed Remarketing is declared, the rate of interest due to each related Currency Swap Counterparty from the Issuer on each Quarterly Distribution Date will be increased to the Extension Rate and the rate due to the Issuer from each related Currency Swap Counterparty will change to equal the Failed Remarketing Rate.

               (g) The Issuer shall not enter into any amendment to any Currency Swap Agreement to cure any ambiguity in, or to correct or supplement any provision of any Currency Swap Agreement, unless the Issuer has determined, and the Trustee has agreed in writing at the written direction of the Issuer, that the amendment will not materially adversely affect the interests of the Noteholders and provided that the Issuer has provided reasonable notice to the Rating Agencies of such amendment and the Rating Agency Condition is satisfied.

        SECTION 2.10. PAYMENT OF PRINCIPAL ON THE RESET RATE NOTES.

               (a) If, on any Quarterly Distribution Date, a principal payment would be payable to a Class of the Reset Rate Notes when such Class is structured to receive a payment of principal only at the end of the related Reset Period, those principal payments will be allocated to that Class of the Reset Rate Notes and deposited into the Class A-7 Accumulation Account of the Accumulation Fund where it will remain until the next Reset Date for that Class of Reset Rate Notes as provided in
        Section 5.08 of the Indenture (except that if a Class of Reset Rate Notes is in a Foreign Exchange Mode, principal will be paid according to the provisions of Sections 2.09(a)(i) and (a)(ii) of this Appendix A), unless an Event of Default under the Indenture has occurred (in which case the Trustee will distribute all sums on deposit therein to the Noteholders of the Reset Rate Notes in accordance with the provisions of
        Section 6.02 of the Indenture).

               (b) On each Reset Date for a Class of the Reset Rate Notes when such Class is structured to receive a payment of principal only at the end of the related Reset Period, all sums, if any, then on deposit in the Class A-7 Accumulation Account of the Accumulation Fund, including any allocation of principal made on the same date will be distributed by the Trustee, at the direction of the Administrator, as set forth in
        Section 5.08 of the Indenture, to the Noteholders of the Class A-7 Notes, as of the related Record Date, or the related Currency Swap Counterparty or Counterparties (as applicable), in reduction of principal of the Class A-7 Notes; provided, that, in the event on any Quarterly Distribution Date the amount on deposit in the related Accumulation Account of the Accumulation Fund would equal the Outstanding Amount of the Reset Rate Notes, no additional amounts will be deposited into the Class A-7 Accumulation Account of the Accumulation Fund and all amounts therein will be distributed by the Trustee, at the direction of the Administrator, as set forth in Section 5.08 of the Indenture, on the next related Reset Date to the related Noteholders (or to the related Currency Swap Counterparty or Counterparties), and on such Reset Date the Reset Rate Notes will no longer be Outstanding.

               (c) The Trustee, subject to sufficient available funds therefor, at the direction of the Administrator and pursuant to Section 5.04(c) of the Indenture, will deposit into a Supplemental Interest Fund, the related Supplemental Interest Deposit Amount. On each Quarterly Distribution Date, all sums (which shall include investment earnings) on deposit in the Supplemental Interest Fund shall be transferred to the Collection Fund.

        SECTION 2.11. REMARKETING AGENTS; REMARKETING FEE FUND.

               (a) The initial Remarketing Agents, appointed pursuant to the terms of the Remarketing Agreement are J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated The terms and conditions of the Remarketing Agreement will govern the duties and obligations of the Remarketing Agents. The Administrator, the Issuer and the Remarketing Agents will enter into on each related (i) Remarketing Terms Determination Date, a related Remarketing Agency Agreement in form and substance substantially the same as Appendix A to the Remarketing Agreement, unless (A) a Failed Remarketing is declared, (B) the holder of the related Call Option has delivered the related Call Option Notice on or prior to such date or (C) the Reset Rate Notes are to be redeemed pursuant to Section 2.13 of the Indenture; and (ii) Spread Determination Date, a Supplemental Remarketing Agency Agreement in form and substance substantially the same as Appendix B to the Remarketing Agreement, unless (A) a Failed Remarketing is declared, (B) the holder of the related Call Option has delivered the related Call Option Notice on or prior to such date, (C) the Reset Rate Notes are to be redeemed pursuant to Section 2.13 of the Indenture or (D) if applicable, 100% of the related Noteholders have timely delivered a Hold Notice and the All Hold Rate will apply for the next related Reset Period.

               (b) Excluding all Reset Rate Notes of a Class for which a Remarketing Agent has received a timely delivered Hold Notice, if applicable (or if the holder of the related Call Option has delivered the related Call Option Notice), on the Reset Date that commences each Reset Period, each related Reset Rate Note will be automatically tendered, or deemed tendered, to the relevant Remarketing Agent for remarketing by such Remarketing Agent on the Reset Date at 100% of its Outstanding Amount. If the related Class of the Reset Rate Notes is held in book-entry form, 100% of the Outstanding Amount of such Reset Rate Notes will be paid by the Remarketing Agents in accordance with the standard procedures of the applicable Clearing Agencies.

               (c) The Remarketing Agents will attempt, on a reasonable efforts basis and in accordance with the terms and conditions of the Remarketing Agreement and the related Remarketing Agency Agreement, to remarket the tendered Reset Rate Notes of the applicable Class at a price equal to 100% of the Outstanding Amount of the Reset Rate Notes so tendered.

               (d) Purchasers of the related Class of the Reset Rate Notes will be credited with their positions on the applicable Reset Date with respect to positions held through DTC or on the next Business Day with respect to positions held through the European Clearing Systems. No payment delay to existing Noteholders of the Reset Rate Notes holding U.S. Dollar-denominated Reset Rate Notes through DTC will occur on the related Reset Date for any Class of Reset Rate Notes denominated in U.S. Dollars during the immediately following Reset Period.

               (e) Each of the Remarketing Agents, in its individual or any other capacity, may buy, sell, hold and deal in any Class of the Notes, including, but not limited to, purchasing any tendered Reset Rate Notes as part of the remarketing process. Any Remarketing Agent that owns a Reset Rate Note may exercise any vote or join in any action which any beneficial owner of any Class of Notes may be entitled to exercise or take with like effect as if it did not act in any capacity under the Remarketing Agency Agreement. Any Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Issuer, the Depositor, the Master Servicer, each Subservicer, the Trustee (in its individual capacity), the Eligible Lender Trustee (in its individual capacity) or the Administrator as freely as if it did not act in any capacity under the Remarketing Agreement or any Remarketing Agency Agreement. No Noteholder or beneficial owner of any Reset Rate Note will have any rights or claims against any Remarketing Agent as a result of such Remarketing Agent's not purchasing any tendered Reset Rate Note, which results in the declaration of a Failed Remarketing.

               (f) Each of the Remarketing Agents will be entitled to receive a fee in connection with their services rendered for each successful remarketing of a Class of the Reset Rate Notes in the amount set forth in the Remarketing Agreement and the related Remarketing Agency Agreement. Subject to the terms and conditions set forth in the Remarketing Agreement, the Administrator, in its sole discretion, may change the Remarketing Agents for any Class of the Reset Rate Notes for any Reset Period at any time on or before the related Remarketing Terms Determination Date. In addition, the Administrator will appoint one or more additional Remarketing Agents, if necessary, for a Reset Date when the related Class of the Reset Rate Notes will be remarketed in a non-U.S. Dollar currency. Furthermore, a Remarketing Agent may resign at any time; provided that no resignation may become effective on a date that is later than 15 Business Days prior to a Remarketing Terms Determination Date.

               (g) In accordance with Section 5.01(e) of the Indenture, on the Date of Issuance, the Issuer shall establish the Remarketing Fee Fund, which will be held by the Trustee for the benefit of the Remarketing Agents and the related Class of the Reset Rate Notes and, in certain circumstance, the Noteholders of the Class A Notes. The fees associated with each successful remarketing will be payable directly to the Remarketing Agents from amounts on deposit from time to time in the Remarketing Fee Account. On each Quarterly Distribution Date, Available Funds will be deposited into the Remarketing Fee Account, in the priority set forth in Section 5.04(c) of the Indenture, in an amount up to the Quarterly Funding Amount; provided that if the amount on deposit in the Remarketing Fee Fund, after the payment of any remarketing fees therefrom, exceeds the sum of the Reset Period Target Amounts for all Classes of the Reset Rate Notes, such excess will be withdrawn on the related Quarterly Distribution Date, deposited into the Collection Fund and included in the Available Funds for that Quarterly Distribution Date. All investment earnings on deposit in the Remarketing Fee Fund will be withdrawn on the next Quarterly Distribution Date, deposited into the Collection Account and included in Available Funds for that Quarterly Distribution Date. In the event that the fees owed to any Remarketing Agent on a Reset Date exceed the amount then on deposit (after giving effect to distributions made on such Reset Date) in the Remarketing Fee Account, such shortfall shall be paid from the Collection Fund on future Quarterly Distribution Dates in the priority set forth in Section 5.04(c) of the Indenture. The Issuer shall also be responsible for certain remarketing costs and expenses to the extent set forth in Section 3 of the Remarketing Agreement, which shall be paid on each Quarterly Distribution Date from the Collection Fund at the priority set forth in Section 5.04(c) of the Indenture.

        SECTION 2.12. EXECUTION OF DOCUMENTS. The Trustee is hereby authorized and directed to execute and deliver, not in its individual capacity, but solely as Trustee, any Derivative Products including any Interest Rate Swap Agreements and any Currency Swap Agreements, including the Initial Currency Swap Agreement, and any required supplement, amendment or replacement thereof, as the Administrator, in writing and from time to time, shall instruct the Trustee. The Trustee shall not be liable to any party, any third party or any Noteholder for any such actions taken at the written instruction of the Administrator.

Notwithstanding the foregoing, in the event that the Trustee declines or fails to execute or deliver any such document, instrument, certificate or agreement as instructed by the Administrator, the Administrator is hereby authorized, in its sole discretion, to execute and deliver, not in its individual capacity but solely as Administrator on behalf of the Issuer, all such required documents, instruments, certificates and agreements. The foregoing authorization shall represent a limited power of attorney granted by the Issuer to the Administrator to act on its behalf and the Administrator shall not be liable to any party, any third party or any Noteholder for any such actions taken in good faith and in accordance with these Reset Rate Note Procedures.

        SECTION 2.13. AUCTION OR PURCHASE OF THE FINANCED ELIGIBLE LOANS.

               (a) If (i) there are no longer any Class A Notes, other than the Reset Rate Notes, Outstanding and (ii) the Pool Balance is less than 25% of the Initial Pool Balance, the Issuer shall have the option to request that the Trustee offer the remaining Financed Eligible Loans held in the Trust Estate for sale at auction before the next Reset Date provided that (A) if the Class A-6 Notes are still Outstanding, such purchase may only occur prior to a date that is a Reset Date for both the Class A-6 Notes and the Class A-7 Notes; or (B) if the Class A-6 Notes are no longer Outstanding, such purchase may only occur prior to any Reset Date for the Class A-7 Notes. Such auction shall be performed in the same manner as auction conducted pursuant to Section 10.04 of the Indenture. Nelnet, Inc., or its designated affiliates and unrelated third parties may bid to purchase the Financed Eligible Loans in the auction. In addition, if (I) the conditions set forth in clause (i) and (ii) of the first sentence of this subsection (a) have been satisfied and (II) there has been a failed remarketing of each Outstanding Class of the Reset Rate Notes on such Reset Date, Nelnet, Inc. is hereby granted an option to purchase the Financed Eligible Loans held in the Trust Estate on such Reset Date. The net proceeds of any auction sale, or the exercise of the Purchase Option described in this Section, will be used to retire the Outstanding Reset Rate Notes and the Class B notes on the designated Reset Date, which will result in early retirement of those Notes. Such Financed Eligible Loans shall be purchased at a purchase price equal to the greater of the Minimum Purchase Amount and the fair market value of such Financed Eligible Loans as of the Quarterly Distribution Date immediately preceding the date of sale for the purpose of redeeming the Reset Rate Notes and the Class B Notes on such Reset Date or any Reset Date thereafter pursuant to Section 2.13(b) of the Indenture. The holder of the Purchase Option shall exercise such option by providing the Trustee with the purchase price described above on such Rest Date. The Trustee may consult, and, at the direction of the Issuer, shall consult, with a financial advisor, including an underwriter of the Notes or the Administrator, to determine if the fair market value of the Financed Eligible Loans has been offered in any auction or by any Nelnet Eligible Purchaser. From the proceeds of the sale of the Financed Eligible Loans and the amounts on deposit in the Funds and Accounts, the Trustee shall deposit amounts sufficient to retire the Reset Rate Notes and the Class B Notes on such Reset Date pursuant to the redemption provisions of
        Section 2.13(b) of the Indenture and to pay any Issuer Derivative Payments into separate Accounts established by the Trustee within the Collection Fund and shall deposit the remainder to the Collection Fund. The Trustee shall use the amounts on deposit in those Accounts, to retire the Reset Rate Notes and the Class B Notes on such Reset Date and to pay any such Issuer Derivative Payments pursuant to the corresponding Derivative Product.

               (b) Nelnet, Inc. may transfer ownership of the Purchase Option described in this Section at any time to any Nelnet Eligible Purchaser.

                                    EXHIBIT A

                      ELIGIBLE LOAN ACQUISITION CERTIFICATE


        This Eligible Loan Acquisition Certificate is submitted pursuant to the provisions of Section 5.02 of the Indenture of Trust, dated as of May 1, 2006, as amended (the "Indenture"), between Nelnet Student Loan Trust 2006-2 (the "Issuer") and Zions First National Bank, as Trustee. All capitalized terms used in this Certificate and not otherwise defined herein shall have the same meanings given to such terms in the Indenture. In your capacity as Trustee, you are hereby authorized and requested to disburse to _________________ (the "Seller") the sum of $__________ (or, in the case of an exchange, the Eligible Loans listed in Exhibit A hereto) for the acquisition of Eligible Loans. With respect to the Eligible Loans so to be acquired, the Issuer hereby certifies as follows:

        1. The Eligible Loans to be acquired are those specified in Schedule A attached hereto (the "Acquired Eligible Loans"). The remaining unpaid principal amount of each Acquired Eligible Loan is as shown on such Schedule A.

        2. The amount to be disbursed pursuant to this Certificate does not exceed the amount permitted by Section 5.02 of the Indenture, plus accrued interest.

        3. Each Acquired Eligible Loan is an Eligible Loan authorized so to be acquired by the Indenture.

        4. The following items have been received and are being retained, on your behalf, by the Issuer, the Master Servicer or a Subservicer:

               (a) a copy of the Student Loan Purchase Agreement(s) between the Issuer and the Eligible Lender with respect to the Acquired Eligible Loans (original copy maintained on file with the Issuer on behalf of the Trustee);

               (b) with respect to each Insured Loan included among the Acquired Eligible Loans, the Certificate of Insurance relating thereto;

               (c) with respect to each Guaranteed Loan included among the Acquired Eligible Loans, a certified copy of the Guarantee Agreement relating thereto;

               (d) an opinion of counsel to the Issuer specifying each action necessary to perfect a security interest in all Eligible Loans to be acquired by the Issuer pursuant to the Student Loan Purchase Agreements in favor of the Trustee in the manner provided for by the provisions of 20 U.S.C. ss. 1087-2(d)(3) or 20 U.S.C. ss. 1082(m)(1)(D)(iv), as
        applicable, (you are authorized to rely on the advice of a single blanket opinion of counsel to the Issuer until such time as the Issuer shall provide any amended opinion to you); and

               (e) instruments duly assigning the Acquired Eligible Loans to the Trustee.

        5. The Issuer is not, on the date hereof, in default under the Indenture or in the performance of any of its covenants and agreements made in the Student Loan Purchase Agreement(s) relating to the Acquired Eligible Loans, and, to the best knowledge of the Issuer, the Eligible Lender is not in default under the Student Loan Purchase Agreement applicable to the Acquired Eligible Loans. The Issuer is not aware of any default existing on the date hereof under any of the other documents referred to in paragraph 4 hereof, nor of any circumstances which would reasonably prevent reliance upon the opinion of counsel referred to in paragraph 4(d) hereof.

        6. All of the conditions specified in the Student Loan Purchase Agreement(s) applicable to the Acquired Eligible Loans and the Indenture for the acquisition of the Acquired Eligible Loans and the disbursement hereby authorized and requested have been satisfied; provided that the Issuer may waive the requirement of receiving an opinion of counsel from the counsel to the Lender.

        7. If a Financed Eligible Loan is being sold in exchange for an Acquired Eligible Loan, the final expected maturity date of such Acquired Eligible Loan shall be substantially similar to that of the Financed Eligible Loan being sold and such sale and exchange shall not adversely affect the ability of the Issuer to make timely principal and interest payments on its Obligations.

        8. With respect to all Acquired Eligible Loans which are Insured, Insurance is in effect with respect thereto, and with respect to all Acquired Eligible Loans which are Guaranteed, the Guarantee Agreement is in effect with respect thereto.

        9. The Issuer is not in default in the performance of any of its covenants and agreements made in any Contract of Insurance or the Guarantee Agreement applicable to the Acquired Eligible Loans.

        10. The proposed use of moneys in the Prefunding Account of the Acquisition Fund is in compliance with the provisions of the Indenture.

        11. The undersigned is authorized to sign and submit this Certificate on behalf of the Issuer.

        12. Eligible Loans are being acquired at a price which permits the results of the cash flow analyses provided to the Rating Agencies on the Date of Issuance and as revised/amended to be sustained.

        WITNESS my hand this _____ day of ___________.

                                       NELNET STUDENT LOAN TRUST 2006-2



                                       By
                                          --------------------------------------
                                       Name
                                            ------------------------------------
                                       Title
                                             -----------------------------------

                                   EXHIBIT B-1

                             FORM OF CLASS A-1 NOTE


        Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

        THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

                        NELNET STUDENT LOAN TRUST 2006-2
                         STUDENT LOAN ASSET-BACKED NOTES
                            SENIOR CLASS A-1 (LIBOR)

REGISTERED NO. R-__                                       REGISTERED $__________

   DATE OF ISSUANCE       MATURITY DATE            CUSIP NO.           ISIN NO.

     May __, 2006

PRINCIPAL SUM:        **DOLLARS**
REGISTERED OWNER:     **CEDE & CO.**

        Nelnet Student Loan Trust 2006-2, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each Quarterly Distribution Date the principal sum equal to the Class A-1 Noteholder's Principal Distribution Amount for such Quarterly Distribution Date, as described in the Indenture of Trust, dated as of May 1, 2006, between the Issuer (by Wells Fargo Delaware Trust Company, in its capacity as Delaware Trustee) and Zions First National Bank, a national banking association, as eligible lender trustee and Trustee (the "Trustee") (capitalized terms used but not defined herein being defined in Article I of the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Maturity Date specified above (the "Class A-1 Maturity Date").

        The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-1 Rate (as defined herein), on each Quarterly Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Distribution Date or the Date of Issuance in the case of the first Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Interest Accrual Period, the Date of Issuance) to but excluding the following Quarterly Distribution Date (each an "Interest Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal point. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

        The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

        Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

        Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                                      B-1-2

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                                        NELNET STUDENT LOAN TRUST 2006-2

                                        By  WELLS FARGO DELAWARE TRUST
                                            COMPANY, not in its
                                            individual capacity but
                                            solely as Delaware Trustee
                                            under the Trust Agreement



                                        By
                                           ------------------------------
                                            Authorized Signatory

Date: __________ __, ____



                          CERTIFICATE OF AUTHENTICATION

        This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                       ZIONS FIRST NATIONAL BANK, not in its
                                       individual capacity but solely as Trustee



                                       By
                                          --------------------------------------
                                           Authorized Signatory

Date: __________ __, ____


                                      B-1-3

        This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Senior Class A-1 (the "Class A-1 Notes"), which, together with the Issuer's Student Loan Asset-Backed Notes, Senior Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 (together with the Class A-1 Notes, the "Class A Notes") and the Issuer's Student Loan Asset-Backed Notes, Subordinate Class B (the "Class B Notes" and, together with the Class A Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Registered Owners. The Notes are subject to all terms of the Indenture.

        The Indenture provides that the Issuer may enter into a derivative product (a "Derivative Product") between the Issuer and a derivative provider (a "Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Counterparty, as originally executed and as amended or supplemented. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as "Issuer Derivative Payments," and may be paid on a parity with interest on any class of the Notes.

        The Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A Notes and any Derivative Products are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Products entered into by the Issuer with a Counterparty, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

        Principal of the Class A-1 Notes shall be payable on each Quarterly Distribution Date in an amount equal to the Class A-1 Noteholder's Principal Distribution Amount for such Quarterly Distribution Date. "Quarterly Distribution Date" means the twenty-fifth (25th) day of each January, April, July and October or, if any such date is not a Business Day, the immediately succeeding Business Day, commencing October 25, 2006.

        As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-1 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than a majority of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.

        The Notes are subject to redemption from the proceeds of a sale of Financed Eligible Loans in accordance with Section 10.03 or 10.04 of the Indenture on any Quarterly Distribution Date on or after (a) the January 2023 Quarterly Distribution Date and (b) the Quarterly Distribution Date next succeeding the date on which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance (all as defined in the Indenture), in whole only, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, due and payable on the Notes to such Quarterly Distribution Date.

                                      B-1-4

        Interest on the Class A-1 Notes shall be payable on each Quarterly Distribution Date on the principal amount outstanding of the Class A-1 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-1 Rate. The "Class A-1 Rate" for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the applicable Three-Month LIBOR, minus 0.03%. The "Class A-1 Rate" for the first Interest Accrual Period shall be determined by reference to the following formula:

        x + [6/33* (y-x)] minus 0.03%, as determined by the Administrator.

        where:

        x =  Five-Month LIBOR, and

        y = Six-Month LIBOR, in each case, as of the second Business Day before the start of the first Interest Accrual Period.

        Payments of interest on this Note on each Quarterly Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Quarterly Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Quarterly Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

        As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like class and aggregate principal amount of the same maturity.

        As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

                                      B-1-5

        Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b)(i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. ss. 2510.3-101, it will promptly dispose of the Notes.

        The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

        The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

        The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Registered Owners under the Indenture.

        The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

        This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.


                                      B-1-6

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee
________________________________________________________________________________

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto____________________________________________________________________________
                         (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints____________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
       --------------------

                                            By                                 *
                                               --------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------


                                            Signature Guaranteed:



                                            By ________________________________*
                                            *NOTICE: Signature(s) should
                                            be guaranteed by a guarantor
                                            institution participating in the
                                            Securities Transfer Agents
                                            Medallion Program or in such
                                            other guarantee program
                                            acceptable to the Trustee. The
                                            Assignor's signature to this
                                            assignment must correspond with
                                            the name as it appears upon the
                                            face of the within note in every
                                            particular without alteration or
                                            any change whatever.

                                      B-1-7

                                   EXHIBIT B-2

                             FORM OF CLASS A-2 NOTE


        Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

        THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

                        NELNET STUDENT LOAN TRUST 2006-2
                         STUDENT LOAN ASSET-BACKED NOTES
                            SENIOR CLASS A-2 (LIBOR)

REGISTERED NO. R-__                                      REGISTERED $__________

   DATE OF ISSUANCE        MATURITY DATE           CUSIP NO.            ISIN NO.
     May __, 2006

PRINCIPAL SUM:        **DOLLARS**
REGISTERED OWNER:     **CEDE & CO.**

        Nelnet Student Loan Trust 2006-2, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each Quarterly Distribution Date the principal sum equal to the Class A-2 Noteholder's Principal Distribution Amount for such Quarterly Distribution Date, as described in the Indenture of Trust, dated as of May 1, 2006, between the Issuer (by Wells Fargo Delaware Trust Company, in its capacity as Delaware Trustee) and Zions First National Bank, a national banking association, as eligible lender trustee and Trustee (the "Trustee") (capitalized terms used but not defined herein being defined in Article I of the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Maturity Date specified above (the "Class A-2 Maturity Date").

        The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-2 Rate (as defined herein), on each Quarterly Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Distribution Date or the Date of Issuance in the case of the first Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Interest Accrual Period, the Date of Issuance) to but excluding the following Quarterly Distribution Date (each an "Interest Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal point. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

        The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

        Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

        Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                                      B-2-2

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                                        NELNET STUDENT LOAN TRUST 2006-2

                                        By  WELLS FARGO DELAWARE TRUST
                                            COMPANY, not in its
                                            individual capacity but
                                            solely as Delaware Trustee
                                            under the Trust Agreement



                                        By
                                           -------------------------------------
                                            Authorized Signatory


Date: __________ __, ____


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                       ZIONS FIRST NATIONAL BANK, not in its
                                       individual capacity but solely as Trustee



                                       By
                                          --------------------------------------
                                           Authorized Signatory


Date: __________ __, ____

                                      B-2-3

        This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Senior Class A-2 (the "Class A-2 Notes"), which, together with the Issuer's Student Loan Asset-Backed Notes, Senior Class A-1, Class A-3, Class A-4, Class A-5, Class A-6 and Class-7 (together with the Class A-2 Notes, the "Class A Notes") and the Issuer's Student Loan Asset-Backed Notes, Subordinate Class B (the "Class B Notes" and, together with the Class A Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Registered Owners. The Notes are subject to all terms of the Indenture.

        The Indenture provides that the Issuer may enter into a derivative product (a "Derivative Product") between the Issuer and a derivative provider (a "Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Counterparty, as originally executed and as amended or supplemented. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as "Issuer Derivative Payments," and may be paid on a parity with interest on any class of the Notes.

        The Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A Notes and any Derivative Products are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Products entered into by the Issuer with a Counterparty, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

        Principal of the Class A-2 Notes shall be payable on each Quarterly Distribution Date in an amount equal to the Class A-2 Noteholder's Principal Distribution Amount for such Quarterly Distribution Date. "Quarterly Distribution Date" means the twenty-fifth (25th) day of each January, April, July and October or, if any such date is not a Business Day, the immediately succeeding Business Day, commencing October 25, 2006.

        As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-2 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than a majority of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.

        The Notes are subject to redemption from the proceeds of a sale of Financed Eligible Loans in accordance with Section 10.03 or 10.04 of the Indenture on any Quarterly Distribution Date on or after (a) the January 2023 Quarterly Distribution Date and (b) the Quarterly Distribution Date next succeeding the date on which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance (all as defined in the Indenture), in whole only, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, due and payable on the Notes to such Quarterly Distribution Date.

                                      B-2-4

        Interest on the Class A-2 Notes shall be payable on each Quarterly Distribution Date on the principal amount outstanding of the Class A-2 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-2 Rate. The "Class A-2 Rate" for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the applicable Three-Month LIBOR, minus 0.01 %. The "Class A-2 Rate" for the first Interest Accrual Period shall be determined by reference to the following formula:

        x + [6/33* (y-x)] minus 0.01%, as determined by the Administrator.

        where:

        x =  Five-Month LIBOR, and

        y = Six-Month LIBOR, in each case, as of the second Business Day before the start of the first Interest Accrual Period.

        Payments of interest on this Note on each Quarterly Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Quarterly Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Quarterly Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

        As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like class and aggregate principal amount of the same maturity.

        As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

                                      B-2-5

        Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b)(i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. ss. 2510.3-101, it will promptly dispose of the Notes.

        The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

        The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

        The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Registered Owners under the Indenture.

        The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

        This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                                      B-2-6

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee
________________________________________________________________________________

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto____________________________________________________________________________
                         (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints____________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
       --------------------

                                            By                                 *
                                               --------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------


                                            Signature Guaranteed:



                                            By ________________________________*
                                            *NOTICE: Signature(s) should
                                            be guaranteed by a guarantor
                                            institution participating in the
                                            Securities Transfer Agents
                                            Medallion Program or in such
                                            other guarantee program
                                            acceptable to the Trustee. The
                                            Assignor's signature to this
                                            assignment must correspond with
                                            the name as it appears upon the
                                            face of the within note in every
                                            particular without alteration or
                                            any change whatever.

                                      B-2-7

                                   EXHIBIT B-3

                             FORM OF CLASS A-3 NOTE


        Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

        THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

                        NELNET STUDENT LOAN TRUST 2006-2
                         STUDENT LOAN ASSET-BACKED NOTES
                            SENIOR CLASS A-3 (LIBOR)

REGISTERED NO. R-__                                       REGISTERED $__________

   DATE OF ISSUANCE       MATURITY DATE         CUSIP NO.             ISIN NO.
     May __, 2006

PRINCIPAL SUM:        **DOLLARS**
REGISTERED OWNER:     **CEDE & CO.**

        Nelnet Student Loan Trust 2006-2, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each Quarterly Distribution Date the principal sum equal to the Class A-3 Noteholder's Principal Distribution Amount for such Quarterly Distribution Date, as described in the Indenture of Trust, dated as of May 1, 2006, between the Issuer (by Wells Fargo Delaware Trust Company, in its capacity as Delaware Trustee) and Zions First National Bank, a national banking association, as eligible lender trustee and Trustee (the "Trustee") (capitalized terms used but not defined herein being defined in Article I of the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Maturity Date specified above (the "Class A-3 Maturity Date").

        The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-3 Rate (as defined herein), on each Quarterly Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Distribution Date or the Date of Issuance in the case of the first Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Interest Accrual Period, the Date of Issuance) to but excluding the following Quarterly Distribution Date (each an "Interest Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal point. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

        The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

        Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

        Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                                      B-3-2

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                                       NELNET STUDENT LOAN TRUST 2006-2

                                       By  WELLS FARGO DELAWARE TRUST
                                           COMPANY, not in its
                                           individual capacity but
                                           solely as Delaware Trustee
                                           under the Trust Agreement



                                       By
                                          --------------------------------------
                                           Authorized Signatory


Date: __________ __, ____


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                       ZIONS FIRST NATIONAL BANK, not in its
                                       individual capacity but solely as Trustee



                                       By
                                          --------------------------------------
                                           Authorized Signatory


Date: __________ __, ____

                                      B-3-3

        This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Senior Class A-3 (the "Class A-3 Notes"), which, together with the Issuer's Student Loan Asset-Backed Notes, Senior Class A-1, Class A-2, Class A-4, Class A-5, Class A-6 and Class A-7 (together with the Class A-3 Notes, the "Class A Notes") and the Issuer's Student Loan Asset-Backed Notes, Subordinate Class B (the "Class B Notes" and, together with the Class A Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Registered Owners. The Notes are subject to all terms of the Indenture.

        The Indenture provides that the Issuer may enter into a derivative product (a "Derivative Product") between the Issuer and a derivative provider (a "Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Counterparty, as originally executed and as amended or supplemented. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as "Issuer Derivative Payments," and may be paid on a parity with interest on any class of the Notes.

        The Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A Notes and any Derivative Products are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Products entered into by the Issuer with a Counterparty, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

        Principal of the Class A-3 Notes shall be payable on each Quarterly Distribution Date in an amount equal to the Class A-3 Noteholder's Principal Distribution Amount for such Quarterly Distribution Date. "Quarterly Distribution Date" means the twenty-fifth (25th) day of each January, April, July and October or, if any such date is not a Business Day, the immediately succeeding Business Day, commencing October 25, 2006.

        As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-3 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than a majority of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.

        The Notes are subject to redemption from the proceeds of a sale of Financed Eligible Loans in accordance with Section 10.03 or 10.04 of the Indenture on any Quarterly Distribution Date on or after (a) the January 2023 Quarterly Distribution Date and (b) the Quarterly Distribution Date next succeeding the date on which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance (all as defined in the Indenture), in whole only, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, due and payable on the Notes to such Quarterly Distribution Date.

                                      B-3-4

        Interest on the Class A-3 Notes shall be payable on each Quarterly Distribution Date on the principal amount outstanding of the Class A-3 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-3 Rate. The "Class A-3 Rate" for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the applicable Three-Month LIBOR, plus 0.04%. The "Class A-3 Rate" for the first Interest Accrual Period shall be determined by reference to the following formula:

        x + [6/33* (y-x)] plus 0.04%, as determined by the Administrator.

        where:

        x =  Five-Month LIBOR, and

        y = Six-Month LIBOR, in each case, as of the second Business Day before the start of the first Interest Accrual Period.

        Payments of interest on this Note on each Quarterly Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Quarterly Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Quarterly Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

        As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like class and aggregate principal amount of the same maturity.

        As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

                                      B-3-5

        Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b)(i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. ss. 2510.3-101, it will promptly dispose of the Notes.

        The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

        The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

        The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Registered Owners under the Indenture.

        The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

        This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                                      B-3-6

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee
________________________________________________________________________________

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto____________________________________________________________________________
                         (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints____________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
       --------------------

                                            By                                 *
                                               --------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------


                                            Signature Guaranteed:



                                            By ________________________________*
                                            *NOTICE: Signature(s) should
                                            be guaranteed by a guarantor
                                            institution participating in the
                                            Securities Transfer Agents
                                            Medallion Program or in such
                                            other guarantee program
                                            acceptable to the Trustee. The
                                            Assignor's signature to this
                                            assignment must correspond with
                                            the name as it appears upon the
                                            face of the within note in every
                                            particular without alteration or
                                            any change whatever.

                                      B-3-7

                                   EXHIBIT B-4

                             FORM OF CLASS A-4 NOTE


        Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

        THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

                        NELNET STUDENT LOAN TRUST 2006-2
                         STUDENT LOAN ASSET-BACKED NOTES
                            SENIOR CLASS A-4 (LIBOR)

REGISTERED NO. R-__                                       REGISTERED $__________

   DATE OF ISSUANCE          MATURITY DATE           CUSIP NO.          ISIN NO.
     May __, 2006

PRINCIPAL SUM:        **DOLLARS**
REGISTERED OWNER:     **CEDE & CO.**

        Nelnet Student Loan Trust 2006-2, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each Quarterly Distribution Date the principal sum equal to the Class A-4 Noteholder's Principal Distribution Amount for such Quarterly Distribution Date, as described in the Indenture of Trust, dated as of May 1, 2006, between the Issuer (by Wells Fargo Delaware Trust Company, in its capacity as Delaware Trustee) and Zions First National Bank, a national banking association, as eligible lender trustee and Trustee (the "Trustee") (capitalized terms used but not defined herein being defined in Article I of the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Maturity Date specified above (the "Class A-4 Maturity Date").

        The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-4 Rate (as defined herein), on each Quarterly Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Distribution Date or the Date of Issuance in the case of the first Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Interest Accrual Period, the Date of Issuance) to but excluding the following Quarterly Distribution Date (each an "Interest Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal point. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

        The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

        Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

        Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                                      B-4-2

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                                       NELNET STUDENT LOAN TRUST 2006-2

                                       By  WELLS FARGO DELAWARE TRUST
                                           COMPANY, not in its
                                           individual capacity but
                                           solely as Delaware Trustee
                                           under the Trust Agreement



                                       By
                                          --------------------------------------
                                           Authorized Signatory


Date: __________ __, ____


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                       ZIONS FIRST NATIONAL BANK, not in its
                                       individual capacity but solely as Trustee



                                       By
                                          --------------------------------------
                                           Authorized Signatory


Date: __________ __, ____


                                      B-4-3

        This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Senior Class A-4 (the "Class A-4 Notes"), which, together with the Issuer's Student Loan Asset-Backed Notes, Senior Class A-1, Class A-2, Class A-3, Class A-5, Class A-6 and Class A-7 (together with the Class A-4 Notes, the "Class A Notes") and the Issuer's Student Loan Asset-Backed Notes, Subordinate Class B (the "Class B Notes" and, together with the Class A Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Registered Owners. The Notes are subject to all terms of the Indenture.

        The Indenture provides that the Issuer may enter into a derivative product (a "Derivative Product") between the Issuer and a derivative provider (a "Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Counterparty, as originally executed and as amended or supplemented. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as "Issuer Derivative Payments," and may be paid on a parity with interest on any class of the Notes.

        The Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A Notes and any Derivative Products are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Products entered into by the Issuer with a Counterparty, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

        Principal of the Class A-4 Notes shall be payable on each Quarterly Distribution Date in an amount equal to the Class A-4 Noteholder's Principal Distribution Amount for such Quarterly Distribution Date. "Quarterly Distribution Date" means the twenty-fifth (25th) day of each January, April, July and October or, if any such date is not a Business Day, the immediately succeeding Business Day, commencing October 25, 2006.

        As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-4 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than a majority of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.

        The Notes are subject to redemption from the proceeds of a sale of Financed Eligible Loans in accordance with Section 10.03 or 10.04 of the Indenture on any Quarterly Distribution Date on or after (a) the January 2023 Quarterly Distribution Date and (b) the Quarterly Distribution Date next succeeding the date on which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance (all as defined in the Indenture), in whole only, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, due and payable on the Notes to such Quarterly Distribution Date.

                                      B-4-4

        Interest on the Class A-4 Notes shall be payable on each Quarterly Distribution Date on the principal amount outstanding of the Class A-4 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-4 Rate. The "Class A-4 Rate" for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the applicable Three-Month LIBOR, plus 0.08%. The "Class A-4 Rate" for the first Interest Accrual Period shall be determined by reference to the following formula:

        x + [6/33* (y-x)] plus 0.08%, as determined by the Administrator.

        where:

        x =  Five-Month LIBOR, and

        y = Six-Month LIBOR, in each case, as of the second Business Day before the start of the first Interest Accrual Period.

        Payments of interest on this Note on each Quarterly Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Quarterly Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Quarterly Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

        As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like class and aggregate principal amount of the same maturity.

        As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

                                      B-4-5

        Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b)(i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. ss. 2510.3-101, it will promptly dispose of the Notes.

        The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

        The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

        The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Registered Owners under the Indenture.

        The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

        This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                                      B-4-6

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee
________________________________________________________________________________

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto____________________________________________________________________________
                         (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints____________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
       --------------------

                                            By                                 *
                                               --------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------


                                            Signature Guaranteed:



                                            By ________________________________*
                                            *NOTICE: Signature(s) should
                                            be guaranteed by a guarantor
                                            institution participating in the
                                            Securities Transfer Agents
                                            Medallion Program or in such
                                            other guarantee program
                                            acceptable to the Trustee. The
                                            Assignor's signature to this
                                            assignment must correspond with
                                            the name as it appears upon the
                                            face of the within note in every
                                            particular without alteration or
                                            any change whatever.

                                      B-4-7

                                   EXHIBIT B-5

                             FORM OF CLASS A-5 NOTE


        Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

        THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

                        NELNET STUDENT LOAN TRUST 2006-2
                         STUDENT LOAN ASSET-BACKED NOTES
                            SENIOR CLASS A-5 (LIBOR)

REGISTERED NO. R-__                                       REGISTERED $__________

   DATE OF ISSUANCE        MATURITY DATE            CUSIP NO.          ISIN NO.
     May __, 2006

PRINCIPAL SUM:        **DOLLARS**
REGISTERED OWNER:     **CEDE & CO.**

        Nelnet Student Loan Trust 2006-2, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each Quarterly Distribution Date the principal sum equal to the Class A-5 Noteholder's Principal Distribution Amount for such Quarterly Distribution Date, as described in the Indenture of Trust, dated as of May 1, 2006, between the Issuer (by Wells Fargo Delaware Trust Company, in its capacity as Delaware Trustee) and Zions First National Bank, a national banking association, as eligible lender trustee and Trustee (the "Trustee") (capitalized terms used but not defined herein being defined in Article I of the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Maturity Date specified above (the "Class A-5 Maturity Date").

        The Issuer shall pay interest on this Note at the rate per annum equal to the Class A-5 Rate (as defined herein), on each Quarterly Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Distribution Date or the Date of Issuance in the case of the first Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Interest Accrual Period, the Date of Issuance) to but excluding the following Quarterly Distribution Date (each an "Interest Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal point. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

        The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

        Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

        Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                                      B-5-2

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                                      NELNET STUDENT LOAN TRUST 2006-2

                                      By  WELLS FARGO DELAWARE TRUST
                                          COMPANY, not in its
                                          individual capacity but
                                          solely as Delaware Trustee
                                          under the Trust Agreement



                                      By
                                         ---------------------------------------
                                          Authorized Signatory


Date: __________ __, ____


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                      ZIONS FIRST NATIONAL BANK, not in its
                                      individual capacity but solely as Trustee



                                      By
                                         ---------------------------------------
                                          Authorized Signatory


Date: __________ __, ____

                                      B-5-3

        This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Senior Class A-5 (the "Class A-5 Notes"), which, together with the Issuer's Student Loan Asset-Backed Notes, Senior Class A-1, Class A-2, Class A-3, Class A-4, Class A-6 and Class A-7 (together with the Class A-5 Notes, the "Class A Notes") and the Issuer's Student Loan Asset-Backed Notes, Subordinate Class B (the "Class B Notes" and, together with the Class A Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Registered Owners. The Notes are subject to all terms of the Indenture.

        The Indenture provides that the Issuer may enter into a derivative product (a "Derivative Product") between the Issuer and a derivative provider (a "Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Counterparty, as originally executed and as amended or supplemented. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as "Issuer Derivative Payments," and may be paid on a parity with interest on any class of the Notes.

        The Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A Notes and any Derivative Products are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Products entered into by the Issuer with a Counterparty, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

        Principal of the Class A-5 Notes shall be payable on each Quarterly Distribution Date in an amount equal to the Class A-5 Noteholder's Principal Distribution Amount for such Quarterly Distribution Date. "Quarterly Distribution Date" means the twenty-fifth (25th) day of each January, April, July and October or, if any such date is not a Business Day, the immediately succeeding Business Day, commencing October 25, 2006.

        As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class A-5 Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than a majority of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.

        The Notes are subject to redemption from the proceeds of a sale of Financed Eligible Loans in accordance with Section 10.03 or 10.04 of the Indenture on any Quarterly Distribution Date on or after (a) the January 2023 Quarterly Distribution Date and (b) the Quarterly Distribution Date next succeeding the date on which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance (all as defined in the Indenture), in whole only, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, due and payable on the Notes to such Quarterly Distribution Date.

                                      B-5-4

        Interest on the Class A-5 Notes shall be payable on each Quarterly Distribution Date on the principal amount outstanding of the Class A-5 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-5 Rate. The "Class A-5 Rate" for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the applicable Three-Month LIBOR, plus 0.10%. The "Class A-5 Rate" for the first Interest Accrual Period shall be determined by reference to the following formula:

        x + [6/33* (y-x)] plus 0.10%, as determined by the Administrator.

        where:

        x =  Five-Month LIBOR, and

        y = Six-Month LIBOR, in each case, as of the second Business Day before the start of the first Interest Accrual Period.

        Payments of interest on this Note on each Quarterly Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Quarterly Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Quarterly Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

        As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like class and aggregate principal amount of the same maturity.

        As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

                                      B-5-5

        Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b)(i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. ss. 2510.3-101, it will promptly dispose of the Notes.

        The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

        The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

        The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Registered Owners under the Indenture.

        The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

        This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                                      B-5-6

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee
________________________________________________________________________________

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto____________________________________________________________________________
                         (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints____________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
       --------------------

                                            By                                 *
                                               --------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------


                                            Signature Guaranteed:



                                            By ________________________________*
                                            *NOTICE: Signature(s) should
                                            be guaranteed by a guarantor
                                            institution participating in the
                                            Securities Transfer Agents
                                            Medallion Program or in such
                                            other guarantee program
                                            acceptable to the Trustee. The
                                            Assignor's signature to this
                                            assignment must correspond with
                                            the name as it appears upon the
                                            face of the within note in every
                                            particular without alteration or
                                            any change whatever.

                                      B-5-7

                                   EXHIBIT B-6

                             FORM OF CLASS A-6 NOTE


        [Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

        THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.


                        NELNET STUDENT LOAN TRUST 2006-2
                         STUDENT LOAN ASSET-BACKED NOTE
                                SENIOR CLASS A-6
                                RESET RATE NOTES

REGISTERED NO. R-__                                REGISTERED $________________

   DATE OF ISSUANCE         MATURITY DATE          CUSIP NO.            ISIN NO.
     May __, 2006

PRINCIPAL SUM:  _______________________________________ AND 00/100 [DOLLARS]

REGISTERED OWNER:  ____________________.

        NELNET STUDENT LOAN TRUST 2006-2, a statutory trust organized under the laws of the State of Delaware (the "Issuer," which term includes any successor under the Indenture of Trust, dated as of May 1, 2006 (the "Indenture"), between the Issuer, Zions First National Bank, a national banking association, as trustee (the "Trustee," which term includes any successor trustee under the Indenture) and as eligible lender trustee) for value received, hereby promises to pay to the Registered Owner (stated above) or registered assigns, the Principal Sum hereof, but solely from the revenues and receipts hereinafter specified and not otherwise, on the Maturity Date specified above (subject to the right of prior redemption hereinafter described), at the designated corporate trust office of the Trustee (or the principal office of the London Paying Agent if the Class A-6 Notes are denominated in a currency other than U.S. Dollars), as paying agent, trustee, authenticating agent and registrar for the Notes, or a duly appointed successor paying agent, and to pay interest in arrears on said Principal Sum, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Owner hereof from the most recent Quarterly Distribution Date to which interest has been paid hereon, until the payment of said principal sum in full.

        Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture.

        The Issuer shall pay interest on this note at the rate set forth in Schedule A attached hereto, on each Quarterly Distribution Date until the principal of this note is paid or made available for payment as set forth in Schedule A attached hereto, on the principal amount of this note outstanding on the preceding Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date, if any). Interest on this note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Interest Accrual Period, the Date of Issuance) to but excluding the following Quarterly Distribution Date (each an "Interest Accrual Period") as set forth in Schedule A attached hereto.

        The principal of and interest on this note are payable in the currency set forth in Schedule A attached hereto. If the specified date for any payment of principal or interest accrued to such specified date shall be a day other than a Business Day then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the specified date for such payment without additional interest. Interest on the Class A-6 Notes during the initial Reset Period and during any subsequent Reset Period when the Class A-6 Notes bear a fixed rate of interest and are denominated in a currency other than U.S. Dollars will be calculated in accordance with the Actual/Actual
(ISMA) Accrual Method, or another Day Count Basis as may be established on the related Remarketing Terms Determination Date. Interest on the Class A-6 Notes during any Reset Period when such notes bear a fixed rate of interest and are denominated in U.S. Dollars will be computed on the basis of a 360 day year of twelve 30 day months.

        Principal of the Class A-6 Notes shall be allocable on each Quarterly Distribution Date and payable as set forth in Schedule A attached hereto to the extent moneys have been allocated therefor pursuant to the Indenture. "Quarterly Distribution Date" means the twenty-fifth (25th) day of each January, April, July and October, or, if any such date is not a Business Day, the next succeeding Business Day, commencing October 25, 2006.

        If during any Reset Period (including the initial Reset Period) the Class A-6 Notes constitute Non-Amortizing Reset Rate Notes (as defined in the Indenture), the registered owners of the Class A-6 Notes will not be paid principal on any related Quarterly Distribution Date when principal is allocated to the Class A-6 Notes. All such allocated principal will be deposited into the related Accumulation Account for payment on the Class A-6 Notes, generally, on the next related Reset Date in accordance with the procedures set forth in Appendix A to the Indenture. All principal payments on the Class A-6 Notes shall be made pro rata to the registered owners thereof.

                                      B-6-2

        Interest on the Class A-6 Notes shall be payable on each Quarterly Distribution Date on the principal amount outstanding of the Class A-6 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-6 Rate. The Class A-6 Rate will be reset on the Initial Reset Date set forth in Schedule A attached hereto and on each Reset Date thereafter in accordance with the provisions of Appendix A to the Indenture. The Initial Reset Date for the Class A-6 Notes is the Quarterly Distribution Date in April of 2018. The "Class A-6 Rate" for each Interest Accrual Period during the initial Reset Period, other than the first Interest Accrual Period, shall be equal to an annual rate of Three-Month LIBOR plus 0.12%, calculated on the basis of the actual number of days elapsed and a 360 day year. The "Class A-6 Rate" for the first Interest Accrual Period shall be determined by reference to the following formula:

        x + [6/33* (y-x)] plus 0.12%, as determined by the Administrator.

        where:

        x =  Five-Month LIBOR, and

        y = Six-Month LIBOR, in each case, as of the second Business Day before the start of the first Interest Accrual Period.

        Interest on the Class A-6 Notes after the initial Reset Period may be reset to bear either a fixed or floating rate of interest at the option of the Remarketing Agents, in consultation with the Administrator. The interest rate, or the mechanism for calculating the interest rate, on the Class A-6 Notes will be reset as of each Reset Date as determined by (i) the Remarketing Agents, in consultation with the Administrator, with respect to (A) the length of the Reset Period, (B) whether the rate is fixed or floating and (I) if floating, the applicable Index, or (II) if fixed, the applicable pricing benchmark, (C) the applicable Day Count Basis, (D) the applicable currency denomination, i.e., U.S. Dollars, Euros, Pounds Sterling or another non-U.S. Dollar currency, (E) if in Foreign Exchange Mode, the applicable distribution dates on which interest will be paid to the Noteholders of the Reset Rate Notes, if other than quarterly, (F) the applicable Interest Rate Determination Dates within each Interest Accrual Period, (G) the interval between Interest Rate Change Dates during each Interest Accrual Period, (H) whether the Class A-6 Notes will be structured to amortize periodically or to receive a payment of principal only at the end of the related Reset Period and (I) if applicable, the related All Hold Rate; and (ii) the Remarketing Agents, in their sole determination, with respect to the setting of the applicable (A) fixed rate of interest, or (B) Spread to the chosen Index, as applicable.

        On each Reset Date for the Class A-6 Notes, the Trustee or the London Paying Agent will attach (or will send to the Registered Owner of this note if not then held in book-entry form) a revised Schedule A attached hereto setting forth the reset terms of this note and copies of the related Remarketing Terms Notice and Spread Determination Notice, which shall be considered an integral part of this note applicable during the related Reset Period.

                                      B-6-3

        This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Senior Class A-6 (the "Class A-6 Notes"), which, together with the Issuer's Student Loan Asset-Backed Notes, Senior Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-7 (together with the Class A-6 Notes, the "Class A Notes") and the Issuer's Student Loan Asset-Backed Notes, Subordinate Class B (the "Class B Notes" and, together with the Class A Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Registered Owners. The Notes are subject to all terms of the Indenture.

        The Notes are subject to redemption from the proceeds of a sale of Financed Eligible Loans in accordance with Section 10.03 or 10.04 of the Indenture on any Quarterly Distribution Date on or after (a) the January 2023 Quarterly Distribution Date and (b) the Quarterly Distribution Date next succeeding the date on which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance (all as defined in the Indenture), in whole only, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, due and payable on the Notes to such Quarterly Distribution Date.

        The Class A-6 Notes, the Class A-7 Notes and the Class B Notes are also subject to redemption if there are no Class A Notes, other than the Class A-6 Notes and the Class A-7 Notes, Outstanding, upon a sale of the Financed Eligible Loans as provided in Section 2.13(a) of Appendix A to the Indenture, in whole only, on any Reset Date on or after the date on which the Pool Balance is less than 25% of the Initial Pool Balance, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, due and to such Reset Date.

        All Class A-6 Notes called for redemption will cease to bear interest after the specified redemption or purchase date, provided funds for their payment are on deposit at the place of payment at the time. Preferably five, but not less than two Business Days prior to each Quarterly Distribution Date on which the Class A-6 Notes are to be redeemed, the Trustee shall cause notice such redemption to be given by mailing a copy of the notice by first-class mail to the Administrator and Registered Owners of the Class A-6 Notes, at their address as the same shall last appear upon the registration books on such date; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the reduction or redemption of the Class A-6 Notes.

        The Indenture provides that the Issuer may enter into a derivative product (a "Derivative Product") between the Issuer and a derivative provider (a "Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Counterparty, as originally executed and as amended or supplemented. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as "Issuer Derivative Payments," and may be paid on a parity with interest on any class of the Notes.

                                      B-6-4

        The Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A Notes and any Derivative Products are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Products entered into by the Issuer with a Counterparty, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

        Reference is hereby made to the Indenture, copies of which are on file at the designated corporate trust office of the Trustee, and to all of the provisions of which any Registered Owner of this note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes; the Issuer's student loan origination and acquisition program; the revenues and other money pledged to the payment of the principal of and interest on the Notes; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Registered Owners of the Notes and any Counterparty; the rights and remedies of the Registered Owner hereof with respect hereto and thereto, including the limitations upon the right of a Registered Owner hereof to institute any suit, action, or proceeding in equity or at law with respect hereto and thereto; the rights, duties, and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts, and covenants made therein may be discharged at or prior to the stated maturity or earlier redemption of this note, and this note thereafter shall no longer be secured by the Indenture or be deemed to be Outstanding, as defined in the Indenture, thereunder; and for the other terms and provisions thereof.

        THE NOTES ARE LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY FROM, AND FURTHER SECURED BY, THE TRUST ESTATE, AS DEFINED IN THE INDENTURE.

        No recourse, either directly or indirectly, shall be had for the payment of the principal of and interest on this note or any claim based hereon or in respect hereof or of the Indenture, against the Trustee (or the London Paying Agent if the Class A-6 Notes are denominated in a currency other than U.S. Dollars), or any incorporator, director, officer, employee, or agent of the Issuer, but the obligation to pay all amounts required by the Indenture securing this note and the obligation to do and perform the covenants and acts required of the Issuer therein and herein shall be and remain the responsibility and obligation of said Issuer, limited as herein set forth.

        As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee (or the London Paying Agent if the Class A-6 Notes are denominated in a currency other than U.S. Dollars), duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee (or the London Paying Agent if the Class A-6 Notes are denominated in a currency other than U.S. Dollars) shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like class and aggregate principal amount of the same maturity.

        As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

                                       B-6-5

        Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b)(i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. ss. 2510.3-101, it will promptly dispose of the Notes.

        The Issuer, the Trustee, and any agent of either of them shall treat the Person in whose name this note is registered as the Registered Owner hereof (a) on the record date for purposes of receiving timely payment of interest hereon, and (b) on the date of surrender of this note for purposes of receiving payment of principal hereof at its stated maturity and (c) for all other purposes, whether or not this note is overdue, and none of the Issuer, the Trustee, or any such agent shall be affected by notice to the contrary.

        The Registered Owner hereof shall not have the right to demand payment of this note or any interest hereon out of funds raised or to be raised by taxation.

        Unless the certificate of authentication hereon has been executed by the Trustee or the London Paying Agent whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

        The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Registered Owners under the Indenture.

        This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

                                      B-6-6

        IN WITNESS WHEREOF, the Issue has caused this instrument to be duly executed, manually or in facsimile, as of the Date of Issuance.

                                       NELNET STUDENT LOAN TRUST 2006-2

                                       By  WELLS FARGO DELAWARE TRUST
                                           COMPANY, not in its
                                           individual capacity but
                                           solely as Delaware Trustee
                                           under the Trust Agreement



                                       By
                                          --------------------------------------
                                           Authorized Signatory


Date: __________ __, ____


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                      [ZIONS FIRST NATIONAL BANK, not
                                      in its individual capacity but
                                      solely as Trustee] [HSBC BANK
                                      plc, not in its individual
                                      capacity but solely as London
                                      Paying Agent and agent of the
                                      Trustee]



                                      By
                                         ---------------------------------------
                                          Authorized Signatory


Date: __________ __, ____


                                      B-6-7

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto __________ (Social Security or other identifying number __________) the within note and all rights thereunder and hereby irrevocably appoints __________ attorney to transfer the within note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                          SIGNED:
       -----------------               ----------------------------------------
                                NOTICE: The signature on this Assignment must correspond with the name of the Registered
                                Owner as it  appears on the face of the within
                                note in every particular.


Signature Guaranteed by:

Signature(s) must be guaranteed
by an eligible guarantor institution
pursuant to Securities and Exchange
Commission Rule 17Ad-15 that is a
participant in a signature guarantor
program recognized by the Trustee

                                      B-6-8

                                   SCHEDULE A

             RESET RATE NOTE TERMS AND REMARKETING TERMS NOTICE AND
                           SPREAD DETERMINATION NOTICE

        Reset Period Begins:

        Reset Period Ends:

        Interest Rate Mode:

        Class A-6 Rate:

        Day Count Basis:

        Interest Accrual Period:

        Initial Reset Date:

        Distribution Date:

               Interest Payable:

               Principal Allocable:

               Principal Payable:

        Currency:

                                   EXHIBIT B-7

                             FORM OF CLASS A-7 NOTE


        [Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

        THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.


                        NELNET STUDENT LOAN TRUST 2006-2
                         STUDENT LOAN ASSET-BACKED NOTE
                                SENIOR CLASS A-7
                                RESET RATE NOTES

REGISTERED NO. R-__                                 REGISTERED $________________

   DATE OF ISSUANCE        MATURITY DATE      EUROPEAN COMMON CODE     ISIN NO.
     May __, 2006

PRINCIPAL SUM:  _______________________________________ AND 00/100 [DOLLARS]

REGISTERED OWNER:  ____________________.

        NELNET STUDENT LOAN TRUST 2006-2, a statutory trust organized under the laws of the State of Delaware (the "Issuer," which term includes any successor under the Indenture of Trust, dated as of May 1, 2006 (the "Indenture"), between the Issuer, Zions First National Bank, a national banking association, as trustee (the "Trustee," which term includes any successor trustee under the Indenture) and as eligible lender trustee) for value received, hereby promises to pay to the Registered Owner (stated above) or registered assigns, the Principal Sum hereof, but solely from the revenues and receipts hereinafter specified and not otherwise, on the Maturity Date specified above (subject to the right of prior redemption hereinafter described), at the designated corporate trust office of the Trustee (or the principal office of the London Paying Agent if the Class A-7 Notes are denominated in a currency other than U.S. Dollars), as paying agent, trustee, authenticating agent and registrar for the Notes, or a duly appointed successor paying agent, and to pay interest in arrears on said Principal Sum, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Owner hereof from the most recent Quarterly Distribution Date to which interest has been paid hereon, until the payment of said principal sum in full.

        Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture.

        The Issuer shall pay interest on this note at the rate set forth in Schedule A attached hereto, on each Quarterly Distribution Date until the principal of this note is paid or made available for payment as set forth in Schedule A attached hereto, on the principal amount of this note outstanding on the preceding Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date, if any). Interest on this note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Interest Accrual Period, the Date of Issuance) to but excluding the following Quarterly Distribution Date (each an "Interest Accrual Period") as set forth in Schedule A attached hereto.

        The principal of and interest on this note are payable in the currency set forth in Schedule A attached hereto. If the specified date for any payment of principal or interest accrued to such specified date shall be a day other than a Business Day then such payment may be made on the next succeeding Business Day, with the same force and effect as if made on the specified date for such payment without additional interest. Interest on the Class A-7 Notes during the initial Reset Period and during any subsequent Reset Period when the Class A-7 Notes bear a fixed rate of interest and are denominated in a currency other than U.S. Dollars will be calculated in accordance with the Actual/Actual
(ISMA) Accrual Method, or another Day Count Basis as may be established on the related Remarketing Terms Determination Date. Interest on the Class A-7 Notes during any Reset Period when such notes bear a fixed rate of interest and are denominated in U.S. Dollars will be computed on the basis of a 360 day year of twelve 30 day months.

        Principal of the Class A-7 Notes shall be allocable on each Quarterly Distribution Date and payable as set forth in Schedule A attached hereto to the extent moneys have been allocated therefor pursuant to the Indenture. "Quarterly Distribution Date" means the twenty-fifth (25th) day of each January, April, July and October, or, if any such date is not a Business Day, the next succeeding Business Day, commencing October 25, 2006.

        If during any Reset Period (including the initial Reset Period) the Class A-7 Notes constitute Non-Amortizing Reset Rate Notes (as defined in the Indenture), the registered owners of the Class A-7 Notes will not be paid principal on any related Quarterly Distribution Date when principal is allocated to the Class A-7 Notes. All such allocated principal will be deposited into the related Accumulation Account for payment on the Class A-7 Notes, generally, on the next related Reset Date in accordance with the procedures set forth in Appendix A to the Indenture. All principal payments on the Class A-7 Notes shall be made pro rata to the registered owners thereof.

                                      B-7-2

        Interest on the Class A-7 Notes shall be payable on each Quarterly Distribution Date on the principal amount outstanding of the Class A-7 Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class A-7 Rate. The Class A-7 Rate will be reset on the Initial Reset Date set forth in Schedule A attached hereto and on each Reset Date thereafter in accordance with the provisions of Appendix A to the Indenture. The Initial Reset Date for the Class A-7 Notes is the Quarterly Distribution Date in April of 2016. The "Class A-7 Rate" for each Interest Accrual Period during the initial Reset Period, other than the first Interest Accrual Period, shall be equal to an annual rate of Three-Month EURIBOR plus 0.10%, calculated on the basis of the actual number of days elapsed and a 370 day year. The "Class A-7 Rate" for the first Interest Accrual Period shall be determined by reference to the following formula:

        x + [6/33* (y-x)] plus 0.10%, as determined by the Administrator.

        where:

        x = Five-Month EURIBOR, and

        y = Six-Month EURIBOR, in each case, as of the second Business Day before the start of the first Interest Accrual Period.

        Interest on the Class A-7 Notes after the initial Reset Period may be reset to bear either a fixed or floating rate of interest at the option of the Remarketing Agents, in consultation with the Administrator. The interest rate, or the mechanism for calculating the interest rate, on the Class A-7 Notes will be reset as of each Reset Date as determined by (i) the Remarketing Agents, in consultation with the Administrator, with respect to (A) the length of the Reset Period, (B) whether the rate is fixed or floating and (I) if floating, the applicable Index, or (II) if fixed, the applicable pricing benchmark, (C) the applicable Day Count Basis, (D) the applicable currency denomination, i.e., U.S. Dollars, Euros, Pounds Sterling or another non-U.S. Dollar currency, (E) if in Foreign Exchange Mode, the applicable distribution dates on which interest will be paid to the Noteholders of the Reset Rate Notes, if other than quarterly, (F) the applicable Interest Rate Determination Dates within each Interest Accrual Period, (G) the interval between Interest Rate Change Dates during each Interest Accrual Period, (H) whether the Class A-7 Notes will be structured to amortize periodically or to receive a payment of principal only at the end of the related Reset Period and (I) if applicable, the related All Hold Rate; and (ii) the Remarketing Agents, in their sole determination, with respect to the setting of the applicable (A) fixed rate of interest, or (B) Spread to the chosen Index, as applicable.

        On each Reset Date for the Class A-7 Notes, the Trustee or the London Paying Agent will attach (or will send to the Registered Owner of this note if not then held in book-entry form) a revised Schedule A attached hereto setting forth the reset terms of this note and copies of the related Remarketing Terms Notice and Spread Determination Notice, which shall be considered an integral part of this note applicable during the related Reset Period.

                                      B-7-3

        This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Senior Class A-7 (the "Class A-7 Notes"), which, together with the Issuer's Student Loan Asset-Backed Notes, Senior Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 (together with the Class A-7 Notes, the "Class A Notes") and the Issuer's Student Loan Asset-Backed Notes, Subordinate Class B (the "Class B Notes" and, together with the Class A Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Registered Owners. The Notes are subject to all terms of the Indenture.

        The Notes are subject to redemption from the proceeds of a sale of Financed Eligible Loans in accordance with Section 10.03 or 10.04 of the Indenture on any Quarterly Distribution Date on or after (a) the January 2023 Quarterly Distribution Date and (b) the Quarterly Distribution Date next succeeding the date on which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance (all as defined in the Indenture), in whole only, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, due and payable on the Notes to such Quarterly Distribution Date.

        The Class A-6 Notes, the Class A-7 Notes and the Class B Notes are also subject to redemption if there are no Class A Notes, other than the Class A-6 Notes and the Class A-7 Notes, Outstanding, upon a sale of the Financed Eligible Loans as provided in Section 2.13(a) of Appendix A to the Indenture, in whole only, on any Reset Date on or after the date on which the Pool Balance is less than 25% of the Initial Pool Balance, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, due and to such Reset Date.

        All Class A-7 Notes called for redemption will cease to bear interest after the specified redemption or purchase date, provided funds for their payment are on deposit at the place of payment at the time. Preferably five, but not less than two Business Days prior to each Quarterly Distribution Date on which the Class A-7 Notes are to be redeemed, the Trustee shall cause notice such redemption to be given by mailing a copy of the notice by first-class mail to the Administrator and Registered Owners of the Class A-7 Notes, at their address as the same shall last appear upon the registration books on such date; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the reduction or redemption of the Class A-7 Notes.

        The Indenture provides that the Issuer may enter into a derivative product (a "Derivative Product") between the Issuer and a derivative provider (a "Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Counterparty, as originally executed and as amended or supplemented. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as "Issuer Derivative Payments," and may be paid on a parity with interest on any class of the Notes.

                                      B-7-4

        The Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A Notes and any Derivative Products are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Products entered into by the Issuer with a Counterparty, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

        Reference is hereby made to the Indenture, copies of which are on file at the designated corporate trust office of the Trustee, and to all of the provisions of which any Registered Owner of this note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the Notes; the Issuer's student loan origination and acquisition program; the revenues and other money pledged to the payment of the principal of and interest on the Notes; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Registered Owners of the Notes and any Counterparty; the rights and remedies of the Registered Owner hereof with respect hereto and thereto, including the limitations upon the right of a Registered Owner hereof to institute any suit, action, or proceeding in equity or at law with respect hereto and thereto; the rights, duties, and obligations of the Issuer and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts, and covenants made therein may be discharged at or prior to the stated maturity or earlier redemption of this note, and this note thereafter shall no longer be secured by the Indenture or be deemed to be Outstanding, as defined in the Indenture, thereunder; and for the other terms and provisions thereof.

        THE NOTES ARE LIMITED OBLIGATIONS OF THE ISSUER, PAYABLE SOLELY FROM, AND FURTHER SECURED BY, THE TRUST ESTATE, AS DEFINED IN THE INDENTURE.

        No recourse, either directly or indirectly, shall be had for the payment of the principal of and interest on this note or any claim based hereon or in respect hereof or of the Indenture, against the Trustee (or the London Paying Agent if the Class A-7 Notes are denominated in a currency other than U.S. Dollars), or any incorporator, director, officer, employee, or agent of the Issuer, but the obligation to pay all amounts required by the Indenture securing this note and the obligation to do and perform the covenants and acts required of the Issuer therein and herein shall be and remain the responsibility and obligation of said Issuer, limited as herein set forth.

        As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee (or the London Paying Agent if the Class A-7 Notes are denominated in a currency other than U.S. Dollars), duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee (or the London Paying Agent if the Class A-7 Notes are denominated in a currency other than U.S. Dollars) shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like class and aggregate principal amount of the same maturity.

                                      B-7-5

        As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

        Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b)(i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. ss. 2510.3-101, it will promptly dispose of the Notes.

        The Issuer, the Trustee, and any agent of either of them shall treat the Person in whose name this note is registered as the Registered Owner hereof (a) on the record date for purposes of receiving timely payment of interest hereon, and (b) on the date of surrender of this note for purposes of receiving payment of principal hereof at its stated maturity and (c) for all other purposes, whether or not this note is overdue, and none of the Issuer, the Trustee, or any such agent shall be affected by notice to the contrary.

        The Registered Owner hereof shall not have the right to demand payment of this note or any interest hereon out of funds raised or to be raised by taxation.

        Unless the certificate of authentication hereon has been executed by the Trustee or the London Paying Agent whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

        The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Registered Owners under the Indenture.

        This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

                                      B-7-6

        IN WITNESS WHEREOF, the Issue has caused this instrument to be duly executed, manually or in facsimile, as of the Date of Issuance.

                                       NELNET STUDENT LOAN TRUST 2006-2

                                       By  WELLS FARGO DELAWARE TRUST
                                           COMPANY, not in its
                                           individual capacity but
                                           solely as Delaware Trustee
                                           under the Trust Agreement



                                       By
                                          --------------------------------------
                                           Authorized Signatory


Date: __________ __, ____


                          CERTIFICATE OF AUTHENTICATION

        This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                        [ZIONS FIRST NATIONAL BANK, not
                                        in its individual capacity but
                                        solely as Trustee] [HSBC BANK
                                        plc, not in its individual
                                        capacity but solely as London
                                        Paying Agent and agent of the
                                        Trustee]



                                        By
                                           -------------------------------------
                                            Authorized Signatory


Date: __________ __, ____


                                      B-7-7

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto __________ (Social Security or other identifying number __________) the within note and all rights thereunder and hereby irrevocably appoints __________ attorney to transfer the within note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                            SIGNED:
       ------------------------        -----------------------------------------
                                  NOTICE:  The signature on this Assignment must
                                  correspond  with  the  name of the  Registered
                                  Owner as it  appears on the face of the within
                                  note in every particular.
Signature Guaranteed by:

Signature(s) must be guaranteed
by an eligible guarantor institution
pursuant to Securities and Exchange
Commission Rule 17Ad-15 that is a
participant in a signature guarantor
program recognized by the Trustee

                                      B-7-8

                                   SCHEDULE A

                    RESET RATE NOTE TERMS AND REMARKETING TERMS NOTICE AND
                           SPREAD DETERMINATION NOTICE

        Reset Period Begins:

        Reset Period Ends:

        Interest Rate Mode:

        Class A-7 Rate:

        Day Count Basis:

        Interest Accrual Period:

        Initial Reset Date:

        Distribution Date:

               Interest Payable:

               Principal Allocable:

               Principal Payable:

        Currency:

                                   EXHIBIT B-8

                              FORM OF CLASS B NOTE


        Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

        THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

                        NELNET STUDENT LOAN TRUST 2006-2
                         STUDENT LOAN ASSET-BACKED NOTES
                           SUBORDINATE CLASS B (LIBOR)

REGISTERED NO. R-__                                       REGISTERED $__________

   DATE OF ISSUANCE         MATURITY DATE           CUSIP NO.          ISIN NO.
     May __, 2006

PRINCIPAL SUM:        **DOLLARS**
REGISTERED OWNER:     **CEDE & CO.**

        Nelnet Student Loan Trust 2006-2, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each Quarterly Distribution Date the principal sum equal to the Class B Noteholder's Principal Distribution Amount for such Quarterly Distribution Date, as described in the Indenture of Trust, dated as of May 1, 2006, between the Issuer (by Wells Fargo Delaware Trust Company, in its capacity as Delaware Trustee) and Zions First National Bank, a national banking association, as eligible lender trustee and Trustee (the "Trustee") (capitalized terms used but not defined herein being defined in Article I of the Indenture, which also contains rules as to usage that shall be applicable herein); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Maturity Date specified above (the "Class B Maturity Date").

        The Issuer shall pay interest on this Note at the rate per annum equal to the Class B Rate (as defined herein), on each Quarterly Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Quarterly Distribution Date or the Date of Issuance in the case of the first Quarterly Distribution Date (after giving effect to all payments of principal made on the preceding Quarterly Distribution Date), subject to certain limitations contained in the Indenture. Interest on this Note shall accrue from and including the preceding Quarterly Distribution Date (or, in the case of the first Interest Accrual Period, the Date of Issuance) to but excluding the following Quarterly Distribution Date (each an "Interest Accrual Period"). Interest shall be calculated on the basis of the actual number of days elapsed in each Interest Accrual Period divided by 360 and rounding the resultant figure to the fifth decimal point. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

        The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

        Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

        Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                                      B-8-2

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, as of the date set forth below.

                                        NELNET STUDENT LOAN TRUST 2006-2

                                        By  WELLS FARGO DELAWARE TRUST
                                            COMPANY, not in its
                                            individual capacity but
                                            solely as Delaware Trustee
                                            under the Trust Agreement



                                        By
                                           -------------------------------------
                                            Authorized Signatory

Date: __________ __, ____



                          CERTIFICATE OF AUTHENTICATION

        This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                       ZIONS FIRST NATIONAL BANK, not in its
                                       individual capacity but solely as Trustee



                                       By
                                          --------------------------------------
                                           Authorized Signatory

Date: __________ __, ____


                                      B-8-3

        This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Student Loan Asset-Backed Notes, Subordinate Class B (the "Class B Notes"), which, together with the Issuer's Student Loan Asset-Backed Notes, Senior Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 (the "Class A Notes" and, together with the Class B Notes, the "Notes"), are issued under and secured by the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Registered Owners. The Notes are subject to all terms of the Indenture.

        The Indenture provides that the Issuer may enter into a derivative product (a "Derivative Product") between the Issuer and a derivative provider (a "Counterparty"), as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Issuer and a Counterparty, as originally executed and as amended or supplemented. Payments due to a Counterparty from the Issuer pursuant to the applicable Derivative Product are referred to herein as "Issuer Derivative Payments," and may be paid on a parity with interest on any class of the Notes.

        The Notes are and will be secured by the Trust Estate pledged as security therefor as provided in the Indenture. The Class A Notes and any Derivative Products are senior to the Class B Notes as and to the extent provided in the Indenture. The Class A Notes are, except for certain Termination Payments that are not Priority Termination Payments, issued on a parity with any Derivative Products entered into by the Issuer with a Counterparty, pursuant to which the Issuer will, from time to time, owe Issuer Derivative Payments, and will, from time to time, be owed Counterparty Payments.

        Principal of the Class B Notes shall be payable on each Quarterly Distribution Date in an amount equal to the Class B Noteholder's Principal Distribution Amount for such Quarterly Distribution Date. "Quarterly Distribution Date" means the twenty-fifth (25th) day of each January, April, July and October or, if any such date is not a Business Day, the immediately succeeding Business Day, commencing October 25, 2006.

        As described on the face hereof, the entire unpaid principal amount of this Note shall be due and payable on the Class B Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which (a) an Event of Default shall have occurred and be continuing and (b) either the Trustee or the Registered Owners of Obligations representing not less than a majority of the Outstanding Amount of the Highest Priority Obligations shall have declared the Notes to be immediately due and payable in the manner provided in the Indenture.

        The Notes are subject to redemption from the proceeds of a sale of Financed Eligible Loans in accordance with Section 10.03 or 10.04 of the Indenture on any Quarterly Distribution Date on or after (a) the January 2023 Quarterly Distribution Date and (b) the Quarterly Distribution Date next succeeding the date on which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance (all as defined in the Indenture), in whole only, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, due and payable on the Notes to such Quarterly Distribution Date.

                                      B-8-4

        The Class A-6 Notes, the Class A-7 Notes and the Class B Notes are also subject to redemption if there are no Class A Notes, other than the Class A-6 Notes and the Class A-7 Notes, Outstanding, upon a sale of the Financed Eligible Loans as provided in Section 2.13(a) of Appendix A to the Indenture, in whole only, on any Reset Date on or after the date on which the Pool Balance is less than 25% of the Initial Pool Balance, at a redemption price equal to the principal amount thereof being redeemed, plus accrued interest, if any, due and to such Reset Date.

        All Class B Notes called for redemption will cease to bear interest after the specified redemption or purchase date, provided funds for their payment are on deposit at the place of payment at the time. Preferably five, but not less than two Business Days prior to each Quarterly Distribution Date on which the Class B Notes are to be redeemed, the Trustee shall cause notice such redemption to be given by mailing a copy of the notice by first-class mail to the Administrator and registered owners of the Class B Notes, at their address as the same shall last appear upon the registration books on such date; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of any proceedings for the reduction or redemption of the Class B Notes.

        Interest on the Class B Notes shall be payable on each Quarterly Distribution Date on the principal amount outstanding of the Class B Notes until the principal amount thereof is paid in full, at a rate per annum equal to the Class B Rate. The "Class B Rate" for each Interest Accrual Period, other than the first Interest Accrual Period, shall be equal to the applicable Three-Month LIBOR, plus 0.20%. The "Class B Rate" for the first Interest Accrual Period shall be determined by reference to the following formula:

        x + [6/33* (y-x)] plus 0.20%, as determined by the Administrator.

        where:

        x =  Five-Month LIBOR, and

        y = Six-Month LIBOR, in each case, as of the second Business Day before the start of the first Interest Accrual Period.

        Payments of interest on this Note on each Quarterly Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be paid to the Person in whose name such Note is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the records of the Trustee on such Record Date, except that, unless definitive Notes have been issued pursuant to the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Quarterly Distribution Date, then the Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Quarterly Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Quarterly Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

                                      B-8-5

        As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered upon the records of the Trustee upon surrender for transfer of any Note at the Principal Office of the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the Registered Owner or his attorney duly authorized in writing, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new fully registered Note or Notes of the same interest rate and for a like class and aggregate principal amount of the same maturity.

        As to any Note, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of either principal or interest on any fully registered Note shall be made only to or upon the written order of the Registered Owner thereof or his legal representative but such registration may be changed as provided in the Indenture. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums paid.

        Each Registered Owner and each transferee of a Note shall be deemed to represent and warrant that either (a) it is not acquiring the Note directly or indirectly for, or on behalf of, an ERISA plan or any entity whose underlying assets are deemed to be plan assets of such ERISA plan; or (b)(i) the acquisition and holding of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar law and (ii) if the Notes are subsequently deemed to be "plan assets" pursuant to the regulations set forth at 29 C.F.R. ss. 2510.3-101, it will promptly dispose of the Notes.

        The Trustee shall require the payment by any Registered Owner requesting exchange or transfer of any tax or other governmental charge required to be paid with respect to such exchange or transfer. The applicant for any such transfer or exchange may be required to pay all taxes and governmental charges in connection with such transfer or exchange, other than exchanges pursuant to the Indenture.

        The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

        The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Registered Owners under the Indenture.

        The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

        This Note shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                                      B-8-6

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee
________________________________________________________________________________

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto____________________________________________________________________________
                         (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints____________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
       --------------------

                                            By                                 *
                                               --------------------------------
                                            Name
                                                 -------------------------------
                                            Title
                                                  ------------------------------


                                            Signature Guaranteed:



                                            By ________________________________*
                                            *NOTICE: Signature(s) should
                                            be guaranteed by a guarantor
                                            institution participating in the
                                            Securities Transfer Agents
                                            Medallion Program or in such
                                            other guarantee program
                                            acceptable to the Trustee. The
                                            Assignor's signature to this
                                            assignment must correspond with
                                            the name as it appears upon the
                                            face of the within note in every
                                            particular without alteration or
                                            any change whatever.

                                      B-8-7

                                    EXHIBIT C

                         FORM OF ADMINISTRATOR'S MONTHLY
                       SERVICING PAYMENT DATE CERTIFICATE


        This Administrator's Monthly Servicing Payment Date Certificate (the "Certificate") is being provided by National Education Loan Network, Inc., as Administrator (the "Administrator") to Nelnet Student Loan Trust 2006-2 (the "Issuer") pursuant to Section 5.04(b) of the Indenture of Trust, dated as of May 1, 2006 (the "Indenture"), among the Issuer, Zions First National Bank, as eligible lender trustee, and Zions First National Bank, as trustee (the "Trustee"). All capitalized terms used in this Certificate and not otherwise defined shall have the same meanings as assigned to such terms in the Indenture.

        Pursuant to this Certificate, the Administrator hereby directs the Trustee to distribute to the Master Servicer, by 3:00 p.m. (New York time) on __________ __, ____ (the "Monthly Servicing Payment Date"), from and to the extent of the Available Funds on deposit in the Collection Fund, $__________ Servicing Fee due with respect to the preceding calendar month.

        The Available Funds on this Monthly Servicing Payment Date is equal to $__________.

        The Administrator hereby certifies that the information herein is true and accurate in all material respects, is in compliance with the provisions of the Indenture and that the Trustee may conclusively rely on this Certificate with no further duty to examine or determine the information contained herein.

        IN WITNESS WHEREOF, the Administrator has caused this Certificate to be duly executed and delivered as of the date written below.

                                       NATIONAL EDUCATION LOAN NETWORK, INC., as
                                       Administrator



                                       By
                                          --------------------------------------
                                           Authorized Signatory


[DATE]

                                    EXHIBIT D

                        FORM OF ADMINISTRATOR'S QUARTERLY
                          DISTRIBUTION DATE CERTIFICATE


        This Administrator's Quarterly Distribution Date Certificate (the "Certificate") is being provided by National Education Loan Network, Inc., as Administrator (the "Administrator") to Nelnet Student Loan Trust 2006-2 (the "Issuer") pursuant to Section 5.04(c) of the Indenture of Trust, dated as of May 1, 2006 (the "Indenture"), among the Issuer, Zions First National Bank, as eligible lender trustee, and Zions First National Bank as trustee (the "Trustee"). All capitalized terms used in this Certificate and not otherwise defined shall have the same meanings as assigned to such terms in the Indenture.

        Pursuant to this Certificate, the Administrator hereby directs the Trustee to make the following deposits and distributions to the Persons or to the account specified below by 3:00 p.m. (New York time) on __________ __, _____ (the "Quarterly Distribution Date"), to the extent of (w) the amount of Available Funds received during the immediately preceding Collection Period in the Collection Fund (or, if necessary, other Available Funds on deposit in the Collection Fund as provided in Section 5.04 of the Indenture), (x) the amount transferred from the Reserve Fund pursuant to Section 5.05(b), (c) and (d) of the Indenture, (y) the amount transferred from the Acquisition Fund pursuant to
Section 5.02 of the Indenture and (z) the amount transferred from the Capitalized Interest Fund pursuant to Section 5.03 of the Indenture. The Trustee shall make the following deposits and distributions in the following order of priority, and the Trustee shall comply with such instructions:


(i)     (a) The Servicing Fee to the Master Servicer,                            $       -
                                                                                 -------------
        (b) The Trustee Fee to the Trustee, and                                  $       -
                                                                                 -------------
        (c) The Delaware Trustee Fee to the Delaware Trustee,                    $       -
                                                                                 -------------
        payments described in (a) through (c) above to be made ratably, without preference or priority of any kind, due on the Quarterly Distribution
        Date in each case with such fees remaining unpaid from prior Quarterly
        Distribution Dates (or as applicable from prior Monthly Service Payment
        Dates);

(ii)    The Quarterly Funding Amount to the Remarketing Fee Fund                 $       -
                                                                                 -------------

(iiI)   (a)The Administration Fee to the Administrator                           $       -
                                                                                 -------------
        (b)Any unpaid Administration Fees, if any, from prior Quarterly
           Distribution Dates to the Administrator due on the Quarterly          $       -
           Distribution Date;                                                    -------------




(iv)    (a)The Interest Distribution Amount to the Class A-1 Noteholders,        $       -
                                                                                 -------------
           The Interest Distribution Amount to the Class A-2 Noteholders,        $       -
                                                                                 -------------
           The Interest Distribution Amount to the Class A-3 Noteholders,        $       -
                                                                                 -------------
           The Interest Distribution Amount to the Class A-4 Noteholders, and    $       -
                                                                                 -------------
           The Interest Distribution Amount to the Class A-5 Noteholders, and    $       -
                                                                                 -------------
           The Interest Distribution Amount to the Class A-6 Noteholders,
           (or, if applicable, the Currency Sway Couterparty), and               $       -
                                                                                 -------------
           The Interest Distribution Amount to the Class A-7 Noteholders,
           (or, if applicable, the Currency Sway Couterparty), and               $       -
                                                                                 -------------
        (b)Issuer Derivative Payments (excluding Termination Payments other      $       -
           than Priority Termination Payments) to the Counterparties, pro        -------------
           rata, without preference or priority of any kind, according to the amounts payable to each such party;

(v)     The Interest Distribution Amount to the Class B Noteholders;             $       -
                                                                                 -------------
(vi)    An amount equal to the unpaid interest accrued on the Financed Student   $       -
        Loans subsequent to the Cutoff Date but prior to the Date of Issuance,   -------------
        until such amount has been paid in full, to the Depositor;

(vii)   (a)The Class A Principal Distribution Amount to the Class A-1            $
           Noteholders (until paid in full);                                     -------------

        (b)The Class A Principal Distribution Amount to the Class A-2            $
           Noteholders (until paid in full);                                     -------------

        (c)The Class A Principal Distribution Amount to the Class A-3            $
           Noteholders (until paid in full); and                                 -------------

        (d)The Class A Principal Distribution Amount to the Class A-4            $
           Noteholders (until paid in full); and                                 -------------

        (e)The Class A Principal Distribution Amount to the Class A-5            $
           Noteholders (until paid in full); and                                 -------------

        (f)The Class A Principal Distribution Amount to the Class A-6            $
           Noteholders (or, if applicable, the Currency Swap Counterparty) or,   -------------
           if the Class A-6 Notes have been structured to receive a payment of principal only at the end of the current Reset Period, to the Class
           A-6 Accumulation Account (until paid in full);

        (g)The Class A Principal Distribution Amount to the Class A-7            $
           Noteholders (or, if applicable, the Currency Swap Counterparty) or,   -------------
           if the Class A-7 Notes have been structured to receive a payment of principal only at the end of the current Reset Period, to the Class
           A-7 Accumulation Account (until paid in full);

                                      D-2


(viii)  Supplemental Interest Deposit Amount required to be deposited to the    $
        Supplemental Interest Fund;                                              -------------

(ix)    On and after the Stepdown Date (no Trigger Event is in effect), the     $
        Class B Principal Distribution Amount to the Class B Noteholders         -------------
        (until paid in full);

(x)     Amounts to be deposited to the Reserve Fund necessary to reinstate the  $
        balance of the Reserve Fund up to the Specified Reserve Fund Balance;    -------------

(xi)    Amounts due to the Master Servicer representing the aggregate unpaid    $
        amount of the Carryover Servicing Fee;                                   -------------

(xii)   amounts due to the Counterparties, pro rata, without preference or      $
        priority (representing any accrued and unpaid Termination Payments due   -------------
        under any such Derivative Product Payments);

(xiii)  Amounts due to reimburse the Administrator as reimbursement for         $
        amounts paid pursuant to the Remarketing Agreement;                      -------------

(xiv)   If the Financed Eligible Loans have not been sold pursuant to Section   $
        10.03 or 10.04 of the Indenture, amounts payable to the Noteholders as   -------------
        an accelerated payment of principal balance on the Notes pursuant to
        Section 5.04(c)(xiv) of the Indenture; and

(xv)    remaining amounts to the Depositor.                                     $
                                                                                 -------------
        Total Distributions                                                     $
                                                                                 -------------
        The Available Funds from the immediately preceding Collection Period    $
        on this Quarterly Distribution Date.                                     -------------

        If required, other Available Funds on deposit in the Collection Fund.   $
                                                                                 -------------
        If required, Issuer contributions for Borrower Incentive Program        $
        deficiencies.                                                            -------------



        Pursuant to this Certificate, if applicable, the Administrator further hereby directs the Trustee to withdraw from (a) the Acquisition Fund for deposit to the Collection Fund (i) an amount equal to $__________, representing the amount of insufficient Available Funds in the Collection Account to make the transfers required by Sections 5.04(b) (other than transfers to fund "add-on consolidation loans" or repurchase student loans from the Master Servicer, any Subservicer or any Guaranty Agency) and 5.04(c)(i) through (v) and (x) of the Indenture (other than Termination Payments) and (ii) an amount equal to $__________, representing the remaining amount on deposit in the Acquisition Fund on _____ __, 2006, (b) the Capitalized Interest Fund for deposit to the Collection Fund an amount equal to $__________, representing the amount of insufficient Available Funds in the Collection Account to make the transfers required by Sections 5.04(b) (other than transfers to fund "add-on consolidation loans" or repurchase student loans from the Master Servicer, any Subservicer or any Guaranty Agency) and 5.04(c)(i) through (v) and (x) of the Indenture (other than Termination Payments), (c) the Reserve Fund for deposit to the Collection

Fund to the extent moneys are not available to make the transfers from the Capitalized Interest Fund, (i) an amount equal to $__________, representing the amount of insufficient Available Funds in the Collection Account to make the transfers required by Sections 5.04(b) (other than transfers to fund "add-on consolidation loans" or repurchase student loans from the Master Servicer, any Subservicer or any Guaranty Agency) and 5.04(c)(i) through 5.04(c)(v) of the Indenture (other than Termination Payments), and (ii) an amount equal to $__________, representing the amount on deposit in the Reserve Fund in excess of the Specified Reserve Fund Balance and (d) the Remarketing Fee Fund for deposit to the Collection Fund to the extent moneys are not available to make the transfers from the Capitalized Interest Fund or the Reserve Fund, an amount equal to $__________, representing the amount of insufficient Available Funds in the Collection Account to make the transfers required by Sections 5.04(c)(iv) or, on a Note Final Maturity Date, (vii).

        The Administrator hereby instructs the Trustee to direct the London Paying Agent to distribute the Class A-6 Noteholders' Interest Distribution Amount form amounts on deposit in the applicable Currency Account to the Noteholders of the Class A-6 Notes in accordance with the provisions of Section
5.09 of the Indenture.

        The Administrator hereby certifies that the information herein is true and accurate in all material respects, is in compliance with the provisions of the Indenture and that the Trustee may conclusively rely on this Certificate with no further duty to examine or determine the information contained herein.

        IN WITNESS WHEREOF, the Administrator has caused this Certificate to be duly executed and delivered as of the date written below.

                                       NATIONAL EDUCATION LOAN NETWORK, INC., as
                                       Administrator



                                       By
                                          --------------------------------------
                                           Authorized Signatory
Date
     -----------------------

                                    EXHIBIT E

                      QUARTERLY REPORT TO REGISTERED OWNERS


--------------------------------------------------------------------------------
NELNET STUDENT LOAN FUNDING, LLC
NELNET STUDENT LOAN TRUST 200X-X
QUARTERLY SERVICING REPORT
--------------------------------------------------------------------------------
TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                          PAGE
       I.     PRINCIPAL PARTIES TO THE TRANSACTION                          2

      II.     EXPLANATIONS, DEFINITIONS, ABBREVIATIONS                      2

     III.     DEAL PARAMETERS                                               3
                   A.  Student Loan Portfolio Characteristics
                   B.  Notes
                   C.  Reserve Fund
                   D.  Other Fund Balances

     IV.      TRANSACTIONS FOR THE TIME PERIOD                              4

      V.      CASH RECEIPTS FOR THE TIME PERIOD                             5

     VI.      PAYMENT HISTORY AND CPRS                                      5

    VII.      CASH PAYMENT DETAIL AND AVAILABLE FUNDS
              FOR THE TIME PERIOD                                           6

   VIII.      WATERFALL FOR DISTRIBUTION                                    7

     IX.      CURRENCY EXCHANGE SWAPS                                       8

      X.      DISTRIBUTIONS                                                 9
                     A.   Distribution Amounts
                     B.   Principal Distribution Amount Reconciliation
                     C.   Additional Principal Paid
                     D.   Reserve Fund Reconciliation
                     E.   Note Balances

     XI.      PORTFOLIO CHARACTERISTICS                                     10

    XII.      PORTFOLIO CHARACTERISTICS BY SCHOOL AND PROGRAM               10

   XIII.      SERVICER TOTALS 10

    XIV.      COLLATERAL TABLES                                             11
              Distribution of the Student Loans by Geographic Location Distribution of the Student Loans by Guarantee Agency Distribution of the Student Loans by Number of Months
                Remaining Until Scheduled Maturity
              Distribution of the Student Loans by Borrower Payment Status Distribution of the Student Loans by Range of Principal Balance Distribution of the Student Loans by Number of Days Delinquent Distribution of the Student Loans by Interest Rate
              Distribution of the Student Loans by SAP Interest Rate Index Distribution of the Student Loans by Date of Disbursement

     XV.      TRIGGER INFORMATION                                           13

    XVI.      INTEREST RATES FOR NEXT DISTRIBUTION DATE                     13

   XVII.      ITEMS TO NOTE                                                 13

I.  PRINCIPAL PARTIES TO THE TRANSACTION
-------------------------------------------------------------------------------

                 ISSUING ENTITY

                 SPONSOR

                 DEPOSITOR

                 MASTER SERVICER

                 SUBSERVICER

                 ADMINISTRATOR

                 ELIGIBLE LENDER TRUSTEE

                 INDENTURE TRUSTEE

                 DELAWARE TRUSTEE

                 REMARKETING AGENTS

                 CURRENCY SWAP COUNTERPARTY

                 LONDON PAYING AGENT


II.  EXPLANATIONS / DEFINITIONS / ABBREVIATIONS
--------------------------------------------------------------------------------

CASH FLOWS

RECORD DATE

CLAIM WRITE-OFFS

CPR

PRINCIPAL SHORTFALL

PARITY RATIO

TOTAL NOTE FACTOR/NOTE
POOL FACTOR

III.  DEAL PARAMETERS
------------------------------------------------------------------------------------------------------------------

A.  STUDENT LOAN PORTFOLIO CHARACTERISTICS                               XX/XX/XXXX     ACTIVITY     XX/XX/XXXX
-----------------------------------------------------------------------------------------------------------------
i.      Portfolio Principal Balance
ii.     Interest to be Capitalized
iii.    Moneys on deposit in the Prefunding Acount of the
        Acquisition Fund
                                                                       ---------------              -------------
iv.     POOL BALANCE
                                                                       ===============              =============
v.      ADJUSTED POOL BALANCE
                                                                       ===============              =============
vi.     Other Accrued Interest
vii.    Weighted Average Coupon
viii.   Weighted Average Remaining Months to Maturity
ix.     Number of Loans
x.      Number of Borrowers
xi.     Average Borrower Indebtedness
xii.    Portfolio Yield ((Trust Income - Trust Expenses) / (Student Loans + Cash))

-----------------------------------------------------------------------------------------------------------------


B.  NOTES            CUSIP        SPREAD     COUPON RATE   XX/XX/XXXX        %        INTEREST DUE   XX/XX/XXXX        %
-----------------------------------------------------------------------------------------------------------------------------
i.      Class A-1 Notes
ii.     Class A-2 Notes
iii.    Class A-3 Notes
iv.     Class A-4 Notes
v.      Class A-5 Notes
vi.     Class A-6 Notes
vii.    Class A-7 Notes
viii.   Class B Notes
-----------------------------------------------------------------------------------------------------------------------------
TOTAL NOTES                                               $        -     0.00%        $        -   $       -       0.00%
                                                          ===================================================================

LIBOR RATE FOR ACCRUAL PERIOD:                     COLLECTION PERIOD:                        RECORD DATE
EURIBOR RATE FOR ACCRUAL PERIOD:                   FIRST DATE IN COLLECTION PERIOD           DISTRIBUTION DATE
FIRST DATE IN ACCRUAL PERIOD                       FIRST DATE FUNDS ARE ACTIVE
LAST DATE IN ACCRUAL PERIOD                        LAST DATE IN COLLECTION PERIOD
DAYS IN ACCRUAL PERIOD
-----------------------------------------------------------------------------------------------------------------


C.  RESERVE FUND                                                         XX/XX/XXXX                  XX/XX/XXXX
-----------------------------------------------------------------------------------------------------------------
i.      Required Reserve Fund Balance
ii.     Specified Reserve Fund Balance
iii.    Reserve Fund Floor Balance
iv.     Reserve Fund Balance after Distribution Date

-----------------------------------------------------------------------------------------------------------------


D.  OTHER FUND BALANCES                                                  XX/XX/XXXX                  XX/XX/XXXX
-----------------------------------------------------------------------------------------------------------------
i.      Collection Fund*
ii.     Acquisition Fund
iii.    Capitalized Interest Fund
iv.     Remarketing Fee Fund
v.      Supplemental Interest Fund
vi.     Accumulation Fund
(* FOR FURTHER INFORMATION REGARDING FUND DETAIL, SEE SECTION VII - P,
"COLLECTION FUND RECONCILIATION".)
-----------------------------------------------------------------------------------------------------------------

TOTAL FUND BALANCES                                                      $       -                   $          -
-----------------------------------------------------------------------------------------------------------------


IV  TRANSACTIONS FOR THE TIME PERIOD    XX/XX/XXXX - XX/XX/XXXX
-----------------------------------------------------------------------------------------------------------------

  A.            STUDENT LOAN PRINCIPAL COLLECTION ACTIVITY
                i.      Regular Principal Collections
                ii.     Principal Collections from Guarantor
                iii.    Principal Repurchases/Reimbursements by Servicer
                iv.     Principal Repurchases/Reimbursements by Seller
                v.      Paydown due to Loan Consolidation
                vi.     Principal Write-Offs Reimbursed to the Trust
                vii.    Other System Adjustments

                VIII.   TOTAL PRINCIPAL COLLECTIONS                                          $            -
                                                                                             --------------

  B.            STUDENT LOAN NON-CASH PRINCIPAL ACTIVITY
                i.      Principal Losses - Claim Write-Offs
                ii.     Principal Losses - Other
                iii.    Other Adjustments
                iv.     Capitalized Interest

                v.      TOTAL NON-CASH PRINCIPAL ACTIVITY                                    $            -
                                                                                             --------------
  C.            STUDENT LOAN PRINCIPAL ADDITIONS
                i.      New Loan Additions
                ii.     Add-On Consolidation Loan Additions

                iii.    TOTAL PRINCIPAL ADDITIONS                                            $            -
                                                                                             --------------
                -------------------------------------------------------------------------------------------
   D.            TOTAL STUDENT LOAN PRINCIPAL ACTIVITY  (AVIII + BV + CIII)                  $            -
                -------------------------------------------------------------------------------------------

  E.            STUDENT LOAN INTEREST ACTIVITY
                i.      Regular Interest Collections
                ii.     Interest Collections from Guarantor
                iii.    Late Fees
                iv.     Interest Repurchases/Reimbursements by Servicer
                v.      Interest Repurchases/Reimbursements by Seller
                vi.     Interest due to Loan Consolidation
                vii.    Interest Write-Offs Reimbursed to the Trust
                viii.   Other System Adjustments
                ix.     Special Allowance Payments
                x.      Interest Benefit Payments

                XI.     TOTAL INTEREST COLLECTIONS                                           $            -
                                                                                             --------------
  F.            STUDENT LOAN NON-CASH INTEREST ACTIVITY
                i.      Interest Losses - Claim Write-offs
                ii.     Interest Losses - Other
                iii.    Other Adjustments
                iv.     Capitalized Interest

                v.      TOTAL NON-CASH INTEREST ADJUSTMENTS                                  $            -
                                                                                             --------------
  G.            STUDENT LOAN INTEREST ADDITIONS
                i.      New Loan Additions
                ii.     Add-On Consolidation Loan Additions

                iii.    TOTAL INTEREST ADDITIONS                                             $            -
                                                                                             --------------
                --------------------------------------------------------------------------------------------
  H.            TOTAL STUDENT LOAN INTEREST ACTIVITY (EXI + FV + GIII)                       $            -
                --------------------------------------------------------------------------------------------

  I.            DEFAULTS PAID THIS QUARTER  (AII + EII)                                      $            -
  J.            CUMULATIVE DEFAULTS PAID TO DATE                                             $            -

  K.            Interest Capitalized into Principal During Collection Period (Biv)           $            -
  L.            Collection Period Accrual - Interest to be Capitalized (XX/XX/XXXX                        -
                                                                        XX/XX/XXXX                        -
                                                                                             --------------
                 Increase/Decrease between interest to be capitalized
                 as of XX/XX/XXXX and XX/XX/XXXX                                             $            -

                                      E-4

V.  CASH RECEIPTS FOR THE TIME XX/XX/XXXX - XX/XX/XXXX
------------------------------------------------------------------------------------------------------------

   A.            PRINCIPAL COLLECTIONS
                 i.      Principal Payments Received - Cash
                 ii.     Principal Received from Loans Consolidated
                 iii.    Principal Payments Received - Servicer Repurchases/Reimbursements
                 iv.     Principal Payments Received - Seller Repurchases/Reimbursements

                 v.      TOTAL PRINCIPAL COLLECTIONS                                         $           -
                                                                                             --------------
   B.            INTEREST COLLECTIONS
                 i.      Interest Payments Received - Cash
                 ii.     Interest Received from Loans Consolidated
                 iii.    Interest Payments Received - Special Allowance and
                         Interest Benefit Payments
                 iv.     Interest Payments Received - Servicer Repurchases/Reimbursements
                 v.      Interest Payments Received - Seller Repurchases/Reimbursements
                 vi.     Late Fee Activity

                 vii.    TOTAL INTEREST COLLECTIONS                                          $           -
                                                                                             --------------
   C.            OTHER REIMBURSEMENTS

   D.            INVESTMENT EARNINGS
                 i.      Collection Fund Investment Income
                 ii.     Reserve Fund Investment Income
                 iii.    Acquisition Fund Investment Income
                 iv.     Capitalized Interest Fund Investment Income
                 v.      Remarketing Fund Investment Income
                 vi.     Supplemental Interest Fund Investment Income
                 vii.    Accumulation Fund Investment Income

                 viii.    TOTAL INVESTMENT INCOME                                            $           -
                                                                                             --------------
   --------------------------------------------------------------------------------------------------------
   E.            TOTAL CASH RECEIPTS DURING COLLECTION PERIOD                                $           -
   --------------------------------------------------------------------------------------------------------

VI.  PAYMENT HISTORY AND CPRS
--------------------------------------------------------------------------------

            DISTRIBUTION    ADJUSTED   CURRENT QUARTERCUMULATIVE    PREPAYMENT
                DATE      POOL BALANCE      CPR          CPR          VOLUME
            --------------------------------------------------------------------
             XX/XX/XXXX


VII.  CASH PAYMENT DETAIL AND AVAILABLE FUNDXX/XX/XXXXT-MXX/XX/XXXX
--------------------------------------------------------------------------------------------------------

        ------------------------------------------------------------------------------------------------
        FUNDS PREVIOUSLY REMITTED:  COLLECTION FUND
        ------------------------------------------------------------------------------------------------

        A.       Servicing Fees                                                              $        -

        B.       Trustee Fees                                                                $        -

        C.       Delaware Trustee Fees                                                       $        -

        D.       Remarketing Fee Fund - Quarterly Funding Amount                             $        -

        E.       Administration Fees                                                         $        -

        F.       Interest Payments on Notes                                                  $        -

        G.       Derivative Payments                                                         $        -

        H.       Unpaid Interest Accrued to Sponsor                                          $        -

        I.       Principal Payments on Notes                                                 $        -

        J.       Consolidation Loan Rebate Fees                                              $        -

        K.       Add-On Consolidation Loan Purchases   Principal       Interest
                                                       $       -      $        -             $        -


        ------------------------------------------------------------------------------------------------
        FUNDS PREVIOUSLY REMITTED:  ACQUISITION FUND
        ------------------------------------------------------------------------------------------------

        L.       New Loan Purchases                    Principal       Interest    Premium
                                                       $       -      $        -  $        - $         -
        ------------------------------------------------------------------------------------------------
        FUNDS PREVIOUSLY REMITTED:  ACQUISTION FUND - PREFUNDING ACCOUNT
        ------------------------------------------------------------------------------------------------

        M.       New Loan Purchases                    Principal       Interest    Premium
                                                       $       -      $        -  $        - $         -

        N.       Add-On Consolidation Loan Purchases   Principal     Interest
                                                       $       -      $        -  $        - $         -

        ------------------------------------------------------------------------------------------------
        FUNDS PREVIOUSLY REMITTED:  ACQUISTION FUND - COST OF ISSUNACE ACCOUNT
        ------------------------------------------------------------------------------------------------

        O.       Cost of Issuance Disbursements                                              $         -

        -------------------------------------------------------------------------------------
        P.            COLLECTION FUND RECONCILIATION
        -------------------------------------------------------------------------------------
                      i.     Beginning BalanXX/XX/XXXX                            $        -
                      ii.    Principal Paid During Collection Period  (I)                  -
                      iii.   Interest Paid During Collection Period  (F)                   -
                      iv.    Deposits During Collection Period  (V - A-v + B-vii +C)       -
                      v.     Payments out During Collection Period
                             (A+ B+ C+ D +E +-G+ H + J +K)                                 -
                      vi.    Total Investment Income Received for Quarter (V - D-vii)      -
                      vii.   Funds transferred from the Prefunding Account                 -
                      viii.  Funds transferred from the Remarketing Fee Fund
                      ix.    Payments received under the Derivative Products
                             from the Counterparties                                       -
                      x.     Consolidation Rebate Fees Due for the Month                   -
                      XI.    FUNDS AVAILABLE FOR DISTRIBUTION                     $        -

                                      E-6

VIII.  WATERFALL FOR DISTRIBUTION
----------------------------------------------------------------------------------------------------------------
                                                                                       Remaining
                                                                                      Funds Balance
                                                                                     ---------------
A.                                                                  $          -        $       -

B.


                                                                    $          -        $       -
                                                                    $          -        $       -
                                                                    $          -        $       -




C.                                                                  $          -        $       -

D.                                                                  $          -        $       -
                                                                    $          -        $       -

E.



                                                                    $          -        $       -
                                                                    $          -        $       -
                                                                    $          -        $       -
                                                                    $          -        $       -
                                                                    $          -        $       -
                                                                    $          -        $       -
                                                                   --------------
                                                                    $         -




                                                                    $          -        $       -

F.
                                                                    $          -        $       -

G.
                                                                    $          -        $       -

H.
                                                                    $          -        $       -
                                                                    $          -        $       -
                                                                    $          -        $       -
                                                                    $          -        $       -
                                                                    $          -        $       -
                                                                    $          -        $       -
                                                                   --------------
                                                                    $          -

I.
                                                                    $          -        $       -

J.
                                                                    $          -        $       -

K.
                                                                    $          -        $       -

L.                                                                  $          -        $       -

M.
                                                                    $          -        $       -

N.
                                                                    $          -        $       -
                                       E-7

VIII.  WATERFALL FOR DISTRIBUTION (CONTINUED)
-------------------------------------------------------------------------------------------------


O.

                                                                    $          -       $        -
                                                                    $          -       $        -
                                                                    $          -       $        -
                                                                    $          -       $        -
                                                                    $          -       $        -
                                                                    $          -       $        -
                                                                    $          -       $        -

P.                                                                  $          -       $        -


IX.  CURRENCY EXCHANGE SWAPS
--------------------------------------------------------------------------------

                                              ----------------------------
                                                 A-6 SWAP CALCULATION
                                              ----------------------------
A.   NELNET STUDENT LOAN TRUST PAYS:





                                              -------------
                                              $           -
                                              -------------

B.   DEUTSCHE BANK AG, NY PAYS:






                                               -------------
                                               (euro)     -
                                               -------------


X.  DISTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------

          --------------------------------------------------------------------------------------------------------------------------
A.        DISTRIBUTION AMOUNTS              COMBINED   CLASS A-1   CLASS A-2   CLASS A-3   CLASS A-4  CLASS A-5 CLASS A-6   CLASS B
          --------------------------------------------------------------------------------------------------------------------------
          i.       Quarterly Interest Due $      -   $         -  $       -   $        -   $       -  $      -   $       -   $     -
          ii.      Quarterly Interest Paid       -             -          -            -           -         -           -         -
                                          ----------------------------------------------------------------------------------------
          iii.     INTEREST SHORTFALL     $      -   $         -  $       -   $        -   $       -  $      -   $       -   $     -

          iv.      Interest Carryover Due $      -   $         -  $       -   $        -   $       -  $      -   $       -   $     -
          v.       Interest Carryover Paid       -             -          -            -           -         -           -         -
                                          ----------------------------------------------------------------------------------------
          vi.      INTEREST CARRYOVER     $      -   $         -  $       -   $        -   $       -  $      -   $       -   $     -

          vii.     Quarterly Principal
                      Paid                $      -   $         -  $       -   $        -   $       -  $      -   $       -   $     -

          viii.    TOTAL DISTRIBUTION
                        AMOUNT            $      -   $         -  $       -   $        -   $       -  $      -   $       -   $     -


B.        PRINCIPAL DISTRIBUTION AMOUNT RECONCILIATION
          -----------------------------------------------------------------------------------

          i.   Aggregate Outstanding Amountof Notes as of XX/XX/XXXX
         ii.   Adjusted Pool Balance as of                XX/XX/XXXX
                                                                               --------------
          iii. Excess                                                                     -
          iv.  Principal Shortfall for preceding Distribution Date                        -
          v.   Amount Due on a Note Final Maturity Date                                   -
                                                                               --------------
          vi.  Total Principal Distribution Amount as defined by Indenture                -
          vii. Actual Principal Distribution Amount based on funds held
               in Collection Fund                                                         -
                                                                               --------------
          viii. Principal Distribution Amount Shortfall -
          ix.   SENIOR NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT               $         -

          PRINCIPAL DISTRIBUTION FROM RESERVE FUND EXCESS (D-V)                           -
                                                                               --------------

          TOTAL PRINCIPAL DISTRIBUTION AMOUNT PAID                              $         -
                                                                               ==============

C.        ADDITIONAL PRINCIPAL PAID
          -----------------------------------------------------------------------------------
          i.     Notes Outstanding Principal Balance                            $         -
          ii.    Less:  Principal Distribution Amount                                     -
                                                                               --------------
          iii.   Basis for Parity Calculation              XX/XX/XXXX                     -
          iv.    Adjusted Pool Balance
                 Student Loan Principal Balance
                   Interest Expected to be Capitalized
                   Moneys on deposit in the Prefunding Acount of the Acquisition Fund
                   Reserve Fund Balance
                   Capitalized Interest Fund Balance
          v.     Other Accrued Interest
                                                                               --------------
          vi.    Total Assets for Parity Ratio        XX/XX/XXXX                $         -
          vii.   Parity %
          APPLY EXCESS RESERVE TO UNPAID PRINCIPAL OF NOTES


D.        RESERVE FUND RECONCILIATION
          -----------------------------------------------------------------------------------
          i.     Beginning of Period Balance          XX/XX/XXXX                $         -
         ii.     Deposits from Excess Funds
                 Remaining after Distribution Waterfall                                   -
                                                                               --------------
          iii.   Total Reserve Fund Balance Available                                     -
          iv.    Required Reserve Fund Balance                                            -
                                                                               --------------
          v.     Excess Reserve - Apply to Unpaid Principal                               -
          vi.    Ending Reserve Fund Balance          XX/XX/XXXX                $         -

E.        NOTE BALANCES                             XX/XX/XXXX   PAYDOWN FACTORS  XX/XX/XXXX
          -----------------------------------------------------------------------------------
          i.     Total Note Factor          0.0000000000  0.0000000000   0.0000000000

          ii.    A-1 Note Balance          $           -                $           -
                 A-1 Note Pool Factor       0.0000000000  0.0000000000   0.0000000000

          iii.   A-2 Note Balance          $           -                $           -
                 A-2 Note Pool Factor       0.0000000000  0.0000000000   0.0000000000

          iv.    A-3 Note Balance          $           -                $           -
                 A-3 Note Pool Factor       0.0000000000  0.0000000000   0.0000000000

          v.     A-4 Note Balance          $           -                $           -
                 A-4 Note Pool Factor       0.0000000000  0.0000000000   0.0000000000

          vi.    A-5 Note Balance          $           -                $           -
                 A-5 Note Pool Factor       0.0000000000  0.0000000000   0.0000000000

          vii.   A-6 Note Balance          $           -                $           -
                 A-6 Note Pool Factor       0.0000000000  0.0000000000   0.0000000000

          viii.  A-7 Note Balance          $           -                $           -
                 A-7 Note Pool Factor       0.0000000000  0.0000000000   0.0000000000

          ix.    B Note Balance            $           -                $           -
                 B Note Pool Factor         0.0000000000  0.0000000000   0.0000000000

XI.    PORTFOLIO CHARACTERISTICS
-----------------------------------------------------------------------------------------------------------------------------------
            Weighted Average Coupon   Number of Loans  Weighted Average Remaining Months  Principal  Amount           %
-----------------------------------------------------------------------------------------------------------------------------------
STATUS      XX/XX/XXXX  XX/XX/XXXX  XX/XX/XXXX XX/XX/XXXX    XX/XX/XXXX   XX/XX/XXXX   XX/XX/XXXX XX/XX/XXXX  XX/XX/XXXX XX/XX/XXXX
-----------------------------------------------------------------------------------------------------------------------------------
INTERIM:
  IN SCHOOL
    Subsidized Loans
    Unsubsidized Loans
  GRACE
    Subsidized Loans
    Unsubsidized Loans
------------------------------------------------------------------------------------------------------------------------------------
TOTAL INTERIM
------------------------------------------------------------------------------------------------------------------------------------
Repayment
  ACTIVE
      0-30 Days Delinquent
    31-60 Days Delinquent
    61-90 Days Delinquent
    91-120 Days Delinquent
  121-150 Days Delinquent
  151-180 Days Delinquent
  181-210 Days Delinquent
  211-240 Days Delinquent
  241-270 Days Delinquent
  271-300 Days Delinquent
  >300 Days Delinquent

DEFERMENT
    Subsidized Loans
   Unsubsidized Loans

FORBEARANCE
  Subsidized Loans
   Unsubsidized Loans

------------------------------------------------------------------------------------------------------------------------------------
TOTAL REPAYMENT
------------------------------------------------------------------------------------------------------------------------------------
  Claims In Process
  Aged Claims Rejected
------------------------------------------------------------------------------------------------------------------------------------
GRAND TOTAL
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------
XII. PORTFOLIO CHARACTERISTICS BY SCHOOL XX/XX/XXXXM AS OF
--------------------------------------------------------------------------------------

LOAN TYPE             WAC          WARM     Number of Loans  Principal Amount   %
--------------------------------------------------------------------------------------
  Stafford - Subsidized
  Stafford - Unsubsidized
  PLUS Loans
  SLS Loans                                                                                        XIII. Servicer Totals XX/XX/XXXX
  Consolidation Loans
--------------------------------------------------------------------------------------                             $0.00
                                                                                                       ---------------------------
SCHOOL TYPE
  Consolidation Uncoded*
  Four Year Institution
  Community/2-Year
  Vocational/Trade
  Unknown
--------------------------------------------------------------------------------------
  Total

*REFERS TO CONSOLIDATION LOANS FOR WHICH THE SCHOOL TYPE APPLICABLE TO THE LOANS
THE BORROWER CONSOLIDATED IS UNAVAILABLE.
------------------------------------------------------------------------------------------------------------------------------
                                      E-10

XIV. COLLATERAL TXX/XX/XXXXF
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------  ----------------------------------------------------------------
DISTRIBUTION OF THE STUDENT LOANS BY GEOGRAPHIC LOCATION*   DISTRIBUTION OF THE STUDENT LOANS BY GUARANTEE AGENCY
----------------------------------------------------------  ----------------------------------------------------------------
                           Principal     Percent                                                 Principal        Percent
Location  Number of Loans   Balance    by Principal         Guarantee Agency Number of Loans      Balance      by Principal
--------  ---------------  ---------  --------------------  ---------------- ---------------  --------------- --------------


                                                                     -------------------------------------------------------
                                                            Total                      -          $0.00            0.00%
                                                            ----------------------------------------------------------------

                                                            DISTRIBUTION OF THE STUDENT LOANS BY# OF MONTHS REMAINING UNTIL
                                                                                   SCHEDULED MATURITY
                                                                                                  Principal        Percent
                                                             Number of Months Number of Loans      Balance      by Principal
                                                             ---------------- ---------------  --------------- --------------









                                                                              -----------------------------------------------
                                                             Total                      -        $0.00               0.00%
                                                             ----------------------------------------------------------------


                                                             ----------------------------------------------------------------
                                                             DISTRIBUTION OF THE STUDENT LOANS BY BORROWER PAYMENT STATUS
                                                             ----------------------------------------------------------------
                                                                                                                  Percent by
                                                             Payment Status  Number of Loans  Principal Balance   Principal
                                                             ---------------- --------------- ---------------   -------------




                                                                            -------------------------------------------------
                                                             Total                      -          $0.00            0.00%
                                                             ----------------------------------------------------------------
                 -----------------------------------------
Total                        -        $0.00         0.00%
*BASED ON BILLING ADDRESSES OF BORROWERS SHOWN ON SERVICER'S RECORDS

                                      E-11

XIV. COLLATERAL TXX/XX/XXXXF   (CONTINUED FROM PREVIOUS PAGE)
-----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------  -----------------------------------------------------------
DISTRIBUTION OF THE STUDENT LOANS BY RANGE OF PRINCIPAL BALANCE   DISTRIBUTION OF THE STUDENT LOANS BY INTEREST RATE
----------------------------------------------------------------  -----------------------------------------------------------
                                                    Percent by                                                     Percent by
Principal balance Number of Loan Principal Balance  Principal     Interest Rate  Number of Loans Principal Balance  Principal
----------------- -------------- ----------------- -------------  -------------  --------------- ----------------- ----------











                                                                   Total                      -        $0.00         0.00%
                                                                   -----------------------------------------------------------------


                                                                   -----------------------------------------------------------------
                                                                   DISTRIBUTION OF THE STUDENT LOANS BY SAP INTEREST RATE INDEX
                                                                   -----------------------------------------------------------------
                                                                    SAP Interest                                         Percent by
                                                                         Rate     Number of Loans    Principal Balance    Principal
                                                                    ------------ ----------------   ------------------  ------------






                                                                                  --------------------------------------------------
                                                                   Total                      -        $0.00         0.00%
                                                                   -----------------------------------------------------------------


                                                                   -----------------------------------------------------------------
                                                                   DISTRIBUTION OF THE STUDENT LOANS BY DATE OF DISBURSEMENT
                                                                   -----------------------------------------------------------------
                                                                   Disbursement DaNumber of LoanPrincipal BalancPercent by Principal

                 -----------------------------------------
Total                        -        $0.00         0.00%
----------------------------------------------------------         -----------------------------------------------------------------
                                                                   Total                      -        $0.00         0.00%
                                                                   -----------------------------------------------------------------

----------------------------------------------------------------
DISTRIBUTION OF THE STUDENT LOANS BY NUMBER OF DAYS DELINQUENT
----------------------------------------------------------------
                                                     Percent by
Days Delinquent  Number of Loans Principal Balance   Principal
---------------  --------------- -----------------  ------------




                 -----------------------------------------
Total                        -        $0.00         0.00%
----------------------------------------------------------

XV.  TRIGGER INFORMATION
------------------------------------------------------------












XVI. INTEREST RATES FOR NEXT DISTRIBUTION DATE
----------------------------------------------------------

 CLASS OF NOTES      CUSIP        SPREAD     COUPON RATE
----------------------------------------------------------
i.      Class A-1 Notes           0.00%
ii.     Class A-2 Notes           0.00%
iii.    Class A-3 Notes           0.00%
iv.    Class A-4 Notes            0.00%
v.     Class A-5 Notes            0.00%
vi.    Class A-6 Notes            0.00%
vii.   Class A-7 Notes            0.00%
viii.  Class B Notes              0.00%
----------------------------------------------------------

LIBOR RATE FOR ACCRUAL PERIOD
EURIBOR RATE FOR ACCRUAL PERIOD
FIRST DATE IN ACCRUAL PERIOD
LAST DATE IN ACCRUAL PERIOD
DAYS IN ACCRUAL PERIOD

----------------------------------------------------------



XVII.  ITEMS TO NOTE
----------------------------------------------------------




                                      E-13